As filed with the Securities and Exchange Commission on June 12, 2015

Registration Nos. 333-203879 and 333-203879-01

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

GWG HOLDINGS, INC.

GWG LIFE, LLC

(Exact name of Registrant as specified in its charter)

Delaware Delaware	26-2222607 20-4356955
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Tel: (612) 746-1944

Fax: (612) 746-0445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul D. Chestovich Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: (612) 672-8200

Copies to:

GWG Holdings, Inc.

Jon R. Sabes

Chief Executive Officer

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Tel: (612) 746-1944

(Name, address, including zip code, and telephone number, including area code, of agent for service)

James T. Seery LeClairRyan, A Professional Corporation One Riverfront Plaza 1037 Raymond Boulevard, 16th Floor Newark, New Jersey 07102 Tel: (973) 491-3315

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE

______________________________________________________________________________________________

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Minimum Denominations		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
L Bonds	20,000,000	$1,000	(1)	$20,000,000	$2,324.00	(2)

____________

(1)      The L Bonds will be issued in minimum of denominations of $1,000 in principal amount and $1,000 increments in excess of such minimum amount.

(2)      Registration fee has been earlier paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2015

GWG HOLDINGS, INC.

$20,000,000 of L Bonds

7.50%

Three-Year Maturity

GWG Holdings, Inc., through its subsidiaries, invests in life insurance assets in the secondary marketplace. Our objective is to earn returns from our investments in life insurance assets that are greater than the costs necessary to purchase, finance and service those policies to their maturity.

We are offering up to $20,000,000 in principal amount of L Bonds (the “L Bonds”) in minimum denominations of $1,000. In contrast to our separate publicly registered continuous offering of L Bonds, our offers of L Bonds in this offering will be primarily targeted to institutional investors and sales will be consummated solely by means of DTC (Depository Trust Company) settlement through participating broker-dealers. There is no minimum amount of L Bonds that must be sold before we can close this offering and use any proceeds. We will use the net proceeds from this offering of L Bonds primarily to purchase and finance additional life insurance assets, and to service and retire other outstanding debt obligations. Upon maturity, and subject to the terms and conditions described in this prospectus, the L Bonds will be automatically renewed for the same term, at the interest rate we are offering at that time to other investors in L Bonds of the same maturity, unless redeemed upon maturity at our or your election. We have agreed to sell the L Bonds offered hereby to the public through the underwriters, and the underwriters have agreed to offer and sell the L Bonds, on a best efforts basis. The underwriters are not required to sell any specific number or dollar amount of the L Bonds offered hereby, but will use their best efforts to sell such L Bonds.

The L Bonds are secured by the assets of GWG Holdings, Inc. and a pledge of all of the common stock held by our largest individual stockholders. Importantly, GWG Holdings’ most significant assets are cash and its investment in subsidiaries. Obligations under the L Bonds are guaranteed by our subsidiary GWG Life, LLC, which guarantee involves the grant of a security interest in all of the assets of such subsidiary. The majority of our life insurance assets are held in our subsidiaries GWG DLP Funding II LLC and GWG DLP Funding III LLC, which are direct subsidiaries of GWG Life. The life insurance assets held by GWG DLP Funding II and GWG DLP Funding III are not collateral for obligations under the L Bonds although the guarantee and collateral provided by GWG Life includes its ownership interest in those entities. These facts present the risk to investors that the collateral security we and our subsidiary have granted for our obligations under the L Bonds may be insufficient to repay the L Bonds upon an event of default. The security offered for the L Bonds will provide rights as to collateral that are pari passu with the holders of certain other secured debt previously issued by GWG Life and GWG Holdings, as well as the holders of other L Bonds. This generally means that claims for payment and entitlement to security among the holders of L Bonds and such other secured debt previously issued by GWG Life and GWG Holdings will be treated equally and without preference.

We may call and redeem the entire outstanding principal and accrued but unpaid interest on any or all of the L Bonds at any time without penalty or premium. L Bond holders will have no right to put (that is, require us to redeem) any L Bond prior to the due date unless in the case of death, bankruptcy or total disability. In the event we agree to redeem L Bond upon the request of an L Bond holder—other than after death, bankruptcy or total disability of such holder—we may impose a redemption fee of 6% against the outstanding principal balance of the redeemed L Bond. This redemption fee will be subtracted from the amount paid.

We do not intend to list our L Bonds on any securities exchange during the offering period, and we do not expect a secondary market in the L Bonds to develop. As a result, you should not expect to be able to resell your L Bonds regardless of how we perform. Accordingly, an investment in our L Bonds is not suitable for investors that require liquidity in advance of their L Bond’s maturity date.

We maintain a senior borrowing arrangement that subordinates the right to payment on, and shared collateral securing, the L Bonds to our senior secured lender. From time to time we may add or replace senior lenders and the particular arrangements under which we borrow from them. In addition, these borrowing arrangements with senior lenders restrict, and are expected to continue to restrict, our cash flows and, subject to certain exceptions, distributions from our operating subsidiaries. These provisions will restrict cash flows available for our payment of principal and interest on the L Bonds.

We are an “emerging growth company” under applicable law and are subject to reduced public company reporting requirements. Please read the disclosures on page 7 of this prospectus for more information. Investing in our L Bonds involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about the risks you should consider before buying our L Bonds. You should carefully consider the risk factors set forth in this prospectus. The L Bonds are only suitable for persons with substantial financial resources and with no need for liquidity in this investment.

Please read this prospectus before investing and keep it for future reference. We file annual, quarterly and current reports with the SEC. This information will be available free of charge by contacting us at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 or by phone at (612) 746-1944 or on our website at www.gwglife.com. The SEC also maintains a website at www.sec.gov that contains such information. We expect that delivery  of the L Bonds will be made in book-entry form on or about       , 2015.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Halen Capital Management, Inc.               Axiom Capital Management, Inc.

The date of this prospectus is      , 2015

	Price to Investors	Aggregate Commissions, Fees, and Expense Allowances(1)(2)	Net Proceeds to Company
Offering	$20,000,000	$1,550,000	$18,050,000	(3)

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(1)      The aggregate amount based on the offering $20,000,000 in principal amount of L Bonds includes a 6.5% sales commission and an estimated reimbursement amount of $250,000 for the underwriters’ accountable expenses, including reasonable legal fees. Nevertheless, the total amount of selling commissions and additional compensation (consisting of accountable expenses) paid will not exceed 6.5% of the aggregate gross offering proceeds we receive from the sale of the L Bonds, plus up to 1.25% of the gross offering proceeds for underwriter accountable expenses, which includes the $25,000 structuring fee that we have paid to the underwriters, not to exceed $250,000. Accordingly, and assuming our sale of all $20,000,000 in principal amount of L Bonds offered hereby, the maximum amount of selling commissions we can pay is 6.50% of the gross offering proceeds we receive from the sale of the L Bonds (or $1,300,000), and the maximum amount of underwriters’ accountable expenses we can pay is $250,000. See the “Underwriting” section on page 90 for additional information.

(2)      Halen Capital Management, Inc. and Axion Capital Management have agreed to offer the L Bonds on a “best efforts” basis.

(3)      Net Proceeds to Company are calculated after deducting (i) selling commissions, (ii) additional compensation (consisting of the accountable expenses), and (iii) our own offering expenses. We expect that our own offering expenses, consisting of legal, accounting, printing, mailing, registration, qualification and associated securities offering filing costs and expenses, will aggregate to approximately $400,000.

We will issue the L Bonds sold in this offering in the form of a global certificate deposited with the Depositary Trust Company (DTC). Bank of Utah will act as trustee for the L Bonds. Corporate Stock Transfer, Inc. will act as paying agent for the L Bonds.

GWG Holdings, Inc.

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

Tel: (612) 746-1944

Fax: (612) 746-0445

ABOUT THIS PROSPECTUS

We have prepared this prospectus as part of a registration statement that we filed with the SEC for our offering of L Bonds. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, together with additional information described below under “Where You Can Find More Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our L Bonds. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. Each prospective investor should consult its, his or her own legal, tax and financial advisors to ascertain the merits and risks of the transactions described herein prior to purchasing the L Bonds. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

The L Bonds will be issued under an indenture, as amended or supplemented from time to time (referred to herein collectively as the “indenture”). This prospectus is qualified in its entirety by the terms of that indenture filed with SEC as an exhibit to the registration statement of which this prospectus is a part. All material terms of the indenture are summarized in this prospectus. You may obtain a copy of the indenture upon written request to us or online at www.sec.gov.

The indenture trustee did not participate in the preparation of this prospectus and makes no representations concerning the L Bonds, the collateral, or any other matter stated in this prospectus. The indenture trustee has no duty or obligation to pay the L Bonds from their funds, assets or capital or to make inquiry regarding, or investigate the use of, amounts disbursed from any account.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this prospectus have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable.

COVERED SECURITY

Our L Bonds are a “covered security.” The term “covered security” applies to securities exempt from state registration pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our L Bonds are a covered security because they will be senior to our common stock, which is listed on The Nasdaq Capital Market.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” before making a decision to invest in our L Bonds. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “GWG” refers to GWG Holdings, Inc. together with its wholly owned subsidiaries. In instances where we refer emphatically to “GWG Holdings” or “GWG Holdings, Inc.,” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

Our Company

We are a specialty finance company and a leader in the life settlement market. A life settlement is the sale of an existing life insurance policy to a third party, such as us, for more than its cash surrender value but less than the face value of the policy benefit. There are a number of reasons that a policy owner may choose to sell his or her life insurance policy. We target our life settlement offerings toward consumers, 65 years and older, owning life insurance and who can benefit from realizing the actuarial value of their life insurance policy. Consumers, 65 years and older, represent the fastest growing demographic segment in the United States according to the U.S. Census Bureau. These consumers, and their families, are faced with a variety of challenges as they seek to address post-retirement financial needs. We believe that for older consumers owning life insurance, our life settlement services provide a unique and valuable financial solution for their post-retirement financial needs. In sum, we believe the value proposition of our services to the consumers we serve is very high, as we have found that we typically offer a multiple of the cash surrender value offered by the insurance carrier.

To address this growing need, we recently have expanded our services by offering consumers a range of options to access the actuarial value of their life insurance, including (i) purchasing all of their life insurance policy for cash, (ii) purchasing a portion of their life insurance policy for cash and allowing them to retain a portion of their policy benefit with no future premium obligation, (iii) allowing for the conversion of their life insurance policy towards payments for long term care, and (iv) allowing the consumer to gift a portion of their life insurance to family or a charity with no future premium obligation. All of our services involve our purchase or financing of life insurance assets from consumers in the secondary market at a discount to the face value of the policy benefit we obtain. In cases where we purchase a life insurance policy, we continue paying the policy premiums until maturity in order to collect the policy benefit upon the insured’s mortality. In this way, we hope to profit from the difference between our cost of obtaining and financing a life insurance asset, and the face value of the policy benefit we receive upon the mortality of the insured.

In addition to our goal of providing consumers with value-added services based upon the actuarial value of their life insurance policies, we seek to build a profitable and large portfolio of life insurance assets that are well diversified in terms of insurance carriers, mortality profiles and the medical conditions of insureds. We believe that successfully diversifying our assets will lower our overall risk exposure and provide our portfolio of life insurance assets with greater actuarial stability and more reliable returns. To obtain the growth and diversification we seek, we have raised capital through a variety of financing efforts that have included the public offering of our common stock, private and public offerings of structured debt securities, private offerings of preferred stock, and a senior secured revolving credit facility. This offering of L Bonds is a further extension of that strategy, and presents investors with an opportunity to participate in our business and the secondary market for life insurance. We believe that this investment opportunity is unique and attractive in that potential investment returns from life insurance assets are not correlated to general economic or financial market conditions.

The market for the consumers we serve is large. According to the American Council of Life Insurers Fact Book 2014 (ACLI), individuals owned over $11.4 trillion in face value of life insurance policies in the United States in 2013. This figure includes all types of policies, including term and permanent insurance known as whole life, universal life, variable life, and variable universal life. The ACLI reports that the lapse and surrender rate of individual life insurance policies for 2013 was 5.7%, amounting to over $639 billion in face value of policy benefits surrendered in 2013 alone. These figures do not include group-owned life insurance, such as employer-provided life insurance, the market for which totaled over $8.2 trillion of face value of life insurance policies in the United States in 2013, which insurance policies exhibit similar lapse and surrender rates, according to the ACLI. Consumers owning life insurance generally allow policies to lapse or surrender the policies for a variety of reasons, including: (i) the life insurance is no longer needed; (ii) unrealistic original earnings assumptions made when the policy was purchased; (iii) increasing premium payment obligations as the insured ages; (iv) changes in financial status or outlook which cause the insured to no longer require life insurance; (v) other financial needs that make the insurance unaffordable; or (vi) a desire to maximize the policy’s investment value.

The secondary market for life insurance has developed in response to the large volume of policy lapses and surrenders. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its inherent value, the secondary market can be a source of significant value to consumers. The inherent actuarial value of a policy in the life insurance secondary market often exceeds the cash surrender value offered by the insurance carrier. Without the development of the secondary market, insurance carriers would maintain monopsony power over the options offered to consumers who no longer want, need or can afford their life insurance.

Although still relatively new and still emerging, the secondary market for life insurance policies, as reported by Conning Research & Consulting (Conning), grew from $2 billion in face value of benefits purchased in 2002, to over $12 billion in face value of benefits purchased in 2008. During and after the 2009 credit crisis, the secondary market for life insurance contracted significantly, evidenced by Conning’s report that investors purchased approximately $2 billion in face value of life insurance benefits in 2012. Nevertheless, Conning reports that consumer demand for continued development of the secondary market remains strong, and there are indications of strengthening interest among investors. Conning maintains that, given the current economic condition and investor sentiment, the secondary market will likely grow, and the market’s largest growth will likely come from companies that attract capital to purchase the assets. We believe that socio-economic and demographic trends further support the long-term development and growth of the secondary market for life insurance, and that the secondary market for life insurance represents a significant and expanding market opportunity. In support of this belief, Conning reports that the net market potential for policies sold in the secondary market exceeded $109 billion in 2012, and is expected to grow to $151 billion by 2019.

We believe that we are uniquely positioned to capitalize on this opportunity by providing value-added services to the consumers we serve and new investment opportunities for investors, where both participants can profit. To participate and compete in our growing market, we have spent and intend to continue to spend significant resources: (i) developing a robust operational platform and systems for originating and purchasing life insurance policies; (ii) obtaining requisite licensure to participate in the life insurance secondary market; (iii) developing financing resources, strategies, and capabilities for servicing a large portfolio of life insurance policies; (iv) recruiting and developing a professional management team; and (v) establishing strategic relationships for delivering our services.

Since our formation in 2006, we have evaluated over 37,000 policies and acquired over $1.7 billion in face value of life insurance policy benefits in the secondary market. In 2008, after selling approximately $1 billion in face value of life insurance policy benefits, we adopted our current buy-and-hold strategy of investing in portfolio life insurance assets and offering investors the opportunity to finance our ownership of the portfolio. As of December 31, 2014, we owned approximately $779 million in face value of life insurance policy benefits with an aggregate cost basis (i.e., acquisition and related premiums and financing costs) of approximately $276 million.

Life Insurance Portfolio Summary

Our portfolio of life insurance policies, owned by our subsidiaries as of March 31, 2015, is summarized below:

Total portfolio face value of policy benefits	$754,942,000
Average face value per policy	$2,577,000
Average face value per insured life	$2,817,000
Average age of insured (yrs.)	82.9
Average life expectancy estimate (yrs.)	6.48
Total number of policies	293
Number of unique lives	268
Gender	68% Males; 32% Females
Number of smokers	3
Largest policy as % of total portfolio	1.32%
Average policy as % of total portfolio	0.34%
Average annual premium as % of face value	3.35

All of our services are premised on financial and actuarial modeling that assigns a present value to the face value of an insurance policy benefit. In this regard, the value we assign to a life insurance asset in the secondary market is primarily a function of: (i) the face value of the life insurance policy or portion thereof we may wish to acquire; (ii) the estimated life expectancy of the individual insured under the policy; (iii) the premiums expected to be paid over the life of the insured; (iv) market competition from other purchasers in the secondary market; and (v) the particular underwriting characteristics of the policy, relative to the characteristics of our portfolio of life insurance assets as a whole.

The types of policies we typically, but not always, acquire are universal life insurance policies. Universal life insurance is a type of permanent life insurance in which premium payments above the cost of insurance are credited to the “cash value” of the policy. The cash value is credited each month with interest based on the terms of the insurance policy agreement. If a universal life insurance policy were to lapse, the insured or other owner of the policy would nonetheless have a right to receive the “cash surrender value” of the policy. The cash surrender value is the cash value of the policy, less any surrender charges imposed by the insurance company on a cash value distribution. Our services provide greatest value to a consumer when the actuarial value of the life insurance policy benefit exceeds the cash surrender value of the policy—which is often the case. We also provide services to consumers who own term life insurance. Unlike permanent universal life insurance, term life insurance does not have a cash value associated with it. Nevertheless, most term insurance policies permit the policy to be converted into permanent universal life insurance. In the future, we may consider offering services in conjunction with variable universal life insurance, which differs from universal insurance in that the “variable” component of the policy involves the ownership of securities inside the policy. Regardless of the type of policy, we generally seek to purchase life insurance policies issued by rated life insurance carriers with investment grade credit ratings by Standard & Poor’s (AAA through BBB-), Moody’s (Aaa through Baa3), or A.M. Best Company (aaa through bbb). As of December 31, 2014, over 97.81% of life insurance policies in our portfolio were issued by companies rated “BBB-” or better under Standard & Poor’s rating system.

Before acquiring a life insurance asset, we value the related life insurance policy by conducting an underwriting review. Our present underwriting review process generally involves obtaining two life expectancy estimates on each insured from third-party medical-actuarial firms, and then averaging these two estimates. On occasion, we may obtain more than two life expectancy estimates, in which case we average the two life expectancy estimates that we believe are the most reliable, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative estimates we obtain. From time to time and as permitted by applicable borrowing covenants, we may modify our underwriting review process. For example, in anticipation of our planned marketing efforts, we recently changed our definition of a “small face policy” as a policy having a face value equal to or less than $1,000,000 in policy benefits. Prior to this change, a small face policy was one having a face value equal to or less than $250,000. For small face policies, rather than obtaining life expectancy estimates from third-party medical-actuarial firms, we may employ a modified underwriting review process involving the use of a combination of standard mortality tables, actuarial or medical consultants, and our own analysis to develop a life expectancy estimate for an insured.

We generally transact directly with the policy owner who originally purchased the life insurance in the primary market. Historically, we have purchased policies in the secondary market through a network of life insurance agents, life insurance brokers, and licensed providers who assist policy owners in accessing the secondary market. We expect to expand our origination practice by marketing directly to consumers through various marketing initiatives.

We have built our business on what we believe to be the following competitive strengths:

•         Industry Experience: We have actively participated in the development of the secondary market of life insurance as a principal purchaser and financier within the asset class since 2006. Our position within the marketplace has allowed us to gain a deep understanding of the life insurance secondary market. We have participated in the leadership of various industry associations and forums, including the Life Insurance Settlement Association (LISA) and the Insurance Studies Institute (ISI). Our experience gives us confidence to compete in the industry and acquire a portfolio of life insurance policies that will perform to our expectations.

•         Operational Platform: We have built and continue to refine and develop both an operational platform and systems for efficiently tracking, processing, and servicing life insurance policies that we believe provide competitive advantages when participating in the life insurance secondary marketplace.

•         Origination and Underwriting Practices: We seek to use underwriting review processes and file documentation standards that generally meet published guidelines for rated securitizations of life insurance portfolios. We purchase life insurance policies we consider to be non-contestable and that meet our underwriting criteria and reviews. We consider a life insurance policy to be “non-contestable” once applicable state law prohibits the insurer from challenging the validity of the policy due to fraud. In this regard, state non-contestability laws generally require a period of one to two years to elapse after the initial issuance of the policy before that policy is considered non-contestable. Non-contestability laws do not, however, prevent an insurer from challenging the validity of a policy procured by fraud for lack of an insurable interest at the time at which the policy was purchased, such as is the case with so-called “stranger-originated” life insurance policies. To the extent we use modified methodologies for estimating life expectancies for small face policies, those modified methodologies may not meet published guidelines for rated securitizations of life insurance portfolios.

•         Origination Relationships and Strategies: We have established origination relationships with life insurance policy brokers and insurance agents who submit policies for our purchase or financing. Our referral base knows our underwriting standards for purchasing life insurance policies in the secondary market, which gives us confidence in our bidding and closing processes and streamlines our own due-diligence process. We expect to expand our origination methodology and channels with the proceeds of this offering (e.g., the addition of direct-to-consumer marketing).

•         Life Expectancy Methodology: We generally rely on two life expectancy estimates obtained from independent third-party medical-actuarial underwriting firms to arrive at a life expectancy estimate we use for valuing a life insurance asset. For a majority of our life insurance asset purchases, we rely on estimates obtained from 21st Services and AVS Underwriting to develop our life expectancy estimate. We may, however, also obtain and use life expectancy estimates from other medical-actuarial underwriting firms. As explained above, we may from time to time modify our underwriting review processes, including our methodology for arriving at life expectancy estimates we use in ascribing value to a life insurance asset.

•         Pricing Software and Methodology: To calculate our expected returns on the investments we make in life insurance assets, we use actuarial pricing methodologies and software tools built by a leading independent actuarial service firm and currently supported by Modeling Actuarial Pricing Systems, Inc. (“MAPS”).

•         Financing Strategy: We have actively developed a diversified financing strategy for accessing capital markets in support of our buy-and-hold strategy for our portfolio of life insurance policies, ranging from institutional bank financing to a network of broker-dealers registered with the Financial Industry Regulatory Authority (“FINRA”), many of whom have participated in one or more of our Series I Secured Note financing, our Series A Preferred Stock financing, or our offers and sales of L Bonds (including L Bonds originally issued under the name “Renewable Secured Debentures” and renamed “L Bonds,” and L Bonds being sold primarily to retail investors in an ongoing continuous offering). If in the future we decide to offer different kinds of investment products, we expect to leverage the network of broker-dealers that we have built over time.

Our business involves a number of challenges and risks described in more detail elsewhere in this prospectus, including the following:

•         Relatively New Market: Investing in life insurance assets in the secondary market is a relatively new and evolving market. Our ability to source and invest in life insurance assets at attractive prices materially depends on the continued growth of the secondary market for life insurance and the continued solvency of the life insurance companies that pay the face value of life insurance policy benefits.

•         Asset Valuation Assumptions: The valuation of our portfolio life insurance assets—the principal asset on our balance sheet—requires us to make material assumptions that may ultimately prove to be incorrect. These assumptions include appropriate discount rates, cash flow projections, and the life expectancy estimates we use for these purposes, any of which may ultimately prove to be inaccurate.

•         Ability to Expand Our Portfolio: Our business model requires us to achieve actual results that are in line with those we expect to attain from our investments in life insurance assets. In this regard, we believe that the larger the portfolio of life insurance assets we own, the greater likelihood there is that we will achieve results matching our expectations. Although we plan to expand the number of investments in life insurance assets using proceeds from the sale of our L Bonds, we may be unable to meet this goal. Furthermore, even if we successfully grow our portfolio of life insurance assets, we nevertheless may not achieve the results we expect.

•         Reliance on Financing: We have chosen to finance our business almost entirely through the issuance of debt, including the sale of L Bonds in this offering and an ongoing continuous offering, previously issued L Bonds, Series I Secured Notes, and our use of a senior secured revolving credit facility. Our business model expects that we will have continued access to financing (including financing to expand or replace our existing financing) in order to purchase and finance a large and diversified portfolio of life insurance assets, and thereafter pay the attendant premiums and financing costs of maintaining that portfolio. We will be required to rely on our access to financing to pay premiums and interest until such time as we experience a significant amount of mortality within our portfolio and begin receiving significant revenues from the receipt of life insurance policy benefits. Even if we obtain the financing we require, we may not receive life insurance policy benefits that match our cash flow projections or meet them in time to earn profits after the payment of financing costs.

•         Risk of Investment in Life Insurance Assets: Our investments in life insurance assets have inherent risks, including fraud and legal challenges to the validity of the life insurance policies. Examples of fraud include the possibility that the seller of a policy may have provided us with inaccurate or misleading information during the underwriting review process.

•         Effects of Regulation: Our business is subject to complex state and federal regulation. Changes in state or federal laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could materially and negatively affect our business.

Our business also involves certain other challenges and risks described in the “Risk Factors” section of this prospectus.

Recent Developments

Subsequent to March 31, 2015, we have recognized $750,000 of face value of policies maturing. Subsequent to March 31, 2015, we also have sold approximately an additional $16,612,000 in principal amount of L Bonds through June 10, 2015. The foregoing amounts are inclusive of the policy maturities and recent sales discussed in Note 17 Subsequent Events of the Notes to the Consolidated Financial Statements.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•         are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•         are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•         are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•         are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•         may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

•         are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act. Please see “Risk Factors,” page 14 (“We are an ‘emerging growth company’. . . .”).

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

Corporate Organization

Our business was organized in February 2006. As a parent holding company, GWG Holdings was incorporated on March 19, 2008, as a limited liability company. On June 10, 2011, GWG Holdings converted from a Delaware limited liability company to a Delaware corporation through the filing of statutory articles of conversion. In connection with the conversion, each class of limited liability company membership interests in GWG Holdings, LLC was converted into shares of common stock of GWG Holdings, Inc. Our corporate structure, including our principal subsidiaries, is as follows:

GWG Life, LLC (a Delaware limited liability company formerly known as GWG Life Settlements, LLC), is a licensed life settlement provider and the guarantor of the obligations of GWG Holdings under our previously issued L Bonds. GWG DLP Funding II, LLC (a Delaware limited liability company), or DLP Funding II, and GWG DLP Funding III LLC (a Delaware limited liability company), or DLP Funding III, are each wholly owned special-purpose subsidiaries owning life insurance policies and are the borrowers under our revolving line of credit from Autobahn/DZ Bank. The life insurance assets owned by DLP Funding II are held in the GWG DLP Master Trust II (a Delaware statutory trust). The trust exists solely to hold the collateral security (i.e., life insurance policies) granted to Autobahn/DZ Bank under our revolving line of credit. DLP Funding II is the beneficiary under that trust.

On June 24, 2014, we effected a 1-for-2 share combination (reverse stock split) of our issued and outstanding common stock. Unless otherwise expressly indicated herein, all common share figures contained in this prospectus have been adjusted to reflect the effectiveness of this share combination.

On September 24, 2014, we consummated an initial public offering of our common stock that involved the listing of our common stock on The Nasdaq Capital Market effective September 25, 2014.

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 and our telephone number is (612) 746-1944. Our website address is www.gwglife.com. The information on or accessible through our website is not part of this prospectus.

The Offering

Issuer	GWG Holdings, Inc.

Indenture Trustee	Bank of Utah

Paying Agent	Corporate Stock Transfer, Inc.

Securities Offered

We are offering up to $20,000,000 in principal amount of L Bonds (“L Bonds”), in minimum denominations of $1,000. In contrast to our separate publicly registered continuous offering of L Bonds, our offers of L Bonds in this offering will be primarily targeted to institutional investors and sales will be consummated solely by means of DTC (Depository Trust Company) settlement through participating broker-dealers.

Best Efforts

We have agreed to sell the L Bonds offered hereby to the public through the underwriters, and the underwriters have agreed to offer and sell the L Bonds, on a best efforts basis. The underwriters are not required to sell any specific number or dollar amount of the L Bonds offered hereby, but will use their best efforts to sell such L Bonds.

Method of Purchase	We will sell L Bonds solely using DTC settlement. For more information, see “Underwriting.”

Denomination	L Bonds may be purchased in minimum denominations of $1,000.

Offering Price	100% of the principal amount of the L Bonds.

Maturity	We are offering L Bonds with a three-year maturity under this prospectus.

Interest Rates

The interest rate of the L Bonds offered hereby is 7.50% per annum, and will be re-established at the time of your renewal, based upon the rates we are offering in the prospectus we furnish you for such purpose.  Other than a potential change in the rate of interest at the time of renewal, the rate of interest under an L Bond will remain fixed throughout the term of that L Bond.

Interest Payments

We will pay interest on the L Bonds on a monthly basis. Interest will accrue from the effective date of the L Bond. Interest payments will generally be made on the 15th day immediately following the last day of the month to the L Bond holder of record as of the last day of that interest-payment period. Interest will be paid without any compounding.

Principal Payments

The maturity date for the L Bonds will be the last day of the month during which the L Bond matures. We are obligated to pay the principal on the L Bond by the 15th day of the month next following its maturity (or the first business day following such date).

Payment Method	Principal and interest payments will be made to your brokerage or custodial account through DTC.

Renewal or Redemption at Maturity

Upon maturity, the L Bonds will be automatically renewed for an additional three-year term at the interest rate we are offering at that time, unless repaid upon maturity at our or your election. In this regard, we will notify the registered holder (the depositary) at least 30 days prior to the maturity date of your L Bonds, and the depositary will thereupon notify your broker-dealer or custodian from whom you will receive the notice. In the notice, we will advise you if we intend to repay the L Bonds or else remind you that your L Bonds will be automatically renewed unless you exercise your option, at least 15 days prior to the maturity date, to elect to have your L Bonds repaid. If applicable, a new certificate will be issued.

Notwithstanding the foregoing, we expect that the renewal of L Bonds may require us to file a new registration statement covering the sale event involved in the renewal transaction (unless an exemption from registration is then available to us). In such a case, the new registration statement must be declared effective before we will be able to renew your L Bond. In this event, if the new registration statement has not yet been filed or become effective, we will extend your election period until ten days following the date of our notice to you that the new registration statement has become effective, which notice will include a new prospectus.

As explained above, the interest rate upon renewal of an L Bond will be (a) the rate specified by us in writing on or before the maturity date or (b) if no such rate is specified, the rate of your existing L Bonds.  Accordingly, you should understand that the interest rate offered upon renewal may differ from the interest rate applicable to your L Bonds prior to maturity.  Upon any renewal, your L Bond will thereupon have a new three-year term. See “Description of the L Bonds—Renewal or Redemption on Maturity.”

Call and Redemption Prior to Maturity

We may call and redeem the entire outstanding principal balance and accrued but unpaid interest of any or all of the L Bonds at any time without penalty or premium. L Bond holders will have no right to require us to redeem any L Bond prior to maturity unless the request is due to death, bankruptcy or total disability. In our sole discretion, we may accommodate other requests to redeem any L Bond prior to maturity. If we agree to redeem an L Bond upon the request of an L Bond holder, we may impose a redemption fee of 6% against the outstanding principal balance of the L Bond redeemed, which fee will be subtracted from the amount paid.

Ranking	The L Bonds will constitute secured debt of GWG Holdings. The payment of principal and interest on the L Bonds will be:

•         pari passu with respect to payment on and collateral securing the approximately $26.9 million in principal amount of Series I Secured Notes previously issued by our subsidiary GWG Life outstanding as of March 31, 2015, and previously issued L Bonds, of which approximately $208.7 million in principal amount is outstanding as of March 31, 2015 (see the caption “—Collateral Security” below);

•         structurally junior to the present and future obligations owed by our subsidiaries DLP Funding II and DLP Funding III under our current revolving credit facility with Autobahn/DZ Bank (including the approximately $72.2 million outstanding under such facility as of March 31, 2015), and structurally or contractually junior to any future obligations that DLP Funding II, DLP Funding III or other primary obligors or guarantors may have under future senior secured borrowing facilities; and

• structurally junior to the present and future claims of other creditors of DLP Funding II and DLP Funding III, including trade creditors.

The indenture permits us to issue other forms of debt, including senior and secured debt, in the future. Any such secured senior debt will have priority over L Bonds with respect to claims for payment and claims for any collateral that is shared as between the holders of L Bonds and such senior secured debt.

To fully understand the foregoing summary, you should understand that “pari passu” means that claims for payment and entitlement to security among the holders of L Bonds offered hereby, the holders of all previously issued L Bonds and L Bonds issued in the future, and the holders of Series I Secured Notes previously issued by GWG Life, together with the holders of any later-created class of “pari passu debt” of ours, will generally be treated equally and without preference. We expect to continue our offering of Series I Secured Notes for purposes of processing renewals only, and any such debt issued on a pari passu basis in the future would also be treated equally and without preference in respect of the L Bonds and any secured debt issued by GWG Life. Thus, in the event of any default on the L Bonds (or any other debt securities of ours that is pari passu with the L Bonds) resulting in claims for payment or claims on collateral security, the holders of the L Bonds and all such other debt securities that are pari passu with the L Bonds would share in payment or collateral in proportion to the amount of principal and interest owed on each such debt instrument. See “Description of the L Bonds—Ranking” for further information.

Guarantee

The payment of principal and interest on the L Bonds is fully and unconditionally guaranteed by GWG Life. This guarantee, together with the accompanying grant of a security interest in all of the assets of GWG Life and the terms and conditions of an intercreditor agreement, makes the L Bonds pari passu, with respect to payment and collateral, with the Series I Secured Notes issued by GWG Life and the previously issued (and future issued) L Bonds issued by GWG Holdings. On March 31, 2015, there was approximately $26.9 million in outstanding principal amount owed on the Series I Secured Notes and approximately $208.7 million in outstanding principal amount of previously issued L Bonds.

Collateral Security

The L Bonds are secured by the assets of GWG Holdings, Inc. We have granted a security interest in all of our assets to the indenture trustee for the benefit of the L Bond holders. Our assets consist primarily of our investments in our subsidiaries and any cash proceeds we receive from life insurance assets of our subsidiaries, and all other cash and investments we hold in various accounts.

The majority of our life insurance assets are presently held in our subsidiary DLP Funding II LLC, its associated master trust and our subsidiary DLP Funding III. The L Bonds’ security interest will be structurally subordinate to the security interest in favor of our senior secured lender under the revolving credit facility, together with any future senior secured lenders of ours. The assets of GWG Life, including proceeds it receives as distributions from DLP Funding II and DLP Funding III and derived from the insurance policies owned by those entities, are collateral for GWG Life’s guarantee of the repayment of principal and interest on the L Bonds. As indicated above under “Collateral,” this security interest will be pari passu to other issued and outstanding debt of GWG Life and GWG Holdings, including our Series I Secured Notes and previously issued (and future issued) L Bonds, respectively. The L Bonds are also secured by a pledge of outstanding common stock held by our largest individual stockholders. For a description of the meaning of the term “pari passu,” please refer to the caption “Ranking” above.

Indenture Covenants	The indenture governing the L Bonds places restrictive covenants and affirmative obligations on us. For example, our debt coverage ratio may not exceed 90%.

The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing by us and our subsidiaries on all outstanding debt for borrowed money (including the L Bonds), over (B) the net present asset value of all life insurance assets we own, directly or indirectly, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the cash flows derived from the face value of policy benefit assets we own, discounted at a rate equal to the weighted-average cost of capital for all our indebtedness for the prior month.

We are required to notify the indenture trustee in the event that we violate this restrictive covenant for a period of 30 consecutive days. An “event of default” will exist under the indenture if a violation of this covenant persists for a period of 60 calendar days after the trustee’s notice to us of a breach, or such a notice received from the holders of at least 25% in principal amount of outstanding L Bonds.

The indenture also places limitations on our ability to engage in a merger or sale of all of our assets. See “Description of the Indenture—Events of Default” and “—Consolidation Mergers or Sales” for more information.

Use of Proceeds

If all the L Bonds are sold, we would expect to receive up to approximately $18.05 million of net proceeds from this offering after paying selling commissions and underwriters’ accountable expenses, including legal fees, and after paying our own offering expenses. There is no minimum amount of L Bonds that must be sold before we access investor funds.

We intend to use a substantial majority of the net proceeds from this offering to invest in and service life insurance policies assets. We intend to use the remaining balance of the net proceeds from this offering for certain other expenditures we anticipate incurring in connection with this offering and in connection with our business. See “Use of Proceeds” for additional information.

No Market for L Bonds; Transferability

There is no existing market for the L Bonds and we do not anticipate that a secondary market for the L Bonds will develop. We do not intend to apply for listing of the L Bonds on any securities exchange or for quotation of the L Bonds in any automated dealer quotation system. Nevertheless, you will be able to freely transfer or pledge L Bonds. See “Description of the L Bonds—Transfers.”

Global Certificate	The L Bonds will be issued in the form of a global certificate deposited with a depositary. See “Description of the L Bonds—Registration and Exchange.”

Covered Security

Our L Bonds are a “covered security.”  The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our L Bonds are a covered security because they are senior to our common stock, which is listed on The Nasdaq Capital Market, and therefore our offering of L Bonds is exempt from state registration.

Risk Factors

An investment in the L Bonds involves significant risks, including the risk of losing your entire investment. Importantly, we maintain a senior borrowing arrangement that subordinates the right to payment on, and shared collateral securing, the L Bonds to our senior secured lender. From time to time we may add or replace senior lenders and the particular arrangements under which we borrow from them. In addition, these borrowing arrangements with senior lenders restrict, and are expected to continue to restrict, our cash flows and, subject to certain exceptions, distributions from our operating subsidiaries. These provisions will restrict cash flows available for payment of principal and interest on the L Bonds. For a summary of risks relating to this offering and our Company and business, please see “Risk Factors,” page 14.

RISK RELATING TO FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus contain forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in this prospectus and the following:

•         changes in the secondary market for life insurance;

•         our limited operating history;

•         the valuation of assets reflected on our financial statements;

•         the reliability of assumptions underlying our actuarial models, including our life expectancy estimates;

•         our reliance on debt financing;

•         risks relating to the validity and enforceability of the life insurance policies we purchase;

•         our reliance on information provided and obtained by third parties;

•         federal, state and FINRA regulatory matters;

•         competition in the secondary market of life insurance;

•         the relative illiquidity of life insurance policies;

•         our ability to satisfy our debt obligations if we were to sell our entire portfolio of life insurance policies;

•         life insurance company credit exposure;

•         general economic outlook, including prevailing interest rates;

•         performance of our investments in life insurance policies;

•         financing requirements;

•         litigation risks; and

•         restrictive covenants contained in borrowing agreements.

Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements.

We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus will prove to be accurate. Some of the risks, uncertainties and assumptions are identified in the discussion entitled “Risk Factors” in this prospectus. We caution you that the forward-looking statements in this prospectus are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. These risks, uncertainties and assumptions include, but are not limited to, those discussed in this prospectus.

RISK FACTORS

An investment in the L Bonds involves a high degree of risk. Before purchasing L Bonds, you should carefully consider the following risk factors in conjunction with the other information contained in this prospectus. The risks discussed in this prospectus can materially harm our operations, operating results, financial condition or future results. If any of these risks materialize or occur, the value of our L Bonds could decline and could cause you to lose part or all of your investment. You should review the risks of this investment with your legal and financial advisors prior to purchasing L Bonds.

Risks Related to Our Business and Industry

Material changes in the life insurance secondary market, a relatively new and evolving market, may adversely affect our operating results, business prospects and our ability to repay our debt obligations.

Our sole business is the purchase and ownership of life insurance policies acquired in the secondary market, which is a relatively new and evolving market. The success of our business and our ability to satisfy our debt obligations depends in large part on the continued development of the secondary market for life insurance, including the solvency of life insurance companies to pay the face value of the life insurance benefits, both of which will critically impact the performance of the life insurance policy assets we own. We expect that the development of the secondary market will primarily be impacted by a variety of factors such as the interpretation of existing laws and regulations (including laws relating to insurable interests), the passage of new legislation and regulations, mortality improvement rates, and actuarial understandings and methodologies. Importantly, all of the factors that we believe will most significantly affect the development of the life insurance secondary market are beyond our control. Any material and adverse development in the life insurance secondary market could adversely affect our operating results, our access to capital, our ability to repay our various debt and other obligations, and our business prospects and viability. Because of this, an investment in our securities generally involves greater risk as compared to investments offered by companies with more diversified business operations in more established markets.

We have a relatively limited history of operations and our earnings and cash flows may be volatile, resulting in uncertainty about our ability to service and repay our debt when and as it comes due.

We are a company with a limited history, which makes it difficult to accurately forecast our earnings and cash flows. During the year ended December 31, 2014, we incurred a net loss of $6.0 million, and in the year ended December 31, 2013, we incurred a net loss of $0.2 million. Our net income for the three months ended March 31, 2015 was $3.3 million. Our lack of a significant history and the evolving nature of the market in which we operate make it likely that there are risks inherent in our business that are yet to be recognized by us or others, or not fully appreciated, and that could result in us earning less than we anticipate or even suffering further anticipated or unanticipated losses. As a result of the foregoing, an investment in our securities necessarily involves uncertainty about the stability of our earnings, cash flows and, ultimately, our ability to service and repay our debt.

The valuation of our principal assets on our balance sheet requires us to make material assumptions that may ultimately prove to be incorrect. In such an event, we could suffer significant losses that could materially and adversely affect our results of operations and eventually cause us to be in default of restrictive covenants contained in our borrowing agreements.

Our principal asset is a portfolio of life insurance policies purchased in the secondary market, comprising approximately 79% of our total assets at March 31, 2015, approximately 88% of our total assets at December 31, 2014 and 85% of our total assets at December 31, 2013. Those assets are considered “Level 3” fair value measurements under ASC 820, Fair Value Measurements and Disclosures, since there is currently no active market where we are able to observe quoted prices for identical assets. As a result, our valuation of those assets on our balance sheet incorporates significant inputs that are not observable. Fair value is defined as an exit price representing the amount that would be received if assets were sold or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

A Level 3 fair value measurement is inherently uncertain and creates additional volatility in our financial statements that is not necessarily related to the performance of the underlying assets. As of December 31, 2014 and 2013, we estimated the fair value discount rate for our portfolio to be 11.43% and 11.69%, respectively. As of March 31, 2015, we estimated the fair value discount rate for our portfolio to be 11.38%. If in the future we determine that a higher discount rate is required to ascribe fair value to a similarly situated portfolio of life insurance policies, we could experience significant losses materially affecting our results of operations. It is also possible that significant losses of this nature could at some point cause us to fall out of compliance with borrowing covenants contained in our various borrowing agreements. This could result in acceleration of our loan balances under the revolving credit facility or other debt securities, such as our Series I Secured Notes and our L Bonds, which we may not be able to repay. As a result, we may be forced to seek additional debt or equity financing to repay such debt amounts, and additional financing may not be available on terms acceptable to us, if at all. If we are unable to repay our debt when it comes due, then our senior lender or the holders of our Series I Secured Notes and L Bonds, or both, would have the right to foreclose on our assets, subject to certain subordination covenants benefitting our senior lender.

We report non-GAAP financial measures to our lender under our revolving credit facility pursuant to financial covenants in the related borrowing documents. This presents operating results not subject to the valuation volatility associated with the discount rate we choose, thus presenting the actuarial performance we expect within our portfolio of life insurance policies at the expected internal rate of return against the costs we incur over the same period. Nevertheless, our reported GAAP earnings may in the future be volatile for reasons that do not bear an immediate relationship to the cash flows we experience.

For further disclosure relating to the risks associated with the valuation of our assets, see the risk factor below “If actuarial assumptions we obtain from third-party providers . . . ..”

Actual results from our life insurance portfolio may not match our expected results, which could adversely affect our ability to service and grow our portfolio for diversification.

Our business model relies on achieving actual results that are in line with the results we expect to attain from our investments in life insurance policy assets. In this regard, we believe that the larger the portfolio we own, the greater the likelihood that we will achieve our expected results. To our knowledge, rating agencies generally suggest that portfolios of life insurance policies be diversified enough to achieve actuarial stability in receiving expected cash flows from underlying mortalities. For instance, in a study published in 2012, A.M. Best concluded that at least 300 lives are necessary to narrow the band of cash flow volatility and achieve actuarial stability, while Standard & Poor’s has indicated that stability is unlikely to be achieved with a pool of less than 1,000 lives. As of March 31, 2015, we owned approximately $755 million in face value of life insurance policies covering 268 lives. Accordingly, while there is a risk with a portfolio of any size that actual yield may be less than expected, we believe that the risk we face is presently more significant given the size of our current portfolio as compared to rating agency recommendations.

Although we plan to expand the number of life insurance policies we own using proceeds raised from our continuous offering of L Bonds and the L Bonds offered hereby, we may be unable to meet this goal if sufficient financing from capital sources is not available or is available only on unfavorable or unacceptable terms. Furthermore, even if our portfolio reaches the size we desire, we still may experience differences between the actuarial models we use and actual mortalities.

Differences between our expectations and actuarial models on the one hand, and actual mortality results on the other hand, could have a materially adverse effect on our operating results and cash flow. In such a case, we may face liquidity problems, including difficulties servicing our remaining portfolio of policies and servicing our outstanding debt obligations. Continued or material failures to meet our expected results could decrease the attractiveness of our securities in the eyes of potential investors making it even more difficult to obtain capital needed to service our portfolio, grow the portfolio to obtain desired diversification, and service our existing debt.

We critically rely on debt financing for our business. Any inability to borrow could adversely affect our business operations, our ability to satisfy our obligations under the debentures and, ultimately, our viability.

To date, we have chosen to finance our business principally through the issuance of debt, including debt incurred by DLP Funding II and DLP Funding III under a senior revolving credit facility provided by Autobahn/DZ Bank (which we refer to throughout this prospectus as our “revolving credit facility”), our Series I Secured Notes and our L Bonds. Our revolving credit facility is secured by all of the assets of DLP Funding II, had a maximum amount of $100 million at March 31, 2015 (which has been increased to $105 million effective as of May 11, 2015), and an outstanding balance at March 31, 2015 of approximately $72 million. Obligations under the revolving credit facility have a scheduled maturity date of June 30, 2018 (reflecting an amendment and restatement effective as of May 11, 2015), and obligations under our Series I Secured Notes and L Bonds have scheduled maturities as indicated below in the risk factor “If a significant number of holders . . . ., ” Our debt arrangements comprise the most important sources of financing on which our business critically relies to grow our portfolio life insurance policies and maintain those policies.

Our business model expects that we will have continued access to financing to enable us to purchase a large and diversified portfolio of life insurance policies and pay the attendant premiums and costs of maintaining the portfolio, all while satisfying our current interest and principal repayment obligations under our revolving credit facility and other indebtedness. We expect to refinance our revolving credit facility, either through renewal or replacement, when it comes due on June 30, 2018. Pending the due date or refinancing of our revolving credit facility, we expect that proceeds from our life insurance policies will first be used to satisfy our obligations under that facility, as required by the agreement governing the revolving credit facility. Accordingly, until we achieve sufficient cash flows derived from the portfolio of life insurance assets, we expect to rely on the proceeds from our ongoing offering of L Bonds and L Bonds offered hereby to satisfy our ongoing financing and liquidity needs. Nevertheless, continued access to financing and liquidity under the revolving credit facility or otherwise is not guaranteed. For example, general economic conditions could limit our access to financing, as could regulatory or legal pressures exerted on us, our financiers, or those involved in our general plan of financing such as brokers, dealers, and registered investment advisors. If we are unable to borrow under the revolving credit facility or otherwise for any reason, or to renew or replace the revolving credit facility when it comes due in June 2018, our business would be adversely impacted and our ability to service and repay our obligations would be compromised.

Our investments in life insurance policies have inherent risks, including fraud and legal challenges to the validity of the policies, which we will be unable to eliminate and which may adversely affect our results of operations.

When we purchase a life insurance policy, we underwrite the purchase of the policy to mitigate certain risks associated with insurance fraud and other legal challenges to the validity of the policy. For example, to the extent the insured is not aware of the existence of the policy, the insured does not exist, or the insurance company does not recognize the policy, the insurance company may cancel or rescind the policy thereby causing the loss of an investment in that policy. In addition, if an insured’s medical records have been altered in such a way as to shorten a life expectancy as reported, this may cause us to overpay for the related policy. Finally, we may experience legal challenges from insurance companies claiming that the insured failed to have an insurable interest at the time the policy was originally purchased or that the policy owner made fraudulent disclosures to the insurer at the time the policy was purchased (e.g., disclosures pertaining to the health status of the insured or the existence or sources of premium financing), or challenges from the beneficiaries of an insurance policy claiming, upon mortality of the insured, that the sale of the policy to us was invalid.

To mitigate these risks, we require a current verification of coverage from the insurance company, complete a due-diligence investigation of the insured and accompanying medical records, review the life insurance policy application, require a policy to have been in force for at least two years before purchasing, and require a legal review of any premium financing associated with the life insurance policy to determine an appropriate insurable interest existed. Nevertheless, we do not expect that these steps will eliminate the risk of fraud or legal challenges to the life insurance policies we purchase. Furthermore, changes in laws or regulations or the interpretation of existing laws or regulations, may prove our due-diligence and risk-mitigation efforts inadequate if policies within our portfolio are successfully challenged. These changes or alterations in interpretation may inhibit our ability to purchase new policies with confidence. If a significant face amount of policies were invalidated for reasons of fraud or any other reason, our results of operations would be adversely affected, perhaps materially.

Every acquisition of a life insurance policy necessarily requires us to materially rely on information provided or obtained by third parties. Any misinformation or negligence in the course of obtaining information could materially and adversely affect the value of the policies we own.

The acquisition of each life insurance policy is negotiated based on variables and particular facts that are unique to the life insurance policy itself and the health of the insured. The facts we obtain about the policies and the insured at the time at which the policy is applied for and obtained are based on factual representations made to the insurance company by the insured, and the facts the insurance company independently obtains in the course of its own due-diligence examination, such as facts concerning the health of the insured and whether or not there is an insurable interest present when the policy was issued. Any misinformation or negligence in the course of obtaining information relating to an insurance policy or insured could materially and adversely impact the value of the life insurance policies we own and could, in turn, adversely affect our financial condition, results of operations, and the value of any investment in our securities.

Our business is subject to state regulation and changes in state laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could negatively affect our business.

When we purchase a life insurance policy, we are subject to state insurance regulations. Over the past years, we have seen a dramatic increase in the number of states that have adopted legislation and regulations from model laws promulgated by either the National Association of Insurance Commissioners (NAIC) or by the National Conference of Insurance Legislators (NCOIL). These laws are essentially consumer protection statutes responding to abuses that arose early in the development of our industry, some of which may persist. Today, almost every state has adopted some version of either the NAIC or NCOIL model laws, which generally require the licensing of purchasers of and brokers for life insurance policies, the filing and approval of purchase agreements, and the disclosure of transaction fees. These laws also require various periodic reporting requirements and prohibit certain business practices deemed to be abusive.

State statutes typically provide state regulatory agencies with significant powers to interpret, administer, and enforce the laws relating to the purchase of life insurance policies. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways or issue new administrative rules. State regulators may also impose rules that are generally adverse to our industry. Because the life insurance secondary market is relatively new and because of the history of certain abuses in the industry, we believe it is likely that state regulation will increase and grow more complex during the foreseeable future. We cannot, however, predict what any new regulation would specifically involve.

Any adverse change in present laws or regulations, or their interpretation, in one or more states in which we operate (or an aggregation of states in which we conduct a significant amount of business) could result in our curtailment or termination of operations in such jurisdictions, or cause us to modify our operations in a way that adversely affects our profitability. Any such action could have a corresponding material and negative impact on our results of operations and financial condition, primarily through material decrease in revenues, and could also negatively affect our general business prospects.

If federal regulators or courts conclude that the purchase of life insurance in the secondary market constitutes, in all cases, a transaction in securities under federal law, we could be in violation of existing covenants under our revolving credit facility, which could result in significantly diminished access to capital. We could also face increased operational expenses. The materialization of any of these risks could adversely affect our operating results and possibly threaten the viability of our business.

On occasion, the SEC has attempted to regulate the purchase of non-variable universal life insurance policies as transactions in securities under federal or state securities laws. In July 2010, the SEC issued a Staff Report of its Life Settlement Task Force. In that report, the Staff recommended that certain types of purchased insurance policies be classified as securities. The SEC has not taken any position on the Staff Report, and there is no indication if the SEC will take any action to implement the recommendations of the Staff Report. In addition, there have been several federal court cases in which transactions involving the purchase and fractionalization of life insurance contracts have been held to be transactions in securities under the federal Securities Act of 1933. We believe that the matters discussed in the Staff Report and existing case law, do not impact our current business model since our purchases of life settlements are distinguishable from those cases that have been held by courts, and advocated by the Staff Report, to be transactions in securities. For example, neither we nor any of our affiliates are involved in the fractionalization of life insurance policies, and we presently do not purchase variable life insurance policies.

As a practical matter, the widespread application of federal securities laws to our purchases of life insurance policies, either through the expansion of the definition of what constitutes a “security,” the expansion of the types of transactions in life insurance policies that would constitute transactions in “securities,” or the elimination or limitation of available exemptions and exceptions (whether by statutory change, regulatory change, or administrative or court interpretation) could burden us and other companies operating in the life insurance secondary market through the imposition of additional processes in the purchase of life insurance policies or the imposition of additional corporate governance and operational requirements through the application of the federal Investment Company Act of 1940. Any such burdens could be material. In particular, we might be placed in a position where we might be in violation of existing covenants under our revolving credit facility requiring us not to operate or be characterized as an “investment company” under the Investment Company Act of 1940, which could in the short or long term affect our liquidity and increase our cost of capital and operational expenses, all of which would adversely affect our operating results. It is possible that such an outcome could threaten the viability of our business and our ability to satisfy our obligations as they come due.

Being a public company results in additional expenses and diverts management’s attention, and could also adversely affect our ability to attract and retain qualified officers and directors.

We have been a public reporting company since January 31, 2012. As a public reporting company, we are subject to the reporting requirements of the Securities Exchange Act of 1934. These requirements generate significant accounting, legal, and financial compliance costs, and make some activities more difficult, time consuming or costly, and may place significant strain on our personnel and resources. The Securities Exchange Act of 1934 requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.

As a result, management’s attention may be diverted from other business concerns, which could have an adverse and even material effect on our business, financial condition, and results of operations. These rules and regulations may also make it more difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain appropriate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, could be adversely impacted.

Our business and prospects may be adversely affected by changes, lack of growth, or increased competition in the life insurance secondary market.

The growth of the life insurance policy secondary market and our expansion within the market may be negatively affected by a variety of factors beyond our control, including:

•         the inability to locate sufficient numbers of life insurance policy sellers and agents to source life sellers;

•         the inability to convince life insurance policy owners of the benefits of selling their life insurance policy;

•         competition from other companies in the life insurance secondary market;

•         negative publicity about the life insurance secondary market based on actual or perceived abuses; and

•         the adoption of additional governmental regulation.

The relatively new and evolving nature of the market in which we operate makes these risks unique and difficult to quantify. Nevertheless, contractions in the secondary market for life insurance policies, whether resulting from general economic conditions, regulatory or legal pressures, or otherwise (including regulatory pressures exerted on us or others involved in the secondary market for life insurance or involved with participants in that market), could make participation in the market generally less desirable. This could, in turn, depress the prices at which life insurance policies on the secondary market are bought and sold. As indicated elsewhere in this prospectus, decreases in the value of life insurance policies on the secondary market could negatively affect our results of operations and our financial condition since the value of our policy portfolio is marked to market on a quarterly basis.

Changes in general economic conditions could adversely impact our business.

Changes in general economic conditions, including, for example, interest rates, investor sentiment, changes specifically affecting the insurance industry, competition, technological developments, political and diplomatic events, tax laws, and other factors not known to us today, can substantially and adversely affect our business and prospects. For example, changes in interest rates may increase our cost of capital and ability to raise capital, and have a corresponding adverse impact on our operating results. While we may engage in certain hedging activities to mitigate the impact of these changes, none of these conditions are or will be within our control.

If actuarial assumptions we obtain from third-party providers and rely on to model our expected returns on our investments in life insurance policies change, our operating results and cash flow could be adversely affected, as well as the value of our collateral and our ability to service our debt obligations.

The expected internal rate of return we calculate we will earn when purchasing a life insurance policy is based upon a probability curve estimate of how long the insured will live—an actuarial life expectancy estimate. We presently obtain actuarial life expectancy estimates from third-party medical-actuarial underwriting companies. In the case of small face policies, which we currently define as life insurance policies with $1.0 million or less in face value of policy benefits, we may choose not to obtain life expectancies from third-party medical-actuarial firms, but rather use standard mortality tables to develop our own life expectancy of an insured. All actuarial life expectancies are subject to interpretation and change based on evolving medical technology, actuarial data, and analytical techniques. Any increase in the actuarial life expectancy estimates of insureds within our portfolio could have a materially adverse effect on our operating results and cash flow. Adverse impacts on the value of our life insurance policy portfolio or our cash flow could in turn impair the value of the collateral we have pledged to our creditors and our ability to service our debt and obligations as they come due.

For example, on January 22, 2013, 21st Services, an independent provider of life expectancy analysis and related services for the life settlement industry in general, announced advancements in its underwriting methodology, resulting in revised life expectancy mortality tables for life settlement transactions. These revised actuarial calculations had an adverse effect on the valuation of portfolio at December 31, 2012. It is possible that the life expectancies we presently use will again change in the future or that the life expectancy assumptions will fail substantially to meet actuarial estimates, and that any such failure could have a materially adverse effect on our business.

On September 15, 2014, 21st Services announced further changes to its mortality tables primarily for insureds age 90 and older, as well as updated adjustment factors designed to better underwrite seniors with multiple impairments. Although these changes represent small portions of 21st Services’ historical underwritings and were not material to our portfolio of life insurance policies, we expect medical-actuarial underwriting firms to continue improving and refining their underwriting methodology. As a result, we will continue to monitor developments in medical-actuarial methodologies. We generally expect to incorporate such changes to our portfolio when we update our life expectancy reports.

In addition to actuarial life expectancies, we rely on pricing and premium forecasting software models developed by third-party actuarial companies for the valuation of policies we purchase, future mortality revenues, and the calculation of anticipated internal rates of return. These pricing models forecast the estimated future premiums due as well the future mortalities based on the survival probabilities of the insureds over their life expectancies. It is possible that the actuarial tables we presently use will again change the future or that the mortality assumptions will fail substantially to meet actuarial estimates, and that any such failure could have a materially adverse effect on our results of operation, financial condition and overall business.

We rely on estimated rates of mortality for the actuarial assumptions we use when valuing life insurance policies and forecasting the performance of our portfolio, and we also rely on other estimates derived from statistical methodologies for projecting our future cash flows, among other things. If our estimates prove to be incorrect, it could materially and adversely affect our ability to satisfy our debt service and repayment obligations.

If we assume we will receive cash inflows from policies sooner than we actually do, we may not be able to make payment on our debt obligations in a timely manner, or at all. Moreover, a significant medical discovery or advance that results in mortality improvements among seniors, above historically predicted actuarial rates, could have a material adverse effect on our life insurance policy investments.

For example, we use a modeling method for projecting cash flows known as the “probabilistic method.” This is an actuarial method that uses a mortality curve to project the likely flow of policy benefits to us, and attempts to reflect the probability that each premium must be paid. Since we have owned our current insurance policy portfolio we have in fact experienced fewer cash flows from policy benefits than projected in the early stages of ownership of our current life insurance policy portfolio using this method. We had expected to receive approximately $108.7 million cumulative policy benefits as of December 31, 2014, and in fact received $46.6 million. This has resulted in greater than expected premium payments, increasing such expected payments from an expected $79.7 million to $84.2 million. Barring significant mortality improvements (i.e., medical discoveries or advancements relating to the medical conditions of insureds), however, the fact that actual results have differed from the expectations derived from the probabilistic method of projecting cash flows should ordinarily result in greater cash flows later in the portfolio’s servicing period.

We update and revise our projected future cash flows each month using the probabilistic method to reflect the actual experience within our life insurance policy portfolio to date. We use the current future cash flow projection to generate our expected internal rate of return on the life insurance policy portfolio we own. We would expect to change our method of calculating our future cash flows only if leading actuarial firms determined that such a methodology was no longer the most appropriate means of projecting cash flows from a life insurance policy portfolio. Any change to the pricing model, methodology, premium forecasting assumptions, cash flow projections, or the mortality assumptions accompanied therewith that increase the projected cost of insurance premiums or decrease the probability of mortality could have a material and adverse impact on our results of operations and cash flows. Ultimately, this could adversely affect our ability to meet our debt service and repayment obligations and our viability.

Risks Unique to our Company and this Offering

We may not be able to raise the capital that we are seeking, and may be unable to meet our overall business objectives of growing a larger, more statistically diverse portfolio of life insurance policies without the proceeds from our offerings of L Bonds.

Our offer and sale of L Bonds has been the principal means by which we have raised the funds needed to meet our goal of growing a larger and more statistically diverse portfolio that is more likely to meet our cash flow projections. While we plan to continue financing our business, if we are unable to continue to do so for any reason we may be unable to meet our goal. In addition, if holders of our Series I Secured Notes or outstanding L Bonds were to fail to renew those securities with the frequency we have historically experienced, and actual cash flows from our portfolio of life insurance policies do not occur as our actuarial projections have forecasted, we could be forced to sell our investments in life insurance policies in order to service or satisfy our debt-related obligations. If we are forced to sell investments in life insurance policies or our entire portfolio, we may be unable to sell them at prices we believe are appropriate, and may not be able to sell them at prices that approximate the discount rate we have applied to value our portfolio, particularly if our sale of policies occurs at a time when we are (or are perceived to be) in distress. In any such event, our business and the value of our securities, including our debt securities, may be materially and adversely impacted.

We depend upon cash distributions from our subsidiaries, and contractual restrictions on distributions to us or adverse events at one of our operating subsidiaries could materially and adversely affect our ability to pay our debts and to continue to operate our business.

GWG Holdings, Inc. is a holding company. As a holding company, we conduct our operations through our operating subsidiaries, and our only significant assets are the capital stock of our subsidiaries. Accordingly, our ability to meet our cash obligations, including our obligations under the L Bonds, depends in material part upon the ability of our subsidiaries to make cash distributions to us. In this regard, the ability of our subsidiaries to make distributions to us is, and will continue to be, restricted by certain negative covenants in the agreement governing our revolving credit facility. DLP Funding II (and, effective as of May 11, 2015, DLP Funding III) is a borrower under our revolving credit facility (see note 5 to our consolidated financial statements). The significant majority of the insurance policies we own are subject to a collateral arrangement with the agent for our revolving credit lender, as described in note 2 to our consolidated financial statements. Under this arrangement, collection and escrow accounts are used to fund purchases of and premiums for our insurance policies and to pay interest and other charges under the revolving credit facility. The lender and its agent must authorize all disbursements from these accounts, including any distributions to GWG Life. Distributions are limited to an amount that would result in the borrowers (us) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by the agent. After such amount is reached, the credit agreement requires that excess funds be used to fund repayments or a reserve account in a certain amount, before any additional distributions may be made.

If any of the above limitations were to materially impede the flow of cash to us, such fact would materially and adversely affect our ability to service and repay our debt, including obligations under the L Bonds and Series I Secured Notes. In addition, any adverse event at the subsidiary level, such as a declaration of bankruptcy, liquidation or reorganization or an event of default under our revolving credit facility, could materially and adversely affect the ability of our subsidiaries to make cash distributions to us. Just as with a material contractual impediment to cash flow, any such subsidiary corporate event would materially and adversely affect our ability to service and repay our debt, including obligations under the L Bonds, and negatively impact our ability to continue operations.

Subordination provisions contained in the indenture will restrict the ability of the trustee or the L Bond holders to enforce their rights against us under the indenture, including the right to payment on the L Bonds, if a default then exists under our revolving credit facility.

The L Bonds will be subordinate in right of payment to any claims of the senior lender under our revolving credit facility. In this regard, subordination provisions limiting the right of L Bond holders to enforce their rights are contained in the indenture. These provisions include:

•         a prohibition on challenging any enforcement action taken by a senior lender or interfering with any legal action or suits undertaken by a senior lender against us and our affiliates;

•         a 180-day standstill period during which there may not be brought any action to enforce an event of default against us or our affiliates unless our revolving credit facility has been repaid in full, which period may be extended if the credit facility provider takes action during such standstill period; and

•         a prohibition on filing a bankruptcy or insolvency case against us or our affiliates for at least one year plus one day after the revolving credit facility lender has been paid in full.

Furthermore, in the event of a default, we will be prohibited from making any payment, direct or indirect (whether for interest, principal, as a result of any redemption or repayment at maturity, on default, or otherwise), on the L Bonds and any other indebtedness, and neither the holders of the L Bonds nor the trustee will have the right, directly or indirectly, to sue to enforce the indenture or the L Bonds, if a default or event of default under any senior credit facility has occurred and is continuing, or if any default or event of default under any senior credit facility would result from such payment. This payment restriction will generally remain in effect unless and until: (i) the default and event of default respecting the senior credit facility has been cured or waived or has ceased to exist; and (ii) the end of the period commencing on the date the indenture trustee receives written notice of default from a holder of such credit facility and ending on the earlier of the indenture trustee’s receipt of (1) a valid waiver of default from the holder of a credit facility, or (2) a written notice from the holder of a credit facility terminating the payment blockage period.

Other provisions of the indenture permit the trustee to take action to enforce the right of L Bond holders to payment after 179 days have passed since the trustee’s receipt of notice of default from the senior lender, but in such case any funds paid as a result of any such suit or enforcement action shall be applied toward the senior credit facility until the facility is indefeasibly paid in full before being applied to the L Bonds. These subordination provisions present the risk that, upon any default by us on obligations owed under our senior debt, the holders of the L Bonds will be unable to enforce their right to payment.

If the 180-day standstill period noted above or any other limitation on the rights of the trustee or L Bond holders to assert their rights to payment of principal or interest under the indenture or L Bonds is ultimately determined to conflict with provisions of the Trust Indenture Act of 1939 (most notably sections 316(b) and 317(a) of that Act), then the trustee, as well as any holder who shall not have earlier consented to such subordination provisions, shall (notwithstanding such provision contained in the indenture) be authorized to institute a lawsuit for the enforcement of any payment of principal or interest after their respective due dates.

The collateral granted as security for our obligations under the L Bonds and Series I Secured Notes may be insufficient to repay the indebtedness upon an event of default.

Our L Bonds and Series I Secured Notes are structurally subordinate to all obligations of our wholly owned subsidiaries DLP Funding II and DLP Funding III. Importantly in this regard, DLP Funding II and DLP Funding III own most of our life insurance policies and are the borrowers under the credit facility. This means that holders of the L Bonds and Series I Secured Notes will have a junior position to the claims of our senior credit facility provider.

Thus, L Bonds and Series I Secured Notes are subordinate to all senior secured debt we have or may incur, to the extent of the value of the assets securing that debt. Importantly, as the issuers of the L Bonds and Series I Secured Notes which have granted a general security interest in their assets as collateral security for those obligations, GWG Holdings’ and GWG Life’s most significant assets are cash and their investments in subsidiaries. GWG Holdings’

total (non-consolidated) assets at March 31, 2015 were approximately $246.8 million, of which approximately $210.2 million was its investment in subsidiaries. While the indenture agreements governing the L Bonds limits the amount of debt we and our subsidiaries can incur (through the debt coverage ratio covenant contained in Section 6.1 of such indenture), the indenture permits us and our subsidiaries to incur secured debt (subject to the debt coverage ratio) that may be senior to the L Bonds. For more information relating to the debt coverage ratio, please refer to the risk factor below captioned “Because we intend to hold our life insurance policies to their maturity...,” page 23.

As indicated above, as of March 31, 2015, we had approximately $72 million of outstanding secured indebtedness under our revolving credit facility that is senior to the L Bonds. For a description of the ranking of the L Bonds, see “Description of the L Bonds—Ranking” in this prospectus. In addition, the guarantee and associated grant of collateral security by GWG Life for our obligations under the L Bonds may offer security that is insufficient to fully satisfy obligations under the L Bonds. Like GWG Holdings, GWG Life’s most significant asset is its investment in its subsidiaries (in this case, DLP Funding II and DLP Funding III). GWG Life’s total assets at March 31, 2015 were approximately $241.2 million, of which approximately $236.3 million was its investment in subsidiaries.

Because of the foregoing, and because of the fact that 90% of our life insurance policies representing approximately 96% of the face value of our life insurance policy benefits as of March 31, 2015 are held in our DLP Funding II subsidiary, its associated master trust or our DLP Funding III subsidiary (and all of those assets serve as collateral security for our obligations under the revolving credit facility), L Bond holders risk the possibility that the collateral security we have granted for our obligations under such securities may be insufficient to repay those securities upon an event of default.

If a significant number of holders of our Series I Secured Notes and L Bonds demand repayment of those instruments instead of renewing them, and at such time we do not have sufficient capital on hand to fund such repayment (and do not otherwise have access to sufficient capital), we may be forced to liquidate some of our life insurance assets, which could have a material and adverse impact on our results of operations and financial condition.

As of March 31, 2015 we had approximately $208.7 million of L Bonds outstanding, all of which has been raised through continuous offerings including our ongoing $1.0 billion offering of L Bonds. In addition, our direct and wholly owned subsidiary, GWG Life, had issued and outstanding approximately $26.9 million in Series I Secured Notes as of March 31, 2015. By virtue of GWG Life’s full and unconditional guarantee of obligations under the L Bonds, and other agreements contained in or made in connection with the indenture, the L Bonds are pari passu in right of payment and collateral with the Series I Secured Notes. The indenture governing the L Bonds, and the note issuance and security agreement governing the Series I Secured Notes, each provide for cross defaults upon an event of default under the provisions of the other agreement (i.e., an event of default under the note issuance and security agreement will constitute an event of default under the indenture for the L Bonds, and vice-versa).

The terms of the Series I Secured Notes have renewal features. Since we first issued our Series I Secured Notes, we have experienced $140.0 million in maturities, of which $109.2 million has renewed for an additional term as of March 31, 2015. This has provided us with an aggregate renewal rate of approximately 78% for investments in our Series I Secured Notes. The terms of the L Bonds also have renewal features. Since we first issued our L Bonds, we have experienced $79.9 million in maturities, of which $53.6 million has renewed for an additional term as of March 31, 2015. This has provided us with an aggregate renewal rate of approximately 67% for investments in the currently outstanding L Bonds. Future contractual maturities of Series I Secured Notes and L Bonds at March 31, 2015 are as follows:

Years Ending December 31,	Series I Secured Notes	L Bonds	Total
2015	$9,426,000	$56,626,000	$66,052,000
2016	10,060,000	59,311,000	69,371,000
2017	5,873,000	36,939,000	42,812,000
2018	802,000	23,355,000	24,157,000
2019	347,000	14,342,000	14,689,000
Thereafter	418,000	18,156,000	18,574,000
	$26,926,000	$208,729,000	$235,655,000

If investors holding existing indebtedness with short-term maturities do not elect to renew and we do not, at such time, have access to sufficient capital or have not raised sufficient capital by other financing efforts, we may need to liquidate some of our investments in life insurance policies earlier than anticipated. In such an event, we may be unable to sell those life insurance policies at prices we believe are fair or otherwise appropriate and such sales could have a material and adverse impact on our results of operations.

Because we intend to hold our life insurance policies to their maturity, we therefore measure our debt coverage ratio against our current cost of financing, which may not reflect the sale price of our life insurance policies if we were to liquidate them.

We intend to hold our life insurance policy investments until they are paid out at the mortality of the insured. As a result, we measure our debt coverage ratio based on the portfolio’s gross expected yield against the interest cost of our total debt obligations to finance the portfolio. The debt coverage ratio, expressed as a percentage, is defined as the ratio of (i) total amounts outstanding on any indebtedness for borrowed money, over (ii) the net present asset value of all life insurance assets we own, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is calculated as the present value of the life insurance portfolio’s expected future cash flows discounted at the weighted-average interest rate of the indebtedness for the previous month. Under the indenture, the maximum amount of such securities we may issue at any time is limited to an amount such that our debt coverage ratio does not exceed 90%. This limitation is designed to provide some comfort to holders of our debt that the value of our assets exceeds our obligations to those holders. Nevertheless, the debt coverage ratio (as calculated) is not based on the fair value of our life insurance assets, which may be different—greater or less—than the amount we would receive if we were forced to sell those assets in the marketplace. Furthermore, mere compliance with the debt coverage ratio does not contemplate or account for the significant transactional costs that could be associated with a sale of all or any significant portion of our portfolio.

We have no obligation to redeem L Bonds prior to their maturity date except in narrowly limited circumstances.

We will have no obligation, and L Bond holders will have no right to require us, to redeem any L Bonds prior to their maturity date. The only exceptions exist for situations in which an individual natural person investor suffers a total permanent disability or a bankruptcy, or dies. In any such event, we will be required to redeem the L Bonds of such person so long as certain procedural requirements are met. Outside these narrow exceptions, we may nonetheless agree, in our sole and absolute discretion, to accommodate requests to redeem L Bonds prior to their maturity in other cases. If we do agree to redeem any L Bonds, we will assess a 6% redemption fee for such transaction. For more information, see “Description of the L Bonds—Call and Redemption Prior to Stated Maturity.” As a result, any investment in our L Bonds should be considered illiquid and unable to be redeemed until its stated maturity.

Fraudulent transfer statutes may limit your rights under the guarantee of the L Bonds.

Our obligations under the L Bonds will be fully and unconditionally guaranteed by our direct wholly owned subsidiary, GWG Life. The guarantee may be subject to review under various laws for the protection of creditors. It is possible that other creditors of GWG Life may challenge the guarantee as a fraudulent transfer under relevant federal and state laws. Under certain circumstances, including a finding that GWG Life was insolvent at the time its guarantee was issued, a court could hold that the obligations of GWG Life under the guarantee may be voided or are subordinate to other obligations of GWG Life, or that the amount for which GWG Life is liable under its guarantee of the L Bonds may be limited. Different jurisdictions define “insolvency” differently, and we cannot assure you as to what standard a court would apply to determine whether GWG Life was insolvent. If a court were to determine that GWG Life was insolvent on the date on which it guaranteed the L Bonds, or that the guarantee constituted a fraudulent transfer on other legal grounds, the claims of creditors of GWG Life would effectively have priority with respect to GWG Life’s assets and earnings over the claims of the holders of the L Bonds.

Our controlling stockholders and principal executives are involved in litigation “clawback” claims, and it is possible that the trustee may assert claims against our company or that other adverse outcomes could negatively affect us.

Our Chief Executive Officer, Jon R. Sabes, and our corporate secretary and Executive Vice President of Originations and Servicing, Steven F. Sabes, who together beneficially own or control approximately 74.8% of our common stock, are subject to litigation relating to claims by a bankruptcy trustee for loan payments made to an affiliate, Opportunity Finance, LLC. The litigation stems from the 2010 conviction of an individual operating a fraudulent business, which business filed for bankruptcy in 2008. The bankruptcy trustee alleges that loan repayments to Opportunity Finance were avoidable transfers under preference or other legal theories and seeks to recover amounts for other creditors of the bankruptcy estate. Case No. 08-45257 (U.S. Bankruptcy Court District of Minnesota). Such

payments may ultimately be deemed to be avoidable transfers under preference or other legal theories. In addition, GWG Holdings invested $1.0 million in Opportunity Finance, LLC in 2006 and was repaid and received $176,948 of interest income from that investment in 2007. To date no claim has been made against the Company.

While we believe there are numerous meritorious defenses to the claims made by the bankruptcy trustee and others, and we are advised that the defendants in that action will vigorously defend against the trustee’s claims, such defendants may not prevail in the litigation. If the bankruptcy trustee or a successful private plaintiff sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, there could be a change in control of the Company, and our business together with all of our investors, including investors in our debentures, could be materially and adversely impacted. Such adverse results would likely arise in connection with negative change-in-control covenants contained in our revolving credit facility agreements, the breach of those covenants and an ensuing event of default under such facility. In addition, if the bankruptcy trustee or a private plaintiff sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, such transfers would adversely affect holders of our previously issued L Bonds by reducing the number of shares of common stock of GWG Holdings that have been pledged as collateral security for our obligations under the debentures. Finally, regardless of the outcome of this litigation, these matters may distract management and reduce the time and attention that they are able to devote to our business.

The loss of the services of our current executives or other key employees, or the failure to attract additional key individuals, would materially adversely affect our business operations and prospects.

Our financial success is dependent to a significant degree upon the efforts of our current executive officers and other key employees. In addition, our revolving credit facility requires Messrs. Jon R. Sabes and Steven F. Sabes to generally remain active within the business. We have entered into employment agreements with Messrs. Jon R. Sabes, Steven F. Sabes, Paul A. Siegert, William B. Acheson, Michael D. Freedman and Jon L. Gangelhoff. Nevertheless, there can be no assurance that these individuals will continue to provide services to us. A voluntary or involuntary termination of employment could have a materially adverse effect on our business operations if we were not able to attract qualified replacements in a timely manner. At present, we do not maintain key-man life insurance policies for any of these individuals. In addition, our success and viability is also dependent to a significant extent upon our ability to attract and retain qualified personnel in all areas of our business, especially our sales, policy acquisition, and financial management team. If we were to lose the members of these service teams, we would need to replace them with qualified individuals in a timely manner or our business operations and prospects could be adversely impacted.

We have no obligation to contribute to a sinking fund to retire the L Bonds, nor are the L Bonds guaranteed by any governmental agency.

We have no obligation to contribute funds to a sinking fund to repay principal or interest on the L Bonds upon maturity or default. The L Bonds are not certificates of deposit or similar obligations of, or guaranteed by, any depositary institution. Further, no governmental entity insures or guarantees payment on the L Bonds if we do not have enough funds to make principal or interest payments.

We have the discretion to purchase assets, including life insurance policies, through different subsidiaries, and to transfer assets among our subsidiaries. Any decision to purchase or hold title to assets in one subsidiary, as opposed to a different subsidiary, may affect the value of collateral security for our obligation under the L Bonds.

We may at our discretion direct the purchase of policies by, and the sale of policies and other assets amongst, different subsidiaries of GWG Holdings as a method of asset and liability management and to attempt to maintain diversification and certain ratios in our investment portfolio. Purchases of assets in, or movements of assets amongst, different subsidiaries could affect the value of the collateral security for obligations under the L Bonds. For example, purchases through, or transfers of life insurance policies to, DLP Funding II would cause the policies acquired by DLP Funding II to become collateral for our revolving credit facility, whereas purchases through, or transfers of life insurance policies to, GWG Life would cause the policies acquired by GWG Life to become collateral for the L Bonds. Accordingly, purchases of assets such as life insurance policies through, or transfers of such assets to, different subsidiaries may affect the value of collateral security for different classes of holders of our debt, including the L Bonds. In the case of a liquidation, any of these discretionary decisions may affect the value of and amount you may ultimately be entitled to receive with respect to your L Bonds.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

As a public reporting company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•         are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•         are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•         are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•         are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•         may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

•         are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising all of the proceeds we seek in our continuous offering of the L Bonds. In addition, the market price of our common stock may suffer.

We do not expect a market to exist that will enable you to sell your L Bonds.

Although we are a public reporting company that files information with the SEC, the L Bonds will not be readily resalable or transferable. No public market for the L Bonds exists and none is expected to develop. As a result, the transferability of the L Bonds will be limited. Accordingly, the purchase of L Bonds is not suitable for investors desiring liquidity at any time prior to the maturity of the L Bonds.

We cannot know the tax implications of an investment in the L Bonds for the L Bond holder.

The section of this prospectus entitled “Material Federal Income Tax Considerations” sets forth a summary of federal income tax consequences to the purchasers of the L Bonds. No information is provided concerning tax consequences under any other federal, state, local or foreign laws that may apply to the purchasers of the L Bonds. Prospective investors or their representatives should read that section very carefully in order to properly evaluate the federal income tax risks of an investment in the L Bonds. Each prospective investor should consult his personal counsel, accountant and other business advisors as to the federal, state, local and foreign tax consequences of an investment in the L Bonds. L Bond holders will receive an IRS Form 1099-INT in connection with their receipt of interest payments.

USE OF PROCEEDS

If all of the L Bonds are sold, we expect to receive approximately $18,050,000 million of net proceeds from this offering after paying selling commissions, underwriters’ accountable expenses, including reasonable legal fees, and our own estimated offering expenses. More specifically, if all L Bonds offered hereby are sold, we would pay $1,300,000 in commissions, up to $250,000 in underwriters’ accountable expenses, including reasonable legal fees, and an estimated $400,000 in our own offering related expenses (consisting of legal, accounting, printing, mailing, registration, qualification and associated securities offering filing costs and expenses).

The maximum amount of commissions, fees and expense allowances and reimbursements payable to FINRA selling members is 6.5% of the principal amount of L Bonds sold, plus up to 1.25% of the gross offering proceeds for underwriter accountable expenses, which includes the $25,000 structuring fee, not to exceed $250,000. Therefore, if all of the L Bonds were sold and the maximum commissions, fees and expense allowances and reimbursements were paid, we estimate that the net proceeds to us, after paying our own estimated offering and related expenses, would be approximately $18.05 million. Nevertheless, because we do not know the total principal amount of L Bonds that will be ultimately sold, we are unable to accurately forecast the total net proceeds that will be generated by this offering. For more information about dealer-manager fees, selling commissions, and accountable expenses payable to our selling group in connection with the sale of L Bonds, as well as our own offering and related expenses, please see “Underwriting.”

There is no minimum amount of L Bonds that must be sold before we access investor funds.

Our goal is to use a majority of the net proceeds from the sale of L Bonds to purchase additional life insurance policy assets in the secondary market. The amount of proceeds we apply towards purchasing additional life insurance policy assets will depend, among other things, on the amount of net proceeds that we receive from the sale of L Bonds being offered, the existence and timing of opportunities to expand our portfolio of insurance policy assets, our cash needs for certain other expenditures (summarized below) we anticipate incurring in connection with this offering and in connection with our business, and the availability of other sources of cash (e.g., our revolving credit facility). These certain other expenditures, listed in order of priority, include:

•         paying premiums on life insurance assets we own;

•         paying principal at maturity, interest and fees to our lenders, including under our revolving credit facility, the Series I Secured Notes, the previously issued (and future issued) L Bonds and the L Bonds offered hereby; and paying fees and expenses of the trustees of certain trusts associated with our Series I Secured Notes, the previously issued (and future issued) L Bonds and the L Bonds offered hereby; and

•         providing funds for portfolio operations and working capital purposes.

Our use of funds for portfolio operations is expected to include, but not be limited to, expenditures such as (i) obtaining life expectancy reports, (ii) mortality tracking and (iii) legal and collections expenses; and our use of funds for working capital purposes is expected to include, but not be limited to, (iv) sales and marketing expenses, (v) general and administrative expenses, as well as (vi) tax liabilities, and (vii) interest rate caps, swaps or hedging instruments for our life insurance policy portfolio or our indebtedness.

As indicated above, the extent to which we will use proceeds from this offering for these other purposes, and the amounts and timing of such expenditures will depend on a variety of factors. We currently expect to allocate net offering proceeds (assuming the maximum amount of commissions, fees, expense allowances and reimbursements equal to 6.5% of the aggregate principal amount of L Bonds sold) as follows:

Gross Offering Proceeds
	$20,000,000
Net Offering Proceeds	18,050,000	100%
Purchase Policies	13,357,000	74%
Payment of Premiums	1,805,000	10%
Payment of Principal and Interest	2,346,500	13%
Other Expenditures	541,500	3%

Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. Treasury Bills and similar securities investments pending their use. We may also purchase interest rate hedges to lock in our cost of capital, or longevity hedges to lock in our expected return from our portfolio.

As indicated above, we may use some of the net proceeds from this offering to pay premiums on life insurance assets we own. Our aggregate premium obligations over the next five years for life insurance assets that we own as of December 31, 2014 are set forth in the table below. These premium obligations do not take into account the expectation of mortality over the periods presented.

Year	Premiums
2015	$26,349,000
2016	28,857,000
2017	32,365,000
2018	35,341,000
2019	39,423,000
Total	$162,335,000

Also as indicated above, we may use some of the net proceeds from this offering to pay principal amounts owing under our Series I Secured Notes or previously issued L Bonds when such amounts become due and payable. The amount of such securities that we would repay with proceeds of this offering will depend on whether the holders of such notes elect repayment rather than renewal of such securities, as well as whether we elect to use other sources of repayment. We believe it is most likely that such payments, if any, would relate to securities that mature within the first three years after the initial effective date of the registration statement of which this prospectus is a part. Of the Series I Secured Notes presently scheduled to mature on or prior to December 31, 2017, such notes have an aggregate outstanding principal amount of approximately $26.8 million and a weighted-average interest rate of 8.32% as of December 31, 2014. Of our outstanding L Bonds presently scheduled to mature on or prior to December 31, 2017, such securities have an aggregate outstanding principal amount of approximately $145.6 million and a weighted-average interest rate of 7.02% as of December 31, 2014. We do not intend to use any net proceeds from this offering to repurchase Series I Secured Notes or previously issued L Bonds prior to their maturity.

CAPITALIZATION

The following table sets forth, as of March 31, 2015, our consolidated debt and stockholders’ equity on an actual basis and as adjusted to give effect to the sale of the maximum amount of L Bonds offered hereby. You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated herein by this reference.

	At March 31, 2015
	Actual	As Adjusted
Debt:	(Dollars in thousands, except per-share amounts) (Unaudited)
L Bonds offered hereby	$0	$20,000
L Bonds previously issued(1)	205,038	205,038
Series I Secured Notes(2)	26,499	26,499
Revolving credit facility(3)	72,161	72,161
Total debt	$303,698	$323,698

Stockholders’ equity (accumulated deficit):
Series A Convertible Preferred Stock (par value $0.001; shares authorized 40,000,000; shares issued and outstanding 2,738,966; liquidation preference of $20,542,000 on December 31, 2014)	$20,712	$20,712
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,870,193 on December 31, 2014)	$6	$6
Additional paid-in capital	16,290	16,290
Accumulated Deficit	(11,140)	(11,140)
Total stockholders’ equity	$25,868	$25,868
Total debt and stockholders’ equity:	$329,566	$349,566

____________

(1)      The total outstanding face amount of L Bonds outstanding at December 31, 2014 was $208.7 million plus $2.6 million of subscriptions in process, less unamortized selling costs of $6.3 million. The weighted-average interest rate of our outstanding L Bonds at March 31, 2015 was approximately 7.32%, and the weighted-average maturity was approximately 3.32 years. On January 9, 2015, all securities originally issued as “Renewable Secured Debentures” were renamed “L Bonds.”

(2)      The total outstanding face amount of Series I Secured Notes outstanding at December 31, 2014 was $26.9 million, less unamortized selling costs of $0.4 million. The weighted-average interest rate of our outstanding Series I Secured Notes at March 31, 2015 was approximately 8.39%, and the weighted-average maturity was approximately 2.11 years.

(3)      The interest rate of our revolving credit line floats in conjunction with advances made thereunder. The weighted-average interest rate payable under our revolving credit line at March 31, 2015 was approximately 6.22%. Amounts owing under our revolving credit line come due on June 30, 2018.

(4)      As of March 31, 2015, we had 2,765,281 preferred shares outstanding with a gross consideration of $20,712,000 (including cash proceeds, conversion of Series I Secured Notes and accrued interest on Series I Secured Notes, and conversion of preferred dividends payable) net of redemptions. We incurred Series A Preferred Stock issuance costs of $2,838,000, all of which was amortized to additional paid-in capital as of December 31, 2014.

For more discussion and information relating to the retirement of Series I Secured Notes, please refer to the “Use of Proceeds” section of this prospectus.

SELECTED FINANCIAL INFORMATION

The following tables set forth our summary consolidated financial information. The summary statement of operations data for fiscal years 2014 and 2013 and the selected balance sheet data as of December 31, 2014 and 2013 are derived from our audited consolidated financial statements contained elsewhere in this prospectus. The summary statement of operations data for the three-month period ended March 31, 2015 and the selected balance sheet data as of March 31, 2015 are derived from our unaudited condensed consolidated financial statements contained elsewhere in this prospectus. This selected consolidated financial information should be read in conjunction with, and is qualified by reference to, our consolidated financial statements and related notes contained herein and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of this prospectus.

Balance Sheet Data:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Total Assets	$351,312,527	$323,070,529	$275,380,476
Investment in Portfolio	278,395,047	282,883,010	234,672,794
Cash and Cash Equivalents	36,190,527	30,662,704	33,449,793
Restricted Cash	11,333,617	4,296,053	5,832,970
Total Liabilities	325,443,960	300,680,594	256,149,798
Revolving Credit Facility	72,161,048	72,161,048	79,000,000
Series I Secured Notes(1)	26,498,511	27,616,578	29,275,202
L Bonds previously issued(2)	205,038,330	182,782,884	131,646,062
Stockholder Preferred and Common Equity (Deficit)	25,868,614	22,389,936	19,230,678

____________

(1)      The total outstanding face amount of Series I Secured Notes outstanding at December 31, 2014 was $28,047,000, less unamortized selling costs of $430,000.

(2)      The total outstanding face amount of L Bonds previously issued by GWG Holdings, Inc. (originally under the name Renewable Secured Debentures) and outstanding at December 31, 2014 was $186,377,000 plus $2,288,000 of subscriptions in process, less unamortized selling costs of $5,882,000. On January 9, 2015, all securities originally issued as “Renewable Secured Debentures” will be renamed “L Bonds.”

Income Statement Data:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013
Total Revenue	$16,832,705	$30,476,575	$33,064,774
Gain on Life Settlements	16,783,409	30,416,127	29,513,642
Interest Expense	7,176,534	26,716,798	20,762,644
Net Income (Loss)	3,261,891	(5,962,909)	(194,955)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion in conjunction with the consolidated financial statements and accompanying notes and the information contained in other sections of this prospectus. This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. The statements in this discussion and analysis concerning expectations regarding our future performance, liquidity and capital resources, as well as other non-historical statements, are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Our actual results could differ materially from those suggested or implied by any forward-looking statements. Please see the “Risk Relating to Forward-Looking Statements” section of this prospectus.

Overview

We are engaged in the emerging secondary market for life insurance policies. We acquire life insurance policies in the secondary market from policy owners desiring to sell their policies at a discount to the face value of the insurance benefit. Once we purchase a policy, we continue paying the policy premiums in order to ultimately collect the face value of the insurance benefit. We generally seek to hold the individual policies to maturity, in order to ultimately collect the policy’s face value upon the insured’s mortality. Our strategy is to build a profitable and large portfolio of policies that is diversified in terms of insurance carriers and the medical conditions of insureds. We believe that diversification among insureds, insurers, and medical conditions will lower our overall risk exposure, and that a larger number of individual policies (diversification in overall number) will provide our portfolio with greater actuarial stability.

In the first three months of 2015, we recognized $25.0 million of revenue from the receipt of $28.6 million in policy benefits.  In addition, we recognized an expense from the change in fair value of our life insurance policies, net of premiums and carrying costs, of $8.2 million. In the first three months of 2015, interest expense, including amortization of the deferred financing costs and preferred stock dividends, was $7.2 million, and selling, general and administrative expenses were $3.8 million. Income tax expense for the first three months of 2015 was $2.6 million. Our net income for the first quarter of 2015 was $3.3 million.

In the first three months of 2014, we did not experience any policy maturities. In this period we recognized revenue from the change in fair value of our life insurance policies, net of premiums and carrying costs, of $5.5 million. For the three months ended March 31, 2014, interest expense, including amortization of the deferred financing costs and preferred stock dividends, was $6.3 million, and selling, general and administrative expenses were $2.1 million. Income tax benefit for the three months ended March 31, 2014 was $0.9 million. Our net loss for first quarter of 2014 was $1.9 million.

In 2014, we recognized $13.9 million of revenue from the receipt of $18.0 million in policy benefits. In addition, we recognized revenue from the change in fair value of our life insurance policies, net of premiums and carrying costs, of $16.5 million. In 2014, interest expense, including amortization of the deferred financing costs and preferred stock dividends, was $26.7 million, and selling, general and administrative expenses were $12.1 million. Income tax benefit in 2014 was $2.4 million. Our net loss in 2014 was $6.0 million.

In 2013, we recognized $12.0 million of revenue from the receipt of $16.6 million in policy benefits. In addition, we recognized revenue from the change in fair value of our life insurance policies, net of premiums and carrying costs, of $17.5 million. In 2013, interest expense, including amortization of the deferred financing costs and preferred stock dividends, was $20.8 million, and selling, general and administrative expenses were $10.3 million. Income tax expense in 2013 was $2.2 million. Our net loss in 2013 was $0.2 million.

To date, we have financed our business principally through the issuance of debt, including debt incurred by our subsidiary DLP Funding II under a senior revolving credit facility provided by Autobahn/DZ Bank, Series I Secured Notes issued by our subsidiary GWG Life and our registered public offerings of L Bonds. See the “Liquidity and Capital Resources” caption below. Effective May 11, 2015, our subsidiary DLP Funding III became a co-borrower under our credit facility.

Critical Accounting Policies

Critical Accounting Estimates

The preparation of our consolidated financial statements in accordance with the Generally Accepted Accounting Principles (GAAP) requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We base our judgments, estimates, and assumptions on historical experience and on various other factors believed to be reasonable under the circumstances. Actual results could differ materially from these estimates. We evaluate our judgments, estimates, and assumptions on a regular basis and make changes accordingly. We believe that the judgments, estimates, and assumptions involved in the accounting for the valuation of investments in life insurance policies have the greatest potential impact on our consolidated financial statements and accordingly believe these to be our critical accounting estimates. Below we discuss the critical accounting policies associated with these estimates as well as certain other critical accounting policies.

Ownership of Life Insurance Policies-Fair Value Option

Our primary business involves the purchasing and financing of life insurance policies. As such, we account for the purchase of life insurance policies in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC) 325-30, Investments in Insurance Contracts, which requires us to use either the investment method or the fair value method. We have elected to account for these life insurance policies as investments using the fair value method.

We initially record our purchase of life insurance policies at the transaction price, which is the amount paid for the policy, inclusive of all fees and costs associated with the acquisition. The fair value of our investment in the portfolio of insurance policies is evaluated at the end of each reporting period. Changes in the fair value of the portfolio of life insurance policies are based on periodic evaluations and are recorded as changes in fair value of life insurance policies in our consolidated and combined statement of operations. The fair value is determined as the net present value of the life insurance portfolio’s future expected cash flows that incorporates current life expectancy estimates and discount rate assumptions.

In addition to reporting our results of operations and financial condition based on the fair value of our life insurance policies as required by GAAP, management also makes calculations and evaluates our financial condition based on the weighted average expected internal rate of return of the policies and other non-GAAP financial measures. See “Non-GAAP Financial Measures” below.

Valuation of Insurance Policies

Unobservable inputs, as discussed below, are a critical component of our estimate for the fair value of our investments in life insurance policies. We currently use a probabilistic method of estimating and valuing the projected cash flows of our portfolio of life insurance policies, which we believe to be the preferred and most prevalent valuation method in the industry. In this regard, the most significant assumptions we make are the life expectancy estimates of the insureds and the discount rate applied to the projected cash flows to be derived from our portfolio.

In determining life expectancy estimates, we generally use actuarial medical reviews from independent medical underwriters. These medical underwriters evaluate the health of the insured by reviewing historical and current medical records. This evaluation is performed to produce an estimate of the insured’s mortality—a life expectancy report. In the case of a small face policy ($1.0 million face value of policy benefits or less), we may use one life expectancy report or estimate life expectancy based on a modified methodology that does not use actuarial medical reviews from independent medical underwriters. The life expectancy estimate represents a range of probabilities for the insured’s mortality against a group of cohorts with the same age, sex and smoking status. These mortality probabilities represent a mathematical curve known as a mortality curve, which is then used to generate a series of expected cash flows from the life insurance policy over the expected lifespan of the insured. A discount rate is used to calculate the net present value of the expected cash flows. The discount rate represents the internal rate of return we expect to earn on investments in a policy or in the portfolio as a whole at the stated fair value. The discount rate used to calculate fair value of our portfolio incorporates the guidance provided by ASC 820, Fair Value Measurements and Disclosures. Many of our current underwriting review processes, including our policy of obtaining actuarial medical reviews from independent medical underwriters as described above, are undertaken in satisfaction of obligations under our revolving credit facility. As a result, we may in the future modify our underwriting review processes if permitted under our borrowing arrangements.

The table below provides the discount rate used to estimate the fair value of our portfolio of life insurance policies for the period ending:

March 31, 2015	December 31, 2014	December 31, 2013
11.38%	11.43%	11.69%

The change in the discount rate incorporates current information about discount rates applied by other reporting companies owning portfolios of life insurance policies, discount rates observed by us in the life insurance secondary market, market interest rates, the credit exposure to the issuing insurance companies, and our estimate of the risk premium a purchaser would require to receive the future cash flows derived from our portfolio of life insurance policies. Because we use the discount rate to arrive at the fair value of our portfolio, the rate we choose necessarily assumes an orderly and arms-length transaction (i.e., a non-distressed transaction in which neither seller nor buyer is compelled to engage in the transaction).

We engaged a third party, Model Actuarial Pricing Systems (MAPS), to prepare a third-party valuation of our life settlement portfolio. MAPS owns and maintains the portfolio pricing software we use. MAPS processed policy data, future premium data, life expectancy estimate data, and other actuarial information we supplied to calculate a net present value for our portfolio using the specified discount rate of 11.43%. MAPS independently calculated the net present value of our portfolio of 291 policies to be $282.9 million, which is the same fair value estimate we used on the balance sheet as of December 31, 2014, and furnished us with a letter documenting its calculation.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can make an election to delay the adoption of certain accounting standards until those standards would apply to private companies. We have elected to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.” This exemption will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company” as defined under the JOBS Act, whichever is earlier.

Deferred Income Taxes

FASB ASC 740,Income Taxes, requires us to recognize deferred tax assets and liabilities for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is established for any portion of deferred tax assets that is not considered more likely than not to be realized.

We have provided a valuation allowance against the deferred tax asset related to a note receivable, which has been charged-off for financial reporting purposes, because we believe that, when realized for tax purposes, it will result in a capital loss that will not be utilized because we have no expectation of generating a capital gain within the applicable carryforward period. Therefore, we do not believe that it is more likely than not that the deferred tax asset will be realized.

We have also provided a valuation allowance against the deferred tax asset related to a tax basis capital loss generated with respect to our settlement and subsequent disposal of an earlier investment in Athena Structured Funds PLC (see “Notes to Consolidated Financial Statements” Note 9). As we have no expectation of generating capital gains with the applicable carryforward period, we do not believe that it is more likely than not that the deferred asset will be realized.

A valuation allowance is required to be recognized to reduce deferred tax assets to an amount that is more likely than not to be realized. Realization of deferred tax assets depends upon having sufficient past or future taxable income in periods to which the deductible temporary differences are expected to be recovered or within any applicable carryback or carryforward periods. We believe that it is more likely than not that we will be able to realize all of our deferred tax assets other than those which are expected to result in a capital loss.

Deferred Financing and Issuance Costs

Financing costs incurred to obtain financing under the revolving credit facility have been capitalized and are amortized using the straight-line method over the term of the revolving credit facility. The Series I Secured Note obligations are reported net of issuance costs, sales commissions, and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The L Bonds are reported net of issuance costs, sales commissions, and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The Series A Preferred Stock is reported net of issuance costs, sales commissions, including the fair value of warrants issued, and other direct expenses, which are amortized using the interest method as interest expense over a three-year redemption period. As of December 31, 2014 these costs have been fully amortized.

Principal Revenue and Expense Items

We earn revenues from the following three primary sources.

•         Policy Benefits Realized. We recognize the difference between the face value of the benefits and carrying values of the policy when an insured event has occurred and determine that settlement and collection of the policy benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. We generally collect the face value of the life insurance policy from the insurance company within 45 days of the insured’s mortality.

•         Change in Fair Value of Life Insurance Policies. We have elected to carry our investments in life insurance policies at fair value in accordance with ASC 325-30, Investments in Life Insurance Contracts. Accordingly, we value our investments in our portfolio of life insurance policies each reporting period in accordance with the fair value principles discussed herein, which includes the expected payment of premiums for future periods.

•         Sale of a Life Insurance Policy or a Portfolio of Life Insurance Policies. In an event of a sale of a policy, we recognize gain or loss as the difference between the price and the carrying value of the policy on the date of the receipt of payment on such sale.

Our main components of expense are summarized below.

•         Selling, General and Administrative Expenses. We recognize and record expenses incurred in our business operations, including operations related to the purchasing and servicing of life insurance policies. These expenses include professional fees, salaries, and sales and marketing expenditures.

•         Interest Expense. We recognize and record interest expenses associated with the costs of financing our life insurance portfolio for the current period. These expenses include interest paid to our senior lender under our revolving credit facility, as well as all interest paid on our debentures and other outstanding indebtedness such as our subsidiary Secured Notes and dividends on convertible, redeemable preferred stock. When we issue long-term indebtedness, we amortize the issuance costs associated with such indebtedness over the outstanding term of the financing, and classify it as interest expense.

Results of Operations — 2014 Compared to 2013

The following is our analysis of the results of operations for the periods indicated below. This analysis should be read in conjunction with our consolidated financial statements and related notes.

Revenue. The change in the discount rate incorporates current information about discount rates applied by other reporting companies owning portfolios of life insurance policies, discount rates observed by us in the life insurance secondary market, market interest rates, the credit exposure to the issuing insurance companies and our estimate of the risk premium a purchaser would require to receive the future cash flows derived from our portfolio of life insurance policies. Because we use the discount rate to arrive at the fair value of our portfolio, the rate we choose necessarily assumes an orderly and arms-length transaction (i.e., a non-distressed transaction in which neither seller nor buyer is compelled to engage in the transaction). The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 11.43% as of December 31, 2014, compared to 11.69% for the same date in 2013. The decrease in discount rate was due to both an increase in the size of our portfolio and the diversity of policies held in our portfolio of life insurance policies that resulted in a lower anticipated risk premium to a potential buyer. The carrying value of policies acquired during each quarterly reporting period are adjusted to their current fair value using the fair value discount rate applied to the entire portfolio as of that reporting date.

	Years Ended December 31,
	2014	2013
Revenue recognized from the receipt of policy benefits	$13,864,000	$12,036,000
Revenue recognized from the change in fair value of life insurance policies, net of premiums and carrying costs	16,552,000	17,478,000
Gain on life settlements, net	$30,416,000	$29,514,000
The change in fair value related to new policies acquired during the year	$8,502,000	$27,475,000

Expenses. Interest expense, including amortization of the deferred financing costs as well as preferred stock dividends, was $26.7 million during 2014 compared to $20.8 million during 2013, an increase of $5.9 million. $4.4 million of the increase was due to increased average debt outstanding and $1.5 million of the increase was due to increased issuance costs being amortized during 2014. Selling, general, and administrative expenses were $12.1 million, and $10.3 million for 2014 and 2013, respectively; an increase of $1.8 million. We employed more staff and hired additional members to our Business Development and executive teams in 2014. Our regular compensation and benefit expenses were higher in 2014 than they were in 2013. However, our total employee compensation and benefit expenses decreased by $0.1 million due to an $0.8 million one-time bonus paid in 2013 to the original members equal to the tax effect on them as a result of the conversion from an LLC to a corporation. Legal and professional expenses went up by $0.6 million due to increased compliance work. Marketing, recruiting and other expenses went up by $1.3 million due to the implementation of a direct marketing campaign, increased activity related to our public offering of L Bonds and increased expenses from the build out of our Business Development and executive teams.

Income Tax Expense. In 2014, the Company realized income tax benefits of $2.4 million. In 2013, we recorded an income tax expense of $2.2 million. The effective tax rate for the 12 months ended December 31, 2014 and 2013, was 28.7% and 109.8%, respectively, compared to a statutory rate of 43%. In 2014 and 2013, there were significant permanent differences between income before income taxes and taxable income. The primary permanent difference between our effective tax rate and the statutory federal rate are the accrual of preferred stock dividend expense, state income taxes, and other non-deductible expenses. The dividends charged to interest expense were $2.4 million and $2.5 million in 2014 and 2013, respectively.

	Year Ended December 31, 2014		Year Ended December 31, 2013
Statutory federal income tax (benefit)	$(2,844,000)	34.0%	$673,000	34.0%
State income taxes, net of federal benefit	(374,000)	4.5%	298,000	15.1%
Series A Preferred Stock dividends	826,000	(9.9)%	860,000	43.4%
Other permanent and temporary differences	(10,000)	0.1%	343,000	17.3%
Total income tax expense (benefit)	$(2,402,000)	28.7%	$2,174,000	109.8%

The most significant temporary differences between GAAP net income and taxable net income are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of life insurance portfolio.

Results of Operations — Three Months Ended March 31, 2015 Compared to the Same Period in 2014

The following is our analysis of the results of operations for the periods indicated below. This analysis should be read in conjunction with our consolidated financial statements and related notes.

Revenue.

	Three Months Ended March 31,
	2015	2014
Revenue recognized from the receipt of policy benefits(1)	$25,014,000	$—
Revenue (expense) recognized from the change in fair value of life insurance policies, net of premiums and carrying costs(2)	(8,231,000)	5,516,000
Gain on life settlements, net	$16,783,000	$5,516,000
The change in fair value related to new policies acquired during the first quarter of 2015	$612,000	$4,473,000

____________

(1)      In the first three months of 2015, we recognized $25.0 million of revenue from the receipt of $28.6 million in policy benefits. In the first three months of 2014, we did not experience any policy maturities.

(2)      The change in the discount rate incorporates current information about discount rates applied by other reporting companies owning portfolios of life insurance policies, discount rates observed by us in the life insurance secondary market, market interest rates, the credit exposure to the issuing insurance companies and our estimate of the risk premium a purchaser would require to receive the future cash flows derived from our portfolio of life insurance policies. Because we use the discount rate to arrive at the fair value of our portfolio, the rate we choose necessarily assumes an orderly and arms-length transaction (i.e., a non-distressed transaction in which neither seller nor buyer is compelled to engage in the transaction). The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 11.38% as of March 31, 2015, compared to 11.69% as of March 31, 2014, and to 11.43% as of December 31, 2014. The decrease in discount rate was due to both an increase in the size of our portfolio and the diversity of policies held in our portfolio of life insurance policies that resulted in a lower anticipated risk premium to a potential buyer. The carrying value of policies acquired during each quarterly reporting period are adjusted to their current fair value using the fair value discount rate applied to the entire portfolio as of that reporting date.

Expenses.

	Three Months Ended March 31,
	2015	2014	Increase
Employee compensation and benefits(1)	$1,728,000	$969,000	$759,000
Interest expense (including amortization of deferred financing costs and preferred stock dividends)(2)	7,176,000	6,327,000	849,000
Legal and professional expenses(3)	578,000	325,000	253,000
Other expenses(4)	1,479,000	759,000	720,000
Total expenses	$10,961,000	$8,380,000	$2,581,000

____________

(1)      The increase in the current period as compared to the first quarter of 2014 resulted primarily from our employment of more staff and additional members to our Business Development and executive teams.

(2)      The increase in the current period was due to the increase in average debt outstanding.

(3)      The increase in the current period is due to increased compliance work and SEC filings related to our L Bonds offering.

(4)      Marketing, recruiting and other expenses increased in the current period due to the implementation of a direct marketing campaign, increased activity related to our public offering of L Bonds and increased expenses from the implementation of a new company operating system.

Income Tax Expense. For the three months ended March 31, 2015, we had $5.9 million of income before income taxes and recorded income tax expense of $2.6 million, or 44.4%. In the same period of 2014, we had $2.9 million of loss before income taxes and recognized an income tax benefit of $0.9 million, or 33.4%. The primary differences between our effective tax rate and the statutory federal rate are the accrual of preferred stock dividend expense, state taxes, and other non-deductible expenses. The primary permanent difference between our effective tax rate and the statutory federal rate are the accrual of preferred stock dividend expense, state income taxes, and other non-deductible expenses. The dividends charged to interest expense were $0.5 million and $0.6 million during the first three month of 2015 and 2014, respectively.

The following table provides a reconciliation of our income tax expense at the statutory federal tax rate to our actual income tax expense:

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
Statutory federal income tax (benefit)	$1,998,000	34.0%	$(964,000)	34.0%
State income taxes, net of federal benefit	416,000	7.1%	(141,000)	5.0%
Series A Preferred Stock dividends	183,000	3.1%	216,000	(7.6)%
Other permanent differences	12,000	0.2%	(66,000)	2.0%
Total income tax expense (benefit)	$2,609,000	44.4%	$(955,000)	33.4%

The most significant temporary differences between GAAP net income and taxable net income are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of life insurance portfolio.

Liquidity and Capital Resources

We finance our business through a combination of policy benefit revenues, origination fees, equity offerings, debt offerings, and a credit facility. We have used our debt offerings and credit facility primarily for policy acquisition, policy servicing, and portfolio related financing expenditures. We charge an intercompany origination fee in the amount of one to four percent of the face value of a life insurance policy’s benefit when we acquire the related life insurance policy. The origination fee we charge is included in the total purchase price we pay for a life insurance policy for purposes of our valuation and expected internal rate of return calculations, but is not netted against the purchase price we pay to a seller of an insurance policy. We generated cash flows of $0.4 million and $1.0 million from origination fees in the first quarter of 2015 and 2014, respectively. Profits from intercompany origination fees for life insurance policies retained by the Company are eliminated from our consolidated statements of operations. As such, the origination fees collected under our life insurance policy financing arrangements are reflected in our consolidated statements of cash flows as cash flows from financing activities as they are received from borrowings used to finance the acquisition of life insurance policies. Our revolving credit facility allows DLP Funding II to borrow the funds necessary to pay origination fees to GWG Life. Our borrowing agreements allow us to use net proceeds of the L Bonds for policy acquisition, which includes origination fees. If the policy acquisition is not financed, no fees are included in the consolidated cash flows. See “Cash Flows” below for further information. We determine the value of life insurance policies in accordance with ASC 325-30, Investments in Insurance Contracts, using the fair value method. Under the fair value method, the initial investment is recorded at the transaction price. Because the origination fees are paid from a wholly owned subsidiary to the parent company, these fees are not included in the transaction price as reflected in our consolidated financial statements. For further discussion on our accounting policies for life settlements, please refer to note 1 to our consolidated financial statements.

As of March 31, 2015 and December 31, 2014, we had approximately $39.9 million and $51.2 million, respectively, in combined available cash and available borrowing base surplus capacity under our revolving credit facility for the purpose of purchasing additional life insurance policies, paying premiums on existing policies, paying portfolio servicing expenses, and paying principal and interest on our outstanding financing obligations.

In September 2012, we concluded a Series A Preferred Stock offering, having received an aggregate $24.6 million in subscriptions for our Series A Preferred Stock. These subscriptions consisted of $14.0 million in conversions of outstanding Series I Secured Notes and $10.6 million of new investments. We have used the proceeds from the sale of our Series A Preferred Stock to fund our operational expenditures.

In June 2011, GWG registered a $250.0 million debt offering of our Renewable Secured Debentures (subsequently renamed L Bonds) with the SEC. The registration became effective on January 31, 2012. Effective January 9, 2015, we launched a $1 billion follow-on to our publicly registered L Bond offering. Through March 31, 2015, the total amount of these L Bonds sold, including renewals, was $288.6 million. As of March 31, 2015, we had approximately $208.7 million in principal amount of L Bonds outstanding.

On September 24, 2014, we consummated an initial public offering of its common stock resulting in the sale of 800,000 shares of common stock at $12.50 per share and net proceeds of approximately $8.6 million after the deduction of underwriting commissions, discounts and expense reimbursements. We used the net proceeds from the offering to promote and advertise the opportunities for consumers owning life insurance and investors to profit from participating in the secondary market for life insurance policies, to purchase additional life insurance policies in the secondary market, to pay premiums on our life insurance policy assets, to fund our portfolio operations, and for working capital purposes.

In November 2009, our wholly owned subsidiary GWG Life commenced private placement of Series I Secured Notes to accredited investors only. This offering was closed in November 2011. As of March 31, 2015, we had approximately $26.9 million in principal amount of Series I Secured Notes outstanding.

The weighted-average interest rate of our outstanding Series I Secured Notes as of March 31, 2015 and December 31, 2014 was 8.39% and 8.37%, respectively, and the weighted-average maturity at those dates was 2.11 and 2.01 years, respectively. The Series I Secured Notes have renewal features. Since we first issued our Series I Secured Notes, we have experienced $140.0 million in maturities, of which as of March 31, 2015, $109.2 million has renewed for an additional term. This has provided us with an aggregate renewal rate of approximately 78% for investments in these securities.

The weighted-average interest rate of our outstanding L Bonds as of March 31, 2015 and December 31, 2014 was 7.32% and 7.45%, respectively, and the weighted-average maturity at those dates was 3.32 and 3.45 years, respectively. Our L Bonds have renewal features. Since we first issued our L Bonds, we have experienced $79.9 in maturities, of which as of March 31, 2015, $53.6 million has renewed for an additional term. This has provided us with an aggregate renewal rate of approximately 67% for investments in these securities. Future contractual maturities of Series I Secured Notes and L Bonds at March 31, 2015 were:

Years Ending December 31,	Series I Secured Notes	L Bonds	Total
2015	$9,426,000	$56,626,000	$66,052,000
2016	10,060,000	59,311,000	69,371,000
2017	5,873,000	36,939,000	42,812,000
2018	802,000	23,355,000	24,157,000
2019	347,000	14,342,000	14,689,000
Thereafter	418,000	18,156,000	18,574,000
	$26,926,000	$208,729,000	$235,655,000

The L Bonds and Series I Secured Notes are secured by all our assets, and are subordinate to our revolving credit facility with Autobahn/DZ Bank. The L Bonds and Series I Secured Notes are pari passu with respect to a security interest in our assets pursuant to an intercreditor agreement (see notes 6 and 7 to our consolidated financial statements).

We maintain a $100 million revolving credit facility with Autobahn/DZ Bank through GWG Life’s wholly owned subsidiary DLP Funding II. As of both March 31, 2015 and December 31, 2014, we had $72.2 million outstanding under the revolving credit facility and maintained an available borrowing base surplus of $3.7 million and $20.6 million, respectively (see note 5 to our condensed consolidated financial statements). Effective May 11, 2015, we amended and restated our credit facility, including among other things, to add GWG Life’s wholly owned subsidiary DLP Funding III as a borrower and to increase the maximum amount of the credit facility to $105 million (see “— Amended and Restated Credit Facility” below for more information.)

We expect to meet our ongoing operational capital needs through a combination of policy benefit revenues, origination fees, and proceeds from financing transactions. We expect to meet our policy acquisition, servicing, and financing capital needs principally from the receipt of policy benefit revenues from our portfolio of life insurance policies, net proceeds from our offering of L Bonds, and from our revolving credit facility. Because we only receive origination fees when we purchase a policy, our receipt of those fees is contingent upon our consummation of policy purchases, which is, in turn, contingent upon our receipt of external funding. We have demonstrated continued access to credit and financing markets. Furthermore, we expect that policy benefit payments will increase as the average age of the insureds increase and mortality events occur over time which trend we expect to experience more significantly in 2015 with steady increase until 2018. As a result of the foregoing, we estimate that our liquidity and capital resources are sufficient for our current and projected financial needs. Nevertheless, if we are unable to continue our offering of L Bonds for any reason (or if we become unsuccessful in selling L Bonds), and we are unable to obtain capital from other sources, we expect that our business would be materially and adversely affected. In addition, our business would be materially and adversely affected if we did not receive the policy benefits we forecast and if holders of our L Bonds or Series I Secured Notes failed to renew with the frequency we have historically experienced. In such a case, we could be forced to sell our investments in life insurance policies to service or satisfy our debt-related obligations and continue to pay policy premiums.

Capital expenditures have historically not been material and we do not anticipate making material capital expenditures in 2015 or beyond.

Debt Financings Summary

We had the following outstanding debt balances as of March 31, 2015:

Issuer/Borrower	Principal Amount Outstanding	Weighted Average Interest Rate
GWG Holdings, Inc. – L Bonds	$208,729,000	7.32%
GWG Life Settlements, LLC – Series I Notes, secured	26,926,000	8.39%
GWG DLP Funding II, LLC – Revolving credit facility	72,161,000	6.22%
Total	$307,816,000	7.16%

Our total credit facility and other indebtedness balance as of March 31, 2015 and December 31, 2014 was $307.8 million and $286.6 million, respectively. At March 31, 2015, the total outstanding face amount under our Series I Secured Notes outstanding was $26.9 million, less unamortized selling costs of $0.4 million, resulting in a carrying amount of $26.5 million. At December 31, 2014, the total outstanding face amount under our Series I Secured Notes outstanding was $28.0 million, less unamortized selling costs of $0.4 million, resulting in a carrying amount of $27.6 million. At March 31, 2015, the total outstanding face amount of L Bonds was $208.7 million plus $2.6 million of subscriptions in process, less unamortized selling costs of $6.3 million resulting in a carrying amount of $205.0 million. At December 31, 2014, the total outstanding face amount of L Bonds was $186.4 million plus $2.3 million of subscriptions in process, less unamortized selling costs of $5.9 million resulting in a carrying amount of $182.8 million. At March 31, 2015, the fair value of our investments in life insurance policies of $278.4 million plus our cash balance of $36.2 million and our restricted cash balance of $11.3 million, totaled $325.9 million, representing an excess of portfolio assets over secured indebtedness of $18.1 million. At December 31, 2014, the fair value of our investments in life insurance policies of $282.8 million plus our cash balance of $30.7 million and our restricted cash balance of $4.3 million, totaled $317.8 million, representing an excess of portfolio assets over secured indebtedness of $31.2 million. At March 31, 2015 our weighted average cost of capital was approximately 7.16%. The L Bonds and Series I Secured Notes are secured by all our assets and are subordinate to our revolving credit facility with Autobahn/DZ Bank. The L Bonds and Series I Secured Notes are pari passu with respect to a security interest in our asset pursuant to an intercreditor agreement.

The following forward-looking table seeks to illustrate the impact of a hypothetical sale of our portfolio of life insurance assets at various discount rates in order to satisfy our debt obligations as of March 31, 2015. In all cases, the sale of the life insurance assets owned by DLP Funding II and DLP Funding III will be used first to satisfy all amounts owing under the revolving credit facility with Autobahn/DZ Bank. The net sale proceeds remaining after satisfying all obligations under the revolving credit facility would be applied to L Bonds and Series I Secured Notes on a pari passu basis.

Portfolio Discount Rate	10%	11%	12%	13%
Value of portfolio	$296,779,000	$283,258,000	$270,763,833	$259,195,000
Cash and cash equivalents	47,524,000	47,524,000	47,524,000	47,524,000
Total assets	344,303,000	330,782,000	318,287,833	306,719,000
Revolving credit facility Autobahn/DZ Bank	72,161,000	72,161,000	72,161,000	72,161,000
Net after revolving credit facility	272,142,000	258,621,000	246,127,000	234,558,000
Series I Secured Notes and L Bonds	235,652,000	235,652,000	235,652,000	235,652,000
Net after Series I Secured Notes and L Bonds	36,490,000	22,969,000	10,475,000	(1,094,000)
Impairment to Series I Secured Notes and L Bonds	No impairment	No impairment	No impairment	Impairment

The table illustrates that our ability to fully satisfy amounts owing under the L Bonds and Series I Secured Notes would likely be impaired upon the sale of all our life insurance assets at a price equivalent to a discount rate of approximately 12.90% or higher. At December 31, 2014 the impairment occurred at discount rate of approximately 14.09% or higher. The discount rates used to calculate the fair value of our portfolio for mark-to-market accounting were 11.38% and 11.43% as of March 31, 2015 and December 31, 2014, respectively.

The table does not include any allowance for transactional fees and expenses associated with a portfolio sale (which expenses and fees could be substantial), and is provided to demonstrate how various discount rates used to value our portfolio could affect our ability to satisfy amounts owing under our debt obligations, in light of our senior secured lender’s right to priority payments. You should read the above table in conjunction with the information contained in other sections of this report, including our discussion of discount rates included under the “— Critical Accounting Policies — Valuation of Insurance Policies” caption above. This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. The forward-looking presentation above is subject to numerous risks and uncertainties. Our actual results could differ materially from those suggested or implied by the above table. Please see the caption “Risk Relating to Forward-Looking Statements” above.

Amended and Restated Credit Facility

Effective May 11, 2015, GWG Holdings, together with certain of its subsidiaries, entered into an Second Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, as the conduit lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the committed lender and as the agent on behalf of secured parties under such agreement. The Second Amended and Restated Credit and Security Agreement extends the maturity date of borrowings made by the Company’s subsidiaries, GWG DLP Funding II, LLC and GWG DLP Funding III, LLC, to June 30, 2018.  Advances under the credit facility made after May 11, 2015 will bear interest at the commercial paper rate of the lender at the time of the advance, or at the lender’s cost of borrowing plus 4.25 percent, which is 1.75 percent less than under the previous Credit and Security Agreement executed on January 25, 2013. In addition to the extended term and decreased interest rate and borrowing cost, the Second Amended and Restated Credit and Security Agreement also removes the requirement that the Company maintain a reserve for certain projected expenditures (including anticipated premium payments required to service its life insurance portfolio), thereby allowing for the Company’s full use of the credit facility up to its limit of $105,000,000 (which was increased from the previous limit of $100,000,000).

In connection with the Second Amended and Restated Credit and Security Agreement, GWG Holdings and its subsidiaries entered into certain other agreements and amendments and restatements of earlier agreements entered into in connection with the original and renewal Credit and Security Agreements.  Included among these other agreements was an Amended and Restated Performance Guaranty affirming the performance guaranty that GWG Holdings earlier provided in connection with the original and first amended and related Credit and Security Agreements to DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent.

Cash Flows

The payment of premiums and servicing costs to maintain life insurance policies represents our most significant requirement for cash disbursement. When a policy is purchased, we are able to calculate the minimum premium payments required to maintain the policy in-force. Over time as the insured age, premium payments will increase; however, the probability of actually needing to pay the premiums decreases since mortality becomes more likely. These scheduled premiums and associated probabilities are factored into our expected internal rate of return and cash-flow modeling described herein. Beyond premiums, we incur policy servicing costs, including annual trustee and tracking costs, and debt servicing costs, including principal and interest payments. Until we receive a stable amount of proceeds from the policy benefits, we intend to pay these costs from our credit facility, when permitted, and through the issuance of debt securities, including the L Bonds.

The amount of payments for anticipated premiums and servicing costs that we will be required to make over the next five years to maintain our current portfolio, assuming no mortalities, is set forth in the table below.

Years Ending December 31,	Premiums	Servicing	Premiums and Servicing Fees
Nine months ending December 31, 2015	$18,635,000	$352,000	$18,987,000
2016	26,899,000	352,000	27,251,000
2017	30,098,000	352,000	30,450,000
2018	32,813,000	352,000	33,165,000
2019	36,454,000	352,000	36,806,000
2020	40,389,000	352,000	40,741,000
	$185,288,000	$2,112,000	$187,400,000

For the quarter end dates set forth below, the following table illustrates the total amount of face value of policy benefits owned, and the trailing 12 months of life insurance policy benefits collected and premiums paid on our portfolio. The trailing 12-month benefits/premium coverage ratio indicates the ratio of policy benefits received to premiums paid over the trailing 12-month period from our portfolio of life insurance policies.

Quarter End Date	Portfolio Face Amount	12-Month Trailing Benefits Collected	12-Month Trailing Premiums Paid	12-Month Trailing Benefits/ Premium Coverage Ratio
March 31, 2012	$482,455,000	$4,203,000	$14,977,000	28.06%
June 30, 2012	489,255,000	8,703,000	15,412,000	56.47%
September 30, 2012	515,661,000	7,833,000	15,837,000	49.46%
December 31, 2012	572,245,000	7,350,000	16,597,000	44.28%
March 31, 2013	639,755,000	11,350,000	18,044,000	62.90%
June 30, 2013	650,655,000	13,450,000	19,182,000	70.11%
September 30, 2013	705,069,000	18,450,000	20,279,000	90.98%
December 31, 2013	740,648,000	16,600,000	21,733,000	76.38%
March 31, 2014	771,940,000	12,600,000	21,930,000	57.46%
June 30, 2014	784,652,000	6,300,000	22,598,000	27.88%
September 30, 2014	787,964,000	4,300,000	23,121,000	18.60%
December 31, 2014	779,099,000	18,050,000	23,265,000	77.58%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.23%

We believe that the portfolio cash flow results set forth above are consistent with our general investment thesis: that the life insurance policy benefits we receive will continue to increase over time in relation to the premiums we are required to pay on the remaining polices in the portfolio. Nevertheless, we expect that our portfolio cash flow results on a period-to-period basis will remain inconsistent until such time as we achieve our goal of acquiring a larger, more diversified portfolio of life insurance policies in order to obtain more normalized actuarial results. As our receipt of life insurance policy benefits increases, we expect to begin servicing and paying down our outstanding indebtedness, or alternatively purchasing additional life insurance policies, from these cash flows.

The life insurance policies owned by DLP Funding II (and, effective as of May 11, 2015, DLP Funding III) are subject to a collateral arrangement with the agent to our revolving credit lender, as described in note 5 to the consolidated financial statements. Under this arrangement, collection and escrow accounts are used to fund purchases and premiums of the insurance policies and to pay interest and other charges under our revolving credit facility. The lender and its agent must authorize all disbursements from these accounts, including any distributions to GWG Life or Holdings. Distributions are limited to an amount that would result in the borrowers (DLP Funding II, DLP Funding III, GWG Life, and Holdings) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by the agent. After such amount is reached, the credit agreement requires that excess funds be used to fund repayments or a reserve account in a certain amount before any additional distributions may be made. In the future, these arrangements may restrict the cash flows available for payment of principal and interest on our debt obligations.

Inflation

Changes in inflation do not necessarily correlate with changes in interest rates. We presently do not foresee any material impact of inflation on our results of operations in the periods presented in our consolidated financial statements.

Off-Balance Sheet Arrangements

Operating Lease - We entered into an office lease with U.S. Bank National Association as the landlord. The lease was effective April 22, 2012 with a term through August 31, 2015. The lease is for 11,695 square feet of office space located at 220 South Sixth Street, Minneapolis, Minnesota. We are obligated to pay base rent plus common area maintenance and a share of the building operating costs. The minimum lease payment under the lease agreement is $0.1 million in 2015.

Credit Risk

We review the credit risk associated with our portfolio of life insurance policies when estimating its fair value. In evaluating the policies’ credit risk we consider insurance company solvency, credit risk indicators, economic conditions, ongoing credit evaluations, and company positions. We attempt to manage our credit risk related to life insurance policies typically by purchasing policies issued only from companies with an investment grade credit rating by either Standard & Poor’s, Moody’s, or A.M. Best Company. As of December 31, 2014, 99.07% of our life insurance policies, by face value benefits, were issued by companies that maintained an investment grade rating (BBB or better) by Standard & Poor’s.

Interest Rate Risk

Our credit facility is floating-rate financing. In addition, our ability to offer interest rates that attract capital (including in our continuous offering of L Bonds) is generally impacted by prevailing interest rates. Furthermore, while our other indebtedness provides us with fixed-rate financing, our debt coverage ratio is calculated in relation to our total cost of financing. Therefore, fluctuations in interest rates impact our business by increasing our borrowing costs, and reducing availability under our debt financing arrangements. Furthermore, we calculate our portfolio earnings based upon the spread generated between the return on our life insurance portfolio and the cost of our financing. As a result, increases in interest rates will reduce the earnings we expect to achieve from our investments in life insurance policies.

Non-GAAP Financial Measures

We use non-GAAP financial measures when evaluating our financial results, for planning and forecasting purposes, and for maintaining compliance with covenants contained in our borrowing agreements. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. This presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. See the notes to our consolidated financial statements and our audited financial statements contained herein.

We have elected to carry our investments in life insurance policies at fair value in accordance with ASC 325-30,Investments in Life Insurance Contracts. Accordingly, we value our investments in life insurance policies at the conclusion of each reporting period in accordance with GAAP fair value accounting principles. In addition to GAAP, we are required to report non-GAAP financial measures to Autobahn/DZ Bank under certain financial covenants made to that lender under our revolving credit facility. As indicated above, we also use non-GAAP financial reporting to manage and evaluate the financial performance of our business.

GAAP-based fair value requires us to mark-to-market our investments in life insurance policies, which by its nature, is based upon Level 3 measurements that are unobservable. As a result, this accounting treatment imports financial market volatility and subjective inputs into our financial reporting. We believe this type of reporting is at odds with one of the key attractions for purchasing and owning a portfolio life insurance policies: the non-correlated nature of the returns to be derived from such policies. Therefore, in contrast to a GAAP-based fair valuation, we seek to measure the accrual of the actuarial gain occurring within the portfolio of life insurance policies at their expected internal rate of return based on statistical mortality probabilities for the insureds (using primarily the insured’s age, sex, health and smoking status). The expected internal rate of return tracks actuarial gain occurring within the policies according to a mortality table as the insureds’ age increases. By comparing the actuarial gain accruing within our portfolio of life insurance policies against our costs during the same period, we can estimate, manage and evaluate the overall financial profitability of our business without regard to mark-to-market volatility. We use this information to balance our life insurance policy purchasing and manage our capital structure, including the issuance of debt and utilization of our other sources of capital, and to monitor our compliance with borrowing covenants. We believe that these non-GAAP financial measures provide information that is useful for investors to understand period-over-period operating results separate and apart from fair value items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

Our credit facility requires us to maintain a “positive net income” and “tangible net worth” each of which are calculated on an adjusted non-GAAP basis on the method described above, without regard to GAAP-based fair value measures. In addition, our revolving credit facility requires us to maintain an “excess spread,” which is the difference between (i) the weighted average of our expected internal rate of return of our portfolio of life insurance policies and (ii) the weighted average of our credit facility’s interest rate. These calculations are made using non-GAAP measures in the method described below, without regard to GAAP-based fair value measures.

In addition, the indenture under which our L Bonds were and continue to be issued, and the note issuance and security agreement under which our Series I Secured Notes were issued, require us to maintain a “debt coverage ratio” designed to ensure that the expected cash flows from our portfolio of life insurance policies is able to adequately service our total outstanding indebtedness. In addition, our L Bond indenture requires us to maintain a “subordination ratio” limiting the total amount of indebtedness that can be issued senior in rank to the L Bonds and Series I Secured Notes. These ratios are calculated using non-GAAP measures in the method described below, without regard to GAAP-based fair value measures.

Adjusted Non-GAAP Net Income. Our credit facility requires us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate the adjusted net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended	Years Ended December 31,
	March 31, 2015	2014	2013
GAAP net income (loss)	$3,262,000	$(5,963,000)	$(195,000)
Unrealized fair value (gain) loss(1)	1,894,000	(39,928,000)	(39,338,000)
Adjusted cost basis increase(2)	12,229,000	44,833,000	38,627,000
Accrual of unrealized actuarial gain(3)	4,241,000	30,427,000	21,822,000
Total adjusted non-GAAP net income(4)	$21,626,000	$29,369,000	$20,916,000

____________

(1)      Reversal of unrealized fair value gain of life insurance policies for current period.

(2)      Adjusted cost basis is increased to include those acquisition and servicing expenses which are not capitalized by GAAP.

(3)      Accrual of actuarial gain at expected internal rate of return based on investment cost basis for the period.

(4)      We must maintain an annual positive consolidated net income, calculated on a non-GAAP basis, to maintain compliance with our revolving credit facility with DZ Bank/Autobahn.

Adjusted Non-GAAP Tangible Net Worth. As of March 31, 2015, our revolving credit facility required us to maintain a tangible net worth in excess of $15 million calculated on an adjusted non-GAAP basis. Effective as of May 11, 2015, this tangible net worth requirement was increased to not less than $45 million. We calculate the adjusted tangible net worth by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return of the policies we own without regard to fair value. We net this actuarial gain against our costs during the same period to calculate our tangible net worth on a non-GAAP basis.

	As of March 31,	As of December 31,
	2015	2014	2013
GAAP net worth(1)	$25,869,000	$22,390,000	$19,231,000
Less intangible assets(2)	(9,276,000)	(8,132,000)	(6,068,000)
GAAP tangible net worth	16,593,000	14,258,000	13,163,000
Unrealized fair value gain(3)	(152,778,000)	(154,672,000)	(114,744,000)
Adjusted cost basis increase(4)	150,930,000	147,673,000	106,201,000
Accrual of unrealized actuarial gain(5)	84,030,000	80,122,000	49,666,000
Total adjusted non-GAAP tangible net worth(6)	$98,775,000	$87,381,000	$54,286,000

____________

(1)      Includes termination of redeemable member’s interest prior to corporate conversion and preferred stock classified as temporary equity.

(2)      Unamortized portion of deferred financing costs and pre-paid insurance.

(3)      Reversal of cumulative unrealized fair value gain or loss of life insurance policies.

(4)      Adjusted cost basis is increased by acquisition and servicing expenses which are not capitalized under GAAP.

(5)      Accrual of cumulative actuarial gain at expected internal rate of return based on investment cost basis.

(6)      We were required as of March 31, 2015, to maintain a total adjusted non-GAAP tangible net worth of $15 million to maintain compliance with our revolving credit facility with DZ Bank/Autobahn. Effective as of May 11, 2015, this tangible net worth requirement was increased to not less than $45 million.

Excess Spread. Our revolving credit facility requires us to maintain a 2.00% “excess spread” between our weighted-average expected internal rate of return of our portfolio of life insurance policies and the credit facility’s interest rate. A presentation of our excess spread and our total excess spread is set forth below. Management uses the “total excess spread” to gauge expected profitability of our investments, and uses the “excess spread” to monitor compliance with our borrowing.

	As of March 31, 2015	As of December 31, 2014	As of December 31, 2013
Weighted-average expected IRR(1)	11.33%	11.78%	12.21%
Weighted-average revolving credit facility interest rate(2)	6.22%	6.24%	6.19%
Excess spread(3)	5.11%	5.54%	6.02%
Total weighted-average interest rate on indebtedness for borrowed money(4)	7.16%	7.24%	7.20%
Total excess spread(5)	4.17%	4.54%	5.01%

____________

(1)      This represents the weighted-average expected internal rate of return of the life insurance policies as of the measurement date based upon our investment cost basis of the insurance policies and the expected cash flows from the life insurance portfolio. Our investment cost basis is calculated as our cash investment in the life insurance policies, without regard to GAAP-based fair value measurements, and is set forth below:

Investment Cost Basis	As of March 31, 2015	As of December 31, 2014	As of December 31, 2013
GAAP fair value	$278,395,000	$282,883,000	$234,673,000
Unrealized fair value gain(A)	(152,778,000)	(154,672,000)	(114,744,000)
Adjusted cost basis increase(B)	150,930,000	147,673,000	106,201,000
Investment cost basis(C)	$276,547,000	$275,884,000	$226,130,000

____________

(A)     This represents the reversal of cumulative unrealized GAAP fair value gain of life insurance policies.

(B)     Adjusted cost basis is increased to include those acquisition and servicing expenses that are not capitalized by GAAP.

(C)     This is the full cash investment cost basis in life insurance policies from which our expected internal rate of return is calculated.

(2)      This is the weighted-average revolving credit relating to our revolving credit facility interest rate as of the measurement date.

(3)      We must maintain an excess spread of 2.00% relating to our revolving credit facility to maintain compliance under such facility.

(4)      Represents the weighted-average interest rate paid on all outstanding indebtedness as of the measurement date, determined as follows:

Outstanding Indebtedness	As of March 31, 2015	As of December 31, 2014	As of December 31, 2013
Revolving credit facility	$72,161,000	$72,161,000	$79,000,000
Series I Secured Notes	26,926,000	28,047,000	29,744,000
L Bonds	208,729,000	186,377,000	134,891,000
Total	$307,816,000	$286,585,000	$243,635,000

Interest Rates on Indebtedness
Revolving credit facility	6.22%	6.24%	6.19%
Series I Secured Notes	8.39%	8.37%	8.35%
L Bonds	7.32%	7.45%	7.53%
Weighted-average interest rates on indebtedness	7.16%	7.24%	7.20%

(5)      Calculated as the weighted average expected IRR (1) minus the weighted average interest rate on indebtedness for borrowed money (4).

Debt Coverage Ratio and Subordination Ratio. Our L Bond and Series I Secured Notes borrowing covenants require us to maintain a “debt coverage ratio” of less than 90%. The “debt coverage ratio” is calculated by dividing the sum of our total indebtedness by the sum of our cash and cash equivalents and the net present value of the life insurance portfolio. The “subordination ratio” for our L Bonds is calculated by dividing the total indebtedness that is senior to L Bonds and Series I Secured Notes by the sum of the company’s cash and cash equivalents and the net present value of the life insurance portfolio. The “subordination ratio” must be less than 50%. For purposes of both ratio calculations, the net present value of the life insurance portfolio is calculated using a discount rate equal to the weighted average interest rate of all indebtedness.

	As of March 31, 2015	As of December 31, 2014	As of December 31, 2013
Life insurance portfolio policy benefits	$754,942,000	$779,099,000	$740,648,000
Discount rate of future cash flows	7.16%	7.24%	7.20%
Net present value of life insurance portfolio policy benefits	$341,867,000	$347,786,000	$302,761,000
Cash and cash equivalents	47,524,000	34,959,000	39,283,000
Total Coverage	389,391,000	382,745,000	332,044,000

Revolving credit facility	72,161,000	72,161,000	79,000,000
Series I Secured Notes	26,926,000	28,047,000	29,744,000
L Bonds	208,729,000	186,377,000	134,891,000
Total Indebtedness	$307,816,000	$286,585,000	$243,635,000

Debt Coverage Ratio	79.04%	74.88%	71.23%
Subordination Ratio	18.53%	18.85%	23.10%

As of March 31, 2015, we were in compliance with both the debt coverage ratio and the subordination ratio as required under our related financing agreements for both the L Bonds and Series I Secured Notes.

BUSINESS

Overview

GWG Holdings, Inc. is a specialty finance company and a leader in the life settlement market. A life settlement is the sale of an existing life insurance policy to a third party for more than its cash surrender value, but less than the face value of the policy benefit. We target our life settlement offerings toward consumers, 65 years and older, owning life insurance who can benefit from realizing the actuarial value of their life insurance policy. Consumers, 65 years and older, represent the fastest growing demographic segment in the United States according to the U.S. Census Bureau. These consumers, and their families, are faced with a variety of challenges as they seek to address their post-retirement financial needs. We believe that for older consumers owning life insurance, our life settlement services provide a unique and valuable financial solution for their post-retirement financial needs. In sum, we believe the value proposition of our services to the consumers we serve is very high, as we have found that we typically offer a multiple of the cash surrender value offered by the insurance carrier issuing the policy.

To address this growing need, we recently have expanded our services by offering consumers a range of options to access the actuarial value of their life insurance, including (i) purchasing all of their life insurance policy for cash, (ii) purchasing a portion of their life insurance policy for cash and allowing them to retain a portion of their policy benefit with no future premium obligation, (iii) allowing for the conversion of their life insurance policy towards payments for long term care, and (iv) allowing the consumer to gift a portion of their life insurance to family or a charity with no future premium obligation. All of our services involve our purchase or financing of life insurance assets from consumers in the secondary market at a discount to the face value of the policy benefit we obtain. In cases where we purchase a life insurance policy, we continue paying the policy premiums until maturity, in order to collect the policy benefit upon the insured’s mortality. In this way, we hope to profit from the difference between our cost of obtaining and financing a life insurance asset, and the face value of the policy benefit we receive upon the mortality of the insured.

In addition to our goal of providing consumers with value-added services based upon the actuarial value of their life insurance policies, we seek to build a profitable and large portfolio of life insurance assets that are well diversified in terms of insurance carriers, mortality profiles and the medical conditions of insureds. We believe that successfully diversifying our assets will lower our overall risk exposure and provide our portfolio of life insurance assets with greater actuarial stability and more reliable returns. To obtain the growth and diversification we seek, we have raised capital through a variety of financing efforts that have included the public offering of our common stock, private and public offerings of structured debt securities, private offerings of preferred stock, and a senior secured revolving credit facility. This offering of L Bonds is a further extension of that strategy, and presents investors with an opportunity to participate in our business and the secondary market for life insurance. We believe that this investment opportunity is unique and attractive in that potential investment returns from life insurance assets are not correlated to general economic or financial market conditions.

Our business was organized in February 2006. As a parent holding company, GWG Holdings was incorporated on March 19, 2008, as a limited liability company. On June 1, 2011, GWG Holdings converted from a Delaware limited liability company to a Delaware corporation through the filing of statutory articles of conversion. In connection with the conversion, each class of limited liability company membership interests in GWG Holdings, LLC was converted into shares of common stock of GWG Holdings, Inc.

Since our formation in 2006, we have evaluated over 37,000 policies and acquired over $1.7 billion in face value of life insurance policy benefits in the secondary market. In 2008, after selling approximately $1 billion in face value of life insurance policy benefits, we adopted our current buy-and-hold strategy of investing in portfolio life insurance assets and offering investors the opportunity to finance our ownership of the portfolio. As of December 31, 2014, we owned approximately $779 million in face value of life insurance policy benefits with an aggregate cost basis (i.e., acquisition and related premiums and financing costs) of approximately $276 million.

On September 24, 2014, we consummated an initial public offering of our common stock resulting in the sale of 800,000 shares of common stock at $12.50 per share. In connection with that offering, we started listing our common stock on The NASDAQ Capital Market under the ticker symbol “GWGH” effective September 25, 2014.

GWG Holdings, Inc. (GWG Holdings) facilitates the purchase of life insurance policies through its wholly owned subsidiary, GWG Life, LLC (GWG Life), and GWG Life’s subsidiaries, GWG Trust (Trust), GWG DLP

Funding II LLC (DLP Funding II) and DLP Funding II’s wholly owned subsidiary, GWG DLP Master Trust II (the Trust II), and GWG DLP Funding III (DLP Funding III). All of these entities are legally organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in this prospectus to “we,” “us,” “our,” “our Company,” “the Company,” or “GWG,” refers to these entities collectively. References to specific entities, such as “GWG Holdings” or “GWG Life,” are references to those entities only. We are based in Minneapolis, Minnesota.

Market

The market for the consumers we serve is large. According to the American Council of Life Insurers Fact Book 2014 (ACLI), individuals owned over $11.4 trillion in face value of life insurance policies in the United States in 2013. This figure includes all types of policies, including term and permanent insurance known as whole life, universal life, variable life, and variable universal life. The ACLI reports that the lapse and surrender rate of individual life insurance policies for 2013 was 5.7%, amounting to over $639 billion in face value of policy benefits surrendered in 2013 alone. These figures do not include group-owned life insurance, such as employer-provided life insurance, the market for which totaled over $8.2 trillion of face value of life insurance policies in the United States in 2013, which insurance policies exhibit similar lapse and surrender rates, according to the ACLI. Consumers owning life insurance generally allow policies to lapse or surrender the policies for a variety of reasons, including: (i) the life insurance is no longer needed; (ii) unrealistic original earnings assumptions made when the policy was purchased; (iii) increasing premium payment obligations as the insured ages; (iv) changes in financial status or outlook which cause the insured to no longer require life insurance; (v) other financial needs that make the insurance unaffordable; or (vi) a desire to maximize the policy’s investment value.

The secondary market for life insurance has developed in response to the large volume of policy lapses and surrenders. Rather than allowing a policy to lapse as worthless, or surrendering a life insurance policy at a fraction of its inherent value, the secondary market can be a source of significant value to consumers. The inherent actuarial value of a policy in the life insurance secondary market often exceeds the cash surrender value offered by the insurance carrier. Without the development of the secondary market, insurance carriers would maintain monopsony power over the options offered to consumers who no longer want, need or can afford their life insurance.

Although still relatively new and still emerging, the secondary market for life insurance policies, as reported by Conning Research & Consulting (Conning), grew from $2 billion in face value of benefits purchased in 2002, to over $12 billion in face value of benefits purchased in 2008. During and after the 2009 credit crisis, the secondary market for life insurance contracted significantly, evidenced by Conning’s report that investors purchased approximately $2 billion in face value of life insurance benefits in 2012. Nevertheless, Conning reports that consumer demand for continued development of the secondary market remains strong, and there are indications of strengthening interest among investors. Conning maintains that, given the current economic condition and investor sentiment, the secondary market will likely grow, and the market’s largest growth will likely come from companies that attract capital to purchase the assets. We believe that socio-economic and demographic trends further support the long-term development and growth of the secondary market for life insurance, and that the secondary market for life insurance represents a significant and expanding market opportunity. In support of this belief, Conning reports that the net market potential for policies sold in the secondary market exceeded $109 billion in 2012, and is expected to grow to $151 billion by 2019.

Our Business Model

We believe that we are uniquely positioned to capitalize on this opportunity by providing value-added services to the consumers we serve and new investment opportunities for investors, where both participants can profit. To participate and compete in our growing market, we have spent and intend to continue to spend significant resources: (i) developing a robust operational platform and systems for originating and purchasing life insurance policies; (ii) obtaining requisite licensure to participate in the life insurance secondary market; (iii) developing financing resources, strategies, and capabilities for servicing a large portfolio of life insurance policies; (iv) recruiting and developing a professional management team; and (v) establishing strategic relationships for delivering our services.

We generally transact directly with the policy owner who originally purchased the life insurance in the primary market. Historically, we have purchased policies in the secondary market through a network of life insurance agents, life insurance brokers, and licensed providers who assist policy owners in accessing the secondary market. We expect to expand our origination practice by marketing directly to consumers through various marketing initiatives.

Before acquiring a life insurance asset, we value the related life insurance policy by conducting an underwriting review. Our present underwriting review process generally involves obtaining two life expectancy estimates on each insured from third-party medical-actuarial firms, and then averaging these two estimates. On occasion, we may obtain more than two life expectancy estimates, in which case we average the two life expectancy estimates that we believe are the most reliable, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative estimates we obtain. From time to time and as permitted by applicable borrowing covenants, we may modify our underwriting review process. For example, we recently changed our definition of a “small face policy” as a policy having a face value equal to or less than $1,000,000 in policy benefits. Prior to this change, a small face policy was one having a face value equal to or less than $250,000. For small face policies, rather than obtaining life expectancy estimates from third-party medical-actuarial firms, we may employ a modified underwriting review process involving the use of a combination of standard mortality tables, actuarial or medical consultants, and our own analysis to develop a life expectancy estimate for an insured. We seek to purchase life insurance policies issued by rated life insurance companies with investment grade credit ratings by Standard & Poor’s (AAA through BBB-), Moody’s (Aaa through Baa3), or A.M. Best Company (aaa through bbb). As of March 31, 2015, approximately 97.81% of life insurance policies in our portfolio were issued by companies rated “BBB-” or better under Standard & Poor’s rating system. Many of our current underwriting review processes, including our policy of obtaining two life expectancy estimates from medical actuarial firms as described above, are undertaken in satisfaction of obligations under our revolving credit facility. In the future we may modify our underwriting review process if permitted under our borrowing arrangements.

All of our services are premised on financial and actuarial modeling that assigns a present value to the face value of an insurance policy benefit. In this regard, the value we assign to a life insurance asset in the secondary market is primarily a function of: (i) the face value of the life insurance policy or portion thereof we may wish to acquire; (ii) the estimated life expectancy of the individual insured under the policy; (iii) the premiums expected to be paid over the life of the insured; (iv) market competition from other purchasers in the secondary market; and (v) the particular underwriting characteristics of the policy, relative to the characteristics of our portfolio of life insurance assets as a whole.

The types of policies we typically, but not always, acquire are universal life insurance policies. Universal life insurance is a type of permanent life insurance in which premium payments above the cost of insurance are credited to the “cash value” of the policy. The cash value is credited each month with interest based on the terms of the insurance policy agreement. If a universal life insurance policy were to lapse, the insured or other owner of the policy would nonetheless have a right to receive the “cash surrender value” of the policy. The cash surrender value is the cash value of the policy, less any surrender charges imposed by the insurance company for a cash value distribution. Our services provide greatest value to a consumer when the actuarial value of the life insurance policy benefit exceeds the cash surrender value of the policy—which is often the case. We also provide services to consumers who own term life insurance. Unlike permanent universal life insurance, term life insurance does not have a cash value associated with it. Nevertheless, most term insurance policies permit the policy to be converted into permanent universal life insurance. In the future, we may consider offering services in conjunction with variable universal life insurance, which differs from universal insurance in that the “variable” component of the policy involves the ownership of securities inside the policy.

Portfolio Summary

Our portfolio of life insurance policies, owned by our subsidiaries as of March 31, 2015, is summarized below:

Total portfolio face value of policy benefits	$754,942,000
Average face value per policy	$2,577,000
Average face value per insured life	$2,817,000
Average age of insured (yrs.)	82.9
Average life expectancy estimate (yrs.)	6.48
Total number of policies	293
Number of unique lives	268
Gender	68% Males; 32% Females
Number of smokers	3
Largest policy as % of total portfolio	1.32%
Average policy as % of total portfolio	0.34%
Average annual premium as % of face value	3.35

Competitive Strengths

We have built our business with we believe to be the following competitive strengths:

•         Industry Experience: We have actively participated in the development of the secondary market of life insurance as a principal purchaser and financier within the asset class since 2006. Our position within the marketplace has allowed us to gain a deep understanding of the life insurance secondary market. We have participated in the leadership of various industry associations and forums, including the Life Insurance Settlement Association (LISA) and the Insurance Studies Institute (ISI). Our experience gives us confidence in building a company to compete in the industry and acquire a portfolio of life insurance policies that will perform to our expectations.

•         Operational Platform: We have built and continue to refine and develop both an operational platform and systems for efficiently tracking, processing, and servicing life insurance policies that we believe provide competitive advantages when participating in the life insurance secondary marketplace.

•         Origination and Underwriting Practices: We seek to use underwriting review processes and file documentation standards that generally meet published guidelines for rated securitizations of life insurance portfolios. We purchase life insurance policies we consider to be non-contestable and that meet our underwriting criteria and reviews. We consider a life insurance policy to be “non-contestable” once applicable state law prohibits the insurer from challenging the validity of the policy due to fraud. In this regard, state non-contestability laws generally require a period of one to two years to elapse after the initial issuance of the policy before that policy is considered non-contestable. Non-contestability laws do not, however, prevent an insurer from challenging the validity of a policy procured by fraud for lack of an insurable interest at the time at which the policy was purchased, such as is the case with so-called “stranger-originated” life insurance policies. To the extent we use modified methodologies for estimating life expectancies for small face policies, those modified methodologies may not meet published guidelines for rated securitizations of life insurance portfolios.

•         Origination Relationships and Strategies: We have established origination relationships with life insurance policy brokers and insurance agents who submit policies for our purchase or financing. Our referral base knows our underwriting standards for purchasing life insurance policies in the secondary market, which provides confidence in our bidding and closing processes and streamlines our own due-diligence process. We expect to expand our origination methodology and channels with the proceeds of this offering (e.g., the addition of direct-to-consumer marketing).

•         Life Expectancy Methodology: We generally rely on two life expectancy estimates obtained from independent third-party medical-actuarial underwriting firms to arrive at a life expectancy estimate we use for valuing a life insurance asset. For a majority of our life insurance asset purchases, we rely on estimates obtained from 21st Services and AVS Underwriting to develop our life expectancy estimate. We may, however, also obtain and use life expectancy estimates from other medical-actuarial underwriting firms. As explained above, we may from time to time modify our underwriting review processes, including our methodology for arriving at life expectancy estimates we use in ascribing value to a life insurance asset.

•         Pricing Software and Methodology: To calculate our expected returns on the investments we make in life insurance assets, we use actuarial pricing methodologies and software tools built by a leading independent actuarial service firm and currently supported by Modeling Actuarial Pricing Systems, Inc. (“MAPS”).

•         Financing Strategy: We have actively developed a diversified financing strategy for accessing capital markets in support of our buy-and-hold strategy for our portfolio of life insurance policies, ranging from institutional bank financing to a network of broker-dealers registered with the Financial Industry Regulatory Authority (“FINRA”), many of whom have participated in one or more of our Series I Secured Note financing, our Series A Preferred Stock financing, or our earlier L Bond financing (such L Bonds originally issued under the name “Renewable Secured Debentures” and renamed “L Bonds”). If in the future we decide to offer different kinds of investment products, we expect to leverage the network of broker-dealers that we have built over time.

On the other hand, our business involves a number of challenges and risks described in more detail elsewhere in this prospectus, including the following:

•         Relatively New Market: Investing in life insurance assets in the secondary market is a relatively new and evolving market. Our ability to source and invest in life insurance assets at attractive prices materially depends on the continued growth of the secondary market for life insurance and the continued solvency of the life insurance companies that pay the face value of life insurance policy benefits.

•         Asset Valuation Assumptions: The valuation of our portfolio life insurance assets—the principal asset on our balance sheet—requires us to make material assumptions that may ultimately prove to be incorrect. These assumptions include appropriate discount rates, cash flow projections, and the life expectancy estimates we use for these purposes, any of which may ultimately prove to be inaccurate.

•         Ability to Expand Our Portfolio: Our business model requires us to achieve actual results that are in line with those we expect to attain from our investments in life insurance assets. In this regard, we believe that the larger the portfolio of life insurance assets we own, the greater likelihood there is that we will achieve results matching our expectations. Although we plan to expand the number of investments in life insurance assets using proceeds from the sale of our L Bonds, we may be unable to meet this goal. Furthermore, even if we successfully grow our portfolio of life insurance assets, we nevertheless may not achieve the results we expect.

•         Reliance on Financing: We have chosen to finance our business almost entirely through the issuance of debt, including the sale of L Bonds in this offering and an ongoing continuous offering, previously issued L Bonds, Series I Secured Notes, and our use of a senior secured revolving credit facility. Our business model expects that we will have continued access to financing (including financing to expand or replace our existing financing) in order to purchase and finance a large and diversified portfolio of life insurance assets, and thereafter pay the attendant premiums and financing costs of maintaining that portfolio. We will be required to rely on our access to financing to pay premiums and interest until such time as we experience a significant amount of mortality within our portfolio and begin receiving significant revenues from the receipt of life insurance policy benefits. Even if we obtain the financing we require, we may not receive life insurance policy benefits that match our cash flow projections or meet them in time to earn profits after the payment of financing costs..

•         Risk of Investment in Life Insurance Assets: Our investments in life insurance assets have inherent risks, including fraud and legal challenges to the validity of the life insurance policies. Examples of fraud include the possibility that the seller of a policy may have provided us with inaccurate or misleading information during the underwriting review process.

•         Effects of Regulation: Our business is subject to complex state and federal regulation. Changes in state or federal laws and regulations governing our business, or changes in the interpretation of such laws and regulations, could materially and negatively affect our business.

Our business also involves certain challenges and risks described in the “Risk Factors” section of this prospectus.

Acquiring Life Insurance Assets

We seek to offer our services nationwide. In general, we work directly with consumers in states where we hold proper licensure, and in states where we are not licensed we work through other licensed providers. Historically, sourcing policy assets typically begins with life insurance agents and financial advisors (“agents”) that identify consumers owning life insurance who could benefit from the extraction of value from their life insurance in the secondary market. The agents typically work with professional life insurance policy brokers specializing in packaging the policies for presentation to participants in the secondary market. Their packaging includes obtaining medical records on the insured, life expectancy estimates from medical-actuarial firms, current insurance policy illustrations, and other information needed to properly evaluate the policy. The only parties able to evaluate the policies are regulated licensed “providers.” Once the providers have evaluated the policy, offers are made to the owner through a competitive auction process whereby brokers facilitate competing offers from providers, concurrently negotiating fees.

We maintain membership affiliations and representation within key industry groups, such as the Life Insurance Settlement Association. Our Executive Chairman, Paul Siegert, currently serves on the board of the Life Insurance Settlement Association. We typically sponsor events and/or maintain a trade booth at events where we are able to maintain contacts with existing life settlement brokers and meet new brokers who submit policies for purchase.

We are developing new channels for acquiring life insurance assets by soliciting consumers directly, which may eliminate fees we pay brokers and competition we experience when a policy is auctioned through a broker. While these new channels are as yet unproven, we believe that consumer awareness of the life insurance secondary market is relatively low while the consumer value proposition is very high. As a result, these new channels may provide a significant growth opportunity for our business.

Life Insurance Policy Underwriting and Investment Process

The process used to value and underwrite life insurance policies is relatively new and continues to be refined. We underwrite and service all the life insurance policies that we purchase. When we identify a life insurance policy that meets our criteria, we seek to invest in the policy at a discount sufficient to provide us with an expected internal rate of return that meets our internal guidelines. Once our offer to invest in a policy is accepted, we enter into a purchase agreement with the seller. This agreement gives us the right to, among other things, pay premiums, collect policy benefits, file collateral assignments, change the ownership, and obtain medical records. The general terms and conditions of the agreement are standardized and regulated by most states.

We maintain an underwriting department with experience in underwriting life insurance policies for investment. The underwriting due diligence process consists of a careful review and analysis of available materials related to a life insurance policy and the covered individual. The goal of the underwriting process is to make an informed investment decision with respect to the life insurance policy. While we believe that our underwriting policies and practices are consistent with industry best practices, it is possible that the processes may change or may not accurately reflect actual mortality experience or catch fraud or deception by sellers. To the extent the underwriting is not accurate or we are subject to fraud or deception by sellers, the performance of policies may be different from expected results, which could adversely affect our profitability.

Life Insurance Policy Characteristics

We typically invest in universal life insurance policies whose insureds are 65 years or older and whose actuarial life expectancies are estimated to be less than 168 months (14 years). In some cases, however, we invest in term life insurance policies that are convertible into universal life insurance policies, depending upon the analysis of the life insurance policy and the insured’s life expectancy estimate. The life expectancy estimate is the number of months the insured is expected to live based upon 50% mortality (meaning roughly half of the individuals with similar age, sex, smoking and medical statuses will have experienced mortality within that number of months), which is in turn based upon actuarial tables.

We invest only in life insurance assets that have been in force for more than two years from the policy issuance date and meet our other underwriting guidelines. We reserve the right to disqualify some life insurance companies or categories of life insurance policies for purchasing in our sole discretion.

Pricing Life Insurance Policies

Pricing involves an analysis of both the policy and the insured. An analysis of the insurance policy starts with an illustration obtained from the insurance company providing a schedule of level premium payments until the insured reaches age 125. Then, utilizing pricing software now owned by Modeling Actuarial Pricing Systems, Inc. (“MAPS”), we reverse engineer the premium schedule of the policy to determine a premium schedule that provides for the minimum payments required to keep the policy in effect. An analysis of the insured involves an actuarial evaluation of the insured’s probable mortality at different points in the future—the mortality curve. This analysis covers the insured’s entire projected lifespan using life expectancy estimates generated by third-party medical-actuarial underwriting firms or generated from base actuarial tables in the case of small face policies.

In determining the life expectancy estimate, we presently require two life expectancy estimates from independent third-party medical-actuarial underwriting firms, unless the life insurance policy is a small face policy (defined by us as a policy with $1,000,000 in face value benefits or less), in which case we may use a life expectancy estimate derived from base actuarial mortality table assumptions. When a life expectancy estimate is obtained from a medical-actuarial firm, the health of the insured is summarized by the underwriters in a written health assessment based on a review of the insured’s historical and current medical records. Underwriting assesses the characteristics and health risks of the insured in order to quantify them into a mortality rating representing the life expectancy estimate. We currently average the life expectancy estimates provided by two independent medical-actuarial underwriting firms to form our life expectancy estimate for life insurance policies other than small face policies. In some cases, we may obtain more than two life expectancy estimates. In those cases, we average the two life expectancy estimates that we believe are the most reliable of those we have received, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative. If in the future we believe our business model will benefit from changes in our underwriting process and if such revisions are permitted under our borrowing covenants, we may change our underwriting processes and policies, including our present policy under which we generally obtain two life expectancy estimates from independent third-party medical-actuarial firms (other than for small face policies).

By combining the optimized premiums and the insured’s life expectancy estimate within the MAPS software, we generate detailed information, including the expected mortality curve over the insured’s total projected lifespan; the expected premiums and related costs over the insured’s total projected lifespan; the expected policy benefit paid over the insured’s total projected lifespan; the account values within the policy; and the expected internal rate of return we will achieve at various investment amounts. From this information, we are able to calculate the present value of the life insurance policy by discounting the anticipated cash flows at the targeted internal rate of return using the probabilistic pricing methodology used by the MAPS program. The actuarial value of the life insurance policy asset is the present value of the policy’s cash flows discounted at an expected internal rate of return. We intend that our investments in life insurance assets will generate yields in excess of our borrowing and operating costs.

On September 15, 2014, 21st Services announced changes to its mortality tables primarily for insureds age 90 and older, as well as updated adjustment factors designed to better underwrite seniors with multiple impairments. We expect medical-actuarial underwriting firms to continue improving and refining their underwriting methodology. Future changes may impact the life expectancies of insureds within our portfolio and the value of those policies, which may in turn affect our results of operations. We generally expect to incorporate any such changes to the policies within our portfolio when and as we value that portfolio from time to time.

Portfolio Administration

We have developed a comprehensive administration and servicing platform to manage the life insurance assets we own. This allows us to safeguard our life insurance assets and to process and report on the assets in our portfolio. We regularly contact each insurance company on every policy we own to verify policy account values and to confirm the correct application of premium payments made, and the resulting account values inside the life insurance policy after application of the premium payment and the deduction of the cost of insurance. We typically maintain little account value inside the policy and seek to make only minimum premium payments necessary to keep the life insurance policy in force until the next scheduled premium payment.

In addition to policy servicing, we monitor insureds by periodically contacting them directly, or their appointed representatives, to confirm their location and health status. We monitor the social security database for mortalities as well as online obituary databases. When we are notified of an insured’s mortality, we are required to obtain a copy of the death certificate and present it to the life insurance company for payment of the face value of the policy benefit.

Portfolio Management

We realize profits by earning a spread between the cost of our investment in our life insurance assets and the face value of the policy benefits paid upon the insured’s mortality. We believe that building and managing a profitable portfolio of life insurance policies is complex, requires considerable technical knowledge and resources, and is subject to numerous regulations. We have developed extensive experience and discipline to work toward a stable and profitable portfolio. We update our actuarial projections each month for the portfolio based on the life expectancy estimates, premium payments made, and mortalities experienced. These data points combine to provide us with future forecasted cash flows with respect to our portfolio of life insurance assets. These forecasted future cash flows, along with our current financial position, are combined in a comprehensive model that includes detailed assumptions as to interest rates, financing costs, life insurance asset acquisitions, and capital markets activities. This comprehensive financial model enables us to closely monitor and manage our necessary capital reserves and attempt to project our future profitability.

While we believe our portfolio of life insurance assets represents a balanced and stable portfolio of life insurance assets, we seek to grow the size of the portfolio in order to further mitigate risk, enhance diversification, and improve our profitability. In order to assess the stability of our portfolio, we analyze longevity risk, which is the risk of the insured living longer than his or her life expectancy estimate. Longevity risk is the single largest variable affecting the returns on an investment in life insurance assets and the ability to predict the portfolio’s value over time. Research by A.M. Best and others indicates that, as the number of insured lives increase within a portfolio of life insurance policies, there is a decrease in the standard deviation of the value of the portfolio — i.e., longevity risk is reduced with an increase in the number of insured lives. While Standard & Poor’s has indicated that statistical credibility is unlikely to be achieved with a pool of less than 1,000 lives, a study published in 2014 by A.M. Best concluded that at least 300 lives is sufficient to narrow the band of expected cash flow volatility using the Monte Carlo simulations, which is the same methodology we use to evaluate our portfolios. Our internal analysis of our portfolio, which as of December 31, 2014 consisted of 265 lives, resulted in a standard deviation that is comparable with the A.M. Best measurement for a portfolio of 200 lives. We believe this result is due to the specific portfolio make up of our portfolio relative to the variation in underlying life expectancy estimates. Further, A.M. Best recommends that no one life should comprise more than 3.33% of the face value of an entire portfolio or collateral pool. As of December 31, 2014, the largest face value policy on one life in our portfolio represented approximately 1.28% of the total portfolio. We intend to maintain a well-diversified portfolio as we continue to expand our investments in life insurance assets.

We also believe our portfolio represents a profitable portfolio. In order to assess the profitability, we analyze the future cash flows expected from our portfolio of life insurance assets. The standard practice within the insurance industry is to analyze the timing of uncertain future cash flows through stochastic modeling, or Monte Carlo simulations. We continue to analyze the expected internal rates of return and spread against borrowing costs represented by our portfolio. As of December 31, 2014, the expected internal rate of return on our portfolio of life insurance assets was 11.78% and our weighted-average borrowing costs to finance our portfolio were 7.24%. As of March 31, 2015, the expected internal rate of return on our portfolio of life insurance assets was 11.33% and our weighted-average borrowing costs to finance our portfolio were 7.16%.

Portfolio Credit Risk Management

The life insurance assets in which we invest represent obligations of third-party life insurance companies to pay the benefits under the relevant policy. We rely on the payment of policy benefits by life insurance companies as our sole source of revenue collection. Accordingly, the possible insolvency of a life insurance company is a significant risk to our business. To manage this risk, we seek to invest in life insurance assets that are issued by insurance companies with investment-grade ratings from either A.M. Best, Moody’s or Standard & Poor’s. To further mitigate risk, we seek to have no more than 20% of our aggregate face value of policy benefits in our portfolio issued by any one life insurance company. In addition, to assure diversity and stability in our portfolio, we regularly review the various metrics of our portfolio relating to credit risk. We track industry rating agency reports and industry journals and articles in order to gain insight into possible financial problems of life insurance companies. Finally, we only invest in those life insurance policies that meet the underwriting standards established in the indenture governing our debt securities, as applicable.

As of March 31, 2015, 93.2% of insurance companies in our portfolio hold an investment-grade rating by Standard & Poor’s (BBB- or better), and the highest percentage of face value of policy benefits issued by one life insurance company within our portfolio was 15.02%. Of the 44 insurance companies that insure the policies we own, ten companies insure approximately 72.50% of total face value of policy benefits and the other 34 insurance companies insure the remaining approximately 27.50% of total face value of policy benefits. The concentration risk of our ten largest insurance company holdings as of March 31, 2015 is set forth in the table below.

Rank	Policy Benefits	Percentage of Policy Benefit Amount	Insurance Company	Ins. Co. S&P Rating
1	$113,380,000	15.02%	AXA Equitable Life Insurance Company	A+
2	$89,470,000	12.03%	John Hancock Life Insurance Company (U.S.A.)	AA-
3	$76,672,000	10.32%	Transamerica Life Insurance Company	AA-
4	$58,769,000	7.78%	Jefferson-Pilot Life Insurance Company	AA-
5	$56,215,000	6.00%	Voya Retirement and Insurance Company	A
6	$42,735,000	5.53%	Massachusetts Mutual Life Insurance Company	AA+
7	$41,750,000	4.47%	American General Life Insurance Company	A+
8	$30,500,000	4.04%	Pacific Life Insurance Company	A+
9	$28,450,000	3.77%	West Coast Life Insurance Company	AA-
10	$26,661,000	3.53%	Metropolitan Life Insurance Company	AA-
		72.50%

Servicing Agents

We have contracted with Wells Fargo Bank to provide servicing, collateral agent, and trustee services with respect to certain life insurance policies owned by DLP Funding II and DLP Funding III. We have contracted with Bank of Utah to provide trustee services with respect to all other life insurance policies we own. Wells Fargo Bank provides services for certain life insurance policies in connection with ownership and tracking of life insurance policies we own, including paying premiums, posting of payments (receipts) of the life insurance policies, certain monitoring, enforcement of rights and payer notifications, and related services. We reserve the right to service and provide collateral agent services for certain life insurance policies directly, or appoint additional or an alternative third-party servicer in the future.

Our Portfolio

Our portfolio of life insurance policies, owned by our subsidiaries as of March 31, 2015, is summarized below:

Total portfolio face value of policy benefits	$754,942,000
Average face value per policy	$2,577,000
Average face value per insured life	$2,817,000
Average age of insured (yrs.)	82.9
Average life expectancy estimate (yrs.)	6.48
Total number of policies	293
Number of unique lives	268
Gender	68% Males; 32% Females
Number of smokers	3
Largest policy as % of total portfolio	1.32%
Average policy as % of total portfolio	0.34%
Average annual premium as % of face value	3.35

Our portfolio of life insurance policies, owned by our subsidiaries as of March 31, 2015, organized by the insured’s current age and the associated policy benefits, is summarized below:

Distribution of Policy Benefits by Current Age of Insured

Min Age	Max Age	Policy Benefits	Weighted Average Life Expectancy (yrs.)	Percentage of Total Policy Benefits
90	94	35,497,000	3.06	4.70%
85	89	227,191,000	4.92	30.09%
80	84	275,133,000	6.90	36.44%
75	79	175,198,000	8.02	23.21%
70	74	31,767,000	9.27	4.21%
65	69	$10,156,000	7.06	1.35%
Total		$754,942,000	6.48	100.00%

Our portfolio of life insurance policies, owned by our subsidiaries as of March 31, 2015, organized by the insured’s current age and number of policies owned, is summarized below:

Distribution of Policies by Current Age of Insured

Min Age	Max Age	Policies	Weighted Average Life Expectancy (yrs.)	Percentage of Total Policies
90	94	16	3.06	5.46%
85	89	95	4.92	32.42%
80	84	98	6.90	33.45%
75	79	58	8.02	19.80%
70	74	18	9.27	6.14%
65	69	8	7.06	2.73%
Total		293	6.48	100.00%

Our portfolio of life insurance policies, owned by our subsidiaries as of March 31, 2015, organized by the insured’s estimated life expectancy estimates and associated policy benefits, is summarized below:

Distribution of Policies by Current Life Expectancies of Insured

Min LE (Months)	Max LE (Months)	Policy Benefits	Distribution
10	47	$121,539,000	16.10%
48	71	199,233,000	26.39%
72	95	227,107,000	30.08%
96	119	141,111,000	18.69%
120	143	54,200,000	7.18%
144	159	11,752,000	1.56%
Total		$754,942,000	100.00%

We track concentrations of pre-existing medical conditions among insured individuals within our portfolio based on information contained in life expectancy reports. We track these medical conditions within the following ten primary disease categories: (1) cancer, (2) cardiovascular, (3) cerebrovascular, (4) dementia, (5) diabetes, (6) multiple, (7) neurological disorders, (8) no disease, (9) other, and (10) respiratory diseases. Our primary disease categories are summary generalizations based on the ICD-9 codes we track on each insured individuals within our portfolio. ICD-9 codes, published by the World Health Organization, are used worldwide for medical diagnoses and treatment systems, as well as morbidity and mortality statistics. Currently, cardiovascular is the only primary disease category within our portfolio that represents a concentration of over 10%.

Our portfolio of life insurance policies, owned by our subsidiaries as of March 31, 2015, organized by the primary disease categories of the insured and associated policy benefits, is summarized below:

Distribution of Policy Benefits by Primary Disease Category

Primary Disease Category	Policy Benefits	Distribution
Cancer	$59,750,000	7.91%
Cardiovascular	131,874,000	17.47%
Cerebrovascular	24,462,000	3.24%
Dementia	60,449,000	8.01%
Diabetes	63,617,000	8.43%
Multiple	176,585,000	23.39%
Neurological disorders	16,104,000	2.13%
No disease	94,718,000	12.55%
Other	85,933,000	11.38%
Respiratory diseases	41,450,000	5.49%
Total policy benefits	$754,942,000	100.00%

The primary disease category represents a general category of impairment. Within the primary disease category, there are a multitude of sub-categorizations defined more specifically by ICD-9 codes. For example, a primary disease category of cardiovascular includes sub-categorizations such as atrial fibrillation, heart valve replacement, coronary atherosclerosis, etc. In addition, individuals may have more than one ICD-9 code describing multiple medical conditions within one or more primary disease categories. Where an individual’s ICD-9 codes indicate medical conditions in more than one primary disease categories, we categorize the individual as having multiple primary disease categories. We expect to continue to develop and refine our identification and tracking on the insured individuals medical conditions as we manage our portfolio of life insurance policies.

The complete detail of the portfolio of all life insurance policies, owned by our subsidiaries as of March 31, 2015, organized by the current age of the insured and the associated policy benefits, sex, estimated life expectancy, issuing insurance carrier, and the credit rating of the issuing insurance carrier is set forth below.

Life Insurance Portfolio Detail

(as of March 31, 2015)

	Face Value	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
1	$4,000,000	Male	94	36.2	MetLife Investors USA Insurance Company	AA-
2	$1,100,000	Male	94	30.6	Voya Retirement and Insurance Company	A
3	$1,500,000	Female	94	34.2	Aviva Life Insurance Company	A-
4	$1,000,000	Female	93	40.2	Transamerica Life Insurance Company	AA-
5	$3,200,000	Male	93	28.7	West Coast Life Insurance Company	AA-
6	$264,000	Female	92	26.3	Lincoln Benefit Life Company	BBB+
7	$250,000	Male	92	23.6	Transamerica Life Insurance Company	AA-
8	$3,000,000	Male	91	47.9	West Coast Life Insurance Company	AA-
9	$500,000	Male	91	16.7	John Hancock Life Insurance Company (U.S.A)	AA-
10	$5,000,000	Female	91	54.7	American General Life Insurance Company	A+
11	$2,000,000	Female	91	15.4	Pruco Life Insurance Company	AA-
12	$1,682,773	Female	90	53.0	Hartford Life and Annuity Insurance Company	BBB+
13	$5,000,000	Male	90	34.4	John Hancock Life Insurance Company (U.S.A)	AA-
14	$1,000,000	Male	90	26.9	State Farm Life Insurance Company	AA-
15	$5,000,000	Female	90	34.4	John Hancock Life Insurance Company (U.S.A)	AA-
16	$1,000,000	Male	90	10.1	Voya Retirement and Insurance Company	A
17	$1,000,000	Female	89	53.1	United of Omaha Life Insurance Company	A+
18	$3,500,000	Female	89	58.7	John Hancock Life Insurance Company (U.S.A)	AA-
19	$3,100,000	Female	89	36.0	Lincoln Benefit Life Company	BBB+
20	$1,500,000	Female	89	70.0	Jefferson-Pilot Life Insurance Company	AA-
21	$2,500,000	Female	89	9.7	AXA Equitable Life Insurance Company	A+
22	$2,500,000	Female	89	9.7	AXA Equitable Life Insurance Company	A+
23	$3,000,000	Female	89	35.5	Jefferson-Pilot Life Insurance Company	AA-
24	$5,000,000	Female	89	42.3	Voya Retirement and Insurance Company	A
25	$5,000,000	Female	89	20.1	Lincoln National Life Insurance Company	AA-
26	$715,000	Female	89	62.6	Jefferson-Pilot Life Insurance Company	AA-
27	$1,203,520	Male	89	46.2	Columbus Life Insurance Company	AA
28	$1,350,000	Female	89	38.0	Jefferson-Pilot Life Insurance Company	AA-
29	$600,000	Female	89	23.4	Columbus Life Insurance Company	AA
30	$5,000,000	Female	88	51.7	Massachusetts Mutual Life Insurance Company	AA+
31	$2,500,000	Female	88	50.3	American General Life Insurance Company	A+
32	$2,500,000	Male	88	41.9	Pacific Life Insurance Company	A+
33	$5,000,000	Male	88	55.6	AXA Equitable Life Insurance Company	A+
34	$1,103,922	Female	88	64.6	Sun Life Assurance Company of Canada (U.S.)	AA-
35	$1,500,000	Male	88	44.7	John Hancock Life Insurance Company (U.S.A)	AA-
36	$1,500,000	Male	88	44.7	John Hancock Life Insurance Company (U.S.A)	AA-
37	$1,000,000	Female	88	67.7	Transamerica Life Insurance Company	AA-
38	$250,000	Female	88	67.7	Transamerica Life Insurance Company	AA-
39	$1,050,000	Male	88	47.4	John Hancock Life Insurance Company (U.S.A)	AA-
40	$500,000	Male	88	64.0	Lincoln National Life Insurance Company	AA-
41	$4,785,380	Female	88	46.7	John Hancock Life Insurance Company (U.S.A)	AA-
42	$1,803,455	Female	88	51.4	Metropolitan Life Insurance Company	AA-
43	$1,529,270	Female	88	51.4	Metropolitan Life Insurance Company	AA-
44	$800,000	Male	88	74.4	Lincoln National Life Insurance Company	AA-
45	$5,000,000	Male	88	54.5	John Hancock Life Insurance Company (U.S.A)	AA-

	Face Value	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
46	$2,225,000	Female	88	88.2	Transamerica Life Insurance Company	AA-
47	$3,000,000	Female	88	84.2	Massachusetts Mutual Life Insurance Company	AA+
48	$1,500,000	Male	88	48.5	Union Central Life Insurance Company	A+
49	$3,500,000	Female	88	43.3	Lincoln National Life Insurance Company	AA-
50	$3,000,000	Male	88	35.1	American General Life Insurance Company	A+
51	$500,000	Female	87	70.4	Sun Life Assurance Company of Canada (U.S.)	AA-
52	$5,000,000	Female	87	36.8	Transamerica Life Insurance Company	AA-
53	$3,000,000	Male	87	53.2	Transamerica Life Insurance Company	AA-
54	$250,000	Male	87	74.6	Metropolitan Life Insurance Company	AA-
55	$6,000,000	Female	87	58.5	Sun Life Assurance Company of Canada (U.S.)	AA-
56	$4,000,000	Female	87	74.6	Transamerica Life Insurance Company	AA-
57	$1,000,000	Female	87	37.8	New York Life Insurance Company	AA+
58	$1,000,000	Male	87	57.4	AXA Equitable Life Insurance Company	A+
59	$10,000,000	Female	87	74.4	West Coast Life Insurance Company	AA-
60	$2,500,000	Male	87	50.4	Transamerica Life Insurance Company	AA-
61	$1,000,000	Female	87	53.3	West Coast Life Insurance Company	AA-
62	$2,000,000	Female	87	53.3	West Coast Life Insurance Company	AA-
63	$800,000	Male	87	57.8	National Western Life Insurance Company	A
64	$200,000	Male	87	50.8	Lincoln Benefit Life Company	BBB+
65	$4,445,467	Male	87	61.0	Penn Mutual Life Insurance Company	A+
66	$7,500,000	Male	87	52.6	Jefferson-Pilot Life Insurance Company	AA-
67	$3,600,000	Female	87	60.1	AXA Equitable Life Insurance Company	A+
68	$1,000,000	Female	87	29.7	John Hancock Life Insurance Company (U.S.A)	AA-
69	$4,513,823	Female	87	25.5	Aviva Life Insurance Company	A-
70	$3,000,000	Male	87	45.9	Jefferson-Pilot Life Insurance Company	AA-
71	$2,000,000	Male	87	49.3	John Hancock Life Insurance Company (U.S.A)	AA-
72	$100,000	Female	87	59.6	American General Life Insurance Company	A+
73	$100,000	Female	87	59.6	American General Life Insurance Company	A+
74	$2,000,000	Female	87	77.6	U.S. Financial Life Insurance Company	A+
75	$1,000,000	Male	86	63.4	John Hancock Life Insurance Company (U.S.A)	AA-
76	$2,000,000	Male	86	63.4	John Hancock Life Insurance Company (U.S.A)	AA-
77	$5,000,000	Male	86	51.4	Jefferson-Pilot Life Insurance Company	AA-
78	$1,200,000	Male	86	62.6	Transamerica Life Insurance Company	AA-
79	$1,000,000	Female	86	86.8	Voya Retirement and Insurance Company	A
80	$200,000	Female	86	89.6	Lincoln National Life Insurance Company	AA-
81	$3,000,000	Male	86	84.7	AXA Equitable Life Insurance Company	A+
82	$8,500,000	Male	86	83.5	Massachusetts Mutual Life Insurance Company	AA+
83	$1,000,000	Male	86	27.7	Transamerica Life Insurance Company	AA-
84	$500,000	Male	86	84.3	Metropolitan Life Insurance Company	AA-
85	$347,211	Male	86	46.9	Prudential Life Insurance Company	AA-
86	$500,000	Female	86	57.4	Beneficial Life Insurance Company	N/A
87	$5,000,000	Male	86	83.6	Lincoln National Life Insurance Company	AA-
88	$2,000,000	Male	86	99.7	Voya Retirement and Insurance Company	A
89	$2,000,000	Male	86	99.7	Voya Retirement and Insurance Company	A
90	$2,000,000	Male	86	99.7	Voya Retirement and Insurance Company	A
91	$1,365,000	Female	85	87.2	Transamerica Life Insurance Company	AA-
92	$1,000,000	Male	85	42.2	Massachusetts Mutual Life Insurance Company	AA+
93	$3,750,000	Male	85	78.4	AXA Equitable Life Insurance Company	A+
94	$2,000,000	Male	85	87.0	Transamerica Life Insurance Company	AA-
95	$1,000,000	Male	85	62.4	John Hancock Life Insurance Company (U.S.A)	AA-

	Face Value	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
96	$2,000,000	Female	85	87.1	AXA Equitable Life Insurance Company	A+
97	$3,000,000	Female	85	85.7	Sun Life Assurance Company of Canada (U.S.)	AA-
98	$2,328,547	Male	85	46.7	Metropolitan Life Insurance Company	AA-
99	$2,000,000	Male	85	46.7	Metropolitan Life Insurance Company	AA-
100	$2,000,000	Male	85	64.1	Jefferson-Pilot Life Insurance Company	AA-
101	$1,500,000	Male	85	51.4	Voya Retirement and Insurance Company	A
102	$1,500,000	Male	85	51.4	Voya Retirement and Insurance Company	A
103	$3,000,000	Female	85	73.3	Transamerica Life Insurance Company	AA-
104	$5,000,000	Male	85	75.5	Voya Retirement and Insurance Company	A
105	$1,000,000	Male	85	49.5	John Hancock Life Insurance Company (U.S.A)	AA-
106	$1,800,000	Male	85	55.0	John Hancock Variable Life Insurance Company	AA-
107	$5,000,000	Female	85	94.7	American General Life Insurance Company	A+
108	$2,000,000	Male	85	66.2	AXA Equitable Life Insurance Company	A+
109	$1,750,000	Male	85	66.2	AXA Equitable Life Insurance Company	A+
110	$2,000,000	Male	85	37.0	Transamerica Life Insurance Company	AA-
111	$1,425,000	Male	85	83.2	John Hancock Life Insurance Company (U.S.A)	AA-
112	$5,000,000	Female	84	99.1	AXA Equitable Life Insurance Company	A+
113	$1,000,000	Female	84	85.5	John Hancock Life Insurance Company (U.S.A)	AA-
114	$6,000,000	Female	84	112.8	American General Life Insurance Company	A+
115	$1,500,000	Male	84	51.5	Transamerica Life Insurance Company	AA-
116	$1,500,000	Female	84	111.0	Lincoln Benefit Life Company	BBB+
117	$4,000,000	Male	84	39.3	John Hancock Life Insurance Company (U.S.A)	AA-
118	$1,000,000	Male	84	80.8	John Hancock Life Insurance Company (U.S.A)	AA-
119	$2,000,000	Female	84	100.7	Lincoln Benefit Life Company	BBB+
120	$1,000,000	Male	84	56.5	Voya Retirement and Insurance Company	A
121	$2,700,000	Male	84	64.0	John Hancock Life Insurance Company (U.S.A)	AA-
122	$829,022	Female	84	27.0	Hartford Life and Annuity Insurance Company	BBB+
123	$1,500,000	Male	84	81.6	AXA Equitable Life Insurance Company	A+
124	$5,000,000	Male	84	91.3	Voya Retirement and Insurance Company	A
125	$7,600,000	Female	84	101.0	Transamerica Life Insurance Company	AA-
126	$2,500,000	Female	84	66.6	American General Life Insurance Company	A+
127	$2,500,000	Male	84	61.8	AXA Equitable Life Insurance Company	A+
128	$3,000,000	Male	84	61.8	Lincoln National Life Insurance Company	AA-
129	$500,000	Male	84	43.2	Genworth Life Insurance Company	BBB-
130	$4,000,000	Female	84	52.4	Voya Retirement and Insurance Company	A
131	$3,000,000	Female	84	45.8	AXA Equitable Life Insurance Company	A+
132	$1,703,959	Male	84	69.9	Jefferson-Pilot Life Insurance Company	AA-
133	$500,000	Male	84	20.6	Great Southern Life Insurance Company	N/A
134	$1,000,000	Male	84	60.4	Hartford Life and Annuity Insurance Company	BBB+
135	$3,500,000	Female	84	109.8	Lincoln Benefit Life Company	BBB+
136	$5,000,000	Male	83	68.1	AXA Equitable Life Insurance Company	A+
137	$500,000	Male	83	103.2	Metropolitan Life Insurance Company	AA-
138	$2,000,000	Male	83	42.3	National Life Insurance Company	A
139	$4,200,000	Female	83	120.9	Transamerica Life Insurance Company	AA-
140	$750,000	Male	83	91.3	West Coast Life Insurance Company	AA-
141	$5,000,000	Male	83	76.1	AXA Equitable Life Insurance Company	A+
142	$5,000,000	Male	83	77.2	Jefferson-Pilot Life Insurance Company	AA-
143	$1,500,000	Male	83	78.7	Jefferson-Pilot Life Insurance Company	AA-
144	$3,500,000	Female	83	91.1	AXA Equitable Life Insurance Company	A+
145	$3,000,000	Female	83	96.4	MetLife Investors USA Insurance Company	AA-

	Face Value	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
146	$4,500,000	Male	83	76.6	AXA Equitable Life Insurance Company	A+
147	$250,000	Male	83	55.2	Transamerica Life Insurance Company	AA-
148	$2,275,000	Male	83	96.3	Voya Retirement and Insurance Company	A
149	$2,000,000	Male	83	88.4	Pacific Life Insurance Company	A+
150	$3,500,000	Male	83	75.2	AXA Equitable Life Insurance Company	A+
151	$3,000,000	Male	83	63.8	Metropolitan Life Insurance Company	AA-
152	$1,500,000	Male	83	27.8	Pacific Life Insurance Company	A+
153	$2,000,000	Female	83	100.6	Jefferson-Pilot Life Insurance Company	AA-
154	$10,000,000	Female	83	60.9	American National Insurance Company	A
155	$500,000	Male	83	27.6	West Coast Life Insurance Company	AA-
156	$3,500,000	Female	82	95.1	Jefferson-Pilot Life Insurance Company	AA-
157	$1,000,000	Male	82	71.6	Lincoln National Life Insurance Company	AA-
158	$3,000,000	Male	82	43.2	U.S. Financial Life Insurance Company	A+
159	$1,500,000	Male	82	60.2	Pacific Life Insurance Company	A+
160	$5,000,000	Male	82	113.4	American General Life Insurance Company	A+
161	$1,900,000	Male	82	68.7	American National Insurance Company	A
162	$500,000	Male	82	48.5	New York Life Insurance Company	AA+
163	$500,000	Male	82	48.5	New York Life Insurance Company	AA+
164	$250,000	Male	82	34.9	Jackson National Life Insurance Company	AA
165	$5,000,000	Female	82	78.7	Sun Life Assurance Company of Canada (U.S.)	AA-
166	$750,000	Male	82	84.8	John Hancock Life Insurance Company (U.S.A)	AA-
167	$1,995,000	Female	82	83.3	Transamerica Life Insurance Company	AA-
168	$4,000,000	Male	82	59.6	Jefferson-Pilot Life Insurance Company	AA-
169	$1,250,000	Female	82	63.8	Columbus Life Insurance Company	AA
170	$10,000,000	Male	82	82.0	AXA Equitable Life Insurance Company	A+
171	$2,300,000	Male	82	23.9	American General Life Insurance Company	A+
172	$6,217,200	Female	82	108.8	Phoenix Life Insurance Company	B+
173	$2,500,000	Female	82	74.8	Voya Retirement and Insurance Company	A
174	$5,000,000	Female	82	59.9	Massachusetts Mutual Life Insurance Company	AA+
175	$5,000,000	Male	82	78.8	Transamerica Life Insurance Company	AA-
176	$350,000	Male	82	39.0	Reassure America Life Insurance Company	AA
177	$5,000,000	Male	82	86.7	Jefferson-Pilot Life Insurance Company	AA-
178	$3,000,000	Male	81	71.2	Protective Life Insurance Company	AA-
179	$1,500,000	Male	81	71.2	American General Life Insurance Company	A+
180	$2,000,000	Female	81	119.7	Transamerica Life Insurance Company	AA-
181	$5,000,000	Male	81	96.5	AXA Equitable Life Insurance Company	A+
182	$550,000	Male	81	108.2	Genworth Life Insurance Company	BBB-
183	$1,680,000	Female	81	72.9	AXA Equitable Life Insurance Company	A+
184	$1,000,000	Female	81	101.5	Jefferson-Pilot Life Insurance Company	AA-
185	$250,000	Male	81	153.5	Voya Retirement and Insurance Company	A
186	$1,250,000	Male	81	105.5	Metropolitan Life Insurance Company	AA-
187	$1,000,000	Male	81	70.4	AXA Equitable Life Insurance Company	A+
188	$1,250,000	Female	81	79.4	Principal Life Insurance Company	A+
189	$2,000,000	Male	81	44.6	Jefferson-Pilot Life Insurance Company	AA-
190	$10,000,000	Male	81	84.2	New York Life Insurance Company	AA+
191	$5,000,000	Male	81	77.6	AXA Equitable Life Insurance Company	A+
192	$300,000	Female	81	78.8	Hartford Life and Annuity Insurance Company	BBB+
193	$2,502,000	Male	81	157.5	Transamerica Life Insurance Company	AA-
194	$10,000,000	Male	81	119.0	John Hancock Life Insurance Company (U.S.A)	AA-
195	$2,000,000	Male	81	74.4	Ohio National Life Assurance Corporation	AA-

	Face Value	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
196	$1,000,000	Male	81	74.4	Ohio National Life Assurance Corporation	AA-
197	$3,000,000	Female	81	111.6	West Coast Life Insurance Company	AA-
198	$7,000,000	Male	81	91.9	Genworth Life Insurance Company	BBB-
199	$8,000,000	Male	80	88.7	AXA Equitable Life Insurance Company	A+
200	$2,000,000	Male	80	32.0	Metropolitan Life Insurance Company	AA-
201	$320,987	Female	80	111.9	John Hancock Life Insurance Company (U.S.A)	AA-
202	$1,000,000	Male	80	61.2	AXA Equitable Life Insurance Company	A+
203	$2,000,000	Female	80	95.0	Pacific Life Insurance Company	A+
204	$3,000,000	Male	80	103.8	John Hancock Life Insurance Company (U.S.A)	AA-
205	$1,750,000	Male	80	88.0	AXA Equitable Life Insurance Company	A+
206	$250,000	Male	80	85.1	American General Life Insurance Company	A+
207	$2,000,000	Female	80	93.5	Transamerica Life Insurance Company	AA-
208	$3,000,000	Male	80	117.0	Principal Life Insurance Company	A+
209	$1,210,000	Male	80	70.9	Lincoln National Life Insurance Company	AA-
210	$3,000,000	Male	79	47.8	Pacific Life Insurance Company	A+
211	$3,000,000	Male	79	47.8	Minnesota Life Insurance Company	A+
212	$3,000,000	Male	79	47.8	Prudential Life Insurance Company	AA-
213	$3,000,000	Male	79	96.9	Voya Retirement and Insurance Company	A
214	$5,000,000	Male	79	84.9	Pacific Life Insurance Company	A+
215	$5,000,000	Male	79	84.9	Pacific Life Insurance Company	A+
216	$4,000,000	Male	79	86.6	Jefferson-Pilot Life Insurance Company	AA-
217	$3,601,500	Male	79	100.8	Transamerica Life Insurance Company	AA-
218	$5,000,000	Male	79	136.6	Principal Life Insurance Company	A+
219	$5,000,000	Male	79	97.2	John Hancock Life Insurance Company (U.S.A)	AA-
220	$7,000,000	Male	79	92.7	Lincoln Benefit Life Company	BBB+
221	$476,574	Male	79	78.6	Transamerica Life Insurance Company	AA-
222	$6,000,000	Male	79	129.6	AXA Equitable Life Insurance Company	A+
223	$130,000	Male	79	55.8	Genworth Life Insurance Company	BBB-
224	$1,000,000	Male	79	130.6	Empire General Life Assurance Corporation	AA-
225	$4,300,000	Female	79	116.7	American National Insurance Company	A
226	$6,000,000	Male	79	114.2	AXA Equitable Life Insurance Company	A+
227	$750,000	Male	79	76.2	Lincoln National Life Insurance Company	AA-
228	$500,000	Male	79	53.2	Transamerica Life Insurance Company	AA-
229	$5,000,000	Male	78	85.1	John Hancock Life Insurance Company (U.S.A)	AA-
230	$1,000,000	Male	78	97.6	Sun Life Assurance Company of Canada (U.S.)	AA-
231	$5,000,000	Male	78	95.7	John Hancock Life Insurance Company (U.S.A)	AA-
232	$1,009,467	Male	78	65.4	John Hancock Life Insurance Company (U.S.A)	AA-
233	$4,000,000	Male	78	55.9	MetLife Investors USA Insurance Company	AA-
234	$2,500,000	Male	78	94.8	Massachusetts Mutual Life Insurance Company	AA+
235	$2,500,000	Male	78	94.8	Massachusetts Mutual Life Insurance Company	AA+
236	$5,000,000	Male	78	62.8	John Hancock Life Insurance Company (U.S.A)	AA-
237	$2,250,000	Male	78	101.2	Massachusetts Mutual Life Insurance Company	AA+
238	$1,000,000	Female	78	131.3	John Hancock Life Insurance Company (U.S.A)	AA-
239	$3,750,000	Male	78	64.9	AXA Equitable Life Insurance Company	A+
240	$1,000,000	Male	78	117.7	Metropolitan Life Insurance Company	AA-
241	$5,000,000	Female	78	123.9	Voya Retirement and Insurance Company	A
242	$3,000,000	Male	78	102.7	Principal Life Insurance Company	A+
243	$5,000,000	Male	77	126.0	Jefferson-Pilot Life Insurance Company	AA-

	Face Value	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
244	$500,000	Male	77	73.5	John Hancock Life Insurance Company (U.S.A)	AA-
245	$1,000,000	Male	77	122.4	Metropolitan Life Insurance Company	AA-
246	$2,840,000	Male	77	106.3	Transamerica Life Insurance Company	AA-
247	$500,000	Female	77	123.9	Columbus Life Insurance Company	AA
248	$750,000	Male	77	14.5	U.S. Financial Life Insurance Company	A+
249	$1,000,000	Female	77	82.7	John Hancock Life Insurance Company (U.S.A)	AA-
250	$1,750,000	Male	77	69.5	John Hancock Life Insurance Company (U.S.A)	AA-
251	$5,000,000	Male	77	111.3	Transamerica Life Insurance Company	AA-
252	$2,000,000	Female	77	63.3	Transamerica Life Insurance Company	AA-
253	$3,000,000	Male	76	112.7	Protective Life Insurance Company	AA-
254	$4,000,000	Male	76	75.2	Massachusetts Mutual Life Insurance Company	AA+
255	$7,000,000	Female	76	131.8	Pacific Life Insurance Company	A+
256	$1,000,000	Male	76	91.7	Pacific Life Insurance Company	A+
257	$2,000,000	Male	76	128.9	Transamerica Life Insurance Company	AA-
258	$150,000	Male	76	115.1	Genworth Life Insurance Company	BBB-
259	$490,620	Male	76	94.9	Ameritas Life Insurance Corporation	A+
260	$600,000	Male	76	92.2	Protective Life Insurance Company	AA-
261	$5,000,000	Male	76	67.3	West Coast Life Insurance Company	AA-
262	$5,000,000	Male	75	158.6	Prudential Life Insurance Company	AA-
263	$3,000,000	Male	75	63.3	Aviva Life Insurance Company	A-
264	$8,000,000	Male	75	112.8	Metropolitan Life Insurance Company	AA-
265	$2,000,000	Female	75	128.8	Aviva Life Insurance Company	A-
266	$5,000,000	Male	75	39.5	Lincoln Benefit Life Company	BBB+
267	$850,000	Male	75	75.7	New York Life Insurance Company	AA+
268	$200,000	Male	74	78.8	Voya Retirement and Insurance Company	A
269	$4,000,000	Female	74	154.0	American General Life Insurance Company	A+
270	$300,000	Male	74	22.6	Lincoln National Life Insurance Company	AA-
271	$3,000,000	Female	74	126.0	General American Life Insurance Company	AA-
272	$500,000	Male	73	44.3	Midland National Life Insurance Company	A+
273	$3,000,000	Male	73	84.5	AXA Equitable Life Insurance Company	A+
274	$2,000,000	Male	73	108.8	American General Life Insurance Company	A+
275	$2,500,000	Male	72	108.5	American General Life Insurance Company	A+
276	$1,167,000	Male	72	35.5	Transamerica Life Insurance Company	AA-
277	$2,000,000	Male	71	113.9	New York Life Insurance Company	AA+
278	$2,000,000	Male	71	113.9	New York Life Insurance Company	AA+
279	$2,500,000	Male	71	129.4	Lincoln National Life Insurance Company	AA-
280	$2,500,000	Male	71	129.4	John Hancock Life Insurance Company (U.S.A)	AA-
281	$600,000	Male	71	97.1	AXA Equitable Life Insurance Company	A+
282	$1,500,000	Male	71	123.4	Metropolitan Life Insurance Company	AA-
283	$3,000,000	Male	70	87.1	John Hancock Life Insurance Company (U.S.A)	AA-
284	$500,000	Male	70	104.9	Transamerica Life Insurance Company	AA-
285	$500,000	Male	70	104.9	North American Company for Life And Health Insurance	A+
286	$2,000,000	Male	68	126.7	Transamerica Life Insurance Company	AA-
287	$1,000,000	Male	68	126.7	Genworth Life Insurance Company	BBB-
288	$1,000,000	Male	68	73.5	Protective Life Insurance Company	AA-
289	$156,538	Female	67	119.2	New York Life Insurance Company	AA+
290	$2,000,000	Male	67	60.0	MetLife Investors USA Insurance Company	AA-

	Face Value	Gender	Age (ALB)	LE (mo.)	Insurance Company	S&P Rating
291	$2,000,000	Male	67	60.0	MetLife Investors USA Insurance Company	AA-
292	$1,000,000	Male	65	57.3	Lincoln National Life Insurance Company	AA-
293	$1,000,000	Male	65	91.4	Transamerica Life Insurance Company	AA-
	754,942,235

____________

(1)      The insured’s age is current as of the measurement date.

(2)      The insured’s life expectancy estimate, other than for a small face value insurance policy benefit, is the average of two life expectancy estimates provided by independent third-party medical actuarial underwriting firms at the time of purchase, actuarially adjusted through the measurement date.

Competition

We encounter significant competition in the life insurance purchasing and financing business from numerous companies, including hedge funds, investment banks, secured lenders, specialty life insurance finance companies and life insurance companies themselves. Many of these competitors have greater financial and other resources than we do and may have significantly lower cost of funds because they have greater access to insured deposits or the capital markets. Moreover, some of these competitors have significant cash reserves and can better fund shortfalls in collections that might have a more pronounced impact on companies such as ours. They also have greater market share. In the event that certain better-financed life insurance companies make a significant effort to compete against our business or the secondary market in general, we would experience significant challenges with our business model.

Competition can take many forms, including the pricing of the financing, transaction structuring, timeliness and responsiveness in processing a seller’s application and customer service. Some competitors may outperform us in these areas. Some competitors target the same type of life insurance clients as we do and generally have operated in the markets we service for a longer period of time. Increased competition may result in increased costs of purchasing policies or may affect the availability and quality of policies that are available for our purchase. These factors could adversely affect our profitability by reducing our return on investment or increasing our risk.

Government Regulation

The life insurance sector is highly regulated at both the federal and state levels. We are subject to federal and state regulation and supervision in the life insurance purchasing and finance business. There are significant regulations in many states that require us to obtain specific licenses or approvals to be able to purchase life insurance policies in those states. We continually research and monitor regulations and apply for the appropriate licenses in the required states.

Governments at both the federal and state levels have continued to review the impact of the business on the life insurance industry. Moreover, recent federal government actions with respect to insurance companies have increased the federal government’s role in regulating the insurance industry. Recently we have seen legislative efforts by state governments to mandate the sale or liquidation of life insurance policies as part of the Patient Protection and Affordable Care Act in order to increase the number of Americans covered by health insurance and decrease the cost of health care. This legislative effort is designed to monetize all assets of the insured prior to eligibility for health care provided under the Patient Protection and Affordable Care Act. These efforts may affect the number of life insurance policies available for purchase and their attractiveness.

State statutes typically provide state regulatory agencies with significant powers to interpret, administer and enforce the laws relating to the purchase of life insurance policies in those states. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways or issue new administrative rules (even if not contained in state statutes). State regulators may also impose rules that are generally adverse to our industry. Because the life insurance secondary market is relatively new and because of the history of certain abuses in the industry, we believe it is likely that state regulation will increase and grow more complex in the foreseeable future. We cannot, however, predict what any new regulation would specifically involve or how it might affect our industry or our business.

Any adverse change in present laws or regulations, or their interpretation, in one or more states in which we operate (or an aggregation of states in which we conduct a significant amount of business) could result in a curtailment or termination of operations in such jurisdictions by us, or cause us to modify our operations in a way that adversely affects our ultimate profitability. Any such action could have a corresponding material and negative impact on our results of operations and financial condition, primarily through a material decrease in revenues, and could also negatively affect our general business prospects.

On occasion, the SEC has attempted to regulate the purchase of non-variable life insurance policies as transactions in securities under federal securities laws. In July of 2010, the SEC issued a Staff Report of its Life Settlement Task Force. In that report, the Staff recommended that certain types of purchased life insurance policies be classified as securities. The SEC has not taken any position on the Staff Report, and there is no indication if the SEC will take any action to implement the recommendations of the Staff Report. In addition, there has been several federal court cases in which transactions involving the purchase and fractionalization of life insurance contracts have been held to be transactions in securities under the federal Securities Act of 1933. We presently believe that the matters discussed in the Staff Report, and existing case law, do not impact our current business model since our purchases of life settlements are distinguishable from those cases that have been held by courts, and advocated by the Staff Report, to be transactions in securities. For example, we are not involved in fractionalization of any life insurance policies, and we presently do not purchase variable life insurance policies.

If federal law were to change, whether by action of the Congress or through the courts, with the result that purchases of non-fractionalized and non-variable life insurance policies would be considered transactions in “securities,” we would be in violation of existing covenants under our revolving credit facility requiring us to not operate or be characterized as an “investment company” under the Investment Company Act of 1940. This could in the short-term or long-term affect our liquidity and increase our cost of capital and operational expenses, all of which would adversely affect our operating results. It is possible that such an outcome could threaten the viability of our business and our ability to satisfy our obligations as they come due.

With respect to state securities laws, almost all states currently treat the sale of a life insurance policy as a securities transaction under state laws, although some states exclude from the definition of a security the original sale from the insured or the policy owner to the life settlement provider. To date, due to the manner in which we conduct and structure our activities and the availability, in certain instances, of exceptions and exemptions under securities laws, such laws have not adversely impacted our business model.

State Life Settlement License Requirements

State laws differ as to the extent to which purchasers of life insurance policies are required to be licensed by a state regulatory agency. We may elect to conduct life insurance policy purchasing only in those states in which we are licensed or where no licensure is required. The licensing requirements differ from state to state, but where they exist, they typically require the payment of licensing fees, periodic reporting, and submission to audit by state regulators. We do not intend to purchase any life insurance policies in any states that require a license or similar qualification without first obtaining such license or qualification or purchasing through a licensed provider in that state.

The table below identifies all states (and the District of Columbia) in which we can conduct business directly with the seller of a life insurance policy or through a licensed provider. An asterisk (*) indicates that the state does not require licensing. In those states identified in the right-hand column, we can purchase policies through our provider relationships with Magna Administrative Services, Inc. Abacus Settlements, LLC, and Lotus Life, LLC. If our relationships with either Magna Administrative Services, Abacus Settlements or Lotus Life were to end, for any reason, we believe we would be able to enter into a relationship with a replacement provider shortly thereafter.

States Where We Conduct Business Directly	States Where We Conduct Business Through Other Licensed Providers
Alabama*	Colorado
Arizona	Georgia
Arkansas	Idaho
California	Louisiana
Connecticut	Nevada
Delaware	New Jersey
District of Columbia*
Florida
Hawaii
Illinois
Indiana
Iowa
Kansas
Kentucky
Maine
Maryland
Massachusetts
Michigan*
Minnesota
Mississippi
Missouri*
Nebraska
New Mexico*
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina*
South Dakota*
Tennessee
Texas
Virginia
Washington
Wisconsin
Wyoming*

We are not presently able to conduct business in the following states due to the fact that we neither have a license to operate in the state nor do we have a relationship with another licensed provider in such state: Alaska, Montana, New Hampshire, North Dakota, Utah, Vermont, and West Virginia.

Health Insurance Portability and Accountability Act (HIPAA)

HIPAA requires that holders of medical records maintain such records and implement procedures in ways designed to assure the privacy of patient records. HIPAA has precipitated widespread changes in record keeping, including patient consent forms and access restrictions in data processing software. In order to carry out our business, we receive medical records and obtain a release to share such records with a defined group of persons. We are entitled to have access to patient information, take on the responsibility for preserving the privacy of that information, and use the information only for purposes related to the life insurance policies.

Employees

We employ approximately 40 total, full-time employees.

Properties

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402. At that location, we lease 11,695 square feet of space for a lease term expiring in August 2015. We believe that these facilities are adequate for our current needs and that suitable additional space will be available as needed.

Company Website Access and SEC Filings

The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are filed with the SEC. The Company is subject to the informational requirements of the Exchange Act and files or furnishes reports, proxy statements and other information with the SEC.

Our general website address is www.gwglife.com. Our website has a wealth of information about our company, its mission, and our specialty finance business. It also has tools that could be used by our potential clients, financial advisors and investors alike.

Legal Proceedings

Our Chief Executive Officer, Jon R. Sabes, and our corporate secretary and Executive Vice President of Originations and Servicing, Steven F. Sabes, who together beneficially own approximately 74.8% of our common stock, are involved in litigation relating to claims by a bankruptcy trustee for loan payments made to an affiliate, Opportunity Finance, LLC. The litigation stems in part from the 2010 conviction of an individual operating a fraudulent business which filed for bankruptcy in 2008. The bankruptcy trustee alleges that loan repayments to Opportunity Finance were avoidable transfers under preference or other legal theories and seeks to recover amounts for other creditors of the bankruptcy estate. Case No. 08-45257 (U.S. Bankruptcy Court District of Minnesota). Such payments may ultimately be deemed to be avoidable transfers under preference or other legal theories. In addition, GWG Holdings invested $1.0 million in Opportunity Finance, LLC in 2006 and was repaid and received $176,948 of interest income from that investment in 2007. To date, no claim has been made against the Company.

While we believe there are numerous meritorious defenses to the claims made by the bankruptcy trustee and others, and we are advised that the defendants in that action will vigorously defend against the trustee’s claims, such defendants may not prevail in the litigation. If the bankruptcy trustee or a successful private plaintiff sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, there could be a change in control of the Company and our business together with all of our investors, including investors in our debentures, could be materially and adversely impacted. Such adverse results would likely arise in connection with negative change-in-control covenants contained in our revolving credit facility agreements, the breach of those covenants and an ensuing event of default under such facility. In addition, if the bankruptcy trustee or a private plaintiff sought to sell or transfer the equity interests of Jon R. Sabes or Steven F. Sabes as a result of the litigation, such transfers would adversely affect holders of our previously issued L Bonds by reducing the number of shares of common stock of GWG Holdings that have been pledged as collateral security for our obligations under the debentures. Regardless of the outcome of this litigation, these matters may distract management and reduce the time and attention that they are able to devote to our business.

MANAGEMENT AND DIRECTORS

Directors and Executive Officers

The name, age and positions of our current executive officers and directors are as follows:

Name	Age	Positions
Jon R. Sabes	48	Chief Executive Officer and Director
Paul A. Siegert	76	Executive Chairman (Chairman of the Board)
Steven F. Sabes	46	Executive Vice President of Originations and Servicing, Secretary and Director
William B. Acheson	50	Chief Financial Officer
Jon L. Gangelhoff	56	Chief Operating Officer
Michael D. Freedman	51	President
David H. Abramson	73	Director
Charles H. Maguire III	71	Director
Jeffrey L. McGregor	61	Director
Shawn R. Gensch	45	Director

Jon R. Sabes, co-founder and Chief Executive Officer of our company, is a financial professional with over 20 years of experience in the fields of finance, venture capital, business development, managerial operations, and federal taxation. Since 1999, Mr. Sabes has served as Chief Executive Officer of Opportunity Finance, LLC, a family investment company specializing in structured finance. Over his career, Mr. Sabes has been active in receivable financing, life insurance financing, and casualty insurance financing, structuring over $900 million in financing commitments for his related businesses. Mr. Sabes’ experience includes co-founding and leading the development of two leading insurance-related finance companies: GWG Life, a company in the life insurance finance industry founded in 2006, and MedFinance, an innovator in casualty insurance and healthcare finance founded in 2005. Through these companies, Mr. Sabes has developed and applied financial structuring techniques, underwriting algorithms, and business modeling aspects to the insurance industry. Mr. Sabes’ education includes a Juris Doctor degree cum laude from the University of Minnesota Law School, and a Bachelor of Arts degree in Economics from the University of Colorado. Over his career, Mr. Sabes has held several licenses and professional association memberships including FINRA Series 7, Series 63, Minnesota State Bar Association, and American Bar Association. In addition to being an active father of three, Mr. Sabes serves on the boards of Saving Children and Building Families, and the Insurance Studies Institute. Mr. Sabes is the brother of Steven F. Sabes. Mr. Sabes has served as our Chief Executive Officer, and a director, since 2006.

Paul A. Siegert, co-founder of our company, has over 50 years of experience in national and international business with focus on general business, financial and investment strategies, management practices, fiscal controls, profit incentives, systems and corporate structuring and governance. Over his career, Mr. Siegert has consulted to Fortune 500 corporations, regional firms, emerging businesses, government and education, and has served as director, general partner and advisor to partnerships and corporations, including restructuring of economically troubled businesses. Mr. Siegert has provided written testimony to the Senate Finance Committee regarding SEC practices and created two companies registered under the Investment Advisors Act of 1940. Mr. Siegert was an active participant in the formation and direction of the Colorado Institute for Artificial Intelligence at the University of Colorado. Mr. Siegert’s education includes studies toward a Master of Business Administration, University of Chicago; and Bachelor of Science and Industrial Management, Purdue University. His insurance-related experiences include the creation of one of the nation’s first employer self-funded life, medical and disability insurance programs; designing medical, life insurance and social security opt-out programs for educational institutions; incorporation of financial analysis disciplines in life insurance and estate planning; and strategizing of key-man insurance plans and life insurance in business continuation planning for corporations and senior executives. From 1979 to 1986, Mr. Siegert was nationally recognized as a tax and estate planning expert. In 1999, Mr. Siegert retired from active business to engage in various personal financial and investment endeavors. In 2004, he founded Great West Growth, LLC, a Nevada limited liability company and a predecessor to GWG Life, to purchase life insurance policies. In his capacities with GWG Life, he created an insurance policy valuation and pricing model, created life insurance policy purchase documentation, undertook state licensing and compliance and developed operating and marketing systems. Mr. Siegert currently serves as the President and Chief Executive Officer of the Insurance Studies Institute, which he founded in 2007, and also serves on the Board of Directors of the Life Insurance Settlement Association. Mr. Siegert currently serves as

Director and Executive Chairman of the Board of GWG Holdings, Inc., and served as its President until May 30, 2014. He has been active in a variety of charities and foundations, including Rotary International.

Steven F. Sabes, co-founder, Executive Vice President of Originations and Servicing, and Secretary of our company, is responsible for various managerial aspects of our business, with a specific focus on treasury and financial operations, life insurance policy purchasing, and specialty finance operations. Since 1998, Mr. Sabes has served as a Managing Director of Opportunity Finance, LLC, a family investment company specializing in structured finance. Mr. Sabes holds a Doctor of Philosophy in organic chemistry from the University of Minnesota, as well as a Bachelor of Arts degree in organic chemistry from Colorado College. Mr. Sabes is the brother of Jon Sabes. Mr. Sabes has served as our Secretary, and a director, since 2006. He also served as our Chief Operating Officer from 2006 until May 30, 2014, when he was appointed as our President. On November 13, 2014, Mr. Sabes resigned from the position of President and was appointed Executive Vice President of Originations and Servicing.

William B. Acheson became our Chief Financial Officer on May 30, 2014. Prior to joining us, Mr. Acheson served as Chief Financial Officer and Senior Vice President of Strategic Development for The Homeownership Preservation Foundation, a residential real estate foreclosure prevention organization seeded by GMAC, from 2009 through 2013. Prior to that, Mr. Acheson served as Managing Director of Global Structured Finance and Investments at Merrill Lynch in London, England, from 2007 through 2008. From 1991 to 2007, Mr. Acheson spent his career at GMAC-RESCAP, where he served as Managing Director for a number of business units, concluding his career as Chief Financial Officer of the United Kingdom division from 2005 through 2007. Mr. Acheson’s international experience includes structured finance, capital markets, and risk management experience in Canada, United Kingdom, Ireland, Eastern Europe, Western Europe, and Latin America. Mr. Acheson earned a Bachelor of Science degree in accounting from the College of St. Thomas in St. Paul, Minnesota, and earned his Certified Public Accountant certificate in 1991 while working for Ernst & Young in Minneapolis, Minnesota.

Jon L. Gangelhoff, our Chief Operating Officer, has served rapidly growing businesses in several industries as chief financial officer with a strong focus on business operations since 1986. Prior to joining our company as Chief Financial Officer in March 2009, he served as chief financial officer for Northern Metal Recycling, a metal recycling firm the sales of which exceeded $500 million annually, from 2006 to 2008. Mr. Gangelhoff’s responsibilities at Northern Metal Recycling included acquisition and related integration operations focused on finance, information systems, and human resources functions. Prior to that, from 2003 to 2006, Mr. Gangelhoff served as the chief financial officer of Kuhlman Company, formerly a public reporting company, where he established corporate infrastructure, developed financial reporting and internal control systems, and managed the SEC reporting process. During his 25-year career, Mr. Gangelhoff has used an integrated hands-on and financial management approach to improve the performance of the companies he served in a variety of industries. Mr. Gangelhoff holds a Bachelor of Arts degree from Mankato State University. Mr. Gangelhoff was appointed as our Chief Operating Officer on May 30, 2014.

Michael D. Freedman, our President, joined GWG in September 2014 as General Counsel and was appointed President in November. For over a decade, he has been the life settlement industry’s chief advocate for laws promoting life settlements as a way for seniors to fund their retirement and long-term care needs. Mr. Freedman was a driving force behind the development of life settlement laws in 42 states and more than 60 different pieces of legislation, including several federal laws. Also in 2014, Mr. Freedman was elected to the Board of Directors of the Life Insurance Settlement Association for a three-year term, and he founded Sentinel Solutions, LLC, a provider of strategic services to clients in the life settlement and related industries, including insurance and financial services. Previously he served as the Senior Vice President of Government Affairs at Coventry First, LLC, a participant in the life settlement industry, from June 2002 to December 2013. Mr. Freedman received his Juris Doctor from the University at Buffalo School of Law in 1993, for which he served for two years as the Graduate Fellow in Public Interest/Public Service. Mr. Freedman was appointed as our President on November 13, 2014.

David H. Abramson, a certified public accountant, is presently the Chairman and Chief Executive Officer of David Abramson & Associates, LLC, an executive search and leadership development and financial consulting firm that he founded in 2002. The firm provides retained executive search services at the senior leadership levels as well as senior leadership mentoring and coaching. In addition, the firm provides financial and other consulting services to clients. In 2001, Mr. Abramson was a Senior Vice President of AXA Financial/Equitable Life Insurance based in New York City, and served as Chairman and Chief Executive Officer of Grant Thornton Advisors, a joint venture of AXA Financial and Grant Thornton. Required by his responsibility, Mr. Abramson held NASD series 7, 24 and 66 licenses during his tenure at Grant Thornton Advisors. From 1999 to 2001 Mr. Abramson was Grant Thornton’s

National Managing Partner of Financial Advisory Services where he led the design of the vision, strategy, governance and operational planning for Grant Thornton Advisors. Grant Thornton Advisors was designed to offer personal financial and estate planning, and investment and insurance products and services to middle-market companies, their owners and officers and other high net worth individuals.

The core of Mr. Abramson’s career was as a Partner in Grant Thornton from 1972 until 2001. In 1972, Mr. Abramson became an Audit Partner and the Minneapolis Office Managing Partner, and he continued serving in those roles throughout most of his time at Grant Thornton. Mr. Abramson also became a member of Grant Thornton’s National Senior Leadership Team in 1982 and continued in that role until 2001. In this regard, his primary responsibility was Regional Managing Partner with direct line responsibility over assigned operating offices throughout the country. From 1988 to 1990, Mr. Abramson was Grant Thornton’s National Managing Director of Client Services directly responsible for the professional services of Assurance, Tax and Management Consulting as well as for Human Resources, Marketing and Strategic Planning. During the 1990s, Mr. Abramson also led the development and implementation of the Manufacturing/Distribution Services practice. Mr. Abramson’s partners at Grant Thornton elected him to serve on Grant Thornton’s 11-person Partnership Board for three terms from 1982 to 1990. This board provided oversight and direction related to governance, partner admission and compensation, financial and strategic issues.

Mr. Abramson previously served on the Board of Directors of Southwest Casino Corporation, and served as Chairman of that board’s Audit Committee and a member of its Governance and Nominating Committee from 2006 to 2009. Mr. Abramson has also served as a board member, Chairman or President of a number of nonprofit organizations, including President of the Minnesota Society of CPAs, Chairman of The Greater Minneapolis Chamber of Commerce, and President of Temple Israel. He currently is a Member of the University of Minnesota Carlson School Of Management Alumni Board.

Mr. Abramson received his B.S. degree (Accounting) from the University of Minnesota and his M.B.A. from the University of Michigan.

Charles H. Maguire III, a registered FINRA Arbitrator, has over 35 years of experience in the financial services industry. The core of Mr. Maguire’s career has been with Merrill Lynch and Company from 1969 to 2004. In one of his last positions with Merrill Lynch, Mr. Maguire served as Director of Financial Institutions Services Group, where he had complete responsibility for the Merrill Lynch’s institutional client services within its domestic branch office system. In addition, Mr. Maguire oversaw the professional teams responsible for product creation and had oversight of an institutional trading desk in New York City. Mr. Maguire’s most notable contribution to Merrill Lynch was the creation of the Consults Product, which to this day is one of the most profitable products at Merrill Lynch. In addition to serving as Director of Financial Institutions Services Group, Mr. Maguire held a variety of sales and management roles at Merrill Lynch, including Sales Manager, Resident Vice President, Regional Sales Manager, Senior Resident Vice President, and Managing Director.

From 2009 to 2011, Mr. Maguire served as a leadership consultant for the University of Cincinnati School of Medicine and the Economic Center, University of Cincinnati. From 2005 to 2007, Mr. Maguire also served as the Senior Advisor on Staff to the Governor of the State of South Carolina, the Director of Cabinet Affairs, and the Chief of Staff of the Department of Commerce for the State of South Carolina. During his tenure as Director of Cabinet Affairs for the Governor of the State of Carolina, Mr. Maguire was fully responsible for overseeing the operations of all agencies that reported to the Governor of South Carolina. In his role as Chief of Staff of the South Carolina Department of Commerce, Mr. Maguire was responsible for the daily operations of the Department of Commerce. During his tenure with the Department of Commerce, Mr. Maguire led the restructuring of the Department of Commerce, which led to South Carolina becoming one of the top three states for job creation and corporate relocations.

Mr. Maguire has served on the boards (or similar functions) of over 25 nonprofit organizations, including services as a trustee for Centre College, trustee for The Seven Hills School, member of the Charter Review Committee of Cincinnati, trustee for the Queen City Foundation, trustee and executive committee member for St. Elizabeth Medical Center, and President for the Joy Outdoor Education Center. Mr. Maguire holds a B.A. from Centre College.

Jeffrey L. McGregor has had an extensive career in the insurance and financial services industry, serving as President for three major financial sales and distribution companies. Mr. McGregor has 34 years of experience in sales, distribution strategies and leadership with a proven track record in sales and growth of annuity, life insurance, and mutual fund products. Mr. McGregor has been a quoted industry source for Ignites, Foxfire, Dalbar, Mutual Fund Forum and Investment News, and has served on numerous industry boards and associations, including the Life and Annuity

Advisory Board, the Mutual Fund Forum, and the International Association for Financial Planning. Mr. McGregor has written, published and presented a number of papers focused on the insurance and financial industry. Throughout his career, Mr. McGregor’s primary focus has been to promote successful collaboration with employees, clients and colleagues to create respectful, profitable, and long-term relationships.

Mr. McGregor has led teams that represented all traditional life insurance products - term, whole life, universal life, disability insurance, long-term care, along with high-net worth and estate planning strategies that maximize the protection and tax advantages that life insurance products provide. Mr. McGregor has worked closely with product development teams in determining the risk and required sales results necessary to meet profitability targets. Mr. McGregor professional career encompasses the oversight and creation of marketing, sales presentations and advisor/only materials, seeking a balanced approached to the risks and rewards of the insurance, annuity and asset management products offered.

From 2005 to 2010, Mr. McGregor served as the President of RiverSource Distributors and Senior Vice President of Ameriprise Financial, Inc. During his tenure as the President of RiverSource Distributors, he was responsible for the sales and distribution of all insurance, annuity and asset management product lines of Ameriprise through existing and new channels. In this position, Mr. McGregor identified and greatly influenced strategy, compliance, profitability and the success of multiple insurance and investment products offered by Ameriprise.

From 2001 to 2004, Mr. McGregor was President of AXA Distributors, where he was responsible for the sales and distribution of insurance and annuity products manufactured by AXA Financial. In 2003, Mr. McGregor’s sales team achieved annuity sales of $7.0 billion. This record sales year resulted in AXA Distributors’ market share position going from number six in 2002 to number two in 2003. From 1988 to 1998, Mr. McGregor served in a variety of senior leadership positions for Colonial Investment Services. Mr. McGregor was named President of Colonial Investment Services in 1990 and joined Colonial’s Board of Directors. During his tenure, assets under management grew from $9.0 billion to $24.0 billion. During Mr. McGregor’s leadership, Colonial earned a number one rating in wholesaler and marketing support three times, according to Dalbar Survey. Over his career, Mr. McGregor has also worked with American Capital, Prudential-Bache Securities, Planco and IDS, where he began his career as a financial advisor in 1978. Mr. McGregor has earned numerous industry degrees and certifications, including LUTC CFP, CLU, and NASD licenses Series 7 and 24. Mr. McGregor received his B.S. and M.B.A. from California Coast University. In 2012, Mr. McGregor authored a life experience and motivational book—A Spirit Never Tires—which echoes his results driven style to inspire others through passion, energy, courage and a positive attitude.

Shawn R. Gensch is a financial and marketing executive with over 20 years of professional experience. Previously, Mr. Gensch was the Senior Vice President, Marketing, at Target Corporation, a role he held from 2012 through 2013, and in which he led, among other things, that corporation’s media strategy, public relations, events and lifestyle marketing efforts. In previous marketing roles with Target, beginning in 2008, Mr. Gensch led brand marketing, storewide and seasonal campaigns, agency management, and marketing finance, production and technology teams. Prior to 2008, Marketing, Mr. Gensch served as the initial President of Target Bank (2003-2007), served as Vice President, Financial Product Design & Development, at Target Financial Services (2005-2008), and served as Director of New Business Development (2003-2005). Prior to joining Target Corporation in 2003, Mr. Gensch worked in various roles in the structured finance, insurance, banking and related consulting industries, including work as Vice President and Assistant Treasurer of Green Tree Financial Corporation (Conseco Finance), in which role he led that corporation’s commercial paper program and asset-based funding conduits, syndicated banking lines and structured-finance securitization efforts across a variety of asset classes. Mr. Gensch began his career with KPMG as an Assurance Accountant in 1992.

Mr. Gensch is co-founder of a mobile technology company, serves as a director of Anser Innovation, a technology company developing Internet-based software and hardware to enhance remote interaction, and is currently also Chair of the Board of Directors of Avenues for Homeless Youth based in Minneapolis, Minnesota. He previously served on the Board of Directors of the Walker Art Center, Minneapolis, Minnesota. Mr. Gensch graduated from the University of Wisconsin-Eau Claire with a B.S. degree in accounting.

Director Qualifications, Independence and Board Committees

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies set forth above. With regard to Mr. Jon R. Sabes, the board considered his significant experience, expertise and background with regard to financial matters, and his demonstrated experience and skills in managing the Company’s business. With respect to Mr. Siegert, the board considered his significant experience in securities and finance, and his background in secondary life insurance market. With regard to Mr. Steven F. Sabes, the board considered his background and experience with the Company and its business. With regard to Mr. McGregor, the board considered his experience in the financial and insurance industries, and in particular his sales, marketing and leadership experience relative to those industries. In the case of Mr. Maguire, the board considered his extensive background in the financial services industry and service in various leadership positions for multiple organizations. With regard to Mr. Abramson, the board considered his extensive background and knowledge of accounting and finance, his focus on wealth management, and prior leadership positions. With regard to Mr. Gensch, the board considered his finance background as well as his marketing expertise.

The Board of Directors periodically reviews relationships that directors have with the Company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from the Company, are not an affiliated person of the Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations, and the NASDAQ listing rules. In this latter regard, the Board of Directors uses the NASDAQ listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of its directors are independent, solely in order to comply with applicable SEC disclosure rules. The Board of Directors has determined that, of its current directors, Messrs. Abramson, McGregor, Maguire III and Gensch are independent within the meaning of the NASDAQ listing rule cited above. In the case of Mr. Siegert, his position as an executive officer of the Company precludes him from being considered independent. In the case of both Messrs. Jon R. and Steven F. Sabes, their positions as executive officers of the Company, together with their beneficial ownership of more than ten percent of the common stock of the Company, similarly preclude them from being considered independent within the meaning of the cited NASDAQ listing rule.

Our Board of Directors has an Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee. The Audit Committee is composed of Messrs. Abramson (Chair), McGregor, Maguire and Gensch. The Compensation Committee is composed of Messrs. Maguire (Chair), Abramson and Gensch. The Nomination and Corporate Governance Committee is composed of Messrs. McGregor (Chair) and Abramson.

Our Audit Committee, Compensation Committee, and Nomination and Corporate Governance Committee each comply with the listing requirements of The NASDAQ Marketplace Rules. At least one member of the Audit Committee, Mr. Abramson, is an “audit committee financial expert,” as that term is defined in Item 401(h)(2) of Regulation S-K, and is “independent” as that term is defined in Rule 5605(a) of the NASDAQ Marketplace Rules.

Indemnification of Directors and Executive Officers

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of GWG Holdings, Inc. in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our Certificate of Incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to GWG Holdings, Inc. to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling GWG Holdings, Inc. pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

EXECUTIVE COMPENSATION
AND RELATED-PARTY TRANSACTION DISCLOSURES

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by: (i) each individual who served as the principal executive officer and principal financial officer of GWG Holdings during the years ended December 31, 2014 and 2013; and (ii) each other individual that served as an executive officer of either GWG Holdings or GWG Life, Inc. at the conclusion of the years ended December 31, 2014 and 2013 and who received more than $100,000 in the form of salary and bonus during such fiscal year. For purposes of this document, these individuals are collectively the “named executives” of the Company.

Name and Principal Position	Year	Salary	Bonus and Other	Total
Jon R. Sabes	2014	$371,546	$40,036	$411,582
Chief Executive Officer	2013	$350,000	$561,486	$911,486

Michael D. Freedman	2014	$87,500	$102,985	$190,485
President	2013	$—	$—	$—

William B. Acheson	2014	$115,385	$6,060	$121,445
Chief Financial Officer	2013	$—	$—	$—

Jon L. Gangelhoff	2014	$223,077	$24,707	$247,784
Chief Operating Officer	2013	$120,000	$70,520	$190,520

Steven F. Sabes	2014	$194,784	$21,189	$215,973
Executive Vice President and Secretary	2013	$150,000	$437,899	$587,899

Paul A. Siegert	2014	$186,539	$21,189	$207,728
President and Chairman of the Board	2013	$150,000	$56,867	$206,867

Employment Agreements and Change-in-Control Provisions

In June 2011, we entered into employment agreements with each of Messrs. Jon R. Sabes, Steven F. Sabes, Paul A. Siegert and Jon Gangelhoff. Mr. Jon R. Sabes is our Chief Executive Officer; Mr. Steven F. Sabes is our Executive Vice President of Originations and Servicing and Secretary and previously served as our President and our Chief Operating Officer; Mr. Siegert previously served as our President and Chairman of the Board and is currently the Executive Chairman of the Board; and Mr. Gangelhoff previously served as our Chief Financial Officer and is currently our Chief Operating Officer. On May 30, 2014, we entered into an employment agreement with William Acheson coincident with his appointment as our new Chief Financial Officer. These employment agreements establish key employment terms (including reporting responsibilities, base salary, discretionary and bonus opportunity and other benefits), provide for severance benefits in certain situations, and contain non-competition, non-solicitation and confidentiality covenants.

Under their respective employment agreements, Mr. Jon R. Sabes receives an annual base salary of $480,000 (effective December 1, 2014), Messrs. Steven F. Sabes, William Acheson and Paul A. Siegert receive an annual base salary of $200,000, and Mr. Gangelhoff receives an annual base salary of $250,000. The employment agreements contain customary provisions prohibiting the executives from soliciting our employees for a period of 12–18 months after any termination of employment, and from competing with the Company for either two years (if the executive is terminated for good cause or if he resigns without good reason) or one year (if we terminate the executive’s employment without good cause or if he resigns with good reason). In the case of Mr. Acheson, his employment agreement prohibits him from competing against the Company for a one-year period after his termination of employment, regardless of the circumstances relating to that termination. If an executive’s employment is terminated by us without “good cause” or if the executive voluntarily resigns with “good reason,” then the executive will be entitled to (i) severance pay for a period of 12 months and (ii) reimbursement for health insurance premiums for his family if he elects continued coverage under COBRA.

The employment agreements for Messrs. Jon R. Sabes, Steve F. Sabes and Paul A. Siegert also provide that we will reimburse them for any legal costs they incur in enforcing their rights under the employment agreement and, to the fullest extent permitted by applicable law, indemnify them for claims, costs and expenses arising in connection with their employment, regardless of the outcome of any such legal contest, as well as interest at the prime rate on any payments under the employment agreements that are determined to be past due, unless prohibited by law.

All of the foregoing executive employment agreements include a provision allowing us to reduce their severance payments and any other payments to which the executive becomes entitled as a result of our change in control to the extent needed for the executive to avoid paying an excise tax under Code Section 280G, unless the named executive officer is better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

In September 2014, we entered into an employment agreement with Michael D. Freedman, who was appointed as our President in November 2014. Under his employment agreement, Mr. Freedman receives an annual base salary of $350,000 and a signing bonus of $200,000. His employment agreement contains customary provisions prohibiting him from soliciting our employees or customers for a one-year period after his termination of employment, regardless of the circumstances relating to that termination. If Mr. Freedman’s employment is terminated without “cause” or if he voluntarily resigns with “good reason,” then he will be entitled to (i) severance pay equal to one-half of his annual salary then in effect (if such termination or resignation occurs one year or less from the date he was first employed by the Company) or his annual salary then in effect (if such termination or resignation occurs more than one year from the date he was first employed by the Company) 12 months; and (ii) reimbursement for health insurance premiums for his family if he elects continued coverage under COBRA for 6 months (if such termination or resignation occurs one year or less from the date he was first employed by the Company) or for 12 months (if such termination or resignation occurs more than one year from the date he was first employed by the Company).

2013 Stock Incentive Plan

In April 2013, our Board of Directors and our stockholders adopted the 2013 Stock Incentive Plan. The plan was subsequently revised on March 4, 2015 and reserved 2,000,000 shares of common stock for issuance. The 2013 Stock Incentive Plan permits the grant of both incentive and non-statutory stock options. As of December 31, 2014, there are 682,101 common shares issuable upon exercise of outstanding incentives granted under the plan. The Board of Directors adopted the 2013 Stock Incentive Plan to provide a means by which our employees, directors, officers and consultants may be granted an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success.

In September 2014, as an inducement grant we granted an option outside the 2013 Stock Incentive Plan, exercisable into an aggregate of 318,000 shares of common stock, to Michael D. Freedman, who was then a new management employee.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2014, our named executives had the following outstanding options to purchase common stock:

	Vested Shares	Un-Vested Shares	Total Shares
Jon R. Sabes	2,000	19,000	21,000
Michael D. Freedman	—	318,000	318,000
William B. Acheson	2,500	40,000	42,500
Jon L. Gangelhoff	59,000	33,000	92,000
Steven F. Sabes	25,833	16,667	42,500
Paul A. Siegert	25,834	11,666	37,500
	115,167	438,333	553,500

Related-Party Transactions

On July 11, 2011, we entered into a Purchase and Sale Agreement with Athena Securities Group, Ltd. and Athena Structured Funds PLC. These companies were affiliated with Brian Tyrell, then a director of the Company. Under this agreement, we issued to Athena Securities Group, Ltd. (“Athena”) 494,500 shares of common stock, which was equal to 9.9% of our then-outstanding shares, in exchange for shares equal to 9.9% of the outstanding shares in Athena Structured Funds, PLC and cash of $5,000. This 2011 agreement had contemplated cooperative efforts by the parties aimed at developing a security and related offering in Europe or Ireland, the proceeds of which would be used to finance the acquisition of life-insurance related assets in the United States. In 2013, we sought to terminate the 2011 agreement due to a changing regulatory environment in Europe that negatively affected the likelihood of consummating the contemplated offering of securities, and our dissatisfaction with Athena’s performance under the 2011 agreement. As a result, in June 2013 we entered into a second Purchase and Sale Agreement with Athena Securities Ltd. and Athena. This agreement effected the termination of the 2011 agreement. The June 2013 agreement contained mutual general releases of claims and substantially unwound certain capital stock transactions that had been effected under the 2011 agreement. In particular, Athena returned to us for redemption 432,500 shares of our common stock, and retained 62,000 common shares in recognition of their earlier efforts under the 2011 agreement. For our part, we sold back to Athena all of our ownership in Athena Structured Funds, PLC that we had originally acquired under the 2011 agreement. Presently, we have no ongoing business relationship with Athena.

Related-Party Transaction Policy

In all cases, we abide by applicable state corporate law when approving all transactions, including transactions involving officers, directors or affiliates. More particularly, our policy is to have any related-party transactions (i.e., transactions involving a director, an officer or an affiliate of the Company) be approved solely by a majority of the disinterested and independent directors serving on our Board of Directors. Presently, we have four independent directors on the board, and intend to maintain a board on which independent directors comprise a majority of directors serving on the board.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation awarded to or earned by each individual who served as a member of the board of directors of GWG Holdings during the year ended December 31, 2014.

Director’s Name	2014 Fees Earned or Paid in Cash
Paul A. Siegert (Chairman)	$20,000
Jon R. Sabes	$20,000
Steven F. Sabes	$20,000
David H. Abramson	$44,000
Charles H. Maguire III	$32,000
Jeffrey L. McGregor	$32,000
Shawn R. Gensch	$21,000

Each independent board member receives base compensation of $5,000 and an option to purchase 1,000 shares of the Company’s common stock per quarter. In addition, the chairman of the audit committee receives $4,000 and an option to purchase up to 1,000 shares of the Company’s common stock per quarter. The chairmen of the compensation committee and the corporate governance committee each receive $2,000 and an option to purchase up to 500 shares of the Company’s common stock per quarter. Also each non-chair member of committees receives $1,000 and an option to purchase up to 250 shares of the Company’s common stock per quarter.

Upon joining the board, each independent director also received stock options that vest quarterly over three years commensurate with their board responsibilities as follows: David H. Abramson 42,500 options, Jeffrey L. McGregor 29,750 options, Charles H. Maguire III 29,750 options, and Shawn R. Gensch 22,500 options. The executive officers employed by the Company receive no additional compensation for service on the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding common shares beneficially owned as of June 11, 2015, by:

•         each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

•         each of our current directors;

•         each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

•         all our current executive officers and directors as a group.

Shares beneficially owned and percentage ownership is based on 5,870,193 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Jon R. Sabes(1)	2,516,060	42.8%
Steven F. Sabes(2)	2,488,748	42.2%
Paul A. Siegert(3)	227,946	3.9%
Jon L. Gangelhoff(4)	60,667	*
David H. Abramson(5)	32,500	*
Jeffrey L. McGregor(6)	22,750	*
Charles H. Maguire(7)	22,750	*
Shawn R. Gensch(8)	12,000	*
Michael D. Freedman(9)	2,700	*
William B. Acheson(10)	12,500	*
All current directors and officers as a group	4,809,535	79.0%

____________

*         less than one percent.

(1)      Mr. Sabes is our Chief Executive Officer and a director of the Company. Shares reflected in the table include 1,092,276 shares held individually, 489,086 shares held by Opportunity Finance, LLC, a Minnesota limited liability company of which Mr. Sabes is a manager and member, 169,671 shares held by Jon Sabes 1992 Trust No.1, a trust of which Mr. Sabes is the beneficiary, 168,801 shares held by Jon Sabes 12.30.92 Trust, a trust of which Mr. Sabes is a beneficiary, 241,631 shares held by Jon Sabes 1982 Trust, a trust of which Mr. Sabes is a beneficiary, and 163,737 shares held by Jon Sabes 1976 Trust, a trust of which Mr. Sabes is a beneficiary. Also included are 102,192 shares held by Mr. Sabes’ immediate family members. The trustees of each of the trusts are Robert W. Sabes, Steve F. Sabes and Ross A. Sabes. The number of shares also includes 3,667 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also include 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares. As indicated

elsewhere in this prospectus, Mr. Sabes is a party to a Pledge and Security Agreement, as amended, under which all shares held by him individually are pledged as collateral security for obligations under the L Bonds.

(2)      Mr. Sabes is our Executive Vice President of Originations and Servicing, Secretary and a director of the Company. Shares reflected in the table include 799,779 shares held individually, 489,086 shares held by Opportunity Finance, LLC, a Minnesota limited liability company of which Mr. Sabes is a manager and member, 521,158 shares held by Moe Sabes 1982 Trust FBO Steven Sabes, a trust of which Mr. Sabes is the beneficiary, 350,779 shares held by Esther Sabes 1992 Trust FBO Steven Sabes, a trust of which Mr. Sabes is a beneficiary, and 200,445 shares held by Moe Sabes 1976 Trust FBO Steven Sabes, a trust of which Mr. Sabes is a beneficiary. The trustees of each of the trusts are Robert W. Sabes, Jon R. Sabes and Ross A. Sabes. The number of shares also includes 27,501 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also includes 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares. As indicated elsewhere in this prospectus, Mr. Sabes is a party to a Pledge and Security Agreement, as amended, under which all shares held by him individually are pledged as collateral security for obligations under the L Bonds.

(3)      Mr. Siegert is our President and a director of the Company (Chairman). Shares reflected in the table include 200,445 shares held individually and 27,501 of vested stock options granted pursuant to the Company’s 2013 Stock Incentive Plan.

(4)      Mr. Gangelhoff is our Chief Operating Officer. Shares reflected in the table include 60,667 of vested stock options granted pursuant to the Company’s 2013 Stock Incentive Plan.

(5)      Mr. Abramson is a director of the Company. Shares reflected in the table include 35,000 of stock options vested or vesting within 60 days or less, granted pursuant to the Company’s 2013 Stock Incentive Plan.

(6)      Mr. McGregor is a director of the Company. Shares reflected in the table include 22,750 of stock options vested or vesting within 60 days or less, granted pursuant to the Company’s 2013 Stock Incentive Plan.

(7)      Mr. Maguire is a director of the Company. Shares reflected in the table include 22,750 of stock options vested or vesting within 60 days or less, granted pursuant to the Company’s 2013 Stock Incentive Plan.

(8)      Mr. Gensch is a director of the Company. Shares reflected in the table include 12,000 of vested stock options vested or vesting within 60 days or less, granted pursuant to the Company’s 2013 Stock Incentive Plan.

(9)      Mr. Freedman is our President. Shares reflected in the table include 2,700 shares held individually.

(10)    Mr. Acheson is our Chief Financial Officer. Shares reflected in the table include 12,500 of vested stock options granted pursuant to the Company’s 2013 Stock Incentive Plan.

DESCRIPTION OF THE L BONDS

General

The L Bonds are secured obligations of GWG Holdings. The L Bonds will be issued under the indenture between us and Bank of Utah as the indenture trustee, dated October 19, 2011, as amended or supplemented from time to time, including by that certain Amendment No. 1 to Indenture dated as of December 15, 2011, certain Amendment No. 2 to Indenture entered into effective as January 9, 2015, and Amendment No. 3 to Indenture to be entered into upon the effectiveness of the registration statement of which this prospectus is a part (referred to collectively herein as the “indenture”). The terms and conditions of the L Bonds include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the indenture. For a complete understanding of the L Bonds, you should review the definitive terms and conditions contained in the indenture, which include definitions of certain terms used below. A copy of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and is available from us at no charge upon request.

The following is a summary of the material terms associated with the L Bonds:

•         The L Bonds are general secured obligations of GWG Holdings. The obligations are secured by a grant of a security interest in all of the assets of GWG Holdings, which assets will serve as collateral for our obligations under the L Bonds. This grant of a security interest is effected pursuant to a pledge and security agreement, as amended, attached to the indenture.

•         The L Bonds are fully and unconditionally guaranteed by our wholly owned direct subsidiary, GWG Life, but otherwise are not guaranteed by any other person or entity. The guarantee is backed by a grant of a security interest in all of the assets of GWG Life, which assets will serve as additional collateral for our obligations under the L Bonds. Chief among these assets is GWG Life’s ownership interest in DLP Funding II and DLP Funding III. This guarantee is effected pursuant to provisions contained in the indenture.

•         The L Bonds are also secured by a pledge of the equity ownership interests in GWG Holdings by its principal stockholders — Jon R. Sabes and Steven F. Sabes — which pledge is effected pursuant to a pledge and security agreement, as amended, attached to the indenture.

•         The collateral granted for our obligations under the L Bonds (i.e., the security interest in all of the assets of GWG Holdings, and the guarantee by GWG Life and corresponding security interest in all of its assets including a pledge of the equity ownership interests in DLP Funding II), together with (i) certain covenants contained in the documents relating to our earlier issued Series I Secured Notes (of which approximately $26.9 million was outstanding as of March 31, 2015), and (ii) an intercreditor agreement, as amended, between Bank of Utah (on behalf of the L Bond holders, and on behalf of the previously issued L Bonds) and Lord Securities Corporation (the collateral trustee for the Series I Secured Notes), make the L Bonds pari passu with the Series I Secured Notes and the previously issued L Bonds (of which approximately $208.7 million was outstanding as of March 31, 2015) with respect to payment, security and collateral. The intercreditor agreement is attached to the indenture.

•         The L Bonds will be junior to the $105 million revolving credit facility of DLP Funding II and DLP Funding III with Autobahn/DZ Bank, which currently has an outstanding balance of approximately $72 million. The L Bonds will also be junior to any other senior lending facility we may later obtain.

•         The L Bonds are not savings accounts, certificates of deposit (CDs) or other forms of “deposits,” and are not insured by the FDIC or any other governmental agency.

•         The L Bonds are not directly secured by any life insurance assets not owned by GWG Life. A significant amount of our life insurance assets (approximately 90% of our policies, representing approximately 96% of the face value of policy benefits as of March 31, 2015) are held by our DLP Funding II subsidiary, its associated master trust or our DLP Funding III subsidiary. Although GWG Life’s equity ownership interests in DLP Funding II and DLP Funding III are assets in which GWG Life has pursuant to its guarantee granted a security interest to serve as collateral for obligations under the L Bonds, the payment on such equity interests will be subordinate to the interests of creditors of DLP Funding II and DLP Funding III, including our senior creditor Autobahn/DZ Bank.

•         The L Bonds do not have the benefit of a “sinking fund” for the retirement of principal.

•         The L Bonds are not convertible into our capital stock or other securities.

•         We have the option to call and redeem the entire outstanding principal balance and accrued but unpaid interest of any L Bonds at any time and without premium or penalty. If we elect to call and redeem your L Bonds, those redeemed L Bonds will cease to accrue interest after the redemption date under the terms and subject to the conditions of the indenture.

•         Except in limited circumstances (death, bankruptcy or total disability), L Bond holders will have no right to require us to redeem any L Bond prior to its maturity date. Any early redemption will be for the total outstanding principal balance and accrued but unpaid interest. If we in our sole discretion nonetheless elect to accommodate a redemption request, we will redeem the entire (but not less than the entire) outstanding principal balance and accrued but unpaid interest of the L Bonds and may impose a redemption fee of 6% against the outstanding principal balance of the L Bond redeemed. This fee will be subtracted from the amount paid to you.

L Bonds will be sold at 100% of their principal face amount and in minimum denominations of $1,000. You may select the principal amount of the L Bonds you would like to purchase. The interest rate of your L Bonds will remain fixed until maturity. See “Description of the L Bonds—Interest Rate and Maturity” below.

You may subscribe for L Bonds through your broker-dealer who participates with Depository Trust Company (DTC settlement). See “Underwriting—Settlement Procedures” for more information. In contrast to our separate publicly registered continuous offering of L Bonds, our offers of L Bonds in this offering will be primarily targeted to institutional investors and sales will be consummated solely by means of DTC (Depository Trust Company) settlement through participating broker-dealers.

Investors holding a beneficial interest in a global certificate representing L Bonds sold in this offering, and anyone who subsequently acquires a beneficial interest in L Bonds in a qualified transfer, are referred to as “holders” in this prospectus. We may modify or supplement the terms of the L Bonds described in this prospectus from time to time in a supplement to the indenture and a supplement to this prospectus.

The L Bonds are transferable pursuant to the terms of the indenture. The L Bonds may be transferred or exchanged for other L Bonds of the same series and class of a like aggregate principal amount subject to limitations contained in the indenture. We will not charge a fee for any registration, transfer or exchange of L Bonds. However, we may require the registered holder (DTC or its nominee) to pay any tax, assessment fee, or other governmental charge required in connection with any registration, transfer or exchange of L Bonds. The registered holder of any L Bonds will be treated as the owner of such L Bonds for all purposes.

Denomination

You may purchase L Bonds in minimum denominations of $1,000. You will determine the exact principal amount  of L Bonds you purchase when you subscribe.

Term

The L Bonds offered pursuant to this prospectus will have a three-year term to maturity.  The actual maturity date will be on the last day of the month in which the L Bond matures (i.e., the month in which the L Bond’s term ends). For example, if this offering were to close on June 3, 2015, then the actual maturity date will be June 30, 2018. After actual maturity, we will pay all outstanding principal and accrued but unpaid interest on the L Bond no later than the 15th day of the calendar month next following its maturity (or the first business day following the 15th day of such month).  The L Bonds do not earn interest after the maturity date or any date set for prepayment.

Should the original L Bond holder (x) no longer be the holder of the L Bond or (y) be unavailable, or a change in payee be necessary, we may require a copy of the executed assignment to any transferee in order that we know the principal is returned to the rightful party.

Interest Rate

The rate of interest we will pay on L Bonds offered hereby is 7.50% per annum. The interest rate on L Bonds will be re-determined at the time of renewal and in all cases will remain fixed for the original or renewal term of the L Bond. We expect to change the interest rate for L Bonds offered hereby upon their renewal to reflect market conditions at any time of renewal. If we so change the interest rates in connection with a renewal, the interest rate on L Bonds issued pursuant to this prospectus will not be affected prior to the date of renewal.  For more information, please refer to “—Renewal or Repayment on Maturity” below.

Payments on the L Bonds; Paying Agent and Registrar

Interest on the L Bonds will be paid on a monthly basis.

Interest will accrue on the L Bonds at the stated rate from and including the effective date of the L Bond until maturity. The effective date of an L Bond will be the settlement date for participating in this offering, which will require you to have paid your subscription amount no later than such date.

Interest payments on L Bonds will be paid on the 15th day immediately following the last day of the applicable interest payment period. Interest will be paid without any compounding. The first payment of interest will include interest for the partial period in which the purchase occurred. The indenture provides that all interest will be calculated based on a year with twelve 30-day months.

Our payments of principal and interest will be paid to the depositary (DTC) and then be credited to your brokerage or custodial account through the DTC procedures followed by your brokerage firm or custodian. For more information on this procedure, please see “Registration and Exchange—Global Certificates Deposited with DTC” below.

Registration and Exchange

The L Bonds that we settle directly will generally be issued in book-entry form, which means that no physical L Bond is created, subject, however, to limited exceptions described in the indenture. The L Bonds settled through DTC settlement will be represented by global certificates deposited with the depositary as described below.

Global Certificates Deposited with DTC

L Bonds will be issued in the form of fully registered global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, NY, and registered in the name of Cede & Co., as nominee of DTC. Unless and until exchanged, in whole or in part, for L Bonds in definitive registered form, a global certificate may not be transferred except as a whole by the depositary to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any nominee of such depositary to a successor of such depositary or a nominee of such successor.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ”clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the managing broker-dealer), banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

If available, purchases of L Bonds within the DTC system must be made by or through direct participants, which will receive a credit for the L Bonds on DTC’s records. The ownership interest of each beneficial owner of the L Bonds will be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the transaction. Transfers of ownership interests in the L Bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all L Bonds deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of L Bonds with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the L Bonds. DTC’s records will reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not our responsibility or that of DTC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Thereafter, disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants (i.e., brokers, dealers and custodians).

Except as provided herein, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the L Bonds. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the L Bonds. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global certificate.

As long as the depositary, or its nominee, is the registered holder of a global certificate, the depositary or such nominee will be considered the sole owner and holder of the L Bonds represented thereby for all purposes under the L bonds and the indenture. Except in the limited circumstances referred to below, owners of beneficial interests in a global certificate will not be entitled to have such global certificate or any L Bonds represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated L Bonds in exchange for the global certificate and will not be considered to be the owners or holders of such global certificate or any certificates represented thereby for any purpose under the L Bonds or the indenture. Accordingly, each person owning a beneficial interest in such global certificate must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

If the depositary for a global certificate representing L Bonds is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue L Bonds in definitive form in exchange for such global certificate. In addition, we may at any time and in our sole discretion determine not to have the L Bonds represented by one or more global certificates and, in such event, we will issue the notes in definitive form in exchange for all of the global certificates representing the L Bonds. Finally, if an event of default, or an event which with the giving of notice or lapse of time or both would constitute an event of default, with respect to the L Bonds represented by a global certificate has occurred and is continuing, then we will issue L Bonds in definitive form in exchange for all of the global certificates representing the notes.

Although DTC has agreed to the procedures provided above in order to facilitate transfers, it is under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Renewal or Repayment on Maturity

At least 30 days prior to the maturity of the L Bonds, we will provide you, through the depositary and your participating broker-dealers or custodians, with a notice indicating that the L Bonds are about to mature and whether we will allow automatic renewal of the L Bonds. If we allow you to renew your L Bonds, we will also provide to you the form of prospectus we will use for purposes of renewing such L Bond in a registered transaction.  The new prospectus will be part of a new registration statement that we will prepare and file for purposes of registering such renewal transaction, and the prospectus may include a change in the interest rate applicable to the L Bonds, effective upon the effective date of the renewal. The notice will recommend that you review the accompanying prospectus prior to exercising one of the below options. Unless the election period is extended as described below, you will have until 15 days prior to the maturity date of the L Bonds to exercise one of the following options:

•         You can do nothing, in which case (subject to applicable law) your L Bond will automatically renew for a new term equal to the original term but at the interest rate in effect at the time of renewal. Interest on renewed L Bonds will be paid on the same schedule (i.e., monthly or annually) as the original L Bond. If applicable or if required by the depositary, a new global certificate will be issued in exchange for surrender of the old global certificate.

•         You can elect repayment of your L Bond, in which case the principal amount will be repaid in full along with any accrued but unpaid interest. If you choose this option, your L Bond will not earn interest on or after the maturity date.

The foregoing options will be available to holders unless and until terminated under the indenture. Interest will accrue from the first day of each renewed term. Each renewed L Bond will retain all its original provisions, including provisions relating to payment, except that the interest rate payable during any renewal term may be modified as described above and disclosed to you in the prospectus accompanying the notice of renewal we send to the depositary.

If we notify the holder of our intention to repay an L Bond at maturity, or if the holder timely requests repayment, we will pay the principal and all accrued but unpaid interest on the L Bond on or prior to the 15th day of the calendar month after the maturity date (or the first business day following the 15th day of such month). Thus, in the case of an L Bond with a maturity date of June 30, 2018, actual payment will be made on or prior to July 5, 2018 (unless such date is not a business day, in which case actual payment will be made on the next business day). No interest will accrue after the maturity date. You should be aware that because payment is made by to the depositary (as registered holder), and then credited to participating broker-dealers and custodians, and ultimately the investment accounts of beneficial holders, funds may not be received in a beneficial holder’s account for a number of business days thereafter.

As explained above, we expect that we will be required to prepare and file a new registration statement for the purpose of registering the renewal of L Bonds three years after the closing of this offering. Accordingly, in such a case we expect that the new registration statement will need to be declared effective by the SEC before we can renew your L Bond. In this event, if the new registration statement has not yet been filed or become effective, we will extend your election period until ten days following the date of our notice to you that the new registration statement has become effective, which notice will include a new prospectus that is a part of the new registration statement.

Call and Redemption Prior to Stated Maturity

We may call and redeem, in whole or in part, principal amount and accrued but unpaid interest on any L Bonds prior to their stated maturity only as set forth in the indenture and described below. The holder has no right to put or otherwise require us to redeem any L Bond prior to its maturity date (as originally stated or as it may be extended), except as indicated in the indenture and described below.

Our Voluntary Redemption

We have the right to redeem any L Bond, in whole or in part, at any time prior to its stated maturity upon at least 30 days written notice to the holder of the L Bond. The holder of the L Bond being redeemed will be paid a redemption price equal to the outstanding principal amount thereof plus accrued but unpaid interest up to but not including the date of redemption without any penalty or premium. We may use any criteria we choose to determine which L Bonds we will redeem if we choose to do so. We are not required to redeem L Bonds on a pro rata basis.

Holder’s Put Election Upon Death, Bankruptcy or Total Permanent Disability

L Bonds may be redeemed prior to maturity at the election of a registered holder who is a natural person or a beneficial holder in a global certificate held by a depositary or its nominee (which beneficial holder is a natural person), by giving us written notice within 45 days following such beneficial holder’s total permanent disability or bankruptcy, as established to our satisfaction, or at the election of the holder’s estate, by giving written notice within 45 days following the death of the beneficial holder. Subject to the limitations described below, we will redeem the

L Bonds not later than the 15th day of the month next following the month in which we establish to our satisfaction the beneficial holder’s death, bankruptcy or total permanent disability. In the event that the 15th day of the month next following the month in which we so establish such facts is not a business day, we will redeem the L Bonds on the next business day. The redemption price, in the event of such a death, bankruptcy or total permanent disability, will be the entire principal amount of the L Bonds, plus accrued but unpaid interest thereon up to and through the last day of the calendar month preceding the redemption date.

If spouses are joint beneficial holders of an L Bond, the right to elect to have us redeem L Bonds will apply when either such beneficial holder dies, files bankruptcy or suffers a total permanent disability. If the L Bond is beneficially held jointly by two or more persons who are not legally married, none of these persons will have the right to request that we redeem the L Bonds unless all joint holders shall have died, filed bankruptcy or suffered a total permanent disability. If the L Bond is held by a trust, partnership, corporation or other similar entity, the right to request redemption upon death or total permanent disability does not apply.

Redemption at Request of Holder

We have no obligation to redeem any L Bonds other than upon maturity, or upon the death, bankruptcy or total permanent disability of a natural person holder or beneficial holder. Nevertheless, at our sole discretion we may agree from time to time, at the written request of a holder (including the holder of a beneficial interest in a global certificate held by a depositary or its nominee), to redeem an L Bond, subject, however, to a redemption fee of 6.0% of the principal amount of such L Bond. If we so redeem any L Bond prior to maturity, we will redeem the entire principal amount of such L Bond together with accrued but unpaid interest thereon, The redemption fee will be subtracted from the amount paid to you.

Transfers

The L Bonds will be transferable in accordance with the indenture. For L Bonds that are represented by a global certificate held by a depositary or its nominee, transfers of beneficial interests in such certificate must be effected in accordance with the procedures and rules of the depositary.

Upon transfer of an L Bond, we will provide the new registered holder of the L Bond with a purchase confirmation that will evidence the transfer of the account on our records. If applicable (e.g., if transferred to a custodial account), a new certificate will be issued. Nevertheless, no written confirmations will be provided with respect to transfers of beneficial interests in a global certificate held by a depositary or its nominee.

Quarterly Statements

We will provide registered holders of the L Bonds with quarterly statements, which will indicate, among other things, the account balance at the end of the quarter, interest credited, redemptions made, if any, and the interest rate paid during the quarter. These statements will be sent electronically on or prior to the 10th business day after the end of each calendar quarter. If a holder is unwilling or unable to receive quarterly statements electronically, we will mail the statements to the address of record on or prior to the 10th business day after the end of each calendar quarter. In such a case, we may charge such holders a reasonable fee to cover our expenses incurred in mailing the statements.

Ranking

The L Bonds will constitute secured debt of GWG Holdings. The payment of principal and interest on the L Bonds will be:

•         pari passu with respect to payment and collateral securing the approximately $26.9 million in principal amount of Series I Secured Notes previously issued by our subsidiary GWG Life and outstanding as of March 31, 2015, and other L Bonds issued by GWG Holdings, Inc. (including L Bonds originally under the name Renewable Secured Debentures and later renamed “L Bonds” effective as of January 9, 2015), of which approximately $208.7 million in principal amount is outstanding as of March 31, 2015 (see the caption “—Collateral Security” below);

•         structurally junior to the present and future obligations owed by our subsidiary DLP Funding II and DLP Funding III under the senior secured revolving credit facility with Autobahn/DZ Bank (including the approximately $72 million outstanding under such facility as of March 31, 2015), and structurally or contractually junior to any future obligations that DLP Funding II and DLP Funding III, or other primary obligors or guarantors may have under future senior secured borrowing facilities; and

•         structurally junior to the present and future claims of creditors of our subsidiaries, other than GWG Life, including trade creditors, including trade creditors.

The indenture will permit us to issue other forms of debt, including secured and senior debt, in the future.

“Pari passu” means that claims for payment and entitlement to security among the holders of L Bonds, the holders of previously issued L Bonds, and the holders of Series I Secured Notes previously issued by GWG Life, together with the holders of any later-created class of “pari passu debt,” will be treated equally and without preference. Although we have no present intention of causing GWG Life to issue additional secured debt in the future, any such debt issued on a pari passu basis in the future would also be treated equally and without preference in respect of the L Bonds, the previously issued (and future issued) L Bonds and Series I Secured Notes. We may continue our offering of Series I Secured Notes for renewals only (and L Bonds sold in our prior and ongoing continuous offerings may continue to be offered for sale and renewal), and any such debt issued on a pari passu basis in the future would also be treated equally and without preference in respect of the L Bonds and any secured debt issued by GWG Life. Thus, in the event of any default on the L Bonds (or any other debt securities of ours that is pari passu with the L Bonds) resulting in claims for payment or claims on collateral security, the holders of the L Bonds and all such other debt securities pari passu with the L Bonds would share in payment or collateral in proportion to the amount of principal and interest owed on each such debt instrument.

Guarantee by GWG Life Subsidiary

The payment of principal and interest on the L Bonds is fully and unconditionally guaranteed by GWG Life. This guarantee, together with (i) the accompanying grant of a security interest in all of the assets of GWG Life, including GWG Life’s entire ownership interest in DLP Funding II and DLP Funding III, (ii) the pledge of ownership interests in GWG Holdings, Inc. by our principal stockholders, and (iii) an intercreditor agreement, as amended, between Bank of Utah (on behalf of the L Bond holders and on behalf of the holders of previously issued L Bonds) and Lord Securities Corporation (the collateral trustee for the Series I Secured Notes), make all of our L Bonds pari passu with the Series I Secured Notes with respect to payment, security and collateral. For an explanation of the term “pari passu,” see “—Ranking” above. There were outstanding approximately $26.9 million in principal amount of Series I Secured Notes and approximately $208.7 million in principal amount of L Bonds as of March 31, 2015.

Collateral Security

The L Bonds are secured by the assets of GWG Holdings, Inc. We will grant a security interest in all of the assets of GWG Holdings to the indenture trustee for the benefit of the L Bond holders. The assets of GWG Holdings consist, and are expected to consist, primarily of (i) any cash proceeds received from its subsidiaries as distributions derived from life insurance assets of subsidiaries, (ii) all other cash and investments held in various accounts, (iii) the equity ownership interests in subsidiaries of GWG Holdings, including the equity ownership interest in GWG Life, together with (iv) all proceeds from the foregoing. This collateral security granted by us is referred to as the “GWG Holdings Assets Collateral.”

As indicated above, our direct and wholly owned subsidiary, GWG Life, will fully and unconditionally guarantee our obligations under the L Bonds. This guarantee will be supported by GWG Life’s grant of a security interest in all of its assets. The assets of GWG Life consist, and are expected to consist, primarily of (i) certain life insurance assets, (ii) any cash proceeds received from life insurance assets owned by GWG Life or received from its direct subsidiaries  DLP Funding II or DLP Funding III as distributions derived from life insurance policies owned by those entities, (iii) all other cash and investments held by GWG Life in its various accounts, (iv) GWG Life’s equity ownership interest in its direct subsidiaries DLP Funding II and DLP Funding III, together with (v) all proceeds from the foregoing. The collateral security granted by GWG Life pursuant to its guarantee of our obligations under the L Bonds is referred to as the “GWG Life Assets Collateral.”

In addition, Messrs. Jon R. Sabes and Steven F. Sabes, our principal stockholders beneficially holding approximately 34% of the outstanding shares of our common stock, have pledged all of the shares they own individually in GWG Holdings to further secure our obligations under the L Bonds. This collateral security granted by Messrs. Jon R. Sabes and Steven F. Sabes is referred to as the “GWG Holdings Equity Collateral.”

Together, the GWG Holdings Assets Collateral, GWG Life Assets Collateral and GWG Holdings Equity Collateral comprise all of the collateral security for our obligations under the L Bonds. To the extent that we subsequently establish one or more wholly owned subsidiaries of GWG Holdings or GWG Life, the L Bonds will have a security interest in the equity ownership interests of those subsidiaries if and to the extent owned by GWG Holdings or GWG Life.

The guarantee by GWG Life is contained in the indenture, and the grant of security interests in the GWG Holdings Assets Collateral, GWG Life Assets Collateral and GWG Holdings Equity Collateral is effected through a “Pledge and Security Agreement” (as amended) that is an exhibit to the indenture, and the registration statement of which this prospectus is a part. The grant of collateral security comprising the GWG Life Assets Collateral and GWG Holdings Equity Collateral is designed to afford the holders of L Bonds with rights to the same payment and collateral as that granted to holders of our Series I Secured Notes and the holders of all of our L Bonds on a pari passu basis. To effect this arrangement, the trustee under the indenture, Bank of Utah (to whom the security grant for L Bonds are made under the Pledge and Security Agreement, as amended), has entered into an “Intercreditor Agreement” with Lord Securities Corporation (the trustee for our Series I Secured Notes). This intercreditor agreement (as amended) is an exhibit to the indenture, and the registration statement of which this prospectus is a part. Neither the indenture nor the Pledge and Security Agreement contain any provision preventing a pledging party from disposing of any collateral in the ordinary course of business. In this regard, the Pledge and Security Agreement permits the disposition of GWG Holdings Equity Collateral to the extent the number of shares continuing to constitute such collateral represents at least 10% of the number of shares held by each individual grantor as of the date of the Pledge and Security Agreement. In addition, the collateral trustee under the Pledge and Security Agreement is under no obligation to take steps to perfect the security interest granted in the GWG Holdings Equity Collateral. To date, that security interest is unperfected.

A significant amount of our life insurance assets (approximately 90% of our policies, representing approximately 96% of the face value of policy benefits as of March 31, 2015) are held in our subsidiary GWG DLP Funding II LLC, its associated master trust or our DLP Funding III subsidiary. The L Bonds will not be directly secured by any security interest in the assets of DLP Funding II or DLP Funding III. Instead, the L Bonds will be secured by a pledge of the equity ownership interests in DLP Funding II and DLP Funding III owned by GWG Life by virtue of the guarantee provisions in the indenture and the Pledge and Security Agreement referenced above. An equity ownership interest is, by its very nature, subordinate to the interests of creditors. Therefore, although investors in L Bonds will have a security interest in the ownership of DLP Funding II and DLP Funding III, any claim they may have to the assets owned by such entity will be subordinate to the interests of creditors of that entity, including (i) Autobahn/DZ Bank which is the lender to those entities under our revolving credit facility, and (ii) all other creditors of those entities, including trade creditors. In addition, there is the risk that the collateral security granted for our obligations under the L Bonds may be insufficient to repay the L Bonds upon an event of default. See “Risk Factors,” page 14 (“The collateral granted as security...”).

Subordination; Other Indebtedness

Our obligations under the L Bonds will be subordinate to all our senior debt. For this purpose, “our senior debt” presently includes all indebtedness of our subsidiaries with respect to which the L Bonds are not pari passu with respect to payment and collateral (i.e., other than our Series I Secured Notes). In this regard, our subsidiary DLP Funding II has, as of March 31, 2015, approximately $72.2 million of debt outstanding under our revolving credit facility. With respect to pari passu indebtedness, as of March 31, 2015 our subsidiary GWG Life has approximately $26.7 million of debt outstanding under our Series I Secured Notes, and we had approximately $208.7 million of debt outstanding under previously issued L Bonds.

The maximum amount of debt, including the L Bonds, we may issue is limited by the indenture. In particular, the indenture prohibits us from issuing debt in an amount such that our “debt coverage ratio” would exceed 90%. The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing by us and our subsidiaries on all outstanding debt for borrowed money (including the L Bonds), over (B) the net present asset value of all life insurance assets we own, directly or indirectly, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the cash flows derived from the face value of policy benefit assets we own, discounted at a rate equal to the weighted average cost of capital for all our indebtedness for the prior month.

We are required to notify the indenture trustee in the event that we violate this restrictive covenant. An “event of default” will exist under the indenture if a violation of this covenant persists for a period of 30 calendar days after our initial notice to the trustee. The L Bonds are guaranteed by GWG Life but otherwise are not guaranteed by any of our subsidiaries, affiliates or control persons. Neither indenture nor the Pledge and Security Agreement prevent holders of debt issued by our subsidiaries from disposing of, or exercising any other rights with respect to, any or all of the collateral securing that debt. Accordingly, in the event of a liquidation or dissolution of one of our subsidiaries (other than GWG Life), creditors of that subsidiary that are senior in rank will be paid in full, or provision for such payment will be made, from the assets of that subsidiary prior to distributing any remaining assets to us as an equity owner of that subsidiary.

The indenture also contains specific subordination provisions, benefitting lenders under senior credit facilities to our operating subsidiaries, restricting the right of L Bond holders to enforce certain of their rights in certain circumstances, including:

•         a prohibition on challenging any enforcement action taken by a senior lender or interfering with any legal action or suits undertaken by the senior lender against us and our affiliates;

•         a 180-day standstill period during which there may not be brought any action to enforce an event of default against us or our affiliates unless our revolving credit facility has been repaid in full, which period may be extended if the credit facility provider takes action during such standstill period; and

•         a prohibition on filing a bankruptcy or insolvency case against us or our affiliates for at least one year plus one day after the revolving credit facility lender has been paid in full.

We will not make any payment, direct or indirect (whether for interest, principal, as a result of any redemption or repayment at maturity, on default, or otherwise), on the L Bonds and any other indebtedness, and neither the holders of the L Bonds nor the trustee will have the right, directly or indirectly, to sue to enforce the indenture or the L Bonds, if a default or event of default under any senior credit facility has occurred and is continuing, or if any default or event of default under any senior credit facility would result from such payment, in each case unless and until:

•         the default and event of default has been cured or waived or has ceased to exist; and

•         the end of the period commencing on the date the indenture trustee receives written notice of default from a holder of such credit facility and ending on the earlier of the indenture trustee’s receipt of (i) a valid waiver of default from the holder of a credit facility, or (ii) a written notice from the holder of a credit facility terminating the payment blockage period.

Notwithstanding the foregoing, if any of the blockage events described above have occurred and 179 days have passed since the indenture trustee’s receipt of the notice of default without the occurrence of the cure, waiver, termination, or extension of all blockage periods described above, the trustee may thereafter sue on and enforce the indenture and our obligations thereunder and under the L Bonds as long as any funds paid as a result of any such suit or enforcement action shall be paid toward the senior credit facility until it is indefeasibly paid in full before being applied to the L Bonds. The indenture contains provisions whereby each investor in the L Bonds consents to the subordination provisions contained in the indenture and related agreements governing collateral security.

If the 180-day standstill period noted above or any other limitation on the rights of the trustee or L Bond holders to assert their rights to payment of principal or interest under the indenture or L Bonds is ultimately determined to conflict with provisions of the Trust Indenture Act of 1939 (most notably sections 316(b) and 317(a) of that Act), then the trustee, as well as any holder who shall not have earlier consented to such subordination provisions, shall (notwithstanding such provision contained in the indenture) be authorized to institute a lawsuit for the enforcement of any payment of principal or interest after their respective due dates.

No Sinking Fund

The L Bonds are not associated with any sinking fund. A sinking fund is generally any account to which contributions will be made, from which payments of principal or interest owed on the L Bonds will be made. See “Risk Factors,” page 14.

Restrictive Covenants

The indenture contains covenants that restrict us from certain actions as described below. In particular, the indenture provides that:

•         we will not declare or pay any dividends or other payments of cash or other property solely in respect of our capital stock to our stockholders (other than a dividend paid in shares of our capital stock on a pro rata basis to all our stockholders) unless no default and no event of default with respect to the L Bonds exists or would exist immediately following the declaration or payment of the dividend or other payment;

•         to the extent legally permissible, we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or the performance of the indenture;

•         our Board of Directors will not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of our assets, otherwise than (i) substantially as an entirety, or (ii) in a qualified sales and financing transaction, and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of our remaining assets to the holders of our capital stock, unless, prior to making any liquidating distribution pursuant to such plan, we make provision for the satisfaction of our obligations under the renewable unsecured subordinated notes; and

•         our debt coverage ratio may not exceed 90%.

The indenture defines the debt coverage ratio as a percentage calculated by the ratio of (A) obligations owing on all outstanding debt for borrowed money (including the L Bonds), over (B) the net present asset value of all life insurance assets we own, plus any cash held in our accounts. For this purpose, the net present asset value of our life insurance assets is equal to the present value of the face value of policy benefit assets we own, discounted at a rate equal to the weighted-average cost of capital for all our indebtedness for the prior month.

Importantly, we are not restricted from entering into “qualified sale and financing transactions” as defined in the indenture, or incurring additional indebtedness, including additional senior debt.

Consolidation, Mergers or Sales

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•         the resulting or acquiring entity, if other than us, is a United States corporation, limited liability company or limited partnership and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the notes and performance of the covenants in the indenture; and

•         immediately after the transaction, and after giving effect to the transaction, no event of default shall exist under the indenture.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture in our name, and we (as an entity) will be released from all our liabilities and obligations under the indenture and under the L Bonds. Nevertheless, no such transaction will by itself eliminate or modify the collateral that we have provided as security for our obligations under the indenture.

Events of Default and Remedies

The indenture provides that each of the following constitutes an event of default:

•         the failure to pay interest or principal on any L Bond for a period of 30 days after it becomes due and payable;

•         a failure to observe or perform any material covenant, condition or agreement in the indenture, but only after notice of failure from the indenture trustee and such failure is not cured within 60 days;

•         our debt coverage ratio exceeds 90% for a period of 30 consecutive calendar days, but only after notice of such breach from the indenture trustee and such breach is not cured within 60 days;

•         certain events of bankruptcy, insolvency or reorganization with respect to us; or

•         the cessation of our business.

In addition, the indenture provides that for so long as any Series I Secured Notes or L Bonds remain outstanding, an event of default under the borrowing agreements relating to the Series I Secured Notes or L Bonds (as the same may from time to time be amended) will constitute an event of default under the indenture. In this regard, a default under the Series I Secured Note or L Bond borrowing agreements includes a default under our revolving credit facility. As explained in other parts of this prospectus, our revolving credit facility is currently provided by Autobahn Funding Company, LLC, as lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent, pursuant to a Credit and Security Agreement dated July 15, 2008, which was first amended and restated effective as of January 29, 2013, and most recently amended and restated effective May 11, 2015. DLP Funding II and DLP Funding III are co-borrowers under the line of credit, and GWG Holdings is a party to the facility as performance guarantor (primarily for the obligations of GWG Life, as the servicer of policy assets).

The maximum line of credit is $105 million, all of which is accessible to us following the May 11, 2015 amendment and restatement. As of March 31, 2015, approximately $72 million was outstanding under the line of credit. Proceeds of the line of credit may be used to purchase policies and loans. The credit facility matures on June 30, 2018. Advances under the line of credit bear interest based either at the commercial paper rates available to the lender at the time of funding or at the lender’s cost of borrowing plus an applicable margin.

The line of credit is secured by a pledge of substantially all of each borrower’s assets and requires GWG Holdings to provide certain indemnities to the lender. In addition, the borrowers are required to maintain a reserve account for the benefit of the lenders. If at any time the ratio of outstanding borrowings under the line of credit, together with accrued and unpaid interest and fees, exceeds 50% of the borrower’s net eligible asset balance (as defined in the credit agreement), collections from the maturity of life insurance policies are required to be deposited in the reserve account.

The line of credit is subject to customary affirmative and negative covenants. In addition, we must maintain certain financial covenants, including a positive consolidated net income measured annually and, at all times, a tangible net worth of no less than $45,000,000 (calculated on a prescribed non-GAAP basis) and a balance of cash and certain eligible investments (as defined in the credit agreement) of no less than $15,000,000. In addition, the line of credit requires us to maintain a reserve equal to 12 months of certain projected expenditures (as defined in the credit agreement).

Finally, the line of credit is subject to certain customary events of default (e.g., payment defaults, covenant defaults, cross-defaults, material adverse change, changes in control and changes in management) and certain events of default specifically relating to our business, including but not limited to (i) portfolio defaults in excess of 10% on an annualized basis, (ii) failure to obtain an unqualified opinion on our annual consolidated financial statements, (iii) failure to maintain certain hedge transactions or replace hedge counterparties under any certain hedging transactions required under the credit agreement, (iv) any governmental authority directs that the purchase and/or servicing of loans be terminated or any law, rule or regulation makes it unlawful to originate, purchase and/or service loans, (v) the performance guaranty of GWG Holdings shall cease to be in full force and effect (vi) a deficiency in the borrowing base, as calculated under the credit agreement, or (vii) any default in the payment when due of other indebtedness in excess of $100,000.

The indenture requires that we give immediate notice to the indenture trustee upon the occurrence of an event of default, unless it has been cured or waived. The indenture trustee may then provide notice to the L Bond holders or withhold the notice if the indenture trustee determines in good faith that withholding the notice is in your best interest, unless the default is a failure to pay principal or interest on any L Bond.

If an event of default occurs, the indenture trustee or the holders of at least 25% in principal amount of the outstanding L Bonds, may by written notice to us declare the unpaid principal and all accrued but unpaid interest on the L Bonds to be immediately due and payable. Notwithstanding the foregoing, the indenture limits the ability of the L Bond holders to enforce certain rights under the indenture in certain circumstances. These limitations are required subordination provisions under our revolving credit facility and are summarized above under “—Subordination; Other Indebtedness.” The Pledge and Security Agreement permits the trustee to exercise on behalf of the holders of L Bonds all rights and remedies as are available to a secured creditor under applicable law, subject to any limitations in the indenture, that agreement or the intercreditor agreement. In this regard, the trustee is not authorized under the Pledge and Security Agreement to distribute in kind any collateral in its possession to the holders of L Bonds.

Amendment, Supplement and Waiver

Except as provided in this prospectus or the indenture, the terms of the indenture or the L Bonds then outstanding may be amended, supplemented or waived with the consent of the holders of at least a majority in principal amount of the L Bonds then outstanding (which consent will be presumed if a holder does not object within 30 days of a request for consent), and any existing default or compliance with any provision of the indenture or the L Bonds may be waived with the affirmative consent of the holders of a majority in principal amount of the then outstanding L Bonds.

Notwithstanding the foregoing, an amendment or waiver will not be effective with respect to the L Bonds held by a holder who him, her or itself has not consented if such amendment or waiver:

•         reduces the principal of, or changes the fixed maturity of, any L Bond;

•         reduces the rate of or changes the time for payment of interest (other than in connection with an L Bond renewal), including default interest, on any L Bond;

•         waives a default or event of default in the payment of principal or interest on the L Bonds, except for a rescission or withdrawal of acceleration of the L Bonds made by the holders of at least a majority in aggregate principal amount of the then-outstanding L Bonds and a waiver of the payment default that resulted from such acceleration;

•         makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of L Bonds to receive payments of principal of or interest on the L Bonds; or

•         makes any change to the subordination provisions of the indenture that has a material adverse effect on holders of L Bonds.

Notwithstanding the foregoing, the following kinds of amendments or supplements to the indenture may be effected by us and the trustee without any consent of any holder of the L Bonds:

•         to cure any ambiguity, defect or inconsistency;

•         to provide for assumption of our obligations to holders of the L Bonds in the case of a merger, consolidation or sale of all or substantially all of our assets;

•         to provide for additional uncertificated or certificated L Bonds;

•         to make any change that does not materially and adversely affect the legal rights under the indenture of any holder of L Bonds, including but not limited to an increase in the aggregate dollar amount of L Bonds which may be outstanding under the indenture and limited in amount thereunder;

•         to modify or eliminate our policy regarding redemptions elected by a holder of L Bonds prior to maturity, including our obligation to redeem L Bonds upon the death, bankruptcy or total permanent disability of any holder of the L Bonds, but only so long as such modifications do not materially and adversely affect any then-existing obligations under pending repurchase commitments for L Bonds;

•         to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, or to comply with other applicable federal or state laws or regulations;

•         to comply with the rules or policies of a depositary of the L Bonds; or

•         in connection with an amendment, extension, replacement, renewal or substitution of any senior debt, to amend the subordination provisions of the indenture to conform to the reasonable requirements of the holder or holders of such senior debt.

Rights of L Bond Holders

As an L Bond holder, you have limited rights to vote on our actions as set forth in the indenture. In general, you will have the right to vote on whether or not to approve some amendments to the indenture. For a description of these rights, see “—Amendment, Supplement and Waiver” above. You will also have the right to direct some actions that the trustee takes if there is an event of default with respect to the L Bonds. For a description of these rights, see above under the caption “—Events of Default.” For a complete description of your rights as an L Bond holder, we encourage you to read a copy of the indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. We will also provide you with a copy of the indenture upon your request.

The trustee and the L Bond holders will have the right to direct the time, method and place of conducting any proceeding for some of the remedies available, except as otherwise provided in the indenture. The trustee may require reasonable indemnity, satisfactory to the trustee, from L Bond holders before acting at their direction. You will not have any right to pursue any remedy with respect to the indenture or the L Bonds unless you satisfy the conditions contained in the indenture.

The Indenture Trustee

General

Bank of Utah has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us.

Subject to certain exceptions, the holders of a majority in principal amount of the then-outstanding L Bonds will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The indenture provides that if an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of L Bonds, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Resignation or Removal of the Trustee

The trustee may resign at any time, or may be removed by the holders of a majority of the aggregate principal amount of the outstanding L Bonds. In addition, we may remove the trustee for certain failures in its duties, including the insolvency of the trustee or the trustee’s ineligibility to serve as trustee under the Trust Indenture Act of 1939. Nevertheless, no resignation or removal of the trustee may become effective until a successor trustee has accepted the appointment as provided in the indenture.

Reports to Trustee

We will provide the trustee with (i) a calculation date report by the 15th day of each month containing a calculation of the debt coverage ratio that includes a summary of all cash, life insurance policy investments serving as collateral, as well as our total outstanding indebtedness including outstanding principal balances, interest credited and paid, transfers made, any redemption or repayment and interest rate paid; (ii) copies of our audited annual financials, no earlier than when the same become a matter of public record; and (iii) any additional information reasonably requested by the trustee.

Certain Charges

We and our servicing agents, if any, may assess service charges for changing the registration of any L Bond to reflect a change in name of the holder, multiple changes in interest payment dates or transfers (whether by operation of law or otherwise) of an L Bond by the holder to another person. The indenture permits us to set off, against amounts otherwise payable to you under the L Bonds, the amount of these charges.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect upon the payment in full of all of the outstanding L Bonds and the delivery of an officer’s certificate to the trustee stating that we do not intend to issue additional L Bonds under the indenture or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the outstanding L Bonds.

Reports

We will publish annual reports containing financial statements and quarterly reports containing financial information for the first three quarters of each fiscal year. We will send copies of these reports, at no charge, to any holder of L Bonds who sends us a written request.

UNDERWRITING

We have entered into an underwriting agreement with Halen Capital Management, Inc., as representative of the several underwriters named therein, with respect to the securities in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the public through the underwriters, and the underwriters have agreed to offer and sell, up to $20,000,000 in aggregate principal amount of L Bonds due 2018 (referred throughout this prospectus as “L Bonds”), on a best efforts basis.

The underwriting agreement provides that the obligation of the underwriters to arrange for the offer and sale of the L Bonds, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (1) the securities being qualified to be held at DTC and exchanged and serviced through DTC’s electronic book-entry system, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. The underwriters are under no obligation to purchase any L Bonds for their own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or that the full amount of proceeds will be raised. The underwriters may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the L Bonds and that are members of the Financial Industry Regulatory Authority, Inc.

The following table summarizes the commissions we will pay:

	Per L Bond	Total
Underwriting commissions paid by us to the underwriters in connection with the offering	6.5%	$1,300,000

The underwriters propose to offer the L Bonds initially at the public offering price on the cover page of this prospectus and may allow, and dealers may reallow, a concession of up to   % of the principal amount of L Bonds sold. After the public offering, the representative may change the public offering price and concession. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

In addition, we have agreed to reimburse the underwriters for their accountable expenses, including reasonable attorneys’ fees, incurred in the course of the offering in an amount up to 1.25% of the gross offering proceeds, not to exceed $250,000, which expense reimbursement includes a $25,000 structuring fee we have paid to the underwriters. In the event that the offering is not consummated, all amounts paid but not actually incurred will be returned to us. We estimate that our own total expenses for this offering will be approximately $400,000, excluding the underwriting commissions and accountable expense reimbursements.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of L Bonds to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

The L Bonds have no established trading markets and there is no expectation that a trading market will develop. Furthermore, L Bonds will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the L Bonds after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to how liquid the trading market for the L Bonds will be. If active public trading markets for the L Bonds do not develop, your ability to liquidate L Bonds at prices you may deem fair or appropriate may be adversely affected.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

L Bonds offered hereby may only be purchased through a broker-dealer who is a DTC participant and offers “DTC settlement.” Orders will be executed by your broker-dealer electronically and you must coordinate with your broker-dealer’s registered representative to pay the full purchase price of the L Bonds by the final settlement date. The final settlement date will be the date on which your investment is accepted, and you will be credited with ownership of an L Bond on that date.

Our L Bonds are a “covered security.” The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our L Bonds are a covered security because they are senior to our common stock, which is listed on The Nasdaq Capital Market, and therefore our offering of L Bonds will be exempt from state registration.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States (“U.S.”) federal income tax considerations relating to the initial purchase, ownership and disposition of the L Bonds by U.S. and non-U.S. holders. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the L Bonds. We have based this summary on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. However, these laws and other guidance are subject to differing interpretations or change, possibly with retroactive effect. In addition, we have not sought, and will not seek, a ruling from the IRS or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of L Bonds. Thus, the IRS could take a different position regarding one or more of the tax consequences or matters described in this prospectus; and there can be no assurance that any position taken by the IRS would not be sustained.

This discussion is limited to purchasers of L Bonds who acquire the L Bonds from us in this offering and hold the L Bonds as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code, or special rules applicable to some categories of investors such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, or persons who hold L Bonds as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction, or any U.S. estate or gift tax laws.

If you are considering the purchase of an L Bond, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or disposing of the L Bonds, including the effect and applicability of state, local or foreign tax laws, or any U.S. estate and gift tax laws.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds L Bonds, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding L Bonds, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of L Bonds.

As used in this discussion, the term “U.S. holder” means a beneficial owner of an L Bond that, for U.S. federal income tax purposes, is:

(i)       an individual citizen or resident of the United States;

(ii)      a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any of its states or the District of Columbia;

(iii)     an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(iv)     a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions of the trust, or if the trust existed on August 20, 1996, and has validly elected to continue to be treated as a United States trust.

For the purposes of this discussion, a “non-U.S. holder” means any beneficial owner of L Bonds other than a U.S. holder. Any L Bond purchaser who is not a U.S. citizen will be required to furnish documentation, on IRS Form W-8BEN, that clearly states whether it is subject to U.S. withholding taxes, in accordance with applicable IRS requirements.

Characterization of the L Bonds

The federal income tax consequences of owning L Bonds depend on characterization of the L Bonds as debt for federal income tax purposes, rather than as equity interests or a partnership among the holders of the L Bonds. We believe that the L Bonds have been structured in a manner that will allow the L Bonds to be characterized as debt for federal income tax purposes. However, this is only our belief; and no ruling from the IRS or opinion of counsel has been sought in this regard. Thus, the IRS could take a different position regarding this characterization.

If the L Bonds were treated as equity interests, there could be adverse effects on some holders. For example, payments on the L Bonds could (1) if paid to non-U.S. holders, be subject to federal income tax withholding; (2) constitute unrelated business taxable income to some tax-exempt entities, including pension funds and some retirement accounts; and (3) cause the timing and amount of income that accrues to holders of L Bonds to be different from that described below.

Because of these potential adverse effects, you are urged to consult your own tax advisors as to the tax consequences that may apply to your particular situation in the event the L Bonds are re-characterized as equity interests; and as to the likelihood that the L Bonds could be so re-characterized. The remainder of this discussion assumes that the L Bonds are characterized as debt.

Taxation of U.S. Holders

Stated Interest

Under general federal income tax principles, you must include stated interest in income in accordance with the method of accounting you use for federal income tax purposes. Accordingly, if you are using the accrual method of tax accounting, you must include stated interest in income as it accrues. If you are using the cash method of tax accounting, you must include stated interest in income as it is actually or constructively received. Payments of interest to taxable holders of L Bonds will constitute portfolio income, and not passive activity income, for the purposes of the passive loss limitations of the Code. Accordingly, income arising from payments on the L Bonds will not be subject to reduction by losses from passive activities of a holder.

Income attributable to interest payments on the L Bonds may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses other than interest, to the extent these deductions exceed 2% of the investor’s adjusted gross income.

Disposition of L Bonds

In general, a U.S. holder will recognize gain or loss upon the sale, exchange or other taxable disposition of an L Bond measured by the difference between (1) the sum of the cash and the fair market value of all other property received on such disposition, excluding any portion of the payment that is attributable to accrued interest on the L Bonds; and (2) the holder’s adjusted tax basis in the L Bond. A U.S. holder’s adjusted tax basis in an L Bond generally will be equal to the price the U.S. holder paid for the L Bond. Any of this gain or loss generally will be long-term capital gain or loss if, at the time of any such taxable disposition, the L Bond was a capital asset in the hands of the holder and was held for more than one year. Net long-term capital gain recognized by individual U.S. holders is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to annual limitations.

The terms of the L Bonds may be modified upon the consent of a specified percentage of holders and, in some cases, without consent of the holders. In addition, the L Bonds may be assumed upon the occurrence of specific transactions. The modification or assumption of an L Bond could, in some instances, give rise to a deemed exchange of an L Bond for a new debt instrument for federal income tax purposes. If an exchange is deemed to occur by reason of a modification or assumption, you could realize gain or loss without receiving any cash.

Additional Tax on Net Investment Income

If you are a U.S. holder other than a corporation, you generally will be subject to a 3.8% additional tax on the lesser of (1) your “net investment income” for the taxable year, and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold. Your net investment income generally will include any income or gain recognized by you with respect to our L Bonds, unless such income or gain is derived in the ordinary course of the conduct of your trade or business (other than a trade or business that consists of certain passive or trading activities).

Considerations for Tax-Exempt Holders of L Bonds

Tax-exempt entities, including charitable corporations, pension plans, profit sharing or stock bonus plans, individual retirement accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner is treated as unrelated business taxable income.

A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income.

In general, interest income does not constitute unrelated business taxable income. However, under the debt-financed property rules, if tax-exempt holders of L Bonds finance the acquisition or holding of L Bonds with debt, interest on the L Bonds will be taxable as unrelated business taxable income. The L Bonds will be treated as debt-financed property if the debt was incurred to acquire the L Bonds or was incurred after the acquisition of the L Bonds, so long as the debt would not have been incurred but for the acquisition and, at the time of the acquisition, the incurrence of the debt has already occurred or was foreseeable.

Non-U.S. Holders

The following discussion is a summary of the principal U.S. federal income tax consequences resulting from the ownership of the L Bonds by non-U.S. holders. However, application of the U.S. federal income tax rules associated with non-U.S. holders is complex and factually sensitive. Thus, if you could be considered to be a non-U.S. holder, you are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax rules for your particular situation.

Payments of Interest to Non-U.S. Holders

Subject to the discussion below under “Backup Withholding and Information Reporting,” payments of interest received by a non-U.S. holder generally will not be subject to U.S. federal withholding tax, provided (1) that (a) the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (b) the non-U.S. holder is not a controlled foreign corporation, actually or constructively, through stock ownership; and (c) the beneficial owner of the L Bond complies with the certification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is an exempt  foreign person and provides its name and address; or (2) that the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the non-U.S. holder complies with the reporting requirements. If an L Bond is held through a securities clearing organization or other specified financial institutions (an “Intermediary”), the Intermediary may provide the relevant signed statement and, unless the Intermediary is a ”qualified” intermediary as defined under the Code, the signed statement provided by the Intermediary must be accompanied by a copy of a valid Form W-8BEN provided by the non-U.S. beneficial holder of the L Bond.

Payments of interest not exempt from United States federal withholding tax as described above will be subject to a withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty.

Payments of interest on an L Bond to a non-U.S. holder generally will not be subject to U.S. federal income tax, as opposed to withholding tax, unless the income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. To claim the benefit of a lower treaty withholding rate, a non-U.S. holder must provide a properly executed IRS Form W-8BEN to us or our paying agent before the payment of stated interest; and may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. You should consult your own tax advisor to determine the effects of the application of the U.S. federal income or withholding tax to your particular situation.

Disposition of the L Bonds by Non-U.S. Holders

Subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to United States federal income tax, and generally no tax will be withheld, with respect to gains realized on the disposition of an L Bond, unless (a) the gain is effectively connected with a United States trade or business conducted by the non-U.S. holder or (b) the non-U.S. holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied.

Non-U.S. Holders Subject to U.S. Income Taxation

If interest and other payments received by a non-U.S. holder with respect to the L Bonds, including proceeds from the disposition of the L Bonds, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to United States federal income taxation on a net basis with respect to the holder’s ownership of the L Bonds, or the non-U.S. holder is an individual that has by operation of law become resident in the United States for federal income tax purposes, the non-U.S. holder generally will be subject to the rules described above applicable to U.S. holders of L Bonds, subject to any modification provided under an applicable income tax treaty. If any of such non-U.S. holder is a corporation, it may also be subject to a U.S. “branch profits tax” at a 30% rate.

Backup Withholding and Information Reporting

Non-corporate U.S. holders may be subject to backup withholding at a rate of 28% on payments of principal, premium, and interest on, and the proceeds of the disposition of, the L Bonds. In general, backup withholding will be imposed only if the U.S. holder (1) fails to furnish its taxpayer identification number (“TIN”), which for an individual would be his or her Social Security number; (2) furnishes an incorrect TIN; (3) is notified by the IRS that it has failed to report payments of interest or dividends; or (4) under some circumstances, fails to certify under penalty of perjury that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments. In addition, the payments of principal and interest to U.S. holders generally will be subject to information reporting. You should consult your tax advisors regarding qualification for exemption from backup withholding and the procedure for obtaining an exemption, if applicable.

Payments by a United States office of a broker of the proceeds of a disposition of the L Bonds generally will be subject to backup withholding at a rate of 28% unless the non-U.S. holder certifies it is a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. In addition, if a foreign office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner, or if a foreign office of a foreign “broker” pays the proceeds of the sale of an L Bond to the seller, backup withholding and information reporting will not apply; provided that the nominee, custodian, agent or broker is not a “United States related person,” or a person which derives more than 50% of its gross income for some periods from the conduct of a trade or business in the United States or is a controlled foreign corporation. The payment by a foreign office of a broker that is a United States person or a United States related person of the proceeds of the sale of L Bonds will not be subject to backup withholding, but will be subject to information reporting unless the broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of the backup withholding and information reporting requirements and other conditions are met, or the beneficial owner otherwise establishes an exemption.

The amount of any backup withholding imposed on a payment to a holder of an L Bond will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund; provided that the holder files certain required information with the IRS.

STATE, LOCAL AND FOREIGN TAXES

We make no representations regarding the tax consequences of the purchase, ownership or disposition of the L Bonds under the tax laws of any state, locality or foreign country. You should consult your own tax advisors regarding these state, local and foreign tax consequences.

ERISA CONSIDERATIONS

General

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose restrictions on employee benefit plans that are subject to ERISA, or plans or arrangements that are subject to Code Section 4975, and on persons who are parties in interest or disqualified persons with respect to those plans or arrangements. Some employee benefit plans, like governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of Title I of ERISA or Code Section 4975, and assets of these plans may be invested in the L Bonds without regard to the ERISA considerations described below, subject to the Code and other applicable federal and state laws affecting tax-exempt organizations generally. Any plan fiduciary that proposes to cause a plan to acquire any of the L Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the L Bonds. Investments by plans are also subject to ERISA’s and the Code’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

Prohibited Transactions

General

Section 406 of ERISA and Section 4975 of the Code prohibit certain “parties in interest” and ”disqualified persons” with respect to a plan from engaging in select transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on parties in interest that engage in non-exempt “prohibited transactions.” Section 502(i) of ERISA requires the Secretary of the U.S. Department of Labor (“Labor”) to assess a civil penalty against a fiduciary who breaches any fiduciary responsibility under, or commits any other violation of, part 4 of Title I of ERISA, or any other person who knowingly participates in a breach or violation.

Plan Asset Regulations

Labor has issued regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulations describe the circumstances where the assets of an entity in which a plan invests will be considered to be “plan assets,” so that any person who exercises control over the assets would be subject to ERISA’s fiduciary standards. Generally, under the plan asset regulation, when a plan invests in another entity, the plan’s assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the plan asset regulation provides that, if a plan acquires an “equity interest” in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the plan investor unless exceptions apply.

We believe that the L Bonds will be classified as indebtedness without substantial equity features for ERISA purposes.

Under the plan asset regulations the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and that has no “substantial equity features.”

Although the plan asset regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which the features would be considered “substantial,” noting that the question of whether a plan’s interest has substantial equity features is an inherently factual one, but that in making that determination it would be appropriate to take into account whether the equity features are such that a plan’s investment would be a practical vehicle for the indirect provision of investment management services.

Under the plan asset regulations the term “publicly-offered security” is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is widely held, and (iii) either (A) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the above, a class of securities is considered to be “widely held” if it is owned by 100 or more investors independent of the issuer and of one another. In the case of this offering, while the offer and sale of the L Bonds have been registered under the Securities Act of 1933, the L Bonds themselves have not been registered under the Securities Exchange Act of 1934. For this reason, we believe that the L Bonds will likely not meet the definition for “publicly-offered security” under the plan asset regulations.

In light of the foregoing, if the L Bonds were deemed to be equity interests for this purpose and no statutory, regulatory, or administrative exception applies, we could be considered to hold plan assets by reason of a plan’s investment in the L Bonds. These plan assets would include an undivided interest in all of our assets. In this case, we may be considered a fiduciary with respect to the investing plans. We would be subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, and to Section 4975 of the Code with respect to transactions involving any of our assets. The ERISA fiduciary standards could affect the way we conduct the business, which would have consequences for all investors, not just those that are employee benefit plans.

Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the L Bonds. See, for example, Prohibited Transaction Class Exemption (“PTE”) 96-23, which exempts some transactions effected on behalf of a plan or by an “in-house asset manager;” PTE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts some transactions effected on behalf of a plan by a “qualified professional asset manager.” However, there can be no assurance that any of these exemptions will apply with respect to any plan’s investment in the L Bonds, or that the exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

Any plan fiduciary considering whether to purchase L Bonds on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. Before purchasing any L Bonds, a fiduciary of a plan should make its own determination as to (1) whether GWG Holdings, as issuer of and borrower under the L Bonds, is a ”party in interest” under ERISA or a “disqualified person” under the Code with respect to the plan; (2) the availability of the relief provided in the plan asset regulation and (3) the availability of any other prohibited transaction exemptions. In addition, purchasers that are insurance companies should consult their own ERISA counsel with respect to their fiduciary responsibilities associated with their purchase and ownership of the L Bonds, including any responsibility under the Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank.

LEGAL MATTERS

Certain legal matters in connection with the L Bonds will be passed upon for us by Maslon LLP, of Minneapolis, Minnesota. LeClairRyan, A Professional Corporation, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of GWG Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2014 and December 31, 2013, included in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm. As indicated in their report with respect thereto, these consolidated financial statements are included in this prospectus in reliance upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the L Bonds to be offered and sold pursuant to the prospectus which is a part of that registration statement. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the L Bonds to be sold in this offering, we refer you to the registration statement, including the agreements, other documents and schedules filed as exhibits to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. We intend to make these filings available on our website at www.gwglife.com. Information on our website is not incorporated by reference in this prospectus. We maintain an office at 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402 where all records concerning the L Bonds are to be retained. L Bond holders and their representatives can request information regarding the L Bonds by contacting our office by mail at our address or by telephone at (612) 746-1944 or by fax at (612) 746-0445. Upon request, we will provide copies of our filings with the SEC free of charge to our investors. Our SEC filings, including the registration statement of which this prospectus is a part, will also be available on the SEC’s Internet site at http://www.sec.gov. You may read and copy all or any portion of the registration statement or any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

GWG HOLDINGS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors

GWG Holdings, Inc.
Minneapolis, MN

We have audited the accompanying consolidated balance sheets of GWG Holdings, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GWG Holdings, Inc. as of December 31, 2014 and 2013 and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, Minnesota
March 13, 2015

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$30,662,704	$33,449,793
Restricted cash	4,296,053	5,832,970
Investment in life settlements, at fair value	282,883,010	234,672,794
Deferred financing costs, net	1,569,400	357,901
Policy benefits receivable	1,750,000	—
Other assets	1,909,362	1,067,018
TOTAL ASSETS	$323,070,529	$275,380,476

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Revolving credit facility	$72,161,048	$79,000,000
Series I Secured Notes payable	27,616,578	29,275,202
L Bonds	182,782,884	131,646,062
Accounts payable	1,203,575	839,869
Interest payable	11,128,519	7,209,408
Other accrued expenses	514,435	504,083
Deferred taxes, net	5,273,555	7,675,174
TOTAL LIABILITIES	300,680,594	256,149,798

COMMITMENTS AND CONTINGENCIES (NOTES 13 AND 14)

CONVERTIBLE, REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 3,368,109; liquidation preference of $25,261,000 on December 31, 2013)	—	24,722,693

STOCKHOLDERS’ EQUITY (DEFICIT)

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,738,966; liquidation preference of $20,542,000 on December 31, 2014)	20,527,866	—

COMMON STOCK
Common stock (par value $0.001: shares authorized 210,000,000; shares outstanding 5,870,193 and 4,562,000 on December 31, 2014 and 2013)	5,870	4,562
Additional paid-in capital	16,257,686	2,942,000
Accumulated deficit	(14,401,486)	(8,438,577)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	22,389,936	(5,492,015)

TOTAL LIABILITIES & EQUITY (DEFICIT)	$323,070,529	$275,380,476
The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31, 2014	December 31, 2013
REVENUE
Gain on life settlements, net	$30,416,127	$29,513,642
Gain on termination of agreement with Athena Securities Ltd.	—	3,252,400
Interest and other income	60,448	298,732
TOTAL REVENUE	30,476,575	33,064,774

EXPENSES
Interest expense	26,716,798	20,762,644
Employee compensation and benefits	4,969,636	5,043,848
Legal and professional fees	2,339,235	1,754,209
Other expenses	4,815,434	3,525,261
TOTAL EXPENSES	38,841,103	31,085,962

(LOSS) INCOME BEFORE INCOME TAXES	(8,364,528)	1,978,812
Income tax (benefit) expense	(2,401,619)	2,173,767

NET LOSS	(5,962,909)	(194,955)
Loss attributable to preferred shareholders	(138,374)	(806,624)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,101,283)	$(1,001,579)

NET LOSS PER COMMON SHARE
Basic	$(1.24)	$(0.21)
Diluted	$(1.24)	$(0.21)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	4,909,657	4,758,699
Diluted	4,909,657	4,758,699

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock Shares	Preferred Stock	Common Shares	Common Stock (par)	Additional Paid-in Capital	Accumulated Deficit	Total Equity
Balance, December 31, 2012	—	$—	4,994,500	4,995	6,976,838	(8,243,622)	(1,261,789)

Net income	—	—	—	—	—	(194,955)	(194,955)

Repurchase of common stock	—	—	(432,500)	(433)	(3,251,967)	—	(3,252,400)

Issuance of stock options	—	—	—	—	23,753	—	23,753

Accretion of preferred stock to liquidation value	—	—	—	—	(806,624)	—	(806,624)

Balance, December 31, 2013	—	$—	4,562,000	$4,562	$2,942,000	$(8,438,577)	$(5,492,015)

Net income	—	—	—	—	—	(5,962,909)	(5,962,909)

Issuance of common stock	—	—	800,000	800	8,642,990	—	8,643,790

Series A Preferred Stock conversion	—	—	508,193	508	4,956,591	—	4,957,099

Reclassification of preferred stock from temporary equity to permanent equity due to initial public offering (*)	2,710,214	20,326,605	—	—	—	—	20,326,605

Issuance of preferred stock	28,752	201,261	—	—	—	—	201,261

Issuance of stock options	—	—	—	—	122,412	—	122,412

Extension and issuance of warrants	—	—	—	—	47,120	—	47,120

Accretion of preferred stock to liquidation value	—	—	—	—	(453,427)	—	(453,427)

Balance, December 31, 2014	2,738,966	$20,527,866	5,870,193	$5,870	$16,257,686	$(14,401,486)	$22,389,936

____________

*         Subject to the terms of the Certificate of Designation for Series A Convertible Preferred Stock, the listing of our common stock on The Nasdaq Capital Market on September 25, 2014 resulted in the termination of a redemption right in favor of the holders of such preferred stock. Preferred stock that is not redeemable by a shareholder is treated as stockholders’ equity as shown in the table above.

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	December 31, 2014	December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,962,909)	$(194,955)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Gain on life settlements, gross	(39,928,003)	(39,337,542)
Amortization of deferred financing and issuance costs	3,804,795	2,470,390
Deferred income taxes	(2,401,619)	2,173,767
Convertible, redeemable preferred stock issued in lieu of cash dividends	774,085	623,899
Convertible, redeemable preferred stock dividends payable	(116,207)	255
Gain upon termination of agreement with Athena Securities Ltd.	—	(3,252,400)
(Increase) decrease in operating assets:
Due from related parties	(291)	8,613
Insurance benefits receivable	(1,750,000)	2,850,000
Other assets	(2,347,050)	(566,418)
Increase in operating liabilities:
Accounts payable	363,706	369,809
Interest payable	4,638,876	3,418,432
Other accrued expenses	457,376	50,642

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(42,467,241)	(31,385,508)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	(12,292,401)	(34,997,500)
Proceeds from settlement of life settlements	4,185,813	4,563,896
NET CASH FLOWS USED IN INVESTING ACTIVITIES	(8,106,588)	(30,433,604)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayment of) revolving credit facility	(6,838,952)	8,000,000
Payments for redemption of Series I Secured Notes payable	(2,268,379)	(8,671,624)
Proceeds from issuance of L Bonds	65,713,297	85,260,976
Payment of deferred issuance costs for L Bonds	(4,104,876)	(4,320,542)
Payments for redemption of L Bonds	(14,429,017)	(8,143,363)
Issuance of common stock	8,642,990	—
Proceeds from (uses of) restricted cash	1,536,916	(3,739,878)
Redemption of convertible, redeemable preferred stock	(465,239)	(613,708)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	47,786,740	67,771,861

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,787,089)	5,952,749

CASH AND CASH EQUIVALENTS
BEGINNING OF PERIOD	33,449,793	27,497,044
END OF PERIOD	$30,662,704	$33,449,793

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS – CONTINUED

	Year Ended
	December 31, 2014	December 31, 2013
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and preferred dividends paid	$16,931,000	$13,627,000

NON-CASH INVESTING AND FINANCING ACTIVITIES
Non-cash conversion of Series I Secured Notes	$—	$912,000
Warrants issued to purchase common stock	$47,000	$—
Options issued to purchase common stock	$122,000	$24,000
Accrued interest payable on Series I Secured Notes added to principal	$151,000	$185,000
Accrued interest payable on L Bonds added to principal	$452,000	$141,000
Conversion of Series A Preferred Stock into common stock	$4,957,000	$—
Reclassification of Series A Preferred Stock to permanent equity due to initial public offering	$20,327,000	$—
Issuance of preferred stock in lieu of cash dividends	$774,000	$624,000

The accompanying notes are an integral part of these Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of business and summary of significant accounting policies

Nature of business - GWG Holdings, Inc. (GWG Holdings) and subsidiaries, located in Minneapolis, Minnesota, facilitates the purchase of life insurance policies for its own investment portfolio through its wholly owned subsidiary, GWG Life, LLC (GWG Life), and its subsidiaries, GWG Trust (Trust), GWG DLP Funding II, LLC (DLP II) and its wholly-owned subsidiary, GWG DLP Master Trust II (the Trust II). All of these entities are legally organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in this report to “we”, “us”, “our”, “our Company”, “GWG”, or the “Company” refer to these entities collectively.

Use of estimates - The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these consolidated financial statements relates to (1) the determination of the assumptions used in estimating the fair value of the investment in life insurance policies, and (2) the value of deferred tax assets and liabilities.

Cash and cash equivalents - The Company considers cash in demand deposit accounts and temporary investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with highly rated financial institutions. From time to time, the Company’s balances in its bank accounts exceed Federal Deposit Insurance Corporation limits. The Company periodically evaluates the risk of exceeding insured levels and may transfer funds as it deems appropriate. The Company has not experienced any losses with regards to balances in excess of insured limits or as a result of other concentrations of credit risk.

Life settlements - ASC 325-30, Investments in Insurance Contracts, allows a reporting entity the election to account for its investments in life settlements using either the investment method or the fair value method. The election shall be made on an instrument-by-instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor shall recognize the initial investment at the purchase price. In subsequent periods, the investor shall re-measure the investment at fair value in its entirety at each reporting period and shall recognize the change in fair value in current period income net of premiums paid. The Company uses the fair value method to account for all life settlements.

The Company recognizes realized gains (revenue) from life settlement contracts upon one of the two following events:

1)       Receipt of mortality notice or verified obituary of insured; or

2)       Sale of policy and filing of change of ownership forms and receipt of payment

The Company recognizes the difference between the face value of the insurance benefits and carrying values of the policy when an insured event has occurred and the Company determines that settlement and ultimate collection of the face value of the insurance benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. In an event of a sale of a policy the Company recognizes gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

Deposits and initial direct costs advanced on unsettled policy acquisitions are recorded as other assets until policy ownership has been transferred to the Company. Such deposits and direct cost advances were $27,000 and $201,000 at December 31, 2014 and 2013, respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Nature of business and summary of significant accounting policies (cont.)

Deferred financing and issuance costs - Costs incurred to obtain financing under the revolving credit facility, as described in note 5, have been capitalized and are amortized using the straight-line method over the term of the revolving credit facility. Amortization of deferred financing costs was $358,000 and $455,000 for the years ended December 31, 2014 and 2013, respectively. As of December 31, 2014 those costs have been fully amortized. The Series I Secured Notes payable, as described in note 6, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The L Bonds, as described in note 7, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The Series A Preferred Stock, as described in note 8, is reported net of issuance costs, sales commissions, including the fair value of warrants issued, and other direct expenses, which are amortized using the interest method as interest expense over the three-year redemption period.

Earnings (loss) per share - Basic per share earnings (loss) attributable to non-redeemable interests is calculated using the weighted-average number of shares outstanding during the period. Diluted earnings per share is calculated based on the potential dilutive impact, if any, of the Company’s convertible preferred stock, and outstanding warrants, and stock options. Due to the net loss reported for the years ended December 31, 2014 and 2013, all preferred stock, stock options and warrants are anti-dilutive.

Subsequent events - Subsequent events are events or transactions that occur after the balance sheet date but before consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the consolidated financial statements are available to be issued. The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are filed for potential recognition or disclosure.

Recently adopted pronouncements - Pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company.

(2) Restrictions on cash

The Company is required by its lenders to maintain collection and escrow accounts. These accounts are used to fund the acquisition, pay annual premiums of insurance policies, pay interest and other charges under the revolving credit facility, and collect policy benefits. DZ Bank AG, as agent for Autobahn Funding Company, LLC, the lender for the revolving credit facility as described in note 5, authorizes the disbursements from these accounts. At December 31, 2014 and December 31, 2013 there were balances of $4,296,000, and $5,833,000, respectively, maintained in these restricted cash accounts.

(3) Investment in life insurance policies

The life insurance policies (Level 3 fair value measurements) are valued based on unobservable inputs that are significant to the overall fair value measurement. Changes in the fair value of these instruments are recorded in gain or loss on life insurance policies in the consolidated statements of operations (net of the cash premiums paid on the policies). The fair value is determined on a discounted cash flow basis that incorporates life expectancy assumptions. Life expectancy reports have been obtained from widely accepted life expectancy providers. The discount rate incorporates current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy, and our estimate of the risk premium an investor in the policy would require. As a result of management’s analysis, discount rates of 11.43% and 11.69% were applied to the portfolio as of December 31, 2014 and 2013, respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) Investment in life insurance policies (cont.)

A summary of the Company’s life insurance policies accounted for under the fair value method and their estimated maturity dates, based on remaining life expectancy, is as follows:

	As of December 31, 2014			As of December 31, 2013
Years Ending December 31,	Number of Contracts	Estimated Fair Value	Face Value	Number of Contracts	Estimated Fair Value	Face Value
2015	3	$5,063,000	$6,000,000	4	$5,065,000	$6,750,000
2016	7	8,144,000	11,550,000	8	8,174,000	13,750,000
2017	17	21,916,000	35,542,000	25	33,345,000	63,916,000
2018	30	41,994,000	76,206,000	33	37,243,000	80,318,000
2019	45	47,303,000	106,973,000	34	32,844,000	89,295,000
2020	41	43,429,000	102,614,000	34	27,741,000	75,644,000
2021	36	29,789,000	90,921,000	33	29,041,000	111,770,000
Thereafter	112	85,245,000	349,293,000	92	61,220,000	299,205,000
Totals	291	$282,883,000	$779,099,000	263	$234,673,000	$740,648,000

The Company recognized insurance benefits of $18,050,000 and $16,600,000 during 2014 and 2013, respectively, related to policies with a carrying value of $4,186,000 and $4,564,000, respectively. The Company recorded realized gains of $13,864,000 and $12,036,000 on such policies. Subsequent to December 31, 2014, four policies covering three individuals have matured. The combined insurance benefits of these policies were $21,125,000. The Company recorded realized gains of $18,194,000 on four policies.

Reconciliation of gain on life settlements:

	Years Ended December 31,
	2014	2013
Change in fair value	$39,928,000	$39,338,000
Premiums and other annual fees	(23,376,000)	(21,860,000)
Policy maturities	13,864,000	12,036,000
Gain on life settlements, net	$30,416,000	$29,514,000

The estimated expected premium payments to maintain the above life insurance policies in force for the next five years, assuming no mortalities, are as follows:

Years Ending December 31,
2015	$26,349,000
2016	28,857,000
2017	32,365,000
2018	35,341,000
2019	39,423,000
$162,335,000

Management anticipates funding the estimated premium payments as noted above with proceeds from the DZ Bank revolving credit facility and through additional debt and equity financing as well as from cash proceeds from maturities of life insurance policies. The proceeds of these capital sources are also intended to be used for the purchase, financing, and maintenance of additional life insurance policies.

(4) Fair value definition and hierarchy

ASC 820 establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace including the existence and transparency of transactions between market participants. Assets and liabilities with readily

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair value definition and hierarchy (cont.)

available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. ASC 820 establishes a three-level valuation hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

•         Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•         Level 2 - Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•         Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary by types of assets and liabilities and is affected by a wide variety of factors, including, for example, whether an instrument is established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for assets and liabilities categorized in Level 3.

Level 3 Valuation Process

The estimated fair value of the Company’s portfolio of life settlements is determined on a quarterly basis by the Company’s portfolio management committee, taking into consideration changes in discount rate assumptions, estimated premium payments and life expectancy estimate assumptions, as well as any changes in economic and other relevant conditions. These inputs are then used to estimate the discounted cash flows using the Model Actuarial Pricing System (MAPS), probabilistic portfolio price model, which estimates the cash flows using various probabilities and scenarios. The valuation process includes a review by senior management as of each valuation date. Management has also engaged a third party expert to independently test the accuracy of the valuations using the inputs provided by management on a quarterly basis.

Life insurance policies, as well as the portfolio taken as a whole, represent financial instruments recorded at fair value on a recurring basis. The following table reconciles the beginning and ending fair value of the Company’s Level 3 investments in its portfolio of life insurance policies for the years ending December 31, as follows:

	Years Ended December 31,
	2014	2013
Beginning balance	$234,673,000	$164,317,000
Purchases	12,468,000	35,582,000
Maturities (cash in excess of carrying value)	(4,186,000)	(4,564,000)
Net change in fair value	39,928,000	39,338,000
Ending balance	$282,883,000	$234,673,000

The fair value of a portfolio of life insurance policies is based on information available to the Company at the reporting date. Fair value is based upon a discounted cash flow model that incorporates life expectancy estimate assumptions.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair value definition and hierarchy (cont.)

Life expectancy estimates are obtained from independent, third-party widely accepted life expectancy estimate providers at policy acquisition. The life expectancy values of each insured, as determined at policy acquisition, are rolled down monthly for the passage of time by the MAPS actuarial software the Company uses for ongoing valuation of its portfolio of life insurance policies. The discount rate incorporates current information about discount rate applied by other reporting companies owning portfolios of life insurance policies, discount rates observed in the life insurance secondary market, market interest rates, the credit exposure to the insurance company that issued the life insurance policy and management’s estimate of the risk premium a purchaser would require to receive the future cash flows derived from our portfolio of life insurance policies.

On September 15, 2014, 21st Services announced changes to its mortality tables primarily for insureds age 90 and older, as well as updated adjustment factors designed to better underwrite seniors with multiple impairments. These changes represent small portions of 21st Services’ historical underwritings. We expect medical-actuarial underwriting firms to continue improving and refining their underwriting methodology.

The fair value of life insurance policies is estimated using present value calculations of estimated cash flows based on the data specific to each individual life insurance policy. Estimated future policy premium payments are calculated based on the terms of the policy and the premium payment history. The following summarizes the unobservable inputs utilized in estimating the fair value of the portfolio of life insurance policies:

	As of December 31, 2014	As of December 31, 2013
Weighted average age of insured	82.8	82.1
Weighted average life expectancy, months*	78.4	87.0
Average face amount per policy	$2,677,000	$2,816,000
Discount rate	11.43%	11.69%

____________

*         Standard life expectancy as adjusted for insured’s specific circumstances.

These assumptions are, by their nature, inherently uncertain and the effect of changes in estimates may be significant. The techniques used in estimating the present value of estimated cash flows are derived from valuation techniques generally used in the industry that include inputs for the asset that are not based on observable market data. The extent to which the fair value could reasonably vary in the near term has been quantified by evaluating the effect of changes in significant underlying assumptions used to estimate the fair value. If the life expectancy estimates were increased or decreased by four and eight months on each outstanding policy and the discount factors were increased or decreased by 1% and 2%, while all other variables are held constant, the fair value of the investment in life insurance policies would increase or (decrease) by the amounts summarized below:

	Changes in fair value of life insurance policies
Change in life expectancy estimates	plus 8 months	minus 8 months	plus 4 months	minus 4 months

December 31, 2014	$(38,864,000)	$40,634,000	$(19,664,000)	$20,130,000

December 31, 2013	$(34,382,000)	$36,152,000	$(17,417,000)	$17,865,000

Change in discount rate	plus 2%	minus 2%	plus 1%	minus 1%

December 31, 2014	$(24,085,000)	$28,179,000	$(12,502,000)	$13,522,000

December 31, 2013	$(22,944,000)	$27,063,000	$(11,933,000)	$12,959,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4) Fair value definition and hierarchy (cont.)

Other Fair Value Considerations

Carrying value of receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short-term maturities and low credit risk. The estimated fair value of the Company’s Series I Secured Notes payable and L Bonds is approximately $216,837,000 based on a weighted-average market interest rate of 7.17% based on an income approach, the combined face value of these notes is $214,424,000 as of December 31, 2014. The carrying value of the revolving credit facility reflects interest charged at the commercial paper rate plus an applicable margin. The margin represents our credit risk, and the strength of the portfolio of life insurance policies collateralizing the debt. The overall rate reflects market, and the carrying value of the revolver approximates fair value. All of the financial instruments are Level 3 fair value measurements.

The Company has issued warrants to purchase common stock in connection with the issuance of its convertible preferred stock. Warrants were determined by the Company as permanent equity. The fair value measurements associated with the warrants, measured at issuance represent Level 3 instruments.

As of December 31, 2014:

Month issued	Warrants Issued	Fair value per share	Risk free rate	Volatility	Term
December 2011	68,937	$0.22	0.42%	25.25%	5 years
March 2012	38,130	$0.52	0.38%	36.20%	5 years
June 2012	161,840	$1.16	0.41%	47.36%	5 years
July 2012	144,547	$1.16	0.41%	47.36%	5 years
September 2012	2,500	$0.72	0.31%	40.49%	5 years
September 2014	16,000	$1.26	1.85%	17.03%	5 years
	431,954

Volatility is based upon the weekly percentage change in the stock price of selected comparable insurance companies. In June 2012, we evaluated the comparable companies used, and made certain changes to those used. The percentage change is calculated on the average price of those selected stocks at the weekly close of business for the year preceding the balance sheet date. We compare annual volatility based on this weekly information.

In conjunction with the Company’s recent initial public offering, the Company issued a warrant for the purchase of up 16,000 shares of the Company’s common stock to the underwriters of the initial public offering.

(5) Credit facilities

Revolving credit facility – Autobahn Funding Company LLC

On July 15, 2008, DLP II and United Lending entered into a revolving credit facility pursuant to a Credit and Security Agreement (Agreement) with Autobahn Funding Company LLC (Autobahn), providing the Company with a maximum borrowing amount of $100,000,000. Autobahn is a commercial paper conduit that issues commercial paper to investors in order to provide funding to DLP II. DZ Bank AG Deutsche Zentral-Genossenschaftsbank (DZ Bank) acts as the agent for Autobahn. The original Agreement was to expire on July 15, 2013. On January 29, 2013, GWG Holdings, together with GWG Life and DLP II, entered into an Amended and Restated Credit and Security Agreement with Autobahn, extending the facility expiration date to December 31, 2014. On May 29, 2014, GWG Holdings, together with GWG Life and DLP II, entered into an Amendment No. 1 to Amended and Restated Credit and Security Agreement with Autobahn and DZ Bank (as committed lender and Agent). The amendment was entered into for the purpose of extending the maturity date for borrowings under the agreement to December 31, 2016. The amount outstanding under this facility as of December 31, 2014 and 2013 were $72,161,000 and $79,000,000, respectively.

The Agreement requires DLP II to pay, on a monthly basis, interest at the commercial paper rate plus an applicable margin, as defined in the Agreement. The effective rate was 6.24% at December 31, 2014 and 6.19% at December 31, 2013. The weighted average effective interest rate (excluding the unused line fee) was 6.24% and 6.14% for the years

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) Credit facilities (cont.)

ended December 31, 2014 and 2013, respectively. The Agreement also requires payment of an unused line fee on the unfunded amount under the revolving credit facility. The note is secured by substantially all of DLP II assets which consist primarily of life insurance policies.

The Agreement has certain financial and nonfinancial covenants. The Company was in compliance with these covenants at December 31, 2014 and December 31, 2013. The Agreement generally prohibits the Company from:

•         changing its corporate name, offices, and jurisdiction of incorporation;

•         changing any deposit accounts or payment instructions to insurers;

•         changing any operating policies and practices such that it would be reasonably likely to adversely affect the collectability of any asset in any material respect;

•         merging or consolidating with, or selling all or substantially all of its assets to, any third party;

•         selling any collateral or creating or permitting to exist any adverse claim upon any collateral;

•         engaging in any other business or activity than that contemplated by the Agreement;

•         incurring or guaranteeing any debt for borrowed money;

•         amending the Company’s certificate of incorporation or bylaws, making any loans or advances to, investments in, or paying any dividends to, any person unless both before and after any such loan, advance, investment or dividend there exists no actual event of default, potential event of default or termination event;

•         removing an independent director on the board of directors except for cause or with the consent of the lender; or

•         making payment on or issuing any Series I Secured Notes or L Bonds, or amending any agreements respecting such notes or bonds, if an event of default, potential event of default, or termination event exists or would arise from any such action.

In addition, the Company has agreed to maintain (i) a positive consolidated net income on a Non-GAAP basis (as defined and calculated under the Agreement) for each complete fiscal year; (ii) a tangible net worth on a Non-GAAP basis (as defined and calculated under the Agreement) of not less than $15 million; and (iii) maintain a borrowing base surplus or cash cushion sufficient to pay 12 months of premiums and facility fees.

Consolidated net income and tangible net worth as of and for the four quarters ended December 31, 2014, as calculated under the Agreement, was $29,369,000 and $87,381,000 respectively.

Advances under the Agreement are subject to a borrowing base formula, which limits the availability of advances based on attributes of policies pledged to the facility. Over-concentration of policies by insurance carrier, over-concentration of policies by insurance carriers with ratings below a AA- rating, and the premiums and facility fees reserve are the three primary factors which might limit availability of funds on the facility. Total funds available for additional borrowings under the borrowing base formula criteria at December 31, 2014 and December 31, 2013, were $20,585,000 and $3,937,000 respectively.

On July 15, 2008, GWG Holdings delivered a performance guaranty in favor of Autobahn pursuant to which it guaranteed the obligations of GWG Life, in its capacity as the seller and master servicer, under the Credit and Security Agreement and related documents. In January 2013 and May 2014 in connection with the Amended and Restated Credit and Security Agreement and Amendment No. 1 to Amended and Restated Credit and Security Agreement, GWG Holdings delivered a reaffirmation of its performance guaranty. The obligations of GWG Holdings under the performance guaranty and subsequent reaffirmation do not extend to the principal and interest owed by DLP II as the borrower under the credit facility.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) Series I Secured Notes payable

Series I Secured Notes payable have been issued in conjunction with the GWG Series I Secured Notes private placement memorandum dated August 25, 2009 (last revised November 15, 2010). Series I Secured Notes are secured by assets of GWG Life and are subordinate to our revolving credit facility (see note 5). On June 14, 2011, the Company closed the offering to additional investors; however, existing investors may elect to continue advancing amounts outstanding upon maturity subject to the Company’s option. Series I Secured Notes have maturity dates ranging from six months to seven years with fixed interest rates varying from 5.65% to 9.55% depending on the term of the note. Interest is payable monthly, quarterly, annually or at maturity depending on the terms of the note. At December 31, 2014 and December 31, 2013, the weighted-average interest rate of Series I Secured Notes was 8.37% and 8.35%, respectively. The notes are secured by assets of GWG Life. The principal amount outstanding under these Series I Secured Notes was $28,047,000 and $29,744,000 at December 31, 2014 and December 31, 2013, respectively. The difference between the amount outstanding on the Series I Secured Notes and the carrying amount on the consolidated balance sheet is due to netting of unamortized deferred issuance costs. Overall, interest expense includes amortization of deferred financing and issuance costs of $552,000 and $606,000 in 2014 and 2013, respectively. Future expected amortization of deferred financing costs is $430,000 in total over the next six years.

Future contractual maturities of Series I Secured Notes payable and future amortization of their deferred financing costs at December 31, 2014 are as follows:

Years Ending December 31,	Contractual Maturities	Amortization of Deferred Financing Costs
2015	$13,887,000	$92,000
2016	8,242,000	161,000
2017	4,713,000	134,000
2018	754,000	30,000
2019	347,000	8,000
Thereafter	104,000	5,000
	$28,047,000	$430,000

 (7) Renewable Secured Debentures (subsequently renamed L Bonds)

The Company registered with the SEC, effective January of 2012, the offer and sale of $250,000,000 of Renewable Secured Debentures (subsequently renamed “L Bonds”). The debentures are secured by assets of GWG Holdings and GWG Life and are subordinate to our revolving credit facility (see note 5). L Bonds have maturity dates ranging from six months to seven years with fixed interest rates varying from 4.25% to 9.50% depending on the term of the note. Interest is payable monthly, annually or at maturity depending on the terms of the debenture. At December 31, 2014 and December 31, 2013, the weighted-average interest rate of L Bonds was 7.45% and 7.53%, respectively. The amount outstanding under these L Bonds was $186,377,000 and $134,891,000 at December 31, 2014 and December 31, 2013, respectively. The difference between the amount outstanding on the L Bonds and the carrying amount on the consolidated balance sheets is due to netting of unamortized deferred issuance costs and cash receipts for new issuances in process. Amortization of deferred issuance costs was $3,537,000 and $1,843,000 in 2014 and 2013, respectively. Future expected amortization of deferred financing costs as of December 31, 2014 is $5,882,000 in total over the next seven years. Subsequent to December 31, 2014, the Company has issued approximately an additional $19,051,000 in principal amount of L Bonds.

The use of proceeds from the issuances of L Bonds is limited to the following: (1) payment of commissions on sales of L Bonds, (2) payment of offering expenses, (3) purchase of life insurance policies, (4) payment of premiums on life insurance policies, (5) payment of principal and interest on L Bonds, (6) payment of portfolio operations expenses, and (7) general working capital.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) Renewable Secured Debentures (subsequently renamed L Bonds) (cont.)

Future contractual maturities of L Bonds and future amortization of their deferred financing costs at December 31, 2014 are as follows:

Years Ending December 31,	Contractual Maturities	Amortization of Deferred Financing Costs
2015	$63,375,000	$871,000
2016	50,270,000	1,578,000
2017	29,546,000	1,253,000
2018	13,551,000	668,000
2019	14,262,000	670,000
Thereafter	15,373,000	842,000
	$186,377,000	$5,882,000

The Company entered into an Indenture effective October 19, 2011 with Holdings as obligor, GWG Life as guarantor, and Bank of Utah as trustee for the benefit of the debenture holders. The Indenture has certain financial and nonfinancial covenants. The Company was in compliance with these covenants at December 31, 2014 and 2013.

(8) Convertible preferred stock

The Company offered 3,333,333 shares of convertible redeemable preferred stock (Series A Preferred Stock) for sale to accredited investors in a private placement on July 31, 2011. The offering of Series A Preferred Stock concluded on September 2, 2012 and resulted in 3,278,000 shares being issued for gross consideration of $24,582,000. As of December 31, 2014, 277,000 shares have been issued as a result of conversion of $1,936,681 in dividends into shares of Series A Preferred Stock and 678,000 shares have been converted to 508,000 shares of the Company’s common stock. The Series A Preferred Stock was sold at an offering price of $7.50 per share. Series A Preferred Stock has a preferred yield of 10% per annum, and each share has the right to convert into 0.75 shares of the Company’s common stock. Series A preferred shareholders also received three-year warrants to purchase, at an exercise price per share of $12.50, one share of common stock for every 40 shares of Series A Preferred Stock purchased. The warrants are exercisable immediately. Upon their original issuance, these warrants had a three-year exercise period. Effective August 1, 2014, the Board of Directors authorized the extension of the warrant exercise period for an additional two years. In the Certificate of Designations for the Series A Preferred Stock dated July 31, 2011, the Company agreed to permit preferred shareholders to sell their shares back to the Company for the stated value of $7.50 per share, plus accrued dividends, according to the following schedule:

•         Up to 33% of the holder’s unredeemed shares one year after issuance:

•         Up to 66% of the holder’s unredeemed shares two years after issuance; and

•         Up to 100% of the holder’s unredeemed shares three years after issuance.

The Company’s obligation to redeem its Series A preferred stock terminated upon the Company completing a registration of its common stock with the SEC which occurred on September 24, 2014 (See Note 11). As such, the convertible redeemable preferred stock was reclassified from temporary equity to permanent equity. The Company may redeem the Series A preferred shares at a price equal to 110% of their liquidation preference ($7.50 per share) at any time. As of December 31, 2014, the Company had redeemed an aggregate of 145,000 shares of Series A preferred stock. The Series A Preferred Stock shares (i) were convertible, at the election of the Company, into common stock of the Company in the event of either a registered offering of the Company’s common stock with the SEC aggregating gross proceeds of at least $5.0 million and at a price equal to or greater than $11.00 per share; (ii) remain convertible at the option of each holder; and (iii) are required to be converted upon the consent of shareholders holding at least a majority of the then-outstanding Series A preferred stock. In connection with the Company’s initial public offering, the Company elected to cause the conversion of 677,566 shares of preferred stock into 508,193 shares of common stock. As of December 31, 2014, the Company had 2,739,000 shares of Series A Preferred Stock outstanding with

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) Convertible preferred stock (cont.)

gross consideration of $20,528,000 (including cash proceeds, conversion of Series I Secured Notes and accrued interest on Series I notes, and conversion of preferred dividends payable). The Company incurred Series A Preferred Stock issuance costs of $2,838,000, all of which was included as a component of additional paid in capital as of December 31, 2014.

The Company determined that the grant date fair value of the outstanding warrants attached to the Series A Preferred Stock was $428,000 for warrants outstanding as of December 31, 2014. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share upon 30 days written notice to the investors at any time after (i) the Company has completed a registration of its common stock with the SEC and (ii) the volume of weighted-average sale price per share of common stock equals or exceeds $14.00 per share for ten consecutive trading days ending on the third business day prior to proper notice of such redemption.

In conjunction with the Company’s initial public offering a warrant for purchase of up to 16,000 shares of the Company’s common stock was issued to the underwriters of the initial public offering. These warrants are not exercisable prior to March 17, 2015 and expire on September 18, 2019. Total warrants outstanding as of December 31, 2014, were 431,954 with a weighted-average remaining life of 2.43 years. Total warrants outstanding at December 31, 2013, were 415,955 with a weighted-average remaining life of 1.34 years. As of December 31, 2014, none of these warrants have been exercised.

Dividends on the Series A Preferred Stock may be paid in either cash or additional shares of Series A Preferred Stock at the election of the holder and approval of the Company. The dividends are reported as an expense and included in the caption interest expense in the consolidated statements of operations. The Company declared and accrued dividends of $2,428,000 and $2,528,000 in 2014 and 2013, respectively, pursuant to a board resolution declaring the dividend. 111,000 and 89,000 shares of Series A Preferred Stock were issued in lieu of cash dividends in 2014 and 2013, respectively. The shares issued in lieu of cash dividends were issued at $7.00 per share. As of December 31, 2014, GWG Holdings has $513,000 of accrued preferred dividends which were paid or converted to shares of Series A Preferred Stock on January 15, 2015.

(9) Income taxes

The Company did not have any current income taxes for the years ended December 31, 2014 or 2013. The components of deferred income tax benefit for 2014 and income tax expense for 2013, consisted of the following:

	2014	2013
Income tax provision (benefit):
Deferred:
Federal	$(1,820,000)	$1,826,000
State	(582,000)	348,000
Total income tax expense (benefit)	$(2,402,000)	$2,174,000

The following table provides a reconciliation of our income tax expense (benefit) at the statutory federal tax rate to our actual income tax expense (benefit):

	2014		2013
Statutory federal income tax	$(2,844,000)	(34.0)%	$673,000	34.0%
State income taxes, net of federal benefit	(374,000)	(4.5)%	298,000	15.1%
Series A Preferred Stock dividends	826,000	9.9%	860,000	43.4%
Other permanent differences	(10,000)	(0.1)%	343,000	17.3%
Total income tax expense (benefit)	$(2,402,000)	(28.7)%	$2,174,000	109.8%

The primary differences between the Company’s December 31, 2014 effective tax rate and the statutory federal rate are the accrual of nondeductible preferred stock dividend expense of $2,428,000, state taxes, and other non-deductible expenses. The most significant temporary differences between GAAP net income and taxable net

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9) Income taxes (cont.)

income are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of life insurance portfolio.

The tax effects of temporary differences that give rise to deferred income taxes were as follows:

	2014	2013
Deferred tax assets :
Note receivable from related party	$2,023,000	$2,023,000
Net operating loss carryforwards	4,517,000	2,596,000
Other assets	272,000	164,000
Subtotal	6,812,000	4,783,000
Valuation allowance	(2,164,000)	(2,164,000)
Net deferred tax asset	4,648,000	2,619,000

Deferred tax liabilities:
Investment in life settlements	(9,922,000)	(10,294,000)
Net deferred tax assets	$(5,274,000)	$(7,675,000)

At December 31, 2014 and 2013, the Company had federal net operating loss (NOL) carryforwards of $11,163,000 and $4,182,000, respectively, and aggregate state NOL carryforwards of approximately $7,334,000 and $2,748,000, respectively. The NOL carryforwards will begin to expire in 2031. Future utilization of NOL carryforwards is subject to limitations under Section 382 of the Internal Revenue Code. This section generally relates to a more than 50 percent change in ownership over a three-year period. We currently do not believe that any issuance of common stock has resulted in an ownership change under Section 382.

The Company provides for a valuation allowance when it is not considered more likely than not that our deferred tax assets will be realized. At both December 31, 2014 and 2013 based upon all available evidence, the Company has provided a valuation allowance of $2,164,000, against deferred tax assets related to the likelihood of recovering the tax benefit of a capital loss on a note receivable from a related entity. Management believes all other deferred tax assets are recoverable.

ASC 740, Income Taxes, requires the reporting of certain tax positions which do not meet a threshold of “more-likely-than-not” to be recorded as uncertain tax benefits. It management’s responsibility to determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation, based upon the technical merits of the position. Management has reviewed all income tax positions taken or expected to be taken for all open years and determined that the income tax positions are appropriately stated and supported. The Company does not anticipate that the total unrecognized tax benefits will significantly change prior to December 31, 2015.

Under the Company’s accounting policies, interest and penalties on unrecognized tax benefits, as well as interest received from favorable tax settlements are recognized as components of income tax expense. At December 31, 2014 and 2013, the Company has recorded no accrued interest or penalties related to uncertain tax positions.

The Company’s income tax returns for tax years ended December 31, 2012, 2013, and 2014, when filed, remain open to examination by the Internal Revenue Service and various state taxing jurisdictions.

(10) Common Stock

On September 24, 2014, GWG consummated an initial public offering of its common stock which resulted in the sale of 800,000 shares of common stock at $12.50 per share. The sale resulted in net proceeds of approximately $8.6 million after the deduction of underwriting commissions, discounts and expense reimbursements. In connection with this offering, the Company listed its common stock on The NASDAQ Capital Market under the ticker symbol “GWGH” effective September 25, 2014. The Company used the net proceeds from the offering to promote and advertise the

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) Common Stock (cont.)

opportunities for consumers owning life insurance and investors to profit from participating in the secondary market for life insurance policies, purchase additional life insurance policies in the secondary market, pay premiums on the Company’s life insurance policy assets, fund its portfolio operations, and for working capital purposes.

On July 11, 2011, GWG entered into a Purchase and Sale Agreement with Athena Securities Group, Ltd. and Athena Structured Funds PLC. Under this agreement, GWG issued to Athena Securities Group, Ltd. (Athena) 494,500 shares of common stock, which was equal to 9.9% of GWG’s outstanding shares, in exchange for shares equal to 9.9% of the outstanding shares in Athena Structured Funds, PLC and cash of $5,000. This 2011 agreement had contemplated cooperative efforts by the parties aimed at developing a security and related offering in Europe or Ireland, the proceeds of which would be used to finance the acquisition of life-insurance related assets in the United States. In 2013, GWG sought to terminate the 2011 agreement due to a changing regulatory environment in Europe that negatively affected the likelihood of consummating the contemplated offering of securities, and the Company’s dissatisfaction with Athena’s performance under the 2011 agreement. As a result, in June 2013 GWG entered into a second Purchase and Sale Agreement with Athena Securities Ltd. and Athena. This agreement effected the termination of the 2011 agreement. The June 2013 agreement contained mutual general releases of claims and substantially unwound certain capital stock transactions that had been effected under the 2011 agreement. In particular, Athena returned to GWG for redemption 432,500 shares of the Company’s common stock, and retained 62,000 common shares in recognition of their earlier efforts under the 2011 agreement. For GWG’s part, the Company sold back to Athena all of its ownership in Athena Structured Funds, PLC that it had originally acquired under the 2011 agreement. Presently, GWG has no ongoing business relationship with Athena.

Stock split - On June 24, 2014, the Company’s Board of Directors and majority stockholders approved a joint resolution to effect an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the issued and outstanding common stock on a 2-for-1 basis. The effective date of the amendment and reverse stock split was June 24, 2014. In lieu of fractional shares, stockholders received cash payments in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the price of the common stock, as determined by the Board of Directors of the Company, but adjusted so as to give effect to the reverse stock split. The par value of the common stock remained at $0.001 per share.

(11) Stock Incentive Plan

The Company adopted the GWG Holdings, Inc. 2013 Stock Incentive Plan on March 27, 2013. The plan was subsequently revised on March 4, 2015. The plan is administered by Compensation Committee of the Board of Directors of the Company. The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant incentives to new employees of the Company who are not Officers of the Company. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. 2,000,000 shares are issuable under the plan. No person shall receive grants of stock options and SARs under the plan that exceed, in the aggregate 400,000 shares of common stock in any one year. The term of each stock option shall be determined by the committee but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to the Company. The holder of the option may provide payment for the exercise price or surrender shares equal to the exercise price.

The Company issued stock options for 745,601 shares of common stock to employees, officers, and directors of the Company through December 31, 2014. Options for 314,288 shares have vested, and the remaining options will vest over three years. The options were issued with an exercise price between $8.20 and $9.01 for those owning more than 10% of the Company’s stock and between $7.46 and $10.25 for others, which is equal to the estimated market price of the shares on the date of grant valued using Black-Scholes binomial option pricing model. The expected volatility used in the Black-Scholes model valuation of options issued during the year was 17.03% annualized. The annual volatility rate is based on the standard deviation of the average continuously compounded rate of return of five selected comparable companies over the previous 52 weeks. Forfeiture rate of 15% is based on historical Company information

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11) Stock Incentive Plan (cont.)

and expected future trend. As of December 31, 2014, stock options for 63,166 shares were forfeited and stock options for 334 shares were exercised.

In September 2014, we entered into a stock option agreement (the Agreement) with a new management employee (the Employee) granting the Employee the right to purchase up to 318,000 of the Company’s common stock at an exercise price of $12.50. The grant of such rights to purchase the Company’s common stock was treated as an inducement grant and was issued outside the GWG Holdings Inc. 2013 Stock Incentive Plan. The Agreement specifies that, among other things, options to purchase 159,000 shares of the Company’s common stock will vest with the Employee ratably on the first, second and third anniversary of the date of the Agreement. The remaining 159,000 options will vest quarterly using a formula based upon the closing price of the Company’s common stock on the last business day of such quarter. The maximum number of these remaining options that will vest with the Employee is 53,000 in each successive one-year period beginning on the date of the Agreement.

Outstanding stock options:

	Vested	Un-vested	Total
Balance as of December 31, 2013	195,000	210,250	405,250
Granted during the year	64,450	565,901	630,351
Vested during the year	72,089	(72,089)	—
Exercised during the year	(334)	—	(334)
Forfeited during the year	(16,917)	(18,249)	(35,166)
Expired during the year	—	—	—
Balance as of December 31, 2014	314,288	685,813	1,000,101

Compensation expense related to un-vested options not yet recognized is $591,000. We expect to recognize this compensation expense over the next three years ($221,000 in 2015, $212,000 in 2016, and $158,000 in 2017). The Company issues new common stock for options exercised.

(12) Net loss per common share

The Company began issuing Series A Preferred Stock September, 1, 2011, as described in note 8. The Series A Preferred Stock is anti-dilutive to the net loss per common share calculation at December 31, 2014 and 2013. The Company has also issued warrants to purchase common stock in conjunction with the sale of convertible preferred stock, discussed in note 8. The warrants and vested stock options are anti-dilutive at December 31, 2014 and 2013 and have not been included in the fully diluted net loss per common share calculation.

As of December 31,	2014	2013
NET LOSS	(5,962,909)	(194,955)
(Loss) attributable to preferred shareholders	(138,374)	(806,624)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,101,283)	$(1,001,579)

Basic and diluted weighted average shares outstanding	4,909,657	4,758,699
NET LOSS PER COMMON SHARE (BASIC AND DILUTED)
Net loss	$(1.21)	$(0.04)
(Loss) attributable to preferred shareholders	$(0.03)	$(0.17)
Net loss attributable to common shareholders	$(1.24)	$(0.21)

 (13) Commitments

The Company entered into an office lease with U.S. Bank National Association as the landlord. The lease was effective April 22, 2012 with a term through August 31, 2015. The lease is for 11,695 square feet of office space located

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(13) Commitments (cont.)

at 220 South Sixth Street, Minneapolis, Minnesota. The Company is obligated to pay base rent plus common area maintenance and a share of the building operating costs. Rent expenses under this agreement were $211,000 and $200,000 during 2014 and 2013, respectively. The minimum lease payments for 2015 under the lease agreement are $70,000.

(14) Contingencies

Litigation - In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Opportunity Finance, LLC, owned by Jon Sabes and Steven Sabes, is subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments that may have been deemed preference payments. In addition, Jon Sabes and Steven Sabes are subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments received from Opportunity Finance that may have been deemed preference payments. If the parties are unsuccessful in defending against these claims, it is possible that their equity ownership in the Company may be sold or transferred to other parties to satisfy such claims. In addition, the Company loaned $1,000,000 to Opportunity Finance, LLC, and was repaid in full plus interest of $177,000. This investment amount may also be subject to clawback claims by the bankruptcy trustee. At present, no such claims have been brought.

(15) Guarantees of L Bonds

GWG Holdings has registered with the SEC the offer and sale $250,000,000 of L Bonds as described in note 7. The secured debentures are secured by the assets of Holdings as described in note 7 and a pledge of all the common stock by the largest shareholders. Obligations under the debentures are guaranteed by GWG Life. This guarantee involves the grant of a security interest in all the assets of GWG Life. The payment of principal and interest on the secured debentures is fully and unconditional guaranteed by GWG Life. Substantially all of the Company’s life insurance policies are held by DLP II and the Trust. The policies held by DLP II are not collateral for the debenture obligations as such policies serve as collateral for the credit facility.

The consolidating financial statements are presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantors and issuer because management does not believe that separate financial statements and related disclosures would be material to investors. There are currently no significant restrictions on the ability of Holdings or GWG Life, the guarantor subsidiary, to obtain funds from its subsidiaries by dividend or loan, except as follows. DLP II is a borrower under a credit agreement with Autobahn, with DZ Bank AG as agent, as described in note 5. The significant majority of insurance policies owned by the Company are subject to a collateral arrangement with DZ Bank AG described in notes 2 and 5. Under this arrangement, collection and escrow accounts are used to fund premiums of the insurance policies and to pay interest and other charges under the revolving credit facility. DZ Bank AG and Autobahn must authorize all disbursements from these accounts, including any distributions to GWG Life. Distributions are limited to an amount that would result in the borrowers (DLP II, GWG Life and Holdings) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by DZ Bank AG. After such amount is reached, the credit agreement requires that excess funds be used for repayments of borrowings before any additional distributions may be made.

The following represents consolidating financial information as of December 31, 2014 and December 31, 2013, with respect to the financial position, and for the three and nine months ended December 31, 2014 and 2013 with respect to results of operations and cash flows of GWG Holdings and its subsidiaries. The parent column presents the financial information of GWG Holdings, the primary obligor of the secured debentures. The guarantor subsidiary column presents the financial information of GWG Life, the guarantor subsidiary of the secured debentures, presenting its investment in DLP II and Trust under the equity method. The non-guarantor subsidiaries column presents the financial information of all non-guarantor subsidiaries including DLP II and Trust.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Guarantees of L Bonds (cont.)

Consolidating Balance Sheets

December 31, 2014	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$30,446,473	$216,231	$—	$—	$30,662,704
Restricted cash	—	82,500	4,213,553	—	4,296,053
Investment in life settlements, at fair value	—	—	282,883,010	—	282,883,010
Deferred financing costs, net	569,400	1,000,000	—	—	1,569,400
Other assets	1,104,328	777,534	1,777,500	—	3,659,362
Investment in subsidiaries	185,636,417	215,124,779	—	(400,761,196)	—

TOTAL ASSETS	$217,756,618	$217,201,044	$288,874,063	$(400,761,196)	$323,070,529

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Revolving credit facility	$—	$—	$72,161,048	$—	$72,161,048
Series I Secured Notes payable	—	27,616,578	—	—	27,616,578
L Bonds	182,782,884	—	—	—	182,782,884
Accounts payable	410,895	242,680	550,000	—	1,203,575
Interest payable	6,598,250	3,513,615	1,016,654	—	11,128,519
Other accrued expenses	301,098	191,753	21,583	—	514,434
Deferred taxes	5,273,555	—	—	—	5,273,555
TOTAL LIABILITIES	195,366,682	31,564,626	73,749,285	—	300,680,593

STOCKHOLDERS’ EQUITY (DEFICIT)
Member capital	—	185,636,418	215,124,778	(400,761,196)	—
Convertible preferred stock	20,527,866	—	—	—	20,527,866
Common stock	5,870	—	—	—	5,870
Additional paid-in capital	16,257,686	—	—	—	16,257,686
Accumulated deficit	(14,401,486)	—	—	—	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	22,389,936	185,636,418	215,124,778	(400,761,196)	22,389,936

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$217,756,618	$217,201,044	$288,874,063	$(400,761,196)	$323,070,529

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Guarantees of L Bonds (cont.)

Consolidating Balance Sheets (continued)

December 31, 2013	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS

Cash and cash equivalents	$32,711,636	$738,157	$—	$—	$33,449,793
Restricted cash	—	1,420,000	4,412,970	—	5,832,970
Investment in life settlements, at fair value	—	—	234,672,794	—	234,672,794
Deferred financing costs, net	—	—	357,901	—	357,901
Other assets	381,883	484,510	200,625	—	1,067,018
Investment in subsidiaries	129,839,241	159,798,490	—	(289,637,731)	—

TOTAL ASSETS	$162,932,760	$162,441,157	$239,644,290	$(289,637,731)	$275,380,476

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Revolving credit facility	$—	$—	$79,000,000	$—	$79,000,000
Series I Secured Notes payable	—	29,275,202	—	—	29,275,202
L Bonds	131,646,062	—	—	—	131,646,062
Accounts payable	233,214	106,655	500,000	—	839,869
Interest payable	3,806,820	3,065,465	337,123	—	7,209,408
Other accrued expenses	340,812	154,594	8,677	—	504,083
Deferred taxes	7,675,174	—	—	—	7,675,174
TOTAL LIABILITIES	143,702,082	32,601,916	79,845,800	—	256,149,798

CONVERTIBLE, REDEEMABLE PREFERRED STOCK	24,722,693	—	—	—	24,722,693

STOCKHOLDERS’ EQUITY (DEFICIT)
Member capital	—	129,839,241	159,798,490	(289,637,731)	—
Common stock	4,562	—	—	—	4,562
Additional paid-in capital	2,942,000	—	—	—	2,942,000
Accumulated deficit	(8,438,577)	—	—	—	(8,438,577)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(5,492,015)	129,839,241	159,798,490	(289,637,731)	(5,492,015)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$162,932,760	$162,441,157	$239,644,290	$(289,637,731)	$275,380,476

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Guarantees of L Bonds (cont.)

Consolidated Statements of Operations

For the year ended December 31, 2014	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$—	$1,615,674	$—	$(1,615,674)	$—
Gain on life settlements, net	—	—	30,416,127	—	30,416,127
Interest and other income	24,037	231,034	33,469	(228,092)	60,448
TOTAL REVENUE	24,307	1,846,708	30,449,596	(1,843,766)	30,476,575

EXPENSES
Origination and servicing fees	—	—	1,615,674	(1,615,674)	—
Interest expense	18,248,599	3,110,165	5,358,034	—	26,716,798
Employee compensation and benefits	3,018,570	1,951,066	—	—	4,969,636
Legal and professional fees	2,021,763	307,386	10,086	—	2,339,235
Other expenses	2,832,867	1,929,557	281,102	(228,092)	4,815,434
TOTAL EXPENSES	26,121,799	7,298,174	7,264,896	(1,843,766)	38,841,103

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(26,097,762)	(5,451,466)	23,184,700	—	(8,364,528)

EQUITY IN INCOME OF SUBSIDIARIES	17,733,234	23,184,700	—	(40,917,934)	—

NET INCOME BEFORE INCOME TAXES	8,364,528	17,733,234	23,184,700	(40,917,934)	(8,364,528)

INCOME TAX BENEFIT	(2,401,619)	—	—	—	(2,401,619)
NET INCOME (LOSS)	(5,962,909)	17,733,234	23,184,700	(40,917,934)	(5,962,909)
(Loss) attributable to preferred shareholders	(138,374)	—	—	—	(138,374)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(6,101,283)	$—	$—	$—	$(6,101,283)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Guarantees of L Bonds (cont.)

Consolidated Statements of Operations (continued)

For the year ended December 31, 2013	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$—	$3,710,737	$—	$(3,710,737)	$—
Gain on life settlements, net	—	—	29,513,642	—	29,513,642
Interest and other income	3,334,331	2,612,420	79,767	(2,475,386)	3,551,132
TOTAL REVENUE	3,334,331	6,323,157	29,593,409	(6,186,123)	33,064,774

EXPENSES
Origination and servicing fees	—	—	3,710,737	(3,710,737)	—
Interest expense	11,800,718	3,684,811	5,277,115	—	20,762,644
Employee compensation and benefits	3,424,383	1,619,465	—	—	5,043,848
Legal and professional fees	1,206,520	514,728	32,961	—	1,754,209
Other expenses	2,004,636	1,463,084	2,532,927	(2,475,386)	3,525,261
TOTAL EXPENSES	18,436,257	7,282,088	11,553,740	(6,186,123)	31,085,962

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(15,101,926)	(958,931)	18,039,669	—	1,978,812

EQUITY IN INCOME OF SUBSIDIARIES	17,080,738	18,088,189	—	(35,168,927)	—

NET INCOME BEFORE INCOME TAXES	1,978,812	17,129,258	18,039,669	(35,168,927)	1,978,812

INCOME TAX EXPENSE	2,173,767	—	—	—	2,173,767
NET INCOME (LOSS)	(194,955)	17,129,258	18,039,669	(35,168,927)	(194,955)
Accretion of preferred stock to liquidation value	(806,624)	—	—	—	(806,624)
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,001,579)	$—	$—	$—	$(1,001,579)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Guarantees of L Bonds (cont.)

Consolidated Statements of Cash Flows

For the year ended December 31, 2014	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,962,909)	$17,733,234	$23,184,700	$(40,917,934)	$(5,962,909)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Equity of subsidiaries	(17,733,234)	(23,184,700)	—	40,917,934	—
Gain on life settlements	—	—	(39,928,003)	—	(39,928,003)
Amortization of deferred financing and issuance costs	2,967,617	479,278	357,900	—	3,804,795
Deferred income taxes	(2,401,619)	—	—	—	(2,401,619)
Preferred stock issued for dividends	774,085	—	—	—	774,085
Convertible, redeemable preferred stock dividends payable	(116,207)	—	—	—	(116,207)
(Increase) decrease in operating assets:
Due from related parties	—	(291)	—	—	(291)
Insurance benefits receivable	—	—	(1,750,000)	—	(1,750,000)
Other assets	(39,118,259)	(33,434,321)	—	70,205,530	(2,347,050)
Increase (decrease) in operating liabilities:
Accounts payable	177,681	136,025	50,000	—	363,706
Interest payable	3,359,926	599,419	679,531	—	4,638,876
Other accrued expenses	430,601	16,367	10,408	—	457,376
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(57,622,318)	(37,654,989)	(17,395,464)	70,205,530	(42,467,241)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	—	—	(12,292,401)	—	(12,292,401)
Proceeds from settlement of life settlements	—	—	4,185,813	—	4,185,813
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	—	(8,106,588)	—	(8,106,588)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	—	—	(6,838,952)	—	(6,838,952)
Payments for redemption of Series I Secured Notes payable	—	(2,268,379)	—	—	(2,268,379)
Proceeds from issuance of debentures	65,713,297	—	—	—	65,713,297
Payments for issuance of debentures	(4,104,876)	—	—	—	(4,104,876)
Payments for redemption of debentures	(14,429,017)	—	—	—	(14,429,017)
Proceeds (payments) from restricted cash	—	1,337,500	199,416	—	1,536,916
Issuance of common stock	8,642,990	—	—	—	8,642,990
Issuance of member capital	—	38,063,942	32,141,588	(70,205,530)	—
Payments for redemption of preferred stock	(456,239)	—	—	—	(465,239)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	55,357,155	37,133,063	25,502,052	(70,205,530)	47,786,740

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,265,163)	(521,926)	—	—	(2,787,089)

CASH AND CASH EQUIVALENTS
BEGINNING OF THE YEAR	32,711,636	738,157	—	—	33,449,793

END OF THE YEAR	$30,446,473	$216,231	$—	$—	$30,662,704

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) Guarantees of L Bonds (cont.)

Consolidated Statements of Cash Flows (continued)

For the year ended December 31, 2013	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(194,955)	$17,129,258	$18,039,669	$(35,168,927)	$(194,955)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Equity of subsidiaries	(17,080,738)	(18,088,189)	—	35,168,927	—
Gain on life settlements	—	—	(39,337,542)	—	(39,337,542)
Amortization of deferred financing and issuance costs	1,908,248	823,004	(260,861)	—	2,470,391
Deferred income taxes	2,173,767	—	—	—	2,173,767
Preferred stock issued for dividends	623,899	—	—	—	623,899
Convertible, redeemable preferred stock dividends payable	255	—	—	—	255
Repurchase of common stock	(3,252,400)				(3,252,400)
(Increase) decrease in operating assets:
Due from related parties	—	8,613	—	—	8,613
Insurance benefits receivable	—	—	2,850,000	—	2,850,000
Other assets	(51,522,808)	(45,077,218)	—	96,033,606	(566,420)
Increase (decrease) in operating liabilities:
Accounts payable	160,130	1,680	208,000	—	369,810
Interest payable	2,399,975	809,540	208,918	—	3,418,433
Other accrued expenses	277,321	(224,990)	(1,690)	—	50,641
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(64,507,306)	(44,618,302)	(18,293,506)	96,033,606	(31,385,508)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	—	—	(34,997,500)	—	(34,997,500)
Proceeds from settlement of life settlements	—	—	4,563,896	—	4,563,896
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	—	(30,433,604)	—	(30,433,604)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from revolving credit facility	—	—	8,000,000	—	8,000,000
Payments for redemption of Series I Secured Notes payable	—	(8,671,624)	—	—	(8,671,624)
Proceeds from issuance of debentures	85,260,976	—	—	—	85,260,976
Payments for issuance of debentures	(4,320,542)	—	—	—	(4,320,542)
Payments for redemption of debentures	(8,143,363)	—	—	—	(8,143,363)
Proceeds (payments) from restricted cash	—	328,700	(4,068,578)	—	(3,739,878)
Issuance of member capital	—	51,237,918	44,795,688	(96,033,606)	—
Payments for redemption of preferred stock	(613,708)	—	—	—	(613,708)
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	72,183,363	42,894,994	48,727,110	(96,033,606)	67,771,861

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,676,057	(1,723,308)	—	—	5,952,749

CASH AND CASH EQUIVALENTS
BEGINNING OF THE YEAR	25,035,579	2,461,465	—	—	27,497,044

END OF THE YEAR	$32,711,636	$738,157	$—	$—	$33,449,793

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(16) Concentration

GWG purchases life insurance policies written by life insurance companies having investment grade ratings by independent rating agencies. As a result there may be certain concentrations of contracts with life insurance companies. The following summarizes the face value of insurance contracts with specific life insurance companies exceeding 10% of the total face value held by the Company.

	As of December 31,
Life insurance company	2014	2013
AXA Equitable	14.55%	16.58%
John Hancock	11.48%	11.34%

The following summarizes the number of insurance contracts held in specific states exceeding 10% of the total face value held by the Company:

	As of December 31,
State of residence	2014	2013
California	28.87%	28.14%
Florida	18.56%	15.59%
New York	*	10.65%

____________

* percentage does not exceed 10% of the total face value.

(17) Subsequent events

Subsequent to December 31, 2014, four policies covering three individuals have matured. The combined insurance benefits of these three policies were $21,125,000. The Company recorded realized gains of $18,194,000 on four policies.

Effective January 9, 2015, GWG launched a $1 billion follow-on to our publicly registered L Bond offering. GWG is offering L Bonds on a continuous basis and there is no minimum amount of L Bonds that must be sold before GWG can use proceeds from the sale of L Bonds. GWG plans to use the net proceeds from the offering of the L Bonds primarily to purchase and finance additional life insurance assets, and to service and retire other outstanding debt obligations. Emerson Equity LLC is serving as the managing broker-dealer for the offering, which is being sold through a network of participating dealers and licensed financial advisors and representatives in minimum increments of $25,000.

Subsequent to December 31, 2014, the Company has issued approximately an additional $19,051,000 in principal amount of L Bonds.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015 (unaudited)	December 31, 2014
ASSETS
Cash and cash equivalents	$36,190,527	$30,662,704
Restricted cash	11,333,617	4,296,053
Policy benefits receivable	19,640,000	1,750,000
Investment in life settlements, at fair value	278,395,047	282,883,010
Other assets	5,753,383	3,478,762
TOTAL ASSETS	$351,312,574	$323,070,529

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Revolving credit facility	$72,161,048	$72,161,048
Series I Secured Notes payable	26,498,511	27,616,578
L Bonds	205,038,330	182,782,884
Interest payable	11,404,195	11,128,519
Accounts payable and accrued expenses	2,886,070	1,718,009
Deferred taxes, net	7,455,806	5,273,555
TOTAL LIABILITIES	325,443,960	300,680,593

STOCKHOLDERS’ EQUITY
CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,765,281 and 2,738,966; liquidation preference of $20,740,000 and $20,542,000, respectively)	20,712,073	20,527,866
COMMON STOCK
Common stock (par value $0.001: shares authorized 210,000,000; shares issued and outstanding is 5,870,193 on both March 31, 2015 and December 31, 2014)	5,870	5,870
Additional paid-in capital	16,290,266	16,257,686
Accumulated deficit	(11,139,595)	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY	25,868,614	22,389,936

TOTAL LIABILITIES & EQUITY	$351,312,574	$323,070,529

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
REVENUE
Gain on life settlements, net	$16,783,409	$5,516,205
Interest and other income	49,296	7,367
TOTAL REVENUE	16,832,705	5,523,572

EXPENSES
Employee compensation and benefits	1,727,917	968,746
Legal and professional fees	578,144	325,298
Interest expense	7,176,534	6,326,548
Other expenses	1,478,848	759,008
TOTAL EXPENSES	10,961,443	8,379,600
INCOME (LOSS) BEFORE INCOME TAXES	5,871,262	(2,856,028)
INCOME TAX EXPENSE (BENEFIT)	2,609,371	(954,858)

NET INCOME (LOSS)	3,261,891	(1,901,170)
Loss attributable to preferred shareholders	(353,155)	(125,714)
INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$3,615,046	$(2,026,884)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.62	$(0.44)
Diluted	0.46	(0.44)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,870,193	4,562,000
Diluted	7,940,645	4,562,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,261,891	$(1,901,170)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Gain on life settlements	1,893,845	(11,358,913)
Amortization of deferred financing and issuance costs	(549,030)	353,657
Deferred income taxes	2,182,251	(954,858)
Convertible, redeemable preferred stock dividends payable	188,812	192,340
Increase in operating assets:
Policy benefits receivable	(17,890,000)	—
Other assets	(131,173)	(251,846)
Increase in operating liabilities:
Accounts payable and other accrued expenses	2,635,687	1,277,826
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(8,407,717)	(12,642,964)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	(2,446,477)	(8,271,203)
Proceeds from settlement of life settlements	3,610,595	—
NET CASH FLOWS USED IN INVESTING ACTIVITIES	1,164,118	(8,271,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for redemption of Series I Secured Notes payable	(1,273,189)	(868,303)
Proceeds from issuance of L Bonds	27,960,297	18,365,657
Payments for issuance and redemption of L Bonds	(6,878,122)	(4,928,888)
Proceeds (payments) from restricted cash	(7,037,564)	2,979,207
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	12,771,422	15,547,673

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,527,823	(5,366,494)

CASH AND CASH EQUIVALENTS
BEGINNING OF YEAR	30,662,704	33,449,793
END OF YEAR	$36,190,527	$28,083,299

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest and preferred dividends paid	$6,102,000	$4,250,000
NON-CASH INVESTING AND FINANCING ACTIVITIES
Series I Secured Notes:
Accrued interest and commissions payable added to principal	$41,000	$65,000
L Bonds:
Accrued interest and commissions payable added to principal	$218,000	119,000
Convertible, Redeemable Preferred Stock:
Accretion of Convertible, Redeemable Preferred Stock to redemption value	$—	$126,000
Conversion of dividends payable	$184,000	$188,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(1) Nature of business and summary of significant accounting policies

Nature of business — GWG Holdings, Inc. (GWG Holdings) and subsidiaries, located in Minneapolis, Minnesota, facilitates the purchase of life insurance policies for its own investment portfolio through its wholly owned subsidiary, GWG Life, LLC (GWG Life), and GWG Life’s own subsidiaries, GWG Trust (Trust), GWG DLP Funding II, LLC (DLP II) and its wholly owned subsidiary, GWG DLP Master Trust II (the Trust II), and GWG DLP Funding III, LLC (DLP III). All of these entities are legally organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in this report to “we”, “us”, “our”, “our Company”, “GWG”, or the “Company” refer to these entities collectively. References to particular entities, such as “GWG Holdings” or “GWG Life”, are meant to refer only to the particular entity referenced.

Use of estimates — The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these consolidated financial statements relates to (1) the determination of the assumptions used in estimating the fair value of the investment in life insurance policies, and (2) the value of deferred tax assets and liabilities.

Cash and cash equivalents — The Company considers cash in demand deposit accounts and temporary investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with highly rated financial institutions. From time to time, the Company’s balances in its bank accounts exceed Federal Deposit Insurance Corporation limits. The Company periodically evaluates the risk of exceeding insured levels and may transfer funds as it deems appropriate. The Company has not experienced any losses with regards to balances in excess of insured limits or as a result of other concentrations of credit risk.

Life settlements — ASC 325-30, Investments in Insurance Contracts, allows a reporting entity the election to account for its investments in life settlements using either the investment method or the fair value method. The election shall be made on an instrument-by-instrument basis and is irrevocable. Under the investment method, an investor shall recognize the initial investment at the purchase price plus all initial direct costs. Continuing costs (policy premiums and direct external costs, if any) to keep the policy in force shall be capitalized. Under the fair value method, an investor shall recognize the initial investment at the purchase price. In subsequent periods, the investor shall re-measure the investment at fair value in its entirety at each reporting period and shall recognize the change in fair value in current period income net of premiums paid. The Company uses the fair value method to account for all life settlements.

The Company recognizes realized gains (revenue) from life settlement contracts upon one of the two following events:

1)       Receipt of death notice or verified obituary of insured; or

2)       Sale of policy and filing of change of ownership forms and receipt of payment

The Company recognizes the difference between the death benefits and carrying values of the policy when an insured event has occurred and the Company determines that settlement and ultimate collection of the death benefits is realizable and reasonably assured. Revenue from a transaction must meet both criteria in order to be recognized. In an event of a sale of a policy, the Company recognizes gain or loss as the difference between the sale price and the carrying value of the policy on the date of the receipt of payment on such sale.

Deposits and initial direct costs advanced on unsettled policy acquisitions are recorded as other assets until policy ownership has been transferred to the Company. Such deposits and direct cost advances were $1,459,000 and $27,000 at March 31, 2015 and December 31, 2014, respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(1) Nature of business and summary of significant accounting policies (cont.)

Deferred financing and issuance costs — Costs incurred to obtain financing under the revolving credit facility, as described in note 5, have been capitalized and are amortized using the straight-line method over the term of the revolving credit facility. Amortization of deferred financing costs was $0 and $89,000 for the three months ended March 31, 2015 and 2014, respectively. As of December 31, 2014 those costs have been fully amortized. The Series I Secured Notes payable, as described in note 6, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The L Bonds, as described in note 7, are reported net of issuance costs, sales commissions and other direct expenses, which are amortized using the interest method over the term of each respective borrowing. The Series A Preferred Stock, as described in note 8, is reported net of issuance costs, sales commissions, including the fair value of warrants issued, and other direct expenses, which are amortized using the interest method as interest expense over the three-year redemption period.

Earnings (loss) per share — Basic per share earnings (loss) attributable to non-redeemable interests is calculated using the weighted-average number of shares outstanding during the period. Diluted earnings per share is calculated based on the potential dilutive impact, if any, of the Company’s convertible, redeemable preferred stock, and outstanding warrants, and stock options.

Subsequent events — Subsequent events are events or transactions that occur after the balance sheet date but before consolidated financial statements are issued. The Company recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Company’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the consolidated financial statements are available to be issued. The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements are filed for potential recognition or disclosure.

Recently adopted pronouncements — Pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company.

(2) Restrictions on cash

The Company is required by its lenders to maintain collection and escrow accounts. These accounts are used to fund the acquisition of insurance policies, pay annual premiums of insurance policies, pay interest and other charges under the revolving credit facility, and collect policy benefits. DZ Bank AG, as agent for Autobahn Funding Company, LLC, the lender for the revolving credit facility described in note 5, authorizes the disbursements from these accounts. At March 31, 2015 and December 31, 2014, there were balances of $11,334,000, and $4,296,000, respectively, maintained in these restricted cash accounts.

(3) Investment in life insurance policies

The life insurance policies (Level 3 fair value measurements) are valued based on unobservable inputs that are significant to the overall fair value measurement. Changes in the fair value of these instruments are recorded in gain or loss on life insurance policies in the consolidated statements of operations (net of the cash premiums paid on the policies). The fair value is determined on a discounted cash flow basis that incorporates life expectancy assumptions. Life expectancy reports have been obtained from widely accepted life expectancy providers. The discount rate incorporates current information about market interest rates, the credit exposure to the insurance company that issued the life insurance policy, and our estimate of the risk premium an investor in the policy would require. As a result of management’s analysis, discount rates of 11.38% and 11.43% were applied to the portfolio as of March 31, 2015 and December 31, 2014, respectively.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(3) Investment in life insurance policies (cont.)

A summary of the Company’s life insurance policies accounted for under the fair value method and their estimated maturity dates, based on remaining life expectancy, is as follows:

	As of March 31, 2015			As of December 31, 2014
Years Ending December 31,	Number of Contracts	Estimated Fair Value	Face Value	Number of Contracts	Estimated Fair Value	Face Value
2015	—	$—	$—	3	$5,063,000	$6,000,000
2016	8	11,626,000	14,750,000	7	8,144,000	11,550,000
2017	15	14,104,000	20,357,000	17	21,916,000	35,542,000
2018	28	39,094,000	68,717,000	30	41,994,000	76,206,000
2019	43	46,749,000	101,110,000	45	47,303,000	106,973,000
2020	44	45,825,000	103,674,000	41	43,429,000	102,614,000
2021	39	32,011,000	93,970,000	36	29,789,000	90,921,000
Thereafter	116	88,986,000	352,364,000	112	85,245,000	349,293,000
Totals	293	278,395,000	754,942,000	291	$282,883,000	$779,099,000

The Company recognized insurance benefits of $28,625,000 and $0 during the three months ended March 31, 2015 and 2014, respectively, related to policies with a carrying value of $3,611,000 and $0, respectively. The Company recorded realized gains of $25,014,000 and $0 on such policies.

Reconciliation of gain on life settlements:

Three Months Ended:	March 31, 2015	March 31, 2014
Change in fair value	$(1,894,000)	$11,359,000
Premiums and other annual fees	(6,337,000)	(5,843,000)
Policy maturities	25,014,000	—
Gain on life settlements, net	$16,783,000	$5,516,000

The estimated expected premium payments and servicing fees to maintain the above life insurance policies in force for the next five years, assuming no mortalities, are as follows:

Years Ending December 31,	Premiums	Servicing	Premiums and Servicing Fees
Nine months ending December 31, 2015	$18,635,000	$352,000	$18,987,000
2016	26,899,000	352,000	27,251,000
2017	30,098,000	352,000	30,450,000
2018	32,813,000	352,000	33,165,000
2019	36,454,000	352,000	36,806,000
2020	40,389,000	352,000	40,741,000
	$185,288,000	$2,112,000	$187,400,000

Management anticipates funding the estimated premium payments as noted above with proceeds from the DZ Bank revolving credit facility and through additional debt and equity financing, as well as from cash proceeds from maturities of life insurance policies. The proceeds of these capital sources are also intended to be used for the purchase, financing, and maintenance of additional life insurance policies.

(4) Fair value definition and hierarchy

ASC 820 establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring assets and liabilities at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Assets and liabilities with

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(4) Fair value definition and hierarchy (cont.)

readily available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value. ASC 820 establishes a three-level valuation hierarchy for inputs used in measuring fair value, which hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an arms-length and orderly transaction between market participants at the measurement date. An “orderly transaction” is a non-distressed transaction in which neither the seller nor the buyer is compelled to engage in the transaction.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

•         Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•         Level 2 — Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•         Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of observable inputs can vary by types of assets and liabilities and is affected by a wide variety of factors, including, for example, whether an instrument is established in the marketplace, the liquidity of markets and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for assets and liabilities categorized in Level 3.

Level 3 Valuation Process

The estimated fair value of the Company’s portfolio of life settlements is determined on a quarterly basis by the Company’s portfolio management committee, taking into consideration changes in discount rate assumptions, estimated premium payments and life expectancy estimate assumptions, as well as any changes in economic and other relevant conditions. These inputs are then used to estimate the discounted cash flows using the Model Actuarial Pricing System (MAPS), probabilistic portfolio price model, which estimates the cash flows using various probabilities and scenarios. The valuation process includes a review by senior management as of each valuation date. Management has also engaged a third party expert to independently test the accuracy of the valuations using the inputs provided by management on a quarterly basis.

Life insurance policies represent financial instruments recorded at fair value on a recurring basis. The following table reconciles the beginning and ending fair value of the Company’s Level 3 investments in life insurance policies for the three month periods ending March 31, as follows:

	2015	2014
Beginning balance	$282,883,000	$234,673,000
Purchases	1,016,000	8,472,000
Maturities (cost basis)	(3,610,000)	—
Gross unrealized gains (losses)	(1,894,000)	11,359,000
Ending balance	$278,395,000	$254,504,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(4) Fair value definition and hierarchy (cont.)

The fair value of a portfolio of life insurance policies is based on information available to the Company at the reporting date. Fair value is based upon a discounted cash flow model that incorporates life expectancy estimate assumptions. Life expectancy estimates are obtained from independent, third-party widely accepted life expectancy estimate providers at policy acquisition. The life expectancy values of each insured, as determined at policy acquisition, are rolled down monthly for the passage of time by the MAPS actuarial software the Company uses for ongoing valuation of its portfolio of life insurance policies. The discount rate incorporates current information about discount rate applied by other reporting companies owning portfolios of life insurance policies, discount rates observed in the life insurance secondary market, market interest rates, the credit exposure to the insurance company that issued the life insurance policy and management’s estimate of the risk premium a purchaser would require to receive the future cash flows derived from our portfolio of life insurance policies.

On September 15, 2014, 21st Services announced changes to its mortality tables primarily for insureds age 90 and older, as well as updated adjustment factors designed to better underwrite seniors with multiple impairments. These changes represent small portions of 21st Services’ historical underwritings. We expect medical-actuarial underwriting firms to continue improving and refining their underwriting methodology.

The fair value of life insurance policies is estimated using present value calculations of estimated cash flows based on the data specific to each individual life insurance policy. Estimated future policy premium payments are calculated based on the terms of the policy and the premium payment history. The following summarizes the unobservable inputs utilized in estimating the fair value of the portfolio of life insurance policies:

	As of March 31, 2015	As of December 31, 2014
Weighted average age of insured	82.9	82.8
Weighted average life expectancy, months*	77.8	78.4
Average face amount per policy	$2,577,000	$2,677,000
Discount rate	11.38%	11.43%

____________

* Standard life expectancy as adjusted for insured’s specific circumstances.

These assumptions are, by their nature, inherently uncertain and the effect of changes in estimates may be significant. The techniques used in estimating the present value of estimated cash flows are derived from valuation techniques generally used in the industry and include inputs for the asset that are not based on observable market data. The extent to which the fair value could reasonably vary in the near term has been quantified by evaluating the effect of changes in significant underlying assumptions used to estimate the fair value. If the life expectancy estimates were increased or decreased by four and eight months on each outstanding policy and the discount factors were increased or decreased by 1% and 2%, while all other variables were held constant, the fair value of the investment in life insurance policies would increase or (decrease) by the amounts summarized below:

	Change in life expectancy estimates
	plus 8 months	minus 8 months	plus 4 months	minus 4 months
March 31, 2015	$(37,287,000)	$38,921,000	$(18,864,000)	$19,320,000
December 31, 2014	$(38,864,000)	$40,634,000	$(19,664,000)	$20,130,000

	Change in discount rate
	plus 2%	minus 2%	plus 1%	minus 1%
March 31, 2015	$(23,373,000)	$27,333,000	$(12,131,000)	$13,118,000
December 31, 2014	$(24,085,000)	$28,179,000	$(12,502,000)	$13,522,000

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(4) Fair value definition and hierarchy (cont.)

Other Fair Value Considerations

Carrying value of receivables, prepaid expenses, accounts payable and accrued expenses approximate fair value due to their short-term maturities and low credit risk. The estimated fair value of the Company’s Series I Secured Notes payable and L Bonds is approximately $237,950,000 based on a weighted-average market interest rate of 7.17% based on an income approach, the combined face value of these notes is $235,654,000 as of March 31, 2015. The carrying value of the revolving credit facility reflects interest charged at the commercial paper rate plus an applicable margin. The margin represents our credit risk, and the strength of the portfolio of life insurance policies collateralizing the debt. The overall rate reflects market, and the carrying value of the revolver approximates fair value. All of the financial instruments are Level 3 fair value measurements.

The Company has issued warrants to purchase common stock in connection with the issuance of its convertible, redeemable preferred stock. Warrants were determined by the Company as permanent equity. The fair value measurements associated with the warrants, measured at issuance, represent Level 3 instruments.

As of March 31, 2015:

Month issued	Warrants issued	Fair value per share	Risk free rate	Volatility	Term
December 2011	68,937	$0.22	0.42%	25.25%	5 years
March 2012	38,130	$0.52	0.38%	36.20%	5 years
June 2012	161,840	$1.16	0.41%	47.36%	5 years
July 2012	144,547	$1.16	0.41%	47.36%	5 years
September 2012	2,500	$0.72	0.31%	40.49%	5 years
September 2014	16,000	$1.26	1.85%	17.03%	5 years
	431,954

Volatility is based upon the weekly percentage change in the stock price of selected comparable insurance companies. The percentage change is calculated on the average price of those selected stocks at the weekly close of business for the year preceding the balance sheet date. We compare annual volatility based on this weekly information.

(5) Credit facilities

Revolving credit facility – Autobahn Funding Company LLC

On July 15, 2008, DLP II and United Lending entered into a revolving credit facility pursuant to a Credit and Security Agreement (Agreement) with Autobahn Funding Company LLC (Autobahn), providing the Company with a maximum borrowing amount of $100,000,000. Autobahn is a commercial paper conduit that issues commercial paper to investors in order to provide funding to DLP II. DZ Bank AG Deutsche Zentral-Genossenschaftsbank (DZ Bank) acts as the agent for Autobahn. The original Agreement was to expire on July 15, 2013. On January 29, 2013, GWG Holdings, together with GWG Life and DLP II, entered into an Amended and Restated Credit and Security Agreement with Autobahn, extending the facility expiration date to December 31, 2014. On May 29, 2014, GWG Holdings, together with GWG Life and DLP II, entered into an Amendment No. 1 to Amended and Restated Credit and Security Agreement with Autobahn and DZ Bank (as committed lender and Agent). The amendment was entered into for the purpose of extending the maturity date for borrowings under the Agreement to December 31, 2016. The amount outstanding under this facility as of both March 31, 2015 and December 31, 2014 was $72,161,000.

The Agreement requires DLP II to pay, on a monthly basis, interest at the commercial paper rate plus an applicable margin, as defined in the Agreement. The effective rate was 6.22% at March 31, 2015 and 6.24% at December 31, 2014. The Agreement also requires payment of an unused line fee on the unfunded amount under the revolving credit facility. The weighted-average effective interest rate (excluding the unused line fee) was 6.20% and 6.22% for the three

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(5) Credit facilities (cont.)

months ended March 31, 2015 and 2014, respectively. The note is secured by substantially all of DLP II’s assets, which consist primarily of life insurance policies.

The Agreement has certain financial and non-financial/operational covenants. The Company was in compliance with these covenants at March 31, 2015 and December 31, 2014. The Agreement generally prohibits the Company from:

•         changing its corporate name, offices, and jurisdiction of incorporation

•         changing any deposit accounts or payment instructions to insurers;

•         changing any operating policies and practices such that it would be reasonably likely to adversely affect the collectability of any asset in any material respect;

•         merging or consolidating with, or selling all or substantially all of its assets to, any third party;

•         selling any collateral or creating or permitting to exist any adverse claim upon any collateral;

•         engaging in any other business or activity than that contemplated by the Agreement;

•         incurring or guaranteeing any debt for borrowed money;

•         amending the Company’s certificate of incorporation or bylaws, making any loans or advances to, investments in, or paying any dividends to, any person unless both before and after any such loan, advance, investment or dividend there exists no actual event of default, potential event of default or termination event;

•         removing an independent director on the board of directors except for cause or with the consent of the lender; or

•         making payment on or issuing any Series I Secured Notes or L Bonds, or amending any agreements respecting such notes or debentures, if an event of default, potential event of default or termination event exists or would arise from any such action.

In addition, the Company has agreed to maintain (i) a positive consolidated net income on a non-GAAP basis (as defined and calculated under the Agreement) for each complete fiscal year; (ii) a tangible net worth on a non-GAAP basis (as defined and calculated under the Agreement) of not less than $15 million; and (iii) maintain a borrowing base surplus or cash cushion sufficient to pay 12 months of premiums and facility fees.

Consolidated tangible net worth and net income as of and for the four quarters ended March 31, 2015, as calculated under the agreement, was $98,775,000 and $45,553,000 respectively.

Advances under the Agreement are subject to a borrowing base formula, which limits the availability of advances based on attributes of policies pledged to the facility. Over-concentration of policies by insurance carrier, over-concentration of policies by insurance carriers with ratings below a AA- rating, and the premiums and facility fees reserve are the three primary factors which may limit availability of funds on the facility. Total funds available for additional borrowings under the borrowing base formula criteria at March 31, 2015 and December 31, 2014, were $3,751,000 and $20,585,000 respectively.

On July 15, 2008, GWG Holdings delivered a performance guaranty in favor of Autobahn pursuant to which it guaranteed the obligations of GWG Life, in its capacity as the seller and master servicer, under the Credit and Security Agreement and related documents. In January 2013 and May 2014 in connection with the Amended and Restated Credit and Security Agreement and Amendment No. 1 to Amended and Restated Credit and Security Agreement, GWG Holdings delivered a reaffirmation of its performance guaranty. The obligations of GWG Holdings under the performance guaranty and subsequent reaffirmation do not extend to the principal and interest owed by DLP II as the borrower under the credit facility.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(6) Series I Secured Notes payable

Series I Secured Notes are secured by assets of GWG Life and are subordinate to our revolving credit facility (see note 5). On June 14, 2011, the Company closed the offering to additional investors; however, existing investors may elect to continue advancing amounts outstanding upon maturity subject to the Company’s option to repay such notes. Series I Secured Notes have maturity dates ranging from six months to seven years with fixed interest rates varying from 5.65% to 9.55% depending on the term of the note. Interest is payable monthly, quarterly, annually or at maturity depending on the terms of the note. At March 31, 2015 and December 31, 2014, the weighted-average interest rate of Series I Secured Notes was 8.39% and 8.37%, respectively. The notes are secured by assets of GWG Life. The principal amount outstanding under these Series I Secured Notes was $26,926,000 and $28,047,000 at March 31, 2015 and December 31, 2014, respectively. The difference between the amount outstanding on the Series I Secured Notes and the carrying amount on the consolidated balance sheet is due to netting of unamortized deferred issuance costs. Overall, interest expense includes amortization of deferred financing and issuance costs of $130,000 and $167,000 for the three months ended March 31, 2015 and 2014, respectively. Future expected amortization of deferred financing costs is $427,000 in total over the next six years.

Future contractual maturities of Series I Secured Notes payable and future amortization of their deferred financing costs at March 31, 2015 are as follows:

Years Ending December 31,	Contractual Maturities	Amortization of Deferred Financing Costs
Nine months ending December 31 ,2015	$9,426,000	$51,000
2016	10,060,000	168,000
2017	5,873,000	158,000
2018	802,000	30,000
2019	347,000	8,000
Thereafter	418,000	12,000
	$26,926,000	$427,000

 (7) L Bonds (formerly Renewable Secured Debentures)

The Company registered with the SEC, effective January of 2012, the offer and sale of $250,000,000 of Renewable Secured Debentures (subsequently renamed “L Bonds”). The debentures are secured by assets of GWG Holdings and GWG Life and are subordinate to our revolving credit facility (see note 5). L Bonds have maturity dates ranging from six months to seven years with fixed interest rates varying from 4.25% to 9.50% depending on the term of the note. Interest is payable monthly, annually or at maturity depending on the terms of the debenture. Effective January 9, 2015, The Company launched a $1 billion follow-on to our publicly registered L Bond offering. The Company is offering L Bonds on a continuous basis and there is no minimum amount of L Bonds that must be sold before The Company can use proceeds from the sale of L Bonds. The Company plans to use the net proceeds from the offering of the L Bonds primarily to purchase and finance additional life insurance assets, and to service and retire other outstanding debt obligations. Emerson Equity LLC is serving as the managing broker-dealer for the offering, which is being sold through a network of participating dealers and licensed financial advisors and representatives in minimum increments of $25,000. At March 31, 2015 and December 31, 2014, the weighted-average interest rate of L Bonds was 7.32% and 7.45%, respectively. The amount outstanding under these L Bonds was $208,729,000 and $186,377,000 at March 31, 2015 and December 31, 2014, respectively. The difference between the amount outstanding on the L Bonds and the carrying amount on the consolidated balance sheets is due to netting of unamortized deferred issuance costs and cash receipts for new issuances in process. Amortization of deferred issuance costs was $974,000 and $847,000 for the three months ended March 31, 2015 and 2014, respectively. Future expected amortization of deferred financing costs as of March 31, 2015 is $6,268,000 in total over the next seven years.

The use of proceeds from the issuances of L Bonds is limited to the following: (1) payment of commissions on sales of L Bonds, (2) payment of offering expenses, (3) purchase of life insurance policies, (4) payment of premiums on life

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(7) L Bonds (formerly Renewable Secured Debentures) (cont.)

insurance policies, (5) payment of principal and interest on L Bonds, (6) payment of portfolio operations expenses, and (7) general working capital.

Future contractual maturities of L Bonds and future amortization of their deferred financing costs at March 31, 2015 are as follows:

Years Ending December 31,	Contractual Maturities	Amortization of Deferred Financing Costs
Nine months ending December 31 ,2015	$56,626,000	$611,000
2016	59,311,000	1,487,000
2017	36,939,000	1,434,000
2018	23,355,000	1,130,000
2019	14,342,000	639,000
Thereafter	18,156,000	967,000
	$208,729,000	$6,268,000

The Company entered into an Indenture effective October 19, 2011 with Holdings as obligor, GWG Life as guarantor, and Bank of Utah as trustee for the benefit of the debenture holders. The Indenture has certain financial and non-financial covenants. The Company was in compliance with these covenants at December 31, 2014 and 2013.

(8) Convertible, Redeemable Preferred Stock

The Company offered 3,333,333 shares of convertible redeemable preferred stock (Series A Preferred Stock) for sale to accredited investors in a private placement on July 31, 2011. The offering of Series A Preferred Stock concluded on September 2, 2012 and resulted in 3,278,000 shares being issued for gross consideration of $24,582,000. As of March 31, 2015, 303,000 shares have been issued as a result of the payment of $2,121,000 in dividends in the form of shares of Series A Preferred Stock and 678,000 shares have been converted to 508,000 shares of the Company’s common stock. The Series A Preferred Stock was sold at an offering price of $7.50 per share. Series A Preferred Stock has a preferred yield of 10% per annum, and each share has the right to convert into 0.75 shares of the Company’s common stock. Series A preferred shareholders also received three-year warrants to purchase, at an exercise price per share of $12.50, one share of common stock for every 40 shares of Series A Preferred Stock purchased. The warrants are exercisable immediately. Upon their original issuance, these warrants had a three-year exercise period. Effective August 1, 2014, the Board of Directors authorized the extension of the warrant exercise period for an additional two years. In the Certificate of Designations for the Series A Preferred Stock dated July 31, 2011, the Company agreed to permit preferred shareholders to sell their shares back to the Company for the stated value of $7.50 per share, plus accrued dividends, according to the following schedule:

•         Up to 33% of the holder’s unredeemed shares one year after issuance:

•         Up to 66% of the holder’s unredeemed shares two years after issuance; and

•         Up to 100% of the holder’s unredeemed shares three years after issuance.

The Company’s obligation to redeem its Series A Preferred Stock terminated upon the Company completing a registration of its common stock with the SEC which occurred on September 24, 2014 (See Note 10). As such, the convertible redeemable preferred stock was reclassified from temporary equity to permanent equity. The Company may redeem the Series A preferred shares at a price equal to 110% of their liquidation preference ($7.50 per share) at any time. As of March 31, 2015, the Company had redeemed an aggregate of 145,000 shares of Series A Preferred Stock. The Series A Preferred Stock shares (i) were convertible, at the election of the Company, into common stock of the Company in the event of either a registered offering of the Company’s common stock with the SEC aggregating gross proceeds of at least $5.0 million and at a price equal to or greater than $11.00 per share; (ii) remain convertible

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(8) Convertible, Redeemable Preferred Stock (cont.)

at the option of each holder; and (iii) are required to be converted upon the consent of shareholders holding at least a majority of the then-outstanding Series A Preferred Stock. In connection with the Company’s initial public offering, the Company elected to cause the conversion of 678,000 shares of preferred stock into 508,000 shares of common stock. As of March 31, 2015, the Company had 2,765,000 shares of Series A Preferred Stock outstanding with gross consideration of $20,712,000 (including cash proceeds, conversion of Series I Secured Notes and accrued interest on Series I, and conversion of preferred dividends payable). The Company incurred Series A Preferred Stock issuance costs of $2,838,000, all of which was included as a component of additional paid in capital as of December 31, 2014.

The Company determined that the grant date fair value of the outstanding warrants attached to the Series A Preferred Stock was $428,000 for warrants outstanding as of March 31, 2015. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share upon 30 days written notice to the investors at any time after (i) the Company has completed a registration of its common stock with the SEC and (ii) the volume of weighted-average sale price per share of common stock equals or exceeds $14.00 per share for ten consecutive trading days ending on the third business day prior to proper notice of such redemption.

Total warrants outstanding as of both March 31, 2015 and December 31, 2014, were 431,954 with a weighted-average remaining life of 2.18 and 2.43 years, respectively. As of March 31, 2015, none of these warrants have been exercised.

Dividends on the Series A Preferred Stock may be paid in either cash or additional shares of Series A Preferred Stock at the election of the holder and approval of the Company. The dividends are reported as an expense and included in the caption interest expense in the consolidated statements of operations. The Company declared and accrued dividends of $537,000 and $634,000 for the three months ended March 31, 2015 and 2014, respectively, pursuant to a board resolution declaring the dividend. 26,000 and 27,000 shares of Series A Preferred Stock were issued in lieu of cash dividends in the three months ended March 31, 2015 and 2014, respectively. The shares issued in lieu of cash dividends were issued at $7.00 per share. As of March 31, 2015, GWG Holdings has $518,000 of accrued preferred dividends which were paid or converted to shares of Series A Preferred Stock on April 15, 2015.

(9) Income taxes

The Company has a $427,000 and $0 of current income tax liability as of March 31, 2015 and December 31, 2014. The components of current and deferred income tax expense for the three month ended March 31, 2015 and income tax benefit for the three month ended March 31, 2014, consisted of the following:

Three months ended:	March 31, 2015	March 31, 2014
Income tax provision:
Current:
Federal	$(324,000)	$—
State	(103,000)	—
Total current tax expense	(427,000)	—
Deferred:
Federal	$(1,654,000)	$802,000
State	(528,000)	153,000
Total deferred tax expense	(2,182,000)	955,000
Total income tax expense	$(2,609,000)	$955,000

The primary differences between the Company’s March 31, 2015 effective tax rate and the statutory federal rate are the accrual of nondeductible preferred stock dividend expense of $537,000, state taxes, and other non-deductible expenses. The most significant temporary differences between GAAP net income and taxable net income are the treatment of interest costs with respect to the acquisition of the life insurance policies and revenue recognition with respect to the mark-to-market of life insurance portfolio.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(10) Common Stock

On September 24, 2014, GWG consummated an initial public offering of its common stock which resulted in the sale of 800,000 shares of common stock at $12.50 per share. The sale resulted in net proceeds of approximately $8.6 million after the deduction of underwriting commissions, discounts and expense reimbursements. In connection with this offering, the Company listed its common stock on The NASDAQ Capital Market under the ticker symbol “GWGH” effective September 25, 2014. The Company used the net proceeds from the offering to promote and advertise the opportunities for consumers owning life insurance and investors to profit from participating in the secondary market for life insurance policies, purchase additional life insurance policies in the secondary market, pay premiums on the Company’s life insurance policy assets, fund its portfolio operations, and for working capital purposes.

Stock split — On June 24, 2014, the Company’s Board of Directors and majority stockholders approved a joint resolution to effect an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the issued and outstanding common stock on a 2-for-1 basis. The effective date of the amendment and reverse stock split was June 24, 2014. In lieu of fractional shares, stockholders received cash payments in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the price of the common stock, as determined by the Board of Directors of the Company, but adjusted so as to give effect to the reverse stock split. The par value of the common stock remained at $0.001 per share.

(11) Stock Incentive Plan

The Company adopted the GWG Holdings, Inc. 2013 Stock Incentive Plan on March 27, 2013. The plan was subsequently revised on March 4, 2015. The plan is administered by Compensation Committee of the Board of Directors of the Company. The Company’s Chief Executive Officer may, on a discretionary basis and without committee review or approval, grant incentives to new employees of the Company who are not officers of the Company. Incentives under the plan may be granted in one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Eligible participants include officers and employees of the company, members of the Board of Directors, and consultants or other independent contractors. 2,000,000 shares are issuable under the plan. No person shall receive grants of stock options and SARs under the plan that exceed, in the aggregate 400,000 shares of common stock in any one year. The term of each stock option shall be determined by the committee but shall not exceed ten years. Vested stock options may be exercised in whole or part by the holder giving notice to the Company. The holder of the option may provide payment for the exercise price or surrender shares equal to the exercise price.

The Company issued stock options for 755,101 shares of common stock to employees, officers, and directors of the Company through December 31, 2014. Options for 363,957 shares have vested, and the remaining options will vest over three years. The options were issued with an exercise price between $8.20 and $9.01 for those owning more than 10% of the Company’s stock and between $7.46 and $10.25 for others, which is equal to the estimated market price of the shares on the date of grant valued using Black-Scholes binomial option pricing model. The expected volatility used in the Black-Scholes model valuation of options issued during the year was 17.03% annualized. The annual volatility rate is based on the standard deviation of the average continuously compounded rate of return of five selected comparable companies over the previous 52 weeks. Forfeiture rate of 15% is based on historical Company information and expected future trend. As of March 31, 2015, stock options for 72,583 shares were forfeited and stock options for 4,167 shares were exercised.

In September 2014, we entered into a stock option agreement (the Agreement) with a new management employee (the Employee) granting the Employee the right to purchase up to 318,000 of the Company’s common stock at an exercise price of $12.50. The grant of such rights to purchase the Company’s common stock was treated as an inducement grant and was issued outside the GWG Holdings Inc. 2013 Stock Incentive Plan. The Agreement specifies that, among other things, options to purchase 159,000 shares of the Company’s common stock will vest with the Employee ratably on the first, second and third anniversary of the date of the Agreement. The remaining 159,000 options will vest quarterly using a formula based upon the closing price of the Company’s common stock on the last business day of such quarter. The maximum number of these remaining options that will vest with the Employee is 53,000 in each successive one-year period beginning on the date of the Agreement.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(11) Stock Incentive Plan(cont.)

Outstanding stock options:

	Vested	Un-vested	Total
Balance as of December 31, 2014	314,288	685,813	1,000,101
Granted during the quarter	43,500	42,750	86,250
Vested during the quarter	10,002	(10,002)	—
Exercised during the quarter	(3,833)	—	(3,833)
Forfeited during the quarter	—	(9,417)	(9,417)
Balance as of March 31, 2015	363,957	709,144	1,073,101

Compensation expense related to un-vested options not yet recognized is $608,000. We expect to recognize this compensation expense over the next three years ($217,000 in 2015, $217,000 in 2016, $166,000 in 2017, and 8,000 in 2018). The Company issues new common stock for options exercised.

(12) Net income per common share

The Company began issuing Series A Preferred Stock on September 1, 2011, as described in note 8. The Series A Preferred Stock is dilutive to the net loss per common share calculation at March 31, 2015 and anti-dilutive at March 31, 2014. The Company has also issued warrants to purchase common stock in conjunction with the sale of convertible preferred stock, discussed in note 8. The warrants and vested stock options are anti-dilutive at March 31, 2015 and March 31, 2014 and have not been included in the fully diluted net loss per common share calculation.

(13) Commitments

The Company entered into an office lease with U.S. Bank National Association as the landlord. The lease was effective April 22, 2012 with a term through August 31, 2015. The lease is for 11,695 square feet of office space located at 220 South Sixth Street, Minneapolis, Minnesota. The Company is obligated to pay base rent plus common area maintenance and a share of the building operating costs. Rent expenses under this agreement were $67,000 and $52,000 during the three month ended March 31, 2015 and 2014, respectively. The minimum lease payments for 2015 under the lease agreement are $70,000.

(14) Contingencies

Litigation — In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Opportunity Finance, LLC, owned by Jon Sabes and Steven Sabes (Company directors and officers), is subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments that may have been deemed preference payments. In addition, Jon Sabes and Steven Sabes are subject to litigation clawback claims by the bankruptcy trustee for third-party matters for payments received from Opportunity Finance that may have been deemed preference payments. If the parties are unsuccessful in defending against these claims, their equity ownership in the Company may be sold or transferred to other parties to satisfy such claims. In addition, the Company loaned $1,000,000 to Opportunity Finance, LLC, and was repaid in full plus interest of $177,000. This investment amount may also be subject to clawback claims by the bankruptcy court.

(15) Guarantees of secured debt

GWG Holdings has registered with the SEC the offer and sale $250,000,000 of L Bonds, and effective January 9, 2015, launched a $1 billion follow-on to its publicly registered L Bond offering as described in note 7. The L Bonds are secured by the assets of Holdings as described in note 7 and a pledge of all the common stock held by the largest individual shareholders. Obligations under the L Bonds are guaranteed by GWG Life. This guarantee involves the

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(15) Guarantees of secured debt (cont.)

grant of a security interest in all the assets of GWG Life. The payment of principal and interest on the L Bonds is fully and unconditional guaranteed by GWG Life. Substantially all of the Company’s life insurance policies are held by DLP II, DLP III and the Trust. The policies held by DLP II are not collateral for the L Bond obligations as such policies serve as collateral for the credit facility.

The consolidating financial statements are presented in lieu of separate financial statements and other related disclosures of the subsidiary guarantors and issuer because management does not believe that separate financial statements and related disclosures would be material to investors. There are currently no significant restrictions on the ability of Holdings or GWG Life, the guarantor subsidiary, to obtain funds from its subsidiaries by dividend or loan, except as follows. DLP II is a borrower under a credit agreement with Autobahn, with DZ Bank AG as agent, as described in note 5. The significant majority of insurance policies owned by the Company are subject to a collateral arrangement with DZ Bank AG described in notes 2 and 5. Under this arrangement, collection and escrow accounts are used to fund premiums of the insurance policies and to pay interest and other charges under the revolving credit facility. DZ Bank AG and Autobahn must authorize all disbursements from these accounts, including any distributions to GWG Life. Distributions are limited to an amount that would result in the borrowers (DLP II, GWG Life and Holdings) realizing an annualized rate of return on the equity funded amount for such assets of not more than 18%, as determined by DZ Bank AG. After such amount is reached, the credit agreement requires that excess funds be used for repayments of borrowings before any additional distributions may be made.

The following represents consolidating financial information as of March 31, 2015 and December 31, 2014, with respect to the financial position, and for the three months ended March 31, 2015 and 2014 with respect to results of operations and cash flows of Holdings and its subsidiaries. The parent column presents the financial information of Holdings, the primary obligor of the L Bonds. The guarantor subsidiary column presents the financial information of GWG Life, the guarantor subsidiary of the L Bonds, presenting its investment in DLP II, DLP III and Trust under the equity method. The non-guarantor subsidiaries column presents the financial information of all non-guarantor subsidiaries including DLP II, DLP III and Trust.

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(15) Guarantees of secured debt (cont.)

Condensed Consolidating Balance Sheets

March 31, 2015	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$34,762,097	$1,278,378	$150,052	$—	$36,190,527
Restricted cash	—	1,862,500	9,471,117	—	11,333,617
Policy benefits receivable	—	—	19,640,000	—	19,640,000
Investment in life settlements, at fair value	—	—	278,395,047	—	278,395,047
Other assets	1,814,859	1,756,731	2,181,793	—	5,753,383
Investment in subsidiaries	210,207,072	236,319,121	—	(446,526,193)	—

TOTAL ASSETS	$246,784,028	$241,216,730	$309,838,009	$(446,526,193)	$351,312,574

LIABILITIES & STOCKHOLDERS’EQUITY

LIABILITIES
Revolving credit facility	$—	$—	$72,161,048	$—	$72,161,048
Series I Secured Notes payable	—	26,498,511	—	—	26,498,511
L Bonds	205,038,330	—	—	—	205,038,330
Interest payable	7,242,071	3,559,004	603,120	—	11,404,195
Accounts payable and other accrued expenses	1,179,207	1,102,196	604,667	—	2,886,070
Deferred taxes	7,455,806	—	—	—	7,455,806
TOTAL LIABILITIES	220,915,414	31,159,711	73,368,835	—	325,443,960

STOCKHOLDERS’ EQUITY
Member capital	—	210,057,019	236,469,174	(446,526,193)	—
Convertible preferred stock	20,712,073				20,712,073
Common stock	5,870	—	—	—	5,870
Additional paid-in capital	16,290,266	—	—	—	16,290,266
Accumulated deficit	(11,139,595)	—	—	—	(11,139,595)
TOTAL STOCKHOLDERS’ EQUITY	25,868,614	210,057,019	236,496,174	(446,526,193)	25,868,614

TOTAL LIABILITIES AND EQUITY	$246,784,028	$241,216,730	$309,838,009	$(446,526,193)	$351,312,574

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(15) Guarantees of secured debt (cont.)

Condensed Consolidating Balance Sheets (continued)

December 31, 2014	Parent	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Cash and cash equivalents	$30,446,473	$216,231	$—	$—	$30,662,704
Restricted cash	—	82,500	4,213,553	—	4,296,053
Investment in life settlements, at fair value	—	—	282,883,010	—	282,883,010
Other assets	1,673,728	1,777,534	1,777,500	—	5,228,762
Investment in subsidiaries	185,636,417	215,124,779	—	(400,761,196)	—

TOTAL ASSETS	$217,756,618	$217,201,044	$288,874,063	$(400,761,196)	$323,070,529

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Revolving credit facility	$—	$—	$72,161,048	$—	$72,161,048
Series I Secured Notes payable	—	27,616,578	—	—	27,616,578
L Bonds	182,782,884	—	—	—	182,782,884
Accounts payable	410,895	242,680	550,000	—	1,203,575
Interest payable	6,598,250	3,513,615	1,016,654	—	11,128,519
Other accrued expenses	301,098	191,753	21,583	—	514,434
Deferred taxes	5,273,555	—	—	—	5,273,555
TOTAL LIABILITIES	195,366,682	31,564,626	73,749,285	—	300,680,593

STOCKHOLDERS’ EQUITY
Member capital	—	185,636,418	215,124,778	(400,761,196)	—
Convertible preferred stock	20,527,866	—	—	—	20,527,866
Common stock	5,870	—	—	—	5,870
Additional paid-in capital	16,257,686	—	—	—	16,257,686
Accumulated deficit	(14,401,486)	—	—	—	(14,401,486)
TOTAL STOCKHOLDERS’ EQUITY	22,389,936	185,636,418	215,124,778	(400,761,196)	22,389,936

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$217,756,618	$217,201,044	$288,874,063	$(400,761,196)	$323,070,529

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(15) Guarantees of secured debt (cont.)

Condensed Consolidating Statements of Operations

For the three months ended March 31, 2015	Parent	Guarantor Subsidiary	Non- Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$—	$357,486	$—	$(357,486)	$—
Gain on life settlements, net	—	—	16,783,409	—	16,783,409
Interest and other income	7,543	6,450	35,303	—	49,296

TOTAL REVENUE	7,453	363,936	16,818,712	(357,486)	16,832,705

EXPENSES
Origination and servicing fees	—	—	357,486	(357,486)	—
Employee compensation and benefits	1,305,801	422,116	—	—	1,727,917
Legal and professional fees	477,351	100,793	—	—	578,144
Interest expense	5,249,962	774,086	1,152,486	—	7,176,534
Other expenses	951,362	514,902	12,584	—	1,478,848

TOTAL EXPENSES	7,984,476	1,811,897	1,522,556	(357,486)	10,961,443

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(7,976,933)	(1,447,961)	15,296,156	—	5,871,262

EQUITY IN INCOME OF SUBSIDIARY	13,848,195	15,296,105	—	(29,144,300)	—

NET INCOME BEFORE INCOME TAXES	5,871,262	13,848,144	15,296,156	(29,144,300)	5,871,262

INCOME TAX EXPENSE	2,609,371	—	—	—	2,609,371
NET INCOME	$3,261,891	$13,848,144	$15,296,156	$(29,144,300)	$3,261,891

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(15) Guarantees of secured debt (cont.)

Condensed Consolidating Statements of Operations (continued)

For the three months ended March 31, 2014	Parent	Guarantor Subsidiary	Non-Guarantor Subsidiaries	Eliminations	Consolidated
REVENUE
Contract servicing fees	$—	$966,056	$—	$(966,056)	$—
Gain on life settlements, net	—	—	5,516,205	—	5,516,205
Interest and other income	6,929	169,615	44	(169,221)	7,367

TOTAL REVENUE	6,929	1,135,671	5,516,249	(1,135,277)	5,523,572

EXPENSES
Origination and servicing fees	—	—	966,056	(966,056)	—
Employee compensation and benefits	590,584	378,162	—	—	968,746
Legal and professional fees	266,159	59,139	—	—	325,298
Interest expense	4,216,528	778,567	1,331,453	—	6,326,548
Other expenses	421,243	325,255	181,731	(169,221)	759,008

TOTAL EXPENSES	5,494,514	1,541,123	2,479,240	(1,135,277)	8,379,600

INCOME (LOSS) BEFORE EQUITY IN INCOME OF SUBSIDIARIES	(5,487,585)	(405,452)	3,037,009	—	(2,856,028)

EQUITY IN INCOME OF SUBSIDIARY	2,631,557	3,037,009	—	(5,668,566)	—

NET INCOME (LOSS) BEFORE INCOME TAXES	(2,856,028)	2,631,557	3,037,009	(5,668,566)	(2,856,028)

INCOME TAX BENEFIT	(954,858)	—	—	—	(954,858)
NET INCOME (LOSS)	$(1,901,170)	$2,631,557	$3,037,009	$(5,668,566)	$(1,901,170)

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(15) Guarantees of secured debt (cont.)

Condensed Consolidating Statements of Cash Flows

For the three months ended March 31, 2015	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,261,891	$13,848,144	$15,296,156	$(29,144,300)	$3,261,891
Adjustments to reconcile net loss to cash:
(Equity) loss of subsidiaries	(13,848,196)	(15,296,104)	—	29,144,300	—
Gain on life settlements	—	—	1,893,845	—	1,893,845
Amortization of deferred financing and issuance costs	43,475	130,188	(722,693)	—	(549,030)
Deferred income taxes	2,182,251	—	—	—	2,182,251
Preferred stock issued for dividends	188,812	—	—	—	188,812
Increase in operating assets:
Policy benefits receivable	—	—	17,890,000	—	17,890,000
Other assets	(10,874,436)	(5,877,435)	—	16,620,698	(131,173)
Increase in operating liabilities:
Accounts payable and other accrued expenses	2,279,652	738,084	382,049	—	2,635,687
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(16,766,551)	(6,457,123)	(1,804,741)	16,620,698	(8,407,717)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	—	—	(2,446,477)	—	(2,446,477)
Proceeds from settlement of life settlements	—	—	3,610,595	—	3,610,595
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	—	1,164,118	—	1,164,118

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for redemption of Series I Secured Notes payable	—	(1,273,189)	—	—	(1,273,189)
Proceeds from issuance of L Bonds	27,960,297	—	—	—	27,960,297
Payments from issuance of L Bonds	(1,340,583)	—	—	—	(1,340,583)
Payments from redemption of L Bonds	(5,537,539)	—	—	—	(5,537,539)
Proceeds from restricted cash	—	(1,780,000)	(5,257,564)	—	(7,073,564)
Issuance of member capital	—	10,572,459	6,048,239	(16,620,698)	—
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	21,082,175	7,519,270	790,675	(16,620,698)	12,771,422

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,315,624	1,062,147	150,052	—	5,527,823

CASH AND CASH EQUIVALENTS
BEGINNING OF THE YEAR	30,446,473	216,231	—	—	30,662,704

END OF THE YEAR	$34,762,097	$1,278,378	$150,052	$—	$36,190,527

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(15) Guarantees of secured debt (cont.)

Consolidating Statements of Cash Flows (continued)

For the three months ended March 31, 2014	Parent	Guarantor Sub	Non-Guarantor Sub	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,901,170)	$2,631,557	$3,037,009	$(5,668,566)	$(1,901,170)
Adjustments to reconcile net loss to cash:
(Equity) loss of subsidiaries	(2,631,557)	(3,037,009)	—	5,668,566	—
Gain on life settlements	—	—	(11,358,913)	—	(11,358,913)
Amortization of deferred financing and issuance costs	847,236	166,946	(660,525)	—	353,657
Deferred income taxes	(954,858)	—	—	—	(954,858)
Preferred stock issued for dividends	192,340	—	—	—	192,340
Increase in operating assets:
Other assets	(15,947,713)	(15,248,357)	—	30,944,224	(251,846)
Increase in operating liabilities:
Accounts payable and other accrued expenses	713,785	229,443	334,598	—	1,277,826
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(19,681,937)	(15,257,420)	(8,647,831)	30,944,224	(12,642,964)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in life settlements	—	—	(8,271,203)	—	(8,271,203)
NET CASH FLOWS USED IN INVESTING ACTIVITIES	—	—	(8,271,203)	—	(8,271,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for redemption of Series I Secured Notes payable	—	(868,303)	—	—	(868,303)
Proceeds from issuance of debentures	18,365,657	—	—	—	18,365,657
Payments from issuance of debentures	(1,057,763)	—	—	—	(1,057,763)
Payments from redemption of debentures	(3,871,125)	—	—	—	(3,871,125)
Proceeds from restricted cash	—	1,070,000	1,909,207	—	2,979,207
Issuance of member capital	—	15,934,397	15,009,827	(30,944,224)	—
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	13,436,769	16,136,094	16,919,034	(30,944,224)	15,547,673

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,245,168)	878,674	—	—	(5,366,494)

CASH AND CASH EQUIVALENTS
BEGINNING OF THE YEAR	32,711,636	738,157	—	—	33,449,793

END OF THE YEAR	$26,466,468	$1,616,831	$—	$—	$28,083,299

GWG HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

(16) Concentrations

GWG purchases life insurance policies written by life insurance companies having investment grade ratings by independent rating agencies. As a result there may be certain concentrations of contracts with life insurance companies. The following summarizes the face value of insurance contracts with specific life insurance companies exceeding 10% of the total face value held by the Company.

	March 31, 2015	December 31, 2014
Life insurance company	%	%
AXA Equitable	15.02	14.55
John Hancock	12.03	11.48
Transamerica	10.32	*

____________

* percentage does not exceed 10% of the total face value.

The following summarizes the number of insurance contracts held in specific states exceeding 10% of the total face value held by the Company:

	March 31, 2015	December 31, 2014
State of residence	%	%
California	28.33	28.87
Florida	18.77	18.56
New York	9.56	*

____________

* percentage does not exceed 10% of the total face value.

(17) Subsequent events

Subsequent to March 31, 2015, one policy has matured. The insurance benefits of this policy were $750,000 and the carrying value of the policy was 132,000. The Company recorded realized gains of $618,000 on this policy.

Subsequent to March 31, 2015, the Company has issued approximately an additional $9.6 million in principal amount of L Bonds.

Amended and Restated Credit Facility

Effective May 11, 2015, GWG Holdings, together with certain of its subsidiaries, entered into an Second Amended and Restated Credit and Security Agreement with Autobahn Funding Company LLC, as the conduit lender, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as the committed lender and as the agent on behalf of secured parties under such agreement. The Second Amended and Restated Credit and Security Agreement extends the maturity date of borrowings made by the Company’s subsidiaries, GWG DLP Funding II, LLC and GWG DLP Funding III, LLC, to June 30, 2018. Advances under the credit facility made after May 11, 2015 will bear interest at the commercial paper rate of the lender at the time of the advance, or at the lender’s cost of borrowing plus 4.25 percent, which is 1.75 percent less than under the previous Credit and Security Agreement executed on January 25, 2013. In addition to the extended term and decreased interest rate and borrowing cost, the Second Amended and Restated Credit and Security Agreement also removes the requirement that the Company maintain a reserve for certain projected expenditures (including anticipated premium payments required to service its life insurance portfolio), thereby allowing for the Company’s full use of the credit facility up to its limit of $105,000,000.

In connection with the Second Amended and Restated Credit and Security Agreement, GWG Holdings and its subsidiaries entered into certain other agreements and amendments and restatements of earlier agreements entered into in connection with the original and renewal Credit and Security Agreements. Included among these other agreements was an Amended and Restated Performance Guaranty affirming the performance guaranty that GWG Holdings earlier provided in connection with the original and first amended and related Credit and Security Agreements to DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent.

$20,000,000 of L Bonds
7.50%
Three-Year Maturity

GWG HOLDINGS, INC.

______________________________________________________________________________

PROSPECTUS

______________________________________________________________________________

Halen Capital Management, Inc.               Axiom Capital Management, Inc.

, 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are expenses (other than the underwriting commissions and expense allowance) we expect to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates:

Securities and Exchange Commission registration fee	$2,324
Accounting fees and expenses	$50,000
Legal fees and expenses	$125,000
Blue sky fees and expenses	$0
Printing expenses	$100,000
Trustee fees and expenses	$25,000
Miscellaneous	$98,000
Total	$400,324

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. (the “Company”) in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In 2011, the Company’s wholly owned subsidiary, GWG Life, LLC (“GWG Life”), sold $13,537,876 in principal amount of Series I Secured notes for cash. In addition, $61,782 in principal amount of such notes were sold in consideration of reinvested interest payable on account of issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the notes and received customary sales commissions aggregating $387,048.

In 2011, the Company sold a total of 1,858,891 shares of Series A Preferred Stock for aggregate cash consideration of $13,941,683. In addition, 2,387 preferred shares were issued as in-kind dividends payable on account of the preferred stock. In connection with the sales of preferred stock, the Company issued three-year warrants for the purchase of up to 137,874 shares of common stock at the per-share price of $6.25. The preferred stock and warrants were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the preferred stock and received customary sales commissions aggregating $1,447,127.

In 2012, the Company’s wholly owned subsidiary, GWG Life, sold $50,000 in principal amount of Series I Secured notes for cash. In addition, $141,052 in principal amount of such notes were sold in consideration of reinvested interest payable on account of earlier issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2012, the Company sold a total of 855,240 shares of Series A Preferred Stock for aggregate cash consideration of $6,414,300. In addition, 563,467 preferred shares were sold in consideration of converted principal and interest owing under Series I Secured notes, and 82,323 preferred shares were issued as in-kind dividends payable on account of the preferred stock. In connection with the sales of preferred stock, the Company issued three-year warrants for the purchase of up to 694,034 shares of common stock at the per-share price of $6.25. The preferred stock and warrants were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the preferred stock and received customary sales commissions aggregating $1,051,000.

In 2013, the Company’s wholly owned subsidiary, GWG Life, sold $196,484 in principal amount of Series I Secured notes in consideration of reinvested interest payable on account of earlier issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the notes.

In 2013, the Company issued 82,606 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was issued sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit Number	Description
1.1	Form of Underwriting Agreement with Halen Capital Management, Inc. (filed herewith)
3.1	Certificate of Incorporation(1)
3.2	Certificate of Amendment of Certificate of Incorporation, dated July 29, 2011(2)
3.3	Certificate of Designations for Series A Convertible Preferred Stock(2)
3.4	Bylaws (as amended and restated through November 14, 2014)(17)
3.5	Certificate of Amendment of Certificate of Incorporation, dated June 24, 2014(13)
4.1	Indenture with Bank of Utah, dated October 19, 2011(3)
4.2	Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life Settlements, LLC, Jon R. Sabes, Steven F. Sabes, and Bank of Utah, dated October 19, 2011(3)
4.3	Intercreditor Agreement by and among Bank of Utah and Lord Securities Corporation, dated October 19, 2011(3)
4.4	Amendment No. 1 to Indenture with Bank of Utah, dated December 15, 2011(6)
4.5	Amendment No. 1 to Pledge and Security Agreement, dated December 15, 2011(6)
4.6	Amendment No. 2 to Indenture with Bank of Utah, dated January 9, 2015(14)
4.7	Form of L Bond Global Certificate (filed herewith)
4.8	Form of Subscription Agreement for L Bonds(17)
4.9	Form of Amendment No. 2 to Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life, LLC, Jon R. Sabes, Steven F. Sabes, and Bank of Utah(16)
4.10	Form of Amendment No. 1 to Intercreditor Agreement by and between Bank of Utah and Lord Securities Corporation(16)
4.11	Form of Amendment No. 3 to Indenture (filed herewith)
4.12	Form of Amendment No. 2 to Intercreditor Agreement (filed herewith)
4.13	Form of Amendment No. 3 to Pledge and Security Agreement (filed herewith)
5.1	Opinion of Maslon LLP(19)
10.1

Second Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche
Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender), dated effective May 11, 2015(18)*

10.2

Amended and Restated Performance Guaranty of GWG Holdings, LLC dated May 11, 2015, delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender)(18)

10.3

General Reaffirmation and Modification Agreement dated effective January 29, 2013 delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender)(7)**

10.4	Third Amended and Restated Note Issuance and Security Agreement dated November 1, 2011, with Lord Securities Corporation (as trustee), GWG LifeNotes Trust (as secured party), and noteholders(11)
10.5

Pledge Agreement dated November 15, 2010, by and among Jon R. Sabes, Steven F. Sabes, Opportunity Finance, LLC, SFS Trust 1976, SFS Trust 1992 Esther, SFS Trust 1982, Mokeson, LLC (collectively as pledgors), and Lord Securities Corporation (as trustee and pledgee)(2)

10.6	Amended and Restated Investment Agreement with Insurance Strategies Fund, LLC, dated as of September 3, 2009(2)
10.7	Addendum No. 1 to Sub-Sublease Agreement effective as of July 14, 2008 by Opportunity Finance, LLC and GWG Life, LLC(5)
10.8	Employment Agreement with Jon R. Sabes, dated June 14, 2011(4)
10.9	Employment Agreement with Steven F. Sabes, dated June 14, 2011(4)
10.10	Employment Agreement with Paul A. Siegert, dated June 14, 2011(4)
10.11	Purchase and Sale Agreement with Athena Securities Group Ltd. and Athena Structured Funds PLC, dated July 11, 2011(2)
10.12	Shareholders’ Agreement with respect to Athena Structured Funds PLC, dated July 11, 2011(2)(10)
10.13	Amendment to Third Amended and Restated Note Issuance and Security Agreement, dated as of November 18, 2013, with Lord Securities Corporation (as trustee for the GWG LifeNotes Trust)(11)

Exhibit Number	Description
10.14	Purchase and Sale Agreement among GWG Holdings, Inc., Athena Securities Group Limited and GWG Securities International Public Limited Company, dated June 28, 2013(9)
10.15	2013 Stock Incentive Plan dated March 27, 2013(8)
10.16	Form of Stock Option Agreement used under 2013 Stock Incentive Plan (revised June 2014)(12)
10.17	Employment Agreement with William Acheson, dated May 30, 2014(12)
10.18	Amendment No. 1 to Second Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank and Autobahn Funding Company LLC, dated May 11, 2015(19)
10.19	Employment Agreement with Michael D. Freedman, dated September 22, 2014(15)
10.20	Stock Option Agreement with Michael D. Freedman, dated September 22, 2014(15)
21	List of Subsidiaries(8)
23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)
23.2	Consent of Maslon LLP (contained within Exhibit 5.1 above)
25	Statement of Eligibility of Trustee (filed herewith)

____________

(1)      Incorporated by reference to Form S-1 Registration Statement filed on June 14, 2011 (File No. 333-174887).

(2)      Incorporated by reference to Form S-1/A Registration Statement filed on August 23, 2011 (File No. 333-174887).

(3)      Incorporated by reference to Form S-1/A Registration Statement filed on October 20, 2011 (File No. 333-174887).

(4)      Incorporated by reference to Form S-1/A Registration Statement filed on September 20, 2011 (File No. 333-174887).

(5)      Incorporated by reference to Form S-1/A Registration Statement filed on July 26, 2011 (File No. 333-174887).

(6)      Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1/A filed on April 30, 2012 (File No. 333-174887).

(7)      Incorporated by reference to Current Report on Form 8-K filed on February 1, 2013.

(8)      Incorporated by reference to Annual Report on Form 10-K for the period ended December 31, 2013, filed on March 20, 2014.

(9)      Incorporated by reference to Current Report on Form 8-K filed on July 8, 2013.

(10)    Agreement was terminated effective June 28, 2013.

(11)    Incorporated by reference to Post-Effective Amendment No. 8 to Form S-1/A filed on November 12, 2013
(File No. 333-174887).

(12)    Incorporated by reference to Form S-1/A Registration Statement filed on June 6, 2014 (File No. 333-195505).

(13)    Incorporated by reference to Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed on August 8, 2014.

(14)    Incorporated by reference to Form S-1/A Registration Statement filed on November 4, 2014 (File No. 333-197227).

(15)    Incorporated by reference to Form S-1/A Registration Statement filed on December 18, 2014 (File No. 333-197227).

(16)    Incorporated by reference to Form S-1/A Registration Statement filed on January 7, 2015 (File No. 333-197227).

(17)    Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1 Registration Statement filed on January 20, 2015 (File No. 333-197227).

(18)    Incorporated by reference to Post-Effective Amendment No. 3 to Form S-1 Registration Statement filed on May 15, 2015 (File No. 333-197227).

(19)    Incorporated by reference to Form S-1 filed on May 5, 2015 (File No. 333-203879).

*         The registrant earlier filed the original Credit and Security Agreement dated July 15, 2008, Consent and Amendment No. 1 to the Credit and Security Agreement dated December 14, 2010, and Consent and Amendment No. 2 to the Credit and Security Agreement dated June 10, 2011. These documents were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Form S-1/A Registration Statement filed on August 23, 2011.

**       The registrant earlier filed a Reaffirmation of Guaranty dated as of June 10, 2011, which was filed as Exhibit 10.7 to the Form S-1/A Registration Statement filed on August 23, 2011.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      [intentionally omitted]

(5)      For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 12, 2015.

GWG HOLDINGS, INC.

By:	/s/ Jon R. Sabes
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jon R. Sabes and William Acheson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of June 12, 2015, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Director, Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ Paul A. Siegert*	Director, Executive Chairman
Paul A. Siegert

/s/ William Acheson	Chief Financial Officer
William Acheson	(Principal Financial and Accounting Officer)

/s/ Steven F. Sabes	Director, Executive Vice President and Secretary
Steven F. Sabes

/s/ David H. Abramson*	Director
David H. Abramson

/s/ Charles H. Maguire III*	Director
Charles H. Maguire III

/s/ Jeffrey L. McGregor*	Director
Jeffrey L. McGregor

/s/ Shawn R. Gensch*	Director
Shawn R. Gensch

* By Jon R. Sabes, Attorney-in-fact, June 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 12, 2015.

GWG LIFE, LLC

By:	/s/ Jon R. Sabes
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jon R. Sabes and William Acheson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of June 12, 2015, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ William Acheson	Chief Financial Officer
William Acheson	(Principal Financial and Accounting Officer)

/s/ Jon R. Sabes	Manager of GWG Life, LLC
Jon R. Sabes